LOAN AGREEMENT
BY AND AMONG
VIRBAC CORPORATION,
PM RESOURCES, INC.,
ST. JON LABORATORIES, INC.,
FRANCODEX LABORATORIES, INC.,
VIRBAC AH, INC.,
DELMARVA LABORATORIES, INC.,
THE LENDERS PARTY HERETO
AND
FIRST BANK,
AS AGENT FOR LENDERS
June 29, 2006

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SCHEDULES
5.5	Litigation
5.6	Pension Plan Matters
5.8	List of Borrowers’ Subsidiaries and Predecessor and Fictitious Names
5.10	Other Loans and Guaranties
5.11	Permitted Liens
5.12	Multiemployer Plans
5.13	Patents and Trademarks
5.14	Environmental and Health and Safety Matters
5.15	Existing Investments
6.2(h)	Transactions with Affiliates

EXHIBITS
A	Borrowing Base Certificate
B	Revolving Credit Note
C	Swing Line Note
D	Compliance Certificate
E	Standby Letter of Credit Application and Agreement
F	Application and Agreement for Irrevocable Commercial Letter of Credit
G	Assignment Agreement

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LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of this 29th day of June, 2006, by and among VIRBAC CORPORATION, a Delaware corporation (“Virbac”), PM RESOURCES, INC., a Missouri corporation (“PM Resources”), ST. JON LABORATORIES, INC., a California corporation (“St. JON”), FRANCODEX LABORATORIES, INC., a Kansas corporation (“Francodex”), and VIRBAC AH, INC., a Delaware corporation (“Virbac AH,”), and DELMARVA LABORATORIES, INC., a Virginia corporation (“Delmarva,” and collectively with Virbac, PM Resources, St. JON, Francodex and Virbac AH referred to herein as the “Borrowers”), the undersigned lenders and any other lenders hereafter becoming a party to this Agreement (collectively, the “Lenders”), and FIRST BANK, a Missouri state bank, as agent on behalf of Lenders (in such capacity, the “Agent”).
WITNESSETH:
     WHEREAS, Borrowers and First Bank are parties to that certain Credit Agreement dated as of September 7, 1999, as previously amended prior to the date hereof (as so amended, the “Original Loan Agreement”); and
     WHEREAS, Borrowers, Agent and the Lenders, including First Bank, desire to amend and restate the Original Loan Agreement in the manner hereinafter set forth, and subject to the terms, provisions and conditions hereinafter set forth;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and the Lenders hereby amend and restate the Original Loan Agreement so that as so amended and restated it reads in its entirety as follows:
SECTION 1. TERM.
     The “Term” of this Agreement shall commence on the date hereof and shall end on March 31, 2007, unless earlier terminated pursuant to Section 3.6 or by acceleration or otherwise upon the occurrence of an Event of Default under this Agreement, in which case the Term hereof shall end on such earlier date.
SECTION 2. DEFINITIONS.
     In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):
     Account Debtor shall mean any Person who is and/or may become obligated to any of the Borrowers under or on account of Accounts.
     Accounts shall mean all trade accounts receivable of any of the Borrowers which have been invoiced by such Borrower.
     Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which any of the Borrowers or any of their respective Subsidiaries, either separately or together (a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.
     Affiliate shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with one or more of the Borrowers or any Subsidiary of the Borrowers, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of Ten Percent (10%) or more of any class of capital stock or other equity interests of any one or more of the Borrowers or any Subsidiary of the Borrowers, (c) which has Ten Percent (10%) or more of any class of its capital stock or other equity interests beneficially owned or held, directly or indirectly, by any one or more of the Borrowers or any Subsidiary of the Borrowers, or (d) who is a director, officer, manager or employee of one or more of the Borrowers or any Subsidiary of the Borrowers. For purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     Agent shall mean First Bank, or its successors and assigns.
     Amendment to Deed of Trust shall mean each of: (i) that certain Thirteenth Amendment to Deed of Trust and Security Agreement dated of even date herewith made by and between PM Resources and the Agent, and (ii) that certain Amendment to Deed of Trust and Security Agreement dated of even date herewith made by and between Virbac and the Agent, and Amendments to Deeds of Trust shall refer to each of the foregoing.
     Amendment to Patent, Trademark and License Security Agreement shall mean each of: (i) that certain Amendment to Patent, Trademark and License Security Agreement dated of even date herewith made by and between Virbac and the Agent, for the ratable benefit of the Lenders, and (ii) that certain Amendment to Patent, Trademark and License Security Agreement dated of even date herewith made by and between Virbac AH and the Agent, for the ratable benefit of the Lenders, and Amendments to Patent, Trademark and License Security Agreements shall refer to each of the foregoing.
     Applicable Commitment Fee Rate shall mean One-Fourth of One Percent (0.25%) per annum.
     Applicable Letter of Credit Commitment Fee Rate shall mean One and One-Fourth Percent (1.25%) per annum for all Letters of Credit.
     Applicable Margin shall mean One-Half of One Percent (0.50%) per annum.
     Attorneys’ Fees shall mean the reasonable value of the services (and costs, and out-of-pocket charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Agent or any of the Lenders (including, without limitation, attorneys and paralegals who are employees of Agent or any of the Lenders or any affiliate of Agent or any of the Lenders) from time to time (i) in connection with the documentation, negotiation, execution, delivery, administration and enforcement of this Agreement and/or any of the other Transaction Documents (provided that no such fees incurred on the part of any Lender other than First Bank shall be payable by Borrowers with respect to the documentation, negotiation, execution, delivery and administration of this Agreement and/or any of the other Transaction Documents or any such other

Lender’s review thereof for purposes of any assignment of any portion thereof to any such other Lender), (ii) to represent Agent or any of the Lenders in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, any of the Lenders, any of the Borrowers or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to any of the Collateral, any Third Party Collateral, this Agreement or any of the other Transaction Documents, any of the Borrowers, any Subsidiary of the Borrowers or any other Obligor, (iii) to protect, collect, lease, sell, take possession of or liquidate any of the Collateral or any Third Party Collateral, (iv) to attempt to enforce any security interest in or other Lien upon any of the Collateral or any Third Party Collateral or to give any advice with respect to such enforcement and (v) to enforce any of Agent’s or any Lender’s rights to collect any of the Borrowers’ Obligations.
     Authorized Officer shall mean each of the President or the chief financial officer of each Borrower.
     Borrower Representative shall mean Virbac. Each Borrower hereby designates Virbac as its representative and agent on its behalf for the purposes of issuing Borrowing Notices, giving instructions with respect to the disbursement of the proceeds of the Loans, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Transaction Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Transaction Documents. The Borrower Representative hereby accepts such appointment. The Agent and each Lender may regard any notice or other communication pursuant to any Transaction Document from the Borrower Representative as a notice or communication from all of the Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to the Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
     Borrowers shall have the meaning ascribed to such term in the first paragraph on the first page of this Agreement, and Borrower shall refer to any of them.
     Borrowers’ Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of the Borrowers, or any of them, to Agent or any of the Lenders evidenced by or arising under the Notes, this Agreement, the Security Agreements, the Deed of Trusts, the Patent, Trademark and License Security Agreements, the Pledge Agreements, any agreement with Agent or any Lender for any interest rate cap, interest rate swap or other form of interest rate hedge, including any agreement of Agent or any of the Lenders to finance any such interest rate hedge agreement, any of the other Transaction Documents or any other agreement, document or instrument heretofore, now or hereafter executed and delivered by any of the Borrowers to Agent or any of the Lenders in connection with this Agreement or any of the Loans made or Letters of Credit issued hereunder, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Agent or any of the Lenders by assignment or otherwise, and any and all costs of collection and/or Attorneys’ Fees incurred or to be incurred in connection therewith.
     Borrowing Base shall mean the sum of:

          (i) Eighty Percent (80%) of the face amount of Eligible Accounts of each of the Borrowers, plus
          (ii) the lesser of (A) Fifty Percent (50%) of the Eligible Inventory of each of the Borrowers, or (B) $3,500,000.00; plus
          (iii) an amount determined by Agent as the loan value of Borrowers’ fixed assets, which amount shall be deemed to be equal to: (A) $8,500,000.00, minus (B) an amount equal to $250,000.00 multiplied by the number of quarters occurring since March 31, 2006, commencing with the first such subtraction of $250,000.00 for the quarter ending June 30, 2006 in connection with the calculation of the Borrowing Base for June, 2006.
Subject to Section 9.10 herein, the Required Lenders shall have the right to establish, modify or eliminate Reserves against Eligible Accounts and Eligible Inventory from time to time in its reasonable credit judgment.
     Borrowing Base Certificate shall have the meaning ascribed thereto in Section 3.1(b).
     Borrowing Notice shall have the meaning ascribed thereto in Section 3.2(a).
     Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by any of the Lenders or by commercial banks in St. Louis, Missouri.
     Capital Expenditure shall mean any expenditure which, in accordance with GAAP, is or should be capitalized on the balance sheet of the Person making the same.
     Capitalized Lease shall mean any lease which, in accordance with GAAP, is or should be classified and accounted for as a capital lease on the balance sheet of the lessee.
     Change of Control Event shall mean, at any time, the occurrence of any of the following: (a) the failure of Virbac S. A. to own and control, directly or indirectly, beneficially and of record, 51% of the capital stock (including 51% of the Voting Stock) of Virbac outstanding at such time; (b) the failure of Virbac to own and control, directly or indirectly, beneficially and of record, 100% of the capital stock (including 100% of the Voting Stock) at such time of each of PM Resources, St. JON, Delmarva and Virbac AH; or (c) the failure of Virbac AH to own and control, directly or indirectly, beneficially and of record, 100% of the capital stock (including 100% of the Voting Stock) at such time of Francodex.
     Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.
     Collateral shall mean any Property or assets of any of the Borrowers which now or at any time hereafter secure the payment or performance of any of the Borrowers’ Obligations.
     Commitment Fee shall have the meaning ascribed thereto in Section 3.7.
     Consolidated Debt shall mean, as of the date of any determination thereof, all Debt of Borrowers and their Subsidiaries as of such date, determined on a consolidated basis and in accordance with GAAP.

     Consolidated Debt Service shall mean the sum of all of Borrowers’ and their Consolidated Subsidiaries’ payments of principal scheduled on all Consolidated Debt (including, without limitation, any scheduled or unscheduled Subordinated Debt payments) within the twelve month period preceding the date of any such calculation, plus Consolidated Interest Expense during the twelve month period preceding the date of any such calculation, all determined on a consolidated basis and in accordance with GAAP.
     Consolidated EBITDA shall mean, for the period in question, the sum of (a) Consolidated Net Income of Borrowers and their Consolidated Subsidiaries during such period plus (b) to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense of Borrowers and their Consolidated Subsidiaries during such period, plus (ii) Consolidated Tax Expense made by Borrowers and their Consolidated Subsidiaries during such period (whether paid or deferred), plus (iii) all depreciation and amortization expenses of Borrowers and their Consolidated Subsidiaries during such period, plus (vi) any non-cash charge required to be made by Borrowers and their Consolidated Subsidiaries during such period for impairment of goodwill and other intangible assets under U.S. Financial Accounting Standard Number 142 entitled “Goodwill and Other Intangible Assets,” all determined in accordance with GAAP for the period in question ending as of the date of any such calculation.
     Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrowers and their Consolidated Subsidiaries (including, without limitation, all capitalized interest expense, the interest portion of any Borrower’s or any Subsidiary’s obligations under any Capitalized Leases and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis and in accordance with GAAP.
     Consolidated Net Income shall mean the net income (or loss) of the Borrowers and their Consolidated Subsidiaries for the period in question determined on a consolidated basis, after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP, after eliminating all intercompany items, but excluding from the definition of Consolidated Net Income any extraordinary gains and/or losses and any gains and/or losses from the sale or other disposition of assets other than in the ordinary course of business, all determined in accordance with GAAP.
     Consolidated Net Worth shall mean, at any date, the sum of the consolidated stockholders’ equities of Borrowers and their Consolidated Subsidiaries plus all Subordinated Debt then outstanding, all determined on a consolidated basis and in accordance with GAAP.
     Consolidated Subsidiary shall mean with respect to any Person at any date, any Subsidiary or other entity the assets and liabilities of which are or should be consolidated with those of such Person in its consolidated financial statements as of such date in accordance with GAAP.
     Consolidated Tax Expense shall mean Borrowers’ and their Consolidated Subsidiaries’ expenses for federal, state, local and foreign income taxes, determined based upon the actual amount of tax expense incurred by Borrowers and their Consolidated Subsidiaries during the period in question for any such calculation, as determined in accordance with GAAP.
     Deeds of Trust shall mean: (i) that certain Deed of Trust and Security Agreement dated September 9, 1993 made by PM Resources in favor of Katherine D. Knocke as trustee for First Bank, as amended by a First Amendment to Deed of Trust and Security Agreement dated as of December 21, 1994, by a Second Amendment to Deed of Trust and Security Agreement dated as of July 14, 1995, by a Third Amendment to Deed of Trust and Security Agreement dated as of June 18, 1997, by a Fourth

Amendment to Deed of Trust and Security Agreement dated as of September 25, 1997, by a Fifth Amendment to Deed of Trust and Security Agreement dated as of May 14, 1998, by a Sixth Amendment to Deed of Trust and Security Agreement dated as of August 6, 1998, by a Seventh Amendment to Deed of Trust and Security Agreement dated as of September 7, 1999, by an Eighth Amendment to Deed of Trust and Security Agreement dated as of December 30, 1999, by a Ninth Amendment to Deed of Trust and Security Agreement dated as of April 4, 2001, by a Tenth Amendment to Deed of Trust and Security Agreement dated as of August 7, 2002, by a Eleventh Amendment to Deed of Trust and Security Agreement dated as of August 11, 2003, by a Twelfth Amendment to Deed of Trust and Security Agreement dated as of September 3, 2003, and by an Amendment to Deed of Trust dated of even date herewith, and as the same may from time to time be further amended, and (ii) that certain Deed of Trust and Security Agreement dated September 3, 2003 made by Virbac in favor of David F. Weaver as trustee for First Bank, as amended by an Amendment to Deed of Trust dated of even date herewith, and as the same may from time to time be further amended, and Deed of Trust shall refer to any of the foregoing.
     Debt of any Person shall mean, as of the date of determination thereof, the sum of, without duplication, (a) all Indebtedness of such Person for borrowed money (including, without limitation, the principal amount of all Revolving Credit Loans hereunder and any Subordinated Debt), plus (b) all Indebtedness of such Person which has been incurred in connection with the purchase or other acquisition of Property (other than unsecured trade accounts payable incurred in the ordinary course of business), plus (c) all Capitalized Lease Obligations of such Person, plus (d) the aggregate undrawn face amount of all letters of credit issued for the account and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, plus (e) all Guarantees by such Person of Debt of others, all determined on a consolidated basis and in accordance with GAAP.
     Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 7 hereof.
     Distribution in respect of any corporation, limited liability company or other entity shall mean: (a) dividends or other distributions on or in respect of any of the capital stock, membership interests or other equity interests of such corporation, limited liability company or other entity; and (b) the redemption, repurchase or other acquisition of any capital stock, membership interests or other equity interests of such corporation, limited liability company or other entity or of any warrants, rights or other options to purchase any such capital stock, membership interests or other equity interests.
     Eligible Accounts shall mean all Accounts other than: (a) Accounts which remain unpaid for more than ninety (90) days after their invoice dates and Accounts which are not due and payable within ninety (90) days after their invoice dates; (b) Accounts owing by a single Account Debtor, including a currently scheduled Account, if ten percent (10%) or more of the balance owing by said Account Debtor upon said Accounts is ineligible pursuant to clause (a) above; (c) Accounts owing by a single Account Debtor, including a currently scheduled Account, to the extent the balance owing by said Account Debtor upon its Accounts exceeds Thirty Percent (30%) of the then outstanding amount of Borrowers’ total Accounts); (d) Accounts with respect to which the Account Debtor is a shareholder, partner, officer, director or employee of any of the Borrowers or an Affiliate of any of the Borrowers; (e) Accounts with respect to which payment by the Account Debtor is or may be conditional and Accounts commonly known as “bill and hold” Accounts or Accounts of similar or like arrangement; (f) Accounts with respect to which the Account Debtor is not a resident or citizen of or otherwise located in the continental United States of America; (g) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof unless such Accounts are duly assigned to the Agent in accordance with all applicable governmental and regulatory rules and regulations (including, without limitation, the Federal Assignment of Claims Act of 1940, as amended, if applicable) so that the

Agent is recognized by the Account Debtor to have all of the rights of an assignee of such Accounts; (h) Accounts with respect to which any of the Borrowers is or may become liable to the Account Debtor for goods sold or services rendered by such Account Debtor to any such Borrower; (i) Accounts with respect to which the goods giving rise thereto have not been shipped and delivered to and accepted as satisfactory by the Account Debtor thereof or with respect to which the services performed giving rise thereto have not been completed and accepted as satisfactory by the Account Debtor thereof; (j) Accounts which are not invoiced (and dated as of such date) and sent to the Account Debtor thereof concurrently with or not later than five (5) days after the shipment and delivery to and acceptance by said Account Debtor of the goods giving rise thereto or the performance of the services giving rise thereto; (k) Accounts arising from a “sale on approval” or a “sale or return;” (l) Accounts as to which the Required Lenders, at any time or times hereafter, determine, in good faith, that the prospects of payment or performance by the Account Debtor is or will be impaired; (m) Accounts of an Account Debtor to the extent, but only to the extent, that the same exceed a credit limit determined by the Required Lenders in their discretion, at any time or times hereafter; (n) Accounts with respect to which the Account Debtor is located in the State of New Jersey or the State of Minnesota; provided, however, that such restriction shall not apply if such Borrower (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year or (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s); (o) Accounts which are not subject to a first priority perfected security interest in favor of the Agent for the ratable benefit of the Lenders; and (p) Accounts which have been factored by any of the Borrowers.
     Eligible Inventory shall mean all Inventory of any of the Borrowers, valued at the lower of cost or current market value, which consists of unprocessed raw materials and finished goods with respect to which no further processing is necessary for the sale thereof, other than (a) any such Inventory which is obsolete, (b) Inventory which is not in good condition or does not comply with all standards imposed by any governmental authority having regulatory authority over such goods or their manufacture, use or sale, or Inventory which the Required Lenders have in good faith determined, in accordance with their respective customary business practices, is otherwise unacceptable due to age, type, category and/or quantity, (c) Inventory which is held on consignment, consigned to third parties, or consists of experimental products or products not yet proven commercially viable by reason of a significant number of purchase orders, or Inventory held for promotional purposes and as samples, or Inventory returned due to defects or product warranty problems, (d) Inventory which consists of goods which have been returned by a buyer; (e) Inventory which breaches any of the representations or warranties pertaining to Inventory set forth in any of the Transaction Documents; (f) Inventory which is not maintained at one of the places of business and/or locations provided in the Security Agreements executed by Borrowers, (g) Inventory not either usable or saleable, at prices not less than the standard cost, in the ordinary course of Borrowers’ businesses, or (h) Inventory which is not subject to a first priority perfected security interest in favor of Agent for the ratable benefit of the Lenders.
     Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, release, threatened release, disposal, remediation or other existence of any Hazardous Material, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Material or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by any Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a release, threatened release or disposal of a Hazardous Material.
     Environmental Laws shall mean the Resource Conservation and Recovery Act of 1987, the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials, as now or at any time hereafter in effect.
     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.
     ERISA Affiliate shall mean any corporation, trade or business that is, along with the Borrowers, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code.
     Event of Default shall have the meaning ascribed thereto in Section 7.
     First Bank shall mean First Bank, a Missouri state bank, in its individual corporate capacity as a Lender hereunder and not as Agent hereunder.
     GAAP shall mean, at any time, generally accepted accounting principles at such time in the United States, applied in a manner consistent with such principles used in preparing the financial statements referred to in Section 5.4 herein.
     Guarantee by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb shall have a correlative meaning.
     Hazardous Materials shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any Environmental Law or any other statute, law, ordinance, rule or regulation of any Federal, state, local, foreign or other body, instrumentality, agency, authority or official having jurisdiction over any of the Property owned, leased or operated by any Borrower or any Subsidiary or its use, including, without limitation, any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §§1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. §§6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.
     Indebtedness of any Person shall mean and include, without duplication, any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations of such Person which in accordance with GAAP are or should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property, (ii) obligations secured by any Lien or other charge upon any Property owned by such Person, provided that if such Person has not assumed or become liable for the payment of such obligations, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to any Property acquired by such Person, provided that if the rights and remedies of the seller, lender or lessor in the event of default under such agreement are limited solely to repossession or sale of such Property, such obligations shall still be included in Indebtedness but the determination of the amount of Indebtedness evidenced by such obligations shall be limited to the book value of such Property, (iv) all Guarantees and other contingent indebtedness, liabilities and obligations of such Person of Indebtedness of any other Person whether or not reflected on the balance sheet of such Person and (v) all obligations of such Person as lessee under any Capitalized Lease.
     Inventory shall mean all inventory of any of the Borrowers.
     Investment shall mean any investment (including, without limitation, any loan or advance) by any Borrower or any Subsidiary in or to any Person, whether payment therefor is made in cash or capital stock, membership interests or other equity interests of any Borrower or any Subsidiary, and whether such investment is by acquisition of stock, membership interests or other equity interests or Indebtedness, or by loan, advance, transfer of Property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business or otherwise.
     Lenders shall have the meaning ascribed to such term in the first paragraph on the first page of this Agreement, and Lender shall refer to any of them.
     Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 3.3(a).
     Letter of Credit Application shall mean a standby letter of credit application and agreement in the form of Exhibit E attached hereto and incorporated herein by reference or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit F attached hereto and incorporated herein by reference, and in either case executed by any of the Borrowers, as account party, and delivered to First Bank, as letter of credit issuer, pursuant to Section 3.3(a) as the same may from time to time be amended, modified, extended or renewed.
     Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 3.3(c)(ii).
     Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.
     Loan shall mean each Revolving Credit Loan and each Swing Line Loan, and Loans shall mean any or all of the foregoing.

     Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of the Borrowers and their respective Subsidiaries considered as a whole, (b) material impairment of the ability of any Borrower and/or any other Obligor to perform any of its obligations under this Agreement, the Revolving Credit Notes, the Swing Line Note and/or any other Transaction Document or (c) material impairment of the enforceability of the rights of, or benefits available to, the Agent or any Lender under this Agreement, the Revolving Credit Notes, the Swing Line Note and/or any other Transaction Document.
     Multiemployer Plan shall mean a “multi-employer plan” as defined in Section 4001(a) (3) of ERISA which is maintained for employees of any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers.
     Notes shall mean the Revolving Credit Notes and the Swing Line Note, as any of them may be amended, restated or replaced from time to time.
     Obligor shall mean each of the Borrowers and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of the Borrowers’ Obligations or who grants Agent or any of the Lenders a Lien upon any of the Property or assets of such Person as security for any of the Borrowers’ Obligations.
     Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.
     Patent, Trademark and License Security Agreement shall mean any of: (i) that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 made by and between Virbac and the Agent, as the same may be modified, amended or restated from time to time, (ii) that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 made by and between Virbac AH and the Agent, as the same may be modified, amended or restated from time to time, (iii) that certain Patent, Trademark and License Security Agreement dated as of the date hereof made by and between St. JON and the Agent, as the same may be modified, amended or restated from time to time, and (iv) that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 made by and between Delmarva and the Agent, as the same may be modified, amended or restated from time to time, and Patent, Trademark and License Security Agreements shall mean all of them.
     PBGC shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
     Pension Plan shall mean a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is established or maintained by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers, other than a Multiemployer Plan.
     Permitted Liens shall mean any of the following:
          (a) Liens in favor of Agent for the ratable benefit of the Lenders;
          (b) Liens on Property of a Subsidiary to secure obligations of such Subsidiary to any of the Borrowers;

          (c) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Sections 6.1(d) and 6.1(e), provided such taxes, assessments, other governmental charges or any such claims or demands of mechanics and materialmen are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in form and amount satisfactory to the Required Lenders in their reasonable discretion are maintained, and provided further that the Borrowers or any Subsidiary shall pay or cause to be paid all such taxes, assessments, other governmental charges or mechanics’ or materialmen’s Liens forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner satisfactory to the Required Lenders;
          (d) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the purchase or other acquisition of Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;
          (e) survey exceptions, easements, reservations, rights of others for rights-of-way, utilities and other similar purposes and/or zoning or other restrictions as to the use of real properties, which are necessary or desirable for the conduct of the activities of Borrowers and their Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrowers and their Subsidiaries;
          (f) Liens existing as of the date of this Agreement and listed on Schedule 5.11 attached hereto (without giving effect to any changes to Schedule 5.11 made after the date of this Agreement);
          (g) purchase money Liens granted to a Person financing a Capital Expenditure permitted by this Agreement so long as (i) the Lien granted is limited to the specific fixed assets acquired and the proceeds thereof, (ii) the aggregate principal amount of Debt secured by the Lien is not more than the acquisition cost of the specific fixed assets on which the Lien is granted and (iii) the transaction does not violate any other provision of this Agreement; and
          (h) Capitalized Leases permitted by this Agreement.
     Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, cooperative, association, corporation, limited liability company, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).
     Pledge Agreements shall mean (i) that certain Third Amended and Restated Agreement of Pledge executed by Virbac pursuant to which Virbac has pledged to Agent, for the ratable benefit of the Lenders, all of the issued and outstanding shares of capital stock in PM Resources, St. JON, Virbac AH and Delmarva, as the same may from time to time be amended, modified or restated, and (ii) that certain Second Amended and Restated Agreement of Pledge executed by Virbac AH pursuant to which Virbac

AH has pledged to Agent, for the ratable benefit of the Lenders, all of the issued and outstanding shares of capital stock in Francodex, as the same may from time to time be amended, modified or restated.
     Prime Rate shall mean the interest rate announced from time to time by First Bank as its “prime rate” on commercial loans (which rate shall fluctuate as and when said prime rate shall change).
     Pro Rata Share shall mean for the item at issue, with respect to each Lender, a percentage, the numerator of which is the portion of such item owned or held by such Lender and the denominator of which is the total amount of such item owned or held by all of the Lenders. For example, (a) if the amount of the Revolving Credit Commitment of a Lender is $200,000.00 and the total amount of the Revolving Credit Commitments of all of the Lenders is $1,000,000.00, such Lender’s Pro Rata Share of the Revolving Credit Commitments would be Twenty Percent (20%) and (b) if the original principal amount of a Loan is $5,000,000.00 and the portion of such Loan made by one Lender is $500,000.00, such Lender’s Pro Rata Share of such Loan would be Ten Percent (10%). As of the date of this Agreement, the Pro Rata Shares of the Lenders with respect to the Revolving Credit Commitments and the Revolving Credit Loans are as follows: (a) First Bank – Sixty-Six and 6,666,667/10,000,000ths of One Percent (66.6666667%); and (b) JPMorgan Chase Bank, N.A. – Thirty-Three and 3,333,333/10,000,000ths of One Percent (33.3333333%).
     Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, each Borrower and each Subsidiary of the Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.
     Reportable Event shall have the meaning given to such term in Section 4043(c) of ERISA, excluding any such event with respect to which notice to the PBGC has been waived by regulation.
     Required Lenders shall mean at any time Lenders having 51% or more of the aggregate amount of Total Revolving Credit Outstandings (other than Swing Line Loans) then outstanding or, if no Loans or Letters of Credit are then outstanding, 51% or more of the Total Revolving Credit Commitment of all of the Lenders; provided, however, that if there are two or fewer Lenders, Required Lenders shall mean all of the Lenders.
     Reserves means, with respect to the Borrowing Base of any Borrower, reserves established by Agent or the Required Lenders in their reasonable credit judgment from time to time against Eligible Accounts or Eligible Inventory pursuant to the definitions thereof.
     Restricted Investment shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:
          (a) loans and/or advances by any Borrower to any other Borrower or to any Subsidiary Guarantor;
          (b) loans and/or advances by any Subsidiary to any Borrower which are subordinated in writing to the payment of the Borrower’s Obligations in form and substance satisfactory to the Required Lenders;

          (c) direct obligations of the United States of America or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United States of America or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);
          (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by S&P and P-1 or better by Moody’s and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long-term debt rating of at least A by S&P and Moody’s;
          (e) negotiable certificates of deposit or negotiable bankers acceptances issued by a Lender or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (other than any Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of “B” or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);
          (f) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by a Lender or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than any Lender to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and has a Thomson BankWatch Global Issuer Rating of “B” or better (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);
          (g) Investments existing as of the date of this Agreement and listed on Schedule 5.15 attached hereto (without giving effect to any changes to Schedule 5.15 made after the date of this Agreement), and any future retained earnings in respect thereof; and
          (h) loans or advances in the usual and ordinary course of business to officers and/or employees of a Borrower or a Subsidiary for business expenses in the aggregate principal amount of up to $25,000.00 at any one time outstanding.
     Revolving Credit Commitment shall mean, subject to termination or reduction as set forth in Section 3.6, for each Lender the amount set forth as the Revolving Credit Commitment of such Lender next to its name on the signature pages hereof or on the signature pages of any subsequent Assignment Agreement to which such Lender is a party.
     Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 3.1(a).
     Revolving Credit Notes shall mean each of the Revolving Credit Notes of the Borrowers to be executed and delivered to each of the Lenders pursuant to Section 3.1(a), as the same may from time to time be amended, modified, extended or renewed.
     Security Agreement shall mean each Security Agreement dated of even date herewith to be executed, respectively, by each of the Borrowers and delivered to Agent for the benefit of each of the Lenders, as the same may from time to time be amended, modified or restated, and Security Agreements shall mean more than one of them.

     Stated Amount means, with respect to any Letter of Credit at any date of determination, (i) the maximum aggregate amount available for drawing thereunder under any and all circumstances, plus (ii) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.
     Subordinated Debt shall mean, as of the date of any determination thereof, the aggregate principal amount of all Indebtedness of Borrowers and all Subsidiaries of any of the Borrowers outstanding as of such date which is subordinated in writing to the payment and priority of all of the Borrower’s Obligations pursuant to a subordination agreement in form and substance satisfactory to Agent and the Required Lenders.
     Subordination Agreement shall mean that certain Subordination Agreement dated of even date herewith to be executed by Virbac S. A. in favor of the Agent and the Lenders, as the same may from time to time be amended, modified or restated.
     Subsidiary shall mean, with respect to any Person, any corporation or other entity of which fifty percent (50%) or more of the issued and outstanding capital stock or other equity interests entitled to vote for the election of directors or persons performing similar functions (other than by reason of default in the payment of dividends or other distributions) is at the time owned directly or indirectly by such Person.
     Subsidiary Guarantor shall mean as of any date each Subsidiary of any Borrower which as of such date has executed and delivered to Agent for the ratable benefit of each of the Lenders its unlimited continuing Subsidiary Guaranty and its Subsidiary Security Agreement in form and substance acceptable to Agent and the Lenders.
     Subsidiary Guaranties shall mean the guaranties of any Subsidiaries of any of the Borrowers executed and delivered to Agent hereafter whether pursuant to Section 6.2(e) or otherwise, which guaranties must be in form and substance acceptable to Agent and the Lenders, all as the same may from time to time be amended, and Subsidiary Guaranty shall mean any of them.
     Subsidiary Security Agreements shall mean the security agreements executed subsequent to the date of this Agreement by any of the Subsidiaries of any of the Borrowers and delivered to Agent hereafter, whether pursuant to Section 6.2(e) or otherwise, which subsequently delivered security agreements must be in form and substance acceptable to Agent and the Lenders, all as the same may from time to time be amended, and Subsidiary Security Agreement shall mean any of them.
     Swing Line Borrowing Notice shall have the meaning ascribed thereto in Section 3.2(b).
     Swing Line Commitment shall mean $3,000,000.00.
     Swing Line Loan and Swing Line Loans shall have the meanings ascribed thereto in Section 3.1(e).
     Swing Line Note shall have the meaning ascribed thereto in Section 3.1(e).
     Term shall have the meaning ascribed thereto in Section 1.
     Third Party Collateral shall mean any Property or assets of any Obligor other than one of the Borrowers which now or at any time hereafter secure the payment or performance of any of the Borrowers’ Obligations.

     Total Revolving Credit Commitment shall have the meaning ascribed thereto in Section 3.1(a).
     Total Revolving Credit Outstandings shall mean, as of any date, the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (b) the aggregate principal amount of all Swing Line Loans outstanding as of such date plus (c) the Stated Amount of all Letters of Credit outstanding for the account of any of the Borrowers as of such date.
     Transaction Documents shall mean this Agreement, the Notes, the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements, any Letter of Credit Application, the Subsidiary Guaranties, the Subsidiary Security Agreements and all other agreements, documents and instruments heretofore, now or hereafter delivered to Agent or any of the Lenders with respect to or in connection with or pursuant to this Agreement, any Loans made or Letters of Credit issued hereunder or any other of the Borrowers’ Obligations, and executed by or on behalf of the Borrowers or any of their respective Subsidiaries, all as the same may from time to time be amended, modified, extended or renewed.
     Voting Stock shall mean, with respect to any corporation, limited liability company or other entity, any shares of stock, membership interests or other equity interests of such corporation, limited liability company or other entity whose holders are entitled under ordinary circumstances to vote for the election of directors (or Persons performing similar functions) of such corporation or other entity (irrespective of whether at the time stock, membership interests or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).
SECTION 3. THE REVOLVING CREDIT LOANS.
     3.1 Revolving Credit Commitment of Lenders; Swing Line Commitment of First Bank.
          (a) Subject to the terms and conditions hereof and so long as no Default or Event of Default has occurred and is continuing (provided, however, that Agent shall have no liability to any other Lender for making a Revolving Credit Loan to Borrowers after the occurrence or during the continuance of any Default or Event of Default unless Agent has previously received notice in writing from a Borrower or any other Lender of the occurrence of such Default or Event of Default), during the Term of this Agreement, each Lender hereby severally agrees to make such loans (individually, a “Revolving Credit Loan” and collectively, the “Revolving Credit Loans”), to each Borrower as such Borrower may from time to time request pursuant to Section 3.2(a). The Total Revolving Credit Outstandings shall not exceed the lesser of (i) the Borrowing Base; or (ii) Fifteen Million Dollars ($15,000,000.00) (the “Total Revolving Credit Commitment”), and the amount each Lender shall be required to have outstanding hereunder as Revolving Credit Loans plus their Pro Rata Share of any then outstanding Swing Line Loans made by First Bank under Section 3.1(e) plus their undivided Pro Rata Share participation interest in the Stated Amount of each Letter of Credit issued by First Bank under Section 3.3 shall not exceed, in the aggregate at any one time outstanding, the lesser of (x) the amount of such Lender’s Revolving Credit Commitment or (y) such Lender’s Pro Rata Share of the then current Borrowing Base. Each Revolving Credit Loan under this Section 3.1(a) shall be made from the several Lenders rateably in proportion to their respective Revolving Credit Commitments. The Revolving Credit Loans from Lenders to the Borrowers shall be evidenced by the joint and several Revolving Credit Notes of the Borrowers dated the date hereof and payable to the order of each of the Lenders in the respective original principal amounts of each such Lender’s Revolving Credit Commitment and in the form attached hereto as Exhibit B and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the “Revolving Credit Notes”). Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow such sums from Lenders.

          (b) Borrowers shall have delivered to the Agent and each of the Lenders on or before the date of execution hereof (with respect to the fiscal month ended April 30, 2006), and on or before the last day of each month thereafter (with respect to the immediately preceding fiscal month-end) (or more often if requested by the Agent or the Required Lenders) the Borrowers shall deliver to each of the Lenders, a borrowing base certificate in the form of Exhibit A attached hereto and incorporated herein by reference (a “Borrowing Base Certificate”) setting forth:
     (i) the Borrowing Base and its components as of the end of the immediately preceding fiscal month;
     (ii) the aggregate principal amount of all Revolving Credit Loans outstanding, the aggregate principal amount of all Swing Line Loans outstanding, and the Stated Amount of all Letters of Credit issued for the account of any of the Borrowers which are then outstanding; and
     (iii) the difference, if any, between the Borrowing Base and the Total Revolving Credit Outstandings.
The Borrowing Base shown in each such Borrowing Base Certificate shall be and remain the Borrowing Base under this Agreement until the next Borrowing Base Certificate is delivered to each of the Lenders, at which time the Borrowing Base shall be the amount shown in such subsequent Borrowing Base Certificate. Each Borrowing Base Certificate shall be certified as to truth and accuracy by the President or principal financial officer of each of the Borrowers.
          (c) If the Total Revolving Credit Outstandings are at any time greater than the Borrowing Base at such time, the Borrowers shall (without demand or notice of any kind by Agent or any of the Lenders, all of which are hereby expressly waived by each Borrower) immediately repay the Revolving Credit Loans and/or the Swing Line Loans and/or to cash collateralize the outstanding Letters of Credit in the manner set forth in Section 3.3(e) herein, in any such case in an aggregate amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to the amount of the Borrowing Base. If the Total Revolving Credit Outstandings are at any time greater than the amount of the Total Revolving Credit Commitment at such time (whether as a result of a scheduled reduction in the amount of the Total Revolving Credit Commitment or otherwise), the Borrowers shall (without demand or notice of any kind by Agent or any of the Lenders, all of which are hereby expressly waived by each Borrower) immediately repay the Revolving Credit Loans and/or the Swing Line Loans and/or cash collateralize the outstanding Letters of Credit in the manner set forth in Section 3.3(e) herein, in any such case in an aggregate amount sufficient to reduce the amount of the Total Revolving Credit Outstandings to the amount of the Total Revolving Credit Commitment.
          (d) Each Lender shall record in its books and records, and prior to any transfer of its Revolving Credit Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it during the Term hereof, and the date and amount of each payment of principal made by Borrowers with respect thereto. Each Lender is hereby irrevocably authorized by Borrowers so to endorse its Revolving Credit Note and to attach to and make a part of any such Revolving Credit Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrowers to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Lender to endorse or any mistake by any Lender in connection with endorsement on the schedules attached to their respective Revolving Credit Notes. The books and records of each Lender (including, without limitation, the schedules attached to the Revolving Credit Notes) showing the account between such Lender and Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
          (e) First Bank’s Swing Line Commitment. Subject to the terms and conditions hereof, and so long as no Default or Event of Default has occurred and is continuing (provided, however, that First Bank shall have no liability to any other Lender for making a Swing Line Loan to any Borrower after the occurrence or during the continuance of any Default or Event of Default unless First Bank has previously received notice in writing from a Borrower or any other Lender of the occurrence of such Default or Event of Default), during the Term of this Agreement, First Bank agrees to make such loans (individually, a “Swing Line Loan” and collectively, the “Swing Line Loans”), to each Borrower as the Borrower Representative may from time to time request pursuant to Section 3.2(b) or as the same may from time to time be deemed requested by the Borrower Representative pursuant to Section 3.2(b). The aggregate principal amount of Swing Line Loans which First Bank shall be required to have outstanding under this Agreement as of any date shall not exceed the amount of the Swing Line Commitment; provided, however, that in no event shall the Total Revolving Credit Outstandings on any given day exceed the lesser of (a) the Total Revolving Credit Commitments of all of the Lender(s) on such day or (b) the amount of the Borrowing Base on such day. Within the foregoing limits, Borrowers may borrow under this Section 3.1(e), prepay under Section 3.10 and reborrow at any time during the Term hereof under this Section 3.1(e). All Swing Line Loans not paid prior to the last day of the Term hereof, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrowers to First Bank with respect thereto, shall be due and payable on the last day of the Term hereof. The Swing Line Loans from First Bank to the Borrowers shall be evidenced by the joint and several Swing Line Note of the Borrowers dated the date hereof and payable to the order of First Bank in the original principal amount of Three Million Dollars ($3,000,000.00) and in the form attached hereto as Exhibit C and incorporated herein by reference (as the same may from time to time be amended, modified, extended or renewed, the “Swing Line Note”). On Tuesday of each week (or if any such Tuesday is not a Business Day, then on the next succeeding Business Day) (each a “Settlement Date”), the Agent shall promptly notify the Lenders in writing of the aggregate principal amount of all Swing Line Loans then outstanding from First Bank, and each of the Lenders hereby irrevocably agrees on each such Settlement Date to make a Revolving Credit Loan to Borrowers on such date in the amount of such Lender’s ratable share of the amount of all such then outstanding Swing Line Loans (based on such Lender’s Pro Rata Share of the Revolving Credit Commitments). Each Lender shall pay such amount to the Agent in immediately available funds on such Settlement Date, and Agent shall pay such amounts to First Bank in immediately available funds on such Settlement Date. If such amount is not in fact made available to the Agent by any such Lender on a Settlement Date, the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the Settlement Date such amount was due and ending on but excluding the date the Agent recovers such amount from the Lender at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). Following such advance by each Lender of its Pro Rata Share of any such Swing Line Loans as a Revolving Credit Loan pursuant to this Section, each such Lender shall thereafter receive its Pro Rata Share of all principal payments, interest payments, fees and other amounts due with respect to such Revolving Credit Loans as and when paid by Borrowers to Agent hereunder. Such Revolving Credit Loans shall thereafter be evidenced by the Revolving Credit Notes of each of the Lenders.

     3.2 Procedure for Borrowing.
          (a) Revolving Credit Loan Advances. Subject to the terms and conditions hereof, Lenders shall cause the Revolving Credit Loans to be made to the Borrowers at any time and from time to time during the Term hereof upon timely notice (a “Borrowing Notice”) to Agent, in writing signed by the Borrower Representative (which notice may be given by facsimile transmission) or such Borrowing Notice may be oral provided it is promptly confirmed in writing signed by the Borrower Representative to Agent, specifying: (1) the desired amount of the new Revolving Credit Loan(s), and (2) the date on which the Loan proceeds are to be made available to the applicable Borrower(s), which shall be a Business Day. Each Borrowing Notice must be received by Agent not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Revolving Credit Loan being borrowed is to be made. The Agent shall notify each Lender by 11:00 a.m. (St. Louis time) on the date of its receipt of a Borrowing Notice of the contents thereof and of such Lender’s Pro Rata Share of such new Revolving Credit Loan. A Borrowing Notice, once issued, shall not be revocable by the Borrowers. Not later than 2:00 p.m. (St. Louis time) on the date of each new Revolving Credit Loan, each Lender shall make available its Pro Rata Share of such Revolving Credit Loan, in federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 9.7. Agent shall not be required to make any amount available to Borrowers hereunder except to the extent it shall have received such amounts from the Lenders as set forth herein, provided, however, that unless the Agent shall have been notified by a Lender prior to the date a Revolving Credit Loan is to be made hereunder that such Lender does not intend to make its Pro Rata Share of such Revolving Credit Loan available to the Agent, the Agent may assume that such Lender has made such Pro Rata Share available to the Agent on such date, and the Agent may in reliance upon such assumption make available to the applicable Borrower(s) a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Borrower(s), the Agent shall be entitled to receive such amount from such Lender forthwith upon its demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower(s) and ending on but excluding the date the Agent recovers such amount from the Lender at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). Subject to the terms and conditions hereof, provided that Agent has received a timely Borrowing Notice, Agent shall (unless Agent determines that any applicable condition specified in Section 4 has not been satisfied) make the funds so received from the Lenders available to the applicable Borrower(s) by wiring or otherwise transferring the proceeds of such Loan not later than 3:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice in accordance with any instructions for such disbursement received from such Borrower(s). Each of the Borrowers hereby authorizes Agent and Lenders to rely on telephonic, facsimile or written instructions of any Person identifying himself or herself as a Person authorized to request a Revolving Credit Loan or to make a repayment hereunder, and on any signature which Agent or any of the Lenders believes to be genuine, and the Borrowers shall be bound thereby in the same manner as if such Person were actually authorized or such signature were genuine. Each of the Borrowers also hereby agrees to indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, attorneys’ fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or making repayments hereunder unless such acceptance results from the gross negligence or willful misconduct of the Agent or a Lender, as determined by a court of competent jurisdiction. A Borrowing Notice shall not be required in connection with a Revolving Credit Loan pursuant to Section 3.3(c).

          (b) Swing Line Loans. Subject to the terms and conditions hereof, First Bank shall cause the Swing Line Loans to be made to the Borrowers at any time and from time to time during the Term hereof upon timely notice (a “Swing Line Borrowing Notice”) to First Bank, either in writing signed by the Borrower Representative (including any such notice by facsimile transmission) or orally, provided it is promptly confirmed in writing signed by the Borrower Representative to First Bank, specifying: (1) the desired principal amount of the Swing Line Loan(s), (2) the Borrower(s) to whom such Swing Line Loan(s) are to be made, and (3) the date on which the Loan proceeds are to be made available to the applicable Borrower(s), which shall be a Business Day. Each Swing Line Borrowing Notice must be received by First Bank not later than 10:00 a.m. (St. Louis time) on the Business Day on which a Swing Line Loan is to be made. A Borrowing Notice shall not be required in connection with a Loan made to cover any overdraft in Virbac’s operating account on a day-to-day basis as set forth herein. A Borrowing Notice shall not be revocable by Borrowers. Subject to the terms and conditions hereof, provided that First Bank has received the Borrowing Notice, First Bank shall (unless First Bank determines that any applicable condition specified in Section 4 has not been satisfied) pay to Borrowers, or any of them, the Loan proceeds of any new Swing Line Loan in immediately available funds not later than 2:00 p.m. (St. Louis time) on the Business Day specified in said Borrowing Notice. Each of the Borrowers hereby authorizes First Bank to reasonably rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself as a person authorized to request a Swing Line Loan or make a repayment hereunder, and on any signature which First Bank believes to be genuine, and Borrowers shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrowers further request and authorize First Bank, in its sole and absolute discretion, to make a Swing Line Loan to Borrowers hereunder at the end of each day in which Borrowers shall have an overdraft (negative ledger balance) in Virbac’s operating account (Account No. 9800801785) with First Bank after crediting all deposits received in immediately available funds and debiting all withdrawals made and checks presented against such account and honored by First Bank as of such date and after funding any advances to or receiving any collected balances on such day from the “zero balance” operating accounts of PM Resources (Account No. 9800802535), and Virbac AH (Account No. 9821908926) with First Bank to cover withdrawals made and checks presented on such date and after crediting all deposits received in immediately available funds on such date, which Swing Line Loan shall be in the amount of such overdraft without any other request or authorization therefor from Borrowers and without notice to Borrowers. Similarly, Borrowers request that First Bank apply any collected balances (after funding advances to or receiving collections from the “zero balance” accounts of PM Resources and Virbac AH) in excess of a mutually predetermined amount remaining at the end of any day in Virbac’s operating account to the repayment of the principal balance of Borrowers’ Obligations outstanding, first as Swing Line Loans, and second, as Revolving Credit Loans, under the Notes. Borrowers also hereby agree jointly and severally to indemnify First Bank and hold First Bank harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, Attorneys’ Fees) relating to or arising out of or in connection with the acceptance of instructions for making Swing Line Loans or repayments hereunder.
     3.3 Letters of Credit.
          (a) Subject to the terms and conditions of this Agreement, during the Term of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that First Bank shall have no liability to any of the Lenders for issuing a Letter of Credit after the occurrence of any Default or Event of Default under this Agreement unless First Bank has previously received notice in writing to First Bank by Borrowers or any of the other Lenders of the occurrence of such Default or Event of Default), First Bank hereby agrees to issue irrevocable standby and commercial letters of credit for the account of any of the Borrowers (individually, a “Letter of Credit” and collectively, the “Letters of Credit”) in an amount and for the term specifically requested by any such

Borrower by application in writing to First Bank in the form of Exhibit E in the case of a standby Letter of Credit or in the form of Exhibit F in the case of a commercial Letter of Credit, each as attached hereto and incorporated herein by reference (a “Letter of Credit Application”) at least three (3) Business Days prior to the requested issuance thereof; provided, however, that:
     (i) the applicable Borrower shall have executed and delivered to First Bank a Letter of Credit Application with respect to such Letter of Credit, which Letter of Credit Application shall be countersigned by each of the other Borrowers as guarantors;
     (ii) the term of any such Letter of Credit shall not extend beyond the earlier of (A) the last day of the Term hereof, or (B) three hundred sixty-five (365) days from the issuance thereof, provided, however, that any such Letter of Credit may be renewable on terms satisfactory to First Bank and the Required Lenders; and
     (iii) the Stated Amount of all outstanding Letters of Credit shall not at any one time exceed Two Million Dollars ($2,000,000.00) and the Total Revolving Credit Outstandings shall not at any one time exceed the lesser of (a) the Borrowing Base or (b) Fifteen Million Dollars ($15,000,000.00); and
     (iv) the text of any such Letter of Credit is provided to First Bank no less than three (3) Business Days prior to the requested issuance date, which text must be acceptable to First Bank and the Required Lenders in their sole and absolute discretions.
          (b) The payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, First Bank shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by First Bank to be genuine. First Bank shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If First Bank shall have received documents that in its judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay such draft provided such documents conform on their face to the requirements of such Letter of Credit.
          (c) In the event of any payment by First Bank of a draft presented or accepted under a Letter of Credit, Borrowers agree to pay to Agent for the account of First Bank in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus First Bank’s negotiation, processing and other fees related thereto. Borrowers hereby authorize First Bank to charge or cause to be charged to any of the Borrowers’ bank accounts at First Bank to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus First Bank’s negotiation, processing and other fees related thereto, and Borrowers agree to pay the amount of any such drawing (and/or First Bank’s negotiation, processing and other fees related thereto) not so charged prior to the close of business of First Bank on the day of such drawing. In the event any payment under a Letter of Credit is made by First Bank prior to receipt of payment from Borrowers, such payment by First Bank shall constitute a request by the applicable Borrower for a Revolving Credit Loan under Section 3.1(a) above.
     (i) Borrowers shall also pay to Agent, for First Bank’s account, with respect to each a Letter of Credit, First Bank’s standard issuance fees (unless a different issuance fee is agreed to between Borrowers and First Bank with respect to any such Letter of Credit), confirmation fees, wire transfer fees, processing fees and other fees as First Bank may from time to time customarily charge, which fees shall be due and payable on demand by First Bank; and
     (ii) Borrowers shall pay to Agent for the ratable account of the Lenders with respect to each Letter of Credit for the period during which such Letter of Credit is outstanding, a nonrefundable Letter of Credit Commitment Fee in an amount equal to the Applicable Letter of Credit Commitment Fee Rate (calculated on an actual day, 360-day year basis) on the face amount of each such Letter of Credit issued hereunder (“Letter of Credit Commitment Fee”), which Letter of Credit Commitment Fee shall be due and payable annually in advance on the date of issuance of each such Letter of Credit and on each anniversary date of such Letter of Credit during the Term hereof.
          (d) Upon the issuance of a Letter of Credit by First Bank, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit and in all payments and Revolving Credit Loans made in connection with such Letter of Credit) shall automatically be granted by First Bank to and accepted by each of the other Lenders in an amount based on each such other Lender’s Pro Rata Share of the face amount of such Letter of Credit. Agent agrees to provide each Lender with a copy of each Letter of Credit issued hereunder. If First Bank shall make payment on any draft presented or accepted under a Letter of Credit, Agent shall give notice of such payment to the other Lenders, and each of the other Lenders hereby authorizes and requests Agent to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If a Default has occurred hereunder and if such drawing is not paid by the Borrowers in immediately available funds prior to the close of business of First Bank on the date of such drawing, Agent shall promptly so notify the other Lenders and each of the other Lenders agrees to immediately reimburse First Bank and/or Agent in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the Federal Reserve System calculated from the date of such payment by First Bank to but excluding the date of reimbursement by such other Lender and on an actual-day, 360-day year basis. Each of the other Lenders will be entitled to its Pro Rata Share of any Letter of Credit Commitment Fees paid by any of the Borrowers, but such other Lenders shall have no right to share in any issuance fees or any other fees paid by any of the Borrowers to Agent in connection with any of the Letters of Credit.
          (e) Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary, upon the occurrence and during the continuation of any Event of Default under this Agreement (or upon any of the circumstances set forth in Section 3.1(c) above to the extent required therein), at the election of the Required Lenders, Borrowers shall, upon the Required Lenders’ demand, deliver to Agent cash, or other collateral acceptable to the Required Lenders in their sole and absolute discretion, having a value, as determined by the Required Lenders, at least equal to aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Agent for such Letters of Credit shall be held by Agent in a separate account at Agent appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Agent as collateral security for the payment of Borrowers’ Obligations hereunder. Cash amounts delivered to Agent pursuant to the foregoing requirements of this Section shall be invested, at the request and for the account of Borrowers, in investments of a type and nature and with a term acceptable to the Required Lenders. Such amounts, including, in the case of cash, amounts invested in the manner set forth above, any interest realized thereon, may be applied to reimburse Agent, First Bank and/or any of the other Lenders for drawings or payments under or pursuant to the Letters of Credit which First Bank or Agent has paid, or if no such reimbursement is required to the payment of such other of Borrowers’ Obligations as the Required Lenders shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section after the payment in full of all of Borrowers’ Obligations and the expiration or cancellation of all of the Letters of Credit, or upon the waiver of such Event of Default by the Agent and the Lenders, shall be returned to the applicable Borrower (after deduction of First Bank’s and Agent’s expenses, if any).
     3.4 Interest Rates and Payments.
          (a) So long as no Event of Default has occurred and is continuing, each Revolving Credit Loan shall bear interest prior to maturity at a rate per annum equal to the Prime Rate plus Applicable Margin, which rate shall fluctuate as and when said Prime Rate or said Applicable Margin shall change. Accrued interest on all Revolving Credit Loans shall be payable monthly in arrears on the tenth (10th) day of each calendar month, commencing on the first such date after such Loan is made. In addition, all accrued interest on all Loans shall be payable on the last day of the Term hereof, whether by reason of acceleration or otherwise.
          (b) So long as no Event of Default has occurred and is continuing, each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Swing Line Loan is made until it becomes due, at a rate per annum equal to the Prime Rate plus Applicable Margin, which rate shall fluctuate as and when said Prime Rate or said Applicable Margin shall change. Accrued interest on all Swing Line Loans shall be payable monthly in arrears on the tenth (10th) day of each calendar month, commencing on the first such date after such Swing Line Loan is made. In addition, all accrued interest on all Swing Line Loans shall be payable on the last day of the Term hereof, whether by reason of acceleration or otherwise.
          (c) At the option of the Required Lenders, after the occurrence and during the continuance of an Event of Default, the principal balance of and, to the extent permitted by law, any overdue interest on any Revolving Credit Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change, and (ii) any Swing Line Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as and when said Prime Rate shall change. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, the unpaid principal balance of each Loan shall bear interest until paid, payable on demand, at a rate per annum equal to Three and Three-Fourths Percent (3.75%) over and above the Prime Rate, fluctuating as aforesaid.
          (d) Interest with respect to all Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).
          (e) The Agent shall determine each interest rate applicable to the Loans hereunder as selected by Borrowers pursuant to Section 3.2. The Agent shall give prompt notice to Borrowers and the Lenders by telephone, telecopy, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
          (f) Regardless of any provision contained in any Transaction Document, neither Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Borrowers’ Obligations, any amount in excess of the Maximum Rate, and, if Agent or Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, Borrowers, Agent and Lenders shall, to the maximum extent permitted under applicable law, (a) treat all Loans as but a single extension of credit (and Agent, Lenders and Borrowers agree that such is the case), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof and any funding loss, make-whole amount, prepayment premium or fee payable as a result thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Borrowers’ Obligations. However, if the Borrowers’ Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the amount of interest payable at the Maximum Rate, Lenders shall refund such excess in accordance with their respective Pro Rata Shares thereof, and, in such event, Lenders shall not, to the extent permitted by applicable law, be subject to any penalties provided by any applicable usury or other laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Rate. For purposes of this Section 3.4(f) “Maximum Rate” shall mean, for each Lender, the maximum non-usurious rate of interest which, under applicable law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Borrower’s Obligations.
     3.5 Place and Manner of Payment. Both principal and interest on the Loans and all fees due hereunder and under any of the other Transaction Documents payable to any Lender shall be paid in lawful currency of the United States, in federal or other immediately available funds, at Agent’s banking office at 560 Anglum Road, Hazelwood, Missouri 63042. The Agent will promptly distribute to each Lender in immediately available funds its ratable share of each such payment received by the Agent pursuant to the terms of this Agreement for the account of such Lenders. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.
     3.6 Termination or Reduction of Revolving Credit Commitments. The Borrowers may, upon one (1) Business Day’s prior written notice to Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Lenders based on their respective Revolving Credit Commitments, by an aggregate amount of $2,500,000.00 or any larger multiple of $500,000.00, the unused portions of the Revolving Credit Commitments as specified by Borrowers in such notice to Agent; provided, however, that (i) at no time shall the Revolving Credit Commitments be reduced to a figure less than the total of the outstanding principal amount of all Revolving Credit Loans plus the Stated Amount of all outstanding Letters of Credit, (ii) at no time shall the Revolving Credit Commitments be reduced to a figure greater than zero but less than $10,000,000.00, and (iii) any such termination or reduction shall be permanent and the Borrowers shall have no right to thereafter reinstate or increase, as the case may be, the Revolving Credit Commitment of any Lender.
     3.7 Unused Fees. From the date hereof to but excluding the last day of the Term hereof, the Borrowers shall jointly and severally pay to the Agent, for distribution to the Lenders, a quarterly nonrefundable commitment fee (the “Commitment Fee”) on the unused portion of the Revolving Credit Commitment of each such Lender (determined by subtracting (A) such Lender’s Pro Rata Share of the Total Revolving Credit Outstandings (excluding the Swing Line Loans, except that the outstanding Swing Line Loans shall be included in the Total Revolving Credit Outstandings in calculating the fee due First Bank hereunder) determined for each day during such fiscal quarter or portion there of, from (B) such Lender’s Revolving Credit Commitment, and dividing the sum of such amounts by 90, or by such lesser number of days in any partial fiscal quarter) at the Applicable Commitment Fee Rate. Said Commitment Fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each July 15, October 15, January 15 and April 15 following any such fiscal quarter-end during the Term hereof, commencing July

15, 2006, and on the last day of the Term hereof and (iii) calculated on an actual day, 360-day year basis. Payment of the Commitment Fee is a condition precedent to the Lenders’ obligations to make any new Loans hereunder.
     3.8 Method of Making Interest and Other Payments. Each of the Borrowers hereby authorizes Agent, without prior demand upon Borrowers, to charge or cause to be charged any Borrower’s and their respective Subsidiaries’ bank accounts at First Bank to the extent there are balances of immediately available funds therein, in an amount equal to the amount of accrued interest, fees and other amounts then due and payable by Borrowers under this Agreement (other than the principal balance of the Revolving Credit Loans and the Swing Line Loans), or the Agent may, at its option, deem interest and other amounts payable by Borrowers under this Agreement (other than the principal balance of the Revolving Credit Loans and the Swing Line Loans) to be paid by causing the Lenders to make a Loan to Borrowers in such amount(s) under Section 3.1(a) or (e), provided that in the event Borrowers’ account balances of immediately available funds and any amounts then available to be advanced to Borrowers pursuant to the terms of Section 3.1 are insufficient to pay all accrued interest, fees and other amounts then due and payable by Borrowers shall not relieve Borrowers of their joint and several obligations to pay such amount on the dates when due. The Agent agrees to give Borrowers prompt written notice of any amount so charged to any bank account of any Borrower or any such Subsidiary with First Bank or any Revolving Credit Loans made by the Lenders or Swing Line Loans made by First Bank under this Section 3.8.
     3.9 Maturity. All principal, interest and other amounts outstanding with respect to the Revolving Credit Loans and the Swing Line Loans which are not paid prior thereto shall be due and payable on the last day of the Term hereof, whether by reason of the expiration thereof, acceleration or otherwise.
     3.10 Voluntary Prepayments.
          (a) Borrowers may, upon notice to First Bank specifying that they are paying a portion of their Swing Line Loans, pay without penalty or premium such Swing Line Loans in whole at any time or in part from time to time, by paying the principal amount to be paid.
          (b) Borrowers may, upon notice to Agent specifying that they are paying a portion of their Revolving Credit Loans, pay such Revolving Credit Loans in whole at any time, or from time to time in part, by paying the principal amount to be paid.
          (c) Upon receipt of a notice of payment pursuant to this Section, the Agent shall promptly notify each Lender of the contents thereof and of such Lender’s Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrowers.
     3.11 Swing Line Loan Settlement After Default. Upon the occurrence of any Event of Default, unless otherwise requested by First Bank, the Agent shall promptly notify the other Lender(s) in writing of the aggregate principal amount of all Swing Line Loans from First Bank then outstanding, and each of the other Lender(s) hereby irrevocably agrees to immediately purchase from First Bank with immediately available funds its ratable share of the amount of all such Swing Line Loans (based on such Lender’s Pro Rata Share of the Revolving Credit Commitments), plus accrued and unpaid interest calculated on such Pro Rata Share of such principal amount at a rate per annum equal to the Prime Rate plus Applicable Margin. Following such advance by each Lender to First Bank of its Pro Rata Share of any such Swing Line Loans pursuant to the preceding sentence, each such Lender shall thereafter receive its Pro Rata Share of all principal payments, interest payments, fees and other amounts due with respect to such Swing Line Loans as and when paid by Borrowers to First Bank hereunder. Such Swing Line Loans shall thereafter be evidenced by the Revolving Credit Notes of each of the Lender(s). First Bank agrees that, during the continuance of any Default, it will not make any Swing Line Loan to any of the Borrowers (provided First Bank has received notice in writing of such Event of Default from any Borrower, any other Lender or otherwise) without the prior written consent of the Required Lenders.
     3.12 Sharing of Payments. The Lenders agree among themselves that, in the event that any Lender shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker’s lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrowers’ Obligations in excess of its Pro Rata Share of all such payments, such Lenders shall immediately purchase from the other Lenders participations in the Loans or other Borrowers’ Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Lenders share such payment rateably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrowers’ Obligations. The Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lenders which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored. Borrowers agree that any Lenders so purchasing a participation in the Loans or other Borrowers’ Obligations to the other Lenders may exercise all rights of setoff, banker’s lien and/or counterclaim as fully as if such Lenders were a holder of such Loan or other Borrowers’ Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender receives a secured claim in lieu of a setoff to which this Section 3.12 would apply, such Lenders shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 3.12 to share in the benefits of any recovery of such secured claim.
SECTION 4. PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.
     4.1 Initial Revolving Credit Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make any Loan hereunder, and First Bank shall have no obligation to issue any Letter of Credit, unless Agent shall have received no later than June 29, 2006 the following:
          (a) This Agreement and the Notes, each executed by a duly authorized officer of each of the Borrowers;
          (b) The Security Agreements, financing statements and such other documents as Agent or the Lenders may reasonably require, each executed by a duly authorized officer of the applicable Borrowers;
          (c) The Amendment to Deed of Trust (which must be in form and substance satisfactory to Agent and the Lenders) and such other documents as Agent or the Lenders may reasonably require in connection with the existing Deed of Trust on Virbac’s Fort Worth, Texas real property and improvements, all executed and delivered by a duly authorized officer of Virbac;
          (d) The Amendment to Deed of Trust (which must be in form and substance satisfactory to Agent and the Lenders) and such other documents as Agent or the Lenders may reasonably require in connection with the existing Deed of Trust on PM Resources’ St. Louis County, Missouri real property and improvements, all executed and delivered by a duly authorized officer of PM Resources;

          (e) The Amendment to Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Agent and the Lenders) and such other documents as Agent or the Lenders may reasonably require in connection therewith, all executed and delivered by a duly authorized officer of Virbac;
          (f) The Amendment to Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Agent and the Lenders) and such other documents as Agent or the Lenders may reasonably require in connection therewith, all executed and delivered by a duly authorized officer of Virbac AH;
          (g) The Patent, Trademark and License Security Agreement (which must be in form and substance satisfactory to Agent and the Lenders) and such other documents as Agent or the Lenders may reasonably require in connection therewith, all executed and delivered by a duly authorized officer of St. JON;
          (h) The Pledge Agreements of Borrowers, respectively executed and delivered by a duly authorized officer of each of Virbac and Virbac AH;
          (i) A Subordination Agreement (in form and substance satisfactory to Agent and each of the Lenders) executed and delivered by a duly authorized officer of each of Virbac S. A.;
          (j) The policies or certificates of insurance required by Section 6.1(n) herein;
          (k) The financial statements required by Section 5.4 herein, together with such other information that Agent and the Lenders may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements;
          (l) A compliance certificate of an Authorized Officer of each of the Borrowers in substantially the form attached hereto as Exhibit D, evidencing that Borrowers, as of the date hereof, have a Consolidated Net Worth of not less than $24,000,000.00, and a ratio of Consolidated EBITDA for the four quarter period ending as of the fiscal quarter ended March 31, 2006 to Consolidated Debt Service determined as of the date hereof, of at least 1.15 to 1.0;
          (m) A copy of resolutions of the Boards of Directors of each of the respective Borrowers, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents to be executed by each such Borrower, certified by the President and Secretary of each such Borrower;
          (n) Copies of the Certificate of Incorporation of Virbac, including any amendments thereto, certified by the Secretary of State of the State of Delaware;
          (o) Copies of the Articles of Incorporation of PM Resources, including any amendments thereto, certified by the Secretary of State of the State of Missouri;
          (p) Copies of the Articles of Incorporation of St. JON, including any amendments thereto, certified by the Secretary of State of the State of California;
          (q) Copies of the Certificate of Incorporation of Virbac AH, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

          (r) Copies of the Articles of Incorporation of Francodex, including any amendments thereto, certified by the Secretary of State of the State of Kansas;
          (s) Copies of the Articles of Incorporation of Delmarva, including any amendments thereto, certified by the Secretary of State of the State of Virginia;
          (t) A copy of the Bylaws of each of the Borrowers, including amendments thereto, certified by the President and Secretary of each such Borrower;
          (u) Incumbency certificates, executed by the President and Secretary of each of the Borrowers, which shall identify by name and title and bear the signatures of all of the officers of each such Borrower executing any of the Transaction Documents;
          (v) A certificate of good standing of Virbac issued by the Secretary of State of the State of Delaware;
          (w) A certificate of good standing of PM Resources issued by the Secretary of State of the State of Missouri;
          (x) A certificate of good standing of St. JON issued by the Secretary of State of the State of California;
          (y) A certificate of good standing of Virbac AH issued by the Secretary of State of the State of Delaware;
          (z) A certificate of good standing of Francodex issued by the Secretary of State of the State of Kansas;
          (aa) A certificate of good standing of Delmarva issued by the Secretary of State of the State of Virginia;
          (bb) A copy of resolutions of the Board of Directors of Virbac S. A., duly adopted, which authorize the execution, delivery and performance of the Subordination Agreement and any other Transaction Documents to be executed by Virbac S. A., certified by the Secretary or President of Virbac S. A.;
          (cc) Copies of the Registration in the Registre du Commerce et Des Sociétés (Articles of Incorporation) of Virbac S. A., including any amendments thereto, certified by the Register of Commerce and Corporations;
          (dd) A copy of Virbac S. A.’s Statuts (Bylaws), including amendments thereto, certified by the Secretary or President of Virbac S. A.;
          (ee) An incumbency certificate, executed by the President and Secretary or Assistant Secretary of Virbac S. A., which shall identify by name and title and bear the signatures of all of the officers of Virbac S. A. executing the Subordination Agreement or any of the other Transaction Documents;

          (ff) Such UCC search results and other lien search results as Agent or any of the Lenders may require in order to determine to its satisfaction that when perfected, its liens and security interests in the Collateral shall be first and prior liens in all such Collateral;
          (gg) Payment of Agent’s costs and expenses incurred herewith as required under Section 9.3 herein;
          (hh) The initial Borrowing Base Certificate required by Section 3.1(b);
          (ii) The Borrowing Notice required by Section 3.2(a); and
          (jj) if such Loan is a Swing Line Loan, the Swing Line Borrowing Notice required by Section 3.2(b);
          (kk) Such other agreements, documents, instruments and certificates as Agent or Lenders may reasonably request.
     4.2 All Loans and Letters of Credit. Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make any Revolving Credit Loan hereunder, and First Bank shall have no obligation to make any Swing Line Loan hereunder or to issue any Letter of Credit under any Letter of Credit Application, unless:
          (a) Agent and each of the Lenders shall have received a current Borrowing Base Certificate as required by Section 3.1(b);
          (b) Agent shall have received a Borrowing Notice or a Swing Line Borrowing Notice for such Loan as required by Section 3.2, or the Letter of Credit Application as required by Section 3.3;
          (c) On the date of and immediately after such Loan or Letter of Credit issuance, no Default or Event of Default under this Agreement shall have occurred and be continuing; and
          (d) On the date of and immediately after such Loan or Letter of Credit issuance, no Material Adverse Effect shall have occurred since the date of this Agreement and be continuing; and
          (e) All of the representations and warranties of the Borrowers contained in this Agreement shall be true and correct on and as of the date of such Loan or Letter of Credit issuance as if made on the date of such Loan or the issuance date of such Letter of Credit, as the case may be, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and provided that for purposes of this Section 4.2(e), the representations and warranties made by Borrowers in Section 5.4 shall be deemed to refer to the most recent annual and interim financial statements of Borrowers delivered to the Agent and Lenders pursuant to Section 6.1(a).
     Each request for a Loan or application for a Letter of Credit by the Borrowers hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Loan or Letter of Credit issuance as to the facts specified in clauses (c), (d) and (e) of this Section 4.2.

SECTION 5. REPRESENTATIONS AND WARRANTIES.
     Borrowers represent and warrant to Agent and Lenders that:
     5.1 Existence and Power. Each of the Borrowers: (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) has all requisite corporate power and all governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted except such licenses, authorizations, consents and approvals the failure to have would not have a Material Adverse Effect; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by such Borrower makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.
     5.2 Authorization. The execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Transaction Documents to which they are parties are within the corporate powers of each of the Borrowers, and have been duly authorized by all necessary action of the shareholders and/or boards of directors of said Borrowers.
     5.3 Binding Effect. This Agreement, the Notes and the other Transaction Documents to which they are parties have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     5.4 Financial Statements. The Borrowers have furnished Agent and the Lenders with the following financial statements, certified by an Authorized Officer of each of the Borrowers: (1) the audited consolidated balance sheets and corresponding consolidated statements of income, retained earnings and cash flows of the Borrowers for Borrowers’ fiscal year ended December 31, 2005 and for each of the three preceding fiscal years, all audited by the independent certified public accountants of Borrowers, which financial statements have been prepared in accordance with GAAP; and (2) an unaudited consolidated balance sheet and consolidated statements of income, retained earnings and cash flows of the Borrowers as of April 30, 2006, certified by an Authorized Officer of each of the Borrowers as being true, correct and complete in all material respects and as being prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes). The Borrowers further represent and warrant to Agent and each of the Lenders that: (a) said balance sheets and their accompanying notes fairly present the condition of the Borrowers as of the dates thereof; (b) there has been no Material Adverse Effect since December 31, 2005; and (c) none of the Borrowers has any material direct or contingent liabilities which are not disclosed on said financial statements (to the extent such disclosure is required by GAAP).
     5.5 Litigation. Except as disclosed on Schedule 5.5 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrowers, threatened against any of the Borrowers or any Subsidiary of any of the Borrowers before any court, arbitrator or any governmental, regulatory or administrative body, agency or official as to which there exists a reasonable possibility of an adverse determination and which determination could reasonably be expected to result in a Material Adverse Effect, and none of the Borrowers nor any Subsidiary of any of the Borrowers is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect.

     5.6 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; none of the Borrowers nor any ERISA Affiliate nor any Subsidiary of any of the Borrowers has withdrawn from any Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could reasonably be expected to result in the incurrence by any of the Borrowers, any ERISA Affiliate or any Subsidiary of any of the Borrowers of any material liability, fine or penalty; and none of the Borrowers nor any ERISA Affiliate nor any Subsidiary of Borrowers is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single-employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on Schedule 5.6 attached hereto, none of the Borrowers nor any Subsidiary of any of the Borrowers has any contingent liability with respect to any “employee welfare benefit plan”, as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries, other than as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     5.7 Tax Returns and Payment. The Borrowers and each Subsidiary of the Borrowers has filed all federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrowers or any Subsidiary of the Borrowers, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect and except for such taxes, if any, as are being contested in good faith by appropriate proceedings being diligently conducted and as to which adequate reserves in accordance with GAAP have been provided. The charges, accruals and reserves on the books of the Borrowers and each Subsidiary of the Borrowers in respect of any taxes or other governmental charges are, in the opinion of the Borrowers, adequate.
     5.8 Subsidiaries. None of the Borrowers has any Subsidiaries other than as identified on Schedule 5.8 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 5.8 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of capital stock, membership interests or other equity interests authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by one or more of the Borrowers or one or more of their other Subsidiaries. All of the issued and outstanding capital stock, membership interests or other equity interests of each Subsidiary is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 5.8 attached hereto, none of the Borrowers nor any Subsidiary, individually or collectively, owns or holds, directly or indirectly, any capital stock of or membership interest or other equity interest in any corporation, partnership, limited liability company or other entity other than Borrowers’ Subsidiaries. Borrowers may at any time amend, modify or supplement Schedule 5.8 by notifying Agent and the Lenders in writing of any changes thereto, including any formation, acquisition, merger or liquidation of any Subsidiary or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 5.8 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.
     5.9 Compliance With Other Instruments; None Burdensome. As of the date of this Agreement, none of the Borrowers nor any Subsidiary of any of the Borrowers is a party to any contract or agreement or subject to any charter or other organizational restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed on Borrowers’ financial statements heretofore submitted to Agent and the Lenders. None of the execution and delivery by Borrowers of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any of the Borrowers, or any of the provisions of Virbac’s Certificate of Incorporation or Bylaws, of St. JON’s Articles of Incorporation or Bylaws, PM Resources’ Articles of Incorporation or Bylaws, Virbac AH’s Certificate of Incorporation or Bylaws, of Francodex’s Articles of Incorporation or Bylaws or Delmarva’s Articles of Incorporation or Bylaws, or any of the provisions of any indenture, agreement, document, instrument or undertaking to which any of the Borrowers is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of Agent for the benefit of the Lenders pursuant to the Transaction Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents, except for those which have been obtained prior to the date hereof.
     5.10 Other Loans and Guarantees. Except as disclosed on Schedule 5.10 attached hereto, neither the Borrowers nor any Subsidiary of the Borrowers is a party to any loan transaction or Guarantee. Borrowers may at any time amend, modify or supplement Schedule 5.10 by notifying Agent and the Lenders in writing of any changes thereto, and thereby the representations and warranties contained in this Section 5.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.
     5.11 Title to Property. The Borrowers, and each Subsidiary of the Borrowers, is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for the Borrowers or such Subsidiary of the Borrowers to conduct its business. Neither the Borrowers nor any Subsidiary of the Borrowers has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except in favor of Agent for the benefit of Lenders or as otherwise disclosed on Schedule 5.11 attached hereto and except for Permitted Liens.
     5.12 Multi-Employer Pension Plan Amendments Act of 1980. Except as disclosed on Schedule 5.12 attached hereto, neither the Borrowers nor any Subsidiary of the Borrowers is a party to any Multiemployer Plan.
     5.13 Patents, Licenses, Trademarks, Etc. Each of the Borrowers, and each Subsidiary of the Borrowers, possesses (or are licensed or otherwise have the right to use) all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business as presently being conducted without any known conflict with any patent, license, trademark, trade name or copyright of any other Person. All such federally registered patents, trademarks, and copyrights and any licenses of any such items owned or held by Borrowers are set forth on Schedule 5.13 attached hereto.
     5.14 Environmental and Safety and Health Matters. Except as disclosed on Schedule 5.14 attached hereto, and except as could not, individually or in the aggregate, reasonably be expected to have a material negative impact on the environmental condition of the Property(s) or the operations of the Borrowers or any Subsidiary of the Borrowers : (i) the operations of the Borrowers and each Subsidiary of the Borrowers comply with (A) all applicable Environmental Laws and (B) all applicable

Occupational Safety and Health Laws; (ii) none of the operations of the Borrowers or any Subsidiary of the Borrowers is subject to any pending or, to the knowledge of the Borrowers or any Subsidiary of the Borrowers, any threatened judicial, governmental, regulatory or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law; (iii) to the knowledge of the Borrowers and each Subsidiary, none of the operations of the Borrowers or any Subsidiary of the Borrowers is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to (A) any spillage, disposal or release into the environment of any Hazardous Material, or (B) any violation of applicable Environmental Laws or applicable Occupational Safety and Health Laws at any premises of the Borrowers or such Subsidiary of the Borrowers; (iv) neither the Borrowers nor any Subsidiary of the Borrowers has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage or release into the environment of any Hazardous Material or (B) any violation of applicable Environmental Laws or applicable Occupational Safety and Health Laws at any premises of the Borrowers or such Subsidiary of the Borrowers; and (v) neither the Borrowers nor any Subsidiary of the Borrowers has any known contingent liability in connection with (A) any spillage, disposal or release into the environment of any Hazardous Material or (B) any violation of applicable Environmental Laws or applicable Occupational Safety and Health Laws at any premises of the Borrowers or such Subsidiary of the Borrowers.
     5.15 Investments. None of the Borrowers nor any Subsidiary has any Restricted Investments.
     5.16 Labor Matters. None of the Borrowers nor any Subsidiary is a party to any labor dispute which could reasonably be expected to have a Material Adverse Effect. There are no strikes or walkouts relating to any labor contract to which any Borrower or any Subsidiary is subject. Hours worked and payments made to the employees of Borrowers and their Subsidiaries have not been in violation of (a) the Fair Labor Standards Act or (b) any other applicable law dealing with such matters, the violation of which could reasonably be expected to have a Material Adverse Effect. All payments due from any Borrower or any Subsidiary, or for which any claim may be made against any of them, in respect of wages, employee health and welfare insurance and/or other benefits have been paid or accrued as a liability on their respective books.
     5.17 Regulation U. None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended. If requested by Agent, Borrowers shall furnish to Agent a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.
     5.18 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. None of the Borrowers is an “investment company” as that term is defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended. None of the Borrowers is a “holding company” as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

SECTION 6. COVENANTS.
     6.1 Affirmative Covenants of the Borrowers. The Borrowers covenant and agree that, so long as Lenders have any obligation to make any Loan hereunder or any of the Borrowers’ Obligations remain unpaid or any Letter of Credit remains outstanding:
     (a) Information. The Borrowers will deliver to Agent and each of the Lenders:
     (i) As soon as available and in any event within one hundred five (105) days after the end of each fiscal year of Borrowers, the consolidated balance sheets of Borrowers and their Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, and setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP and audited by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrowers and reasonably acceptable to the Required Lenders, together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations of such accountants evidencing Borrowers’ compliance with the financial covenants contained in this Agreement;
     (ii) As soon as available and in any event on or before the last day of each month, the consolidated balance sheet of the Borrowers and their respective Consolidated Subsidiaries as of the end of the immediately preceding month and the related consolidated statements of income, retained earnings and cash flows for such immediately preceding month and for the portion of each such Borrower’s fiscal year ended at the end of such immediately preceding month, and setting forth in each case in comparative form, the figures for the corresponding fiscal month and the corresponding portion of each such Borrower’s previous fiscal year, all certified as to fairness of presentation, GAAP (subject to normal year-end adjustments), consistency, completeness and correctness by the principal financial officer of each such Borrower;
     (iii) Simultaneously with the delivery of each set of financial statements referred to in Section 6.1(a)(i) above and simultaneously with the delivery of each set of financial statements referred to in Sections 6.1(a)(ii) above for the last fiscal month of a fiscal quarter of Borrowers, a certificate of the principal financial officers of Borrowers in the form attached hereto as Exhibit D and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrowers’ compliance with the financial covenants contained in Section 6.1(o) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrowers are taking or proposes to take with respect thereto and (C) certifying that all of the representations and warranties of Borrowers and/or any other Obligor contained in this Agreement and/or in any of the other Transaction Documents are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

     (iv) On or before the last day of each month, the Borrowing Base Certificate dated as of the last day of the immediately preceding month, as required pursuant to Section 3.1(b) hereof, together with: (A) an Accounts trial balance of Borrowers and their Consolidated Subsidiaries as of such immediately preceding month-end indicating which Accounts are up to 30, 31 to 60, 61 to 90 and 91 days or more past the invoice date and including, if requested by the Agent, a listing of the names and addresses of all applicable Account Debtors, (B) a summary of accounts payable of Borrowers and their Consolidated Subsidiaries showing which accounts payable are current, up to 30, 31 to 60, 61 to 90 and 91 days or more past due, with contra accounts identified therein, and including, if requested by the Agent, a listing of the names and addresses of applicable creditors, (C) an Inventory listing, with obsolete, packaging and offsite inventory noted thereon, (D) a listing of all foreign account debtors, (E) a listing of all Accounts for which the Account Debtor is an Affiliate of one or more of the Borrowers, (F) any other additional schedules necessary to compute the Borrowing Base which may be required by the Agent or the Required Lenders, (G) if requested by Agent or the Required Lenders, a schedule of the current outstanding orders of the ten largest customers of the Borrowers as of the preceding month-end, and (H) a schedule of the preceding month’s gross sales and net sales (after discounts and other incentives) to each customer of the Borrowers, all in form and detail reasonably satisfactory to Agent and the Required Lenders and certified as being true, correct and complete by the President or the chief financial officer of the Borrowers;
     (v) by email to the email address of Agent and each Lender specified on the signature pages hereof, on or before the last day of each month, commencing with the next such delivery on June 30, 2006 for the month of July, 2006, a cash budget for Borrowers for the following fiscal month, setting forth Borrowers’ projections based upon the best estimates available to Borrowers as to the anticipated cash receipts and cash disbursements of Borrowers as well as the anticipated repayments of the outstanding loans under this Agreement and the Notes, certified to Agent and the Lenders by the President or Chief Financial Officer of the Borrowers as to fairness of assumptions made and form of presentation;
     (vi) Promptly upon receipt thereof, any reports submitted to any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers (other than reports previously delivered pursuant to Sections 6.1(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of any of the Borrowers or any Consolidated Subsidiary of any of the Borrowers;
     (vii) Promptly upon any filing thereof, and in any event within ten (10) days after the filing thereof, notification of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or interim reports which Virbac or any of the other Borrowers shall file with the Securities and Exchange Commission;
     (viii) Promptly upon the mailing thereof to the shareholders of any of the Borrowers generally, and in any event within ten (10) days after such mailing, copies of all financial statements, reports, proxy statements and other material information so mailed;
     (ix) As soon as available and in any event as of the day prior to the beginning of each fiscal year of Borrowers, the consolidated balance sheet, income statement and cash flow projections for Borrowers and their Subsidiaries for such fiscal year on a month-by-month basis, all in form and detail reasonably acceptable to the Required Lenders; and
     (x) With reasonable promptness, such further information regarding the business, affairs and financial condition of any of the Borrowers or any Subsidiary of any of the Borrowers as Agent or any of the Lenders may from time to time reasonably request.
     Agent and each of the Lenders are hereby authorized to deliver a copy of any financial statement or other information made available by the Borrowers to any regulatory authority having jurisdiction over Agent or any such Lender, pursuant to any request therefor.
          (b) Payment of Indebtedness. Each of the Borrowers and each Subsidiary of any of the Borrowers will (i) pay any and all Indebtedness payable or guaranteed by such Borrower or such Subsidiary of such Borrower, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and (ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon such Borrower or such Subsidiary of such Borrower, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee.
          (c) Consultations and Inspections. Each of the Borrowers will permit, and will cause each Subsidiary of any such Borrower to permit, Agent or any of the Lenders (and any of Agent’s officers, employees or other Persons appointed by Agent or any of the Lenders to whom Borrowers do not reasonably object) to discuss the affairs, finances and accounts of Borrowers and each Subsidiary of any of the Borrowers with the officers of each such Borrower and each Subsidiary of any of the Borrowers and their independent public accountants, all at such reasonable times and as often as Agent or any Lender may reasonably request. Each of the Borrowers will also permit, and will cause each Subsidiary of any such Borrower to permit, inspection of its Properties, books and records by Agent or any of the Lenders during normal business hours or at other reasonable times, including, without limitation, the performance of a field audit of the Borrowers and their Subsidiaries and all Collateral and Third Party Collateral not less often than twice each year upon reasonable prior notice to Borrowers, which field audits shall be performed by an auditing firm selected by the Agent. Borrowers jointly and severally agree to pay Agent, on demand, audit fees in connection with any field audits or inspections conducted by or on behalf of the Agent and the Lenders of any Collateral or the Borrowers’ operations or business at the rates established from time to time by the Agent as its audit fees, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Borrower will reimburse Agent and each of the Lenders upon demand for all other reasonable costs and expenses incurred by Agent or any such Lender in connection with any inspection conducted by Agent or any such Lender while any Default or Event of Default under this Agreement has occurred and is continuing. The Borrower irrevocably authorizes Agent and each of the Lenders to communicate directly with its independent public accountants and irrevocably authorizes and directs such accountants to disclose to Agent or any such Lender any and all information with respect to the business and financial condition of the Borrower and each Subsidiary as Agent or any such Lender may from time to time reasonably request in writing.
          (d) Payment of Taxes. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, duly file all Federal, state and local income tax returns and all other tax returns and reports of such Borrower or such Subsidiary, as the case may be, which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon them or any of their Property; provided, however, that none of the Borrowers nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrowers or such Subsidiaries, as the case may be, shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Agent and the Required Lenders.
          (e) Payment of Claims. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, promptly pay and discharge (i) all trade accounts payable and normal accruals in accordance with its usual and customary business practices as in effect on the date of this Agreement (but in no event later than thirty (30) days after the due date thereof) and (ii) all claims for work, labor or materials which if unpaid could become a Lien upon any of their Property; provided, however, that none of the Borrowers nor any such Subsidiary shall be required to pay any such trade account payable, accrual or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrowers or such Subsidiaries, as the case may be, shall pay or cause to be paid all such trade accounts payable, accruals and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to Agent and the Required Lenders.
          (f) Existence. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, do all things necessary to (i) preserve and keep in full force and effect at all times its corporate, limited liability company or other existence and all permits, licenses, franchises and other rights material to its business and (ii) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.
          (g) Maintenance of Property. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.
          (h) Compliance with Laws, Regulations, Etc. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which such Borrower or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.
          (i) Accountant. Borrowers will give Agent and the Lenders prompt notice of any change of Borrowers’ independent certified public accountants and a statement of the reasons for such change. Borrowers shall at all times utilize independent certified public accountants reasonably acceptable to Agent and the Required Lenders.
          (j) ERISA Compliance. If any Borrower, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, such Borrower, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrowers will not, and they will not cause or permit any Subsidiary or any ERISA Affiliate to:
     (i) permit any Pension Plan maintained by any Borrower, any Subsidiary or any ERISA Affiliate to engage in any nonexempt “prohibited transaction,” as such term is defined in Section 4975 of the Code;
     (ii) permit any Pension Plan maintained by any Borrower, any Subsidiary or any ERISA Affiliate to incur any “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, 29 U.S.C. § 1082, whether or not waived;
     (iii) terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of any Borrower, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. § 1368; or
     (iv) take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.
     Notwithstanding any provision contained in this Section 6.1(j) to the contrary, an act by any Borrower or any Subsidiary shall not be deemed to constitute a violation of this Section 6.1(j) unless the Required Lenders determine in good faith that said action, individually or cumulatively with other acts of Borrowers and their Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.
     Borrowers shall have the affirmative obligation hereunder to report to Agent any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon any of the Borrowers or any Subsidiary of any of the Borrowers, and failure by Borrowers to report such act promptly upon any such Borrower’s becoming aware of the existence thereof shall constitute an Event of Default hereunder.
          (k) Maintenance of Books and Records. The Borrowers and each Subsidiary of the Borrowers will maintain its books and records in accordance with GAAP and in which true, correct and complete entries will be made of all of its dealings and transactions.
          (l) Further Assurances. Borrowers will execute and deliver to Agent, at any time and from time to time, any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Agent or the Required Lenders may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement and the other Transaction Documents.
          (m) Environmental Matters. Borrowers shall give Agent and the Lenders prompt written notice of (i) any Environmental Claim or any other action or investigation with respect to the existence or potential existence of any Hazardous Substances instituted or threatened with respect to any Borrower or any Subsidiary or any of the Properties or facilities owned, leased or operated by any Borrower or any Subsidiary which, if determined adversely to any Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect and (ii) any condition or occurrence on any of the Properties or facilities owned, leased or operated by any Borrower or any Subsidiary which constitutes a violation of any Environmental Laws or which gives rise to a reporting obligation or requires removal or remediation under any Environmental Laws. Within ninety (90) days after the giving of any such notice, Borrowers shall deliver to Agent and each of the Lenders Borrowers’ plan with respect to removal or remediation and Borrowers jointly and severally agree to take all action which is reasonably necessary in connection with such action, investigation, condition or occurrence in accordance with such plan with due diligence and to complete such removal or remediation as promptly as possible and in all events within the time required by any Environmental Laws or any other applicable law, rule or regulation. Borrowers shall promptly provide Agent and the Lenders with copies of all documentation relating thereto, and such other information with respect to environmental matters as Agent or the Required Lenders may request from time to time.
          (n) Insurance. Each of the Borrowers will, and they will cause each Subsidiary of any such Borrower to, insure all of its Property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, unless higher limits or coverage are reasonably required in writing by the Required Lenders, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by the Required Lenders. All insurance required by this Section 6.1(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. All such insurance may be subject to reasonable deductible amounts. UNLESS BORROWERS PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, LENDER MAY PURCHASE INSURANCE AT BORROWERS’ EXPENSE TO PROTECT LENDER’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWERS’ INTERESTS. THE COVERAGE THAT LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT BORROWERS MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST BORROWERS IN CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDER, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS. IF LENDER PURCHASES INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDER MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE BORROWERS’ OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWERS MAY BE ABLE TO OBTAIN ON THEIR OWN.
          (o) Financial Covenants. The Borrowers will:
     (i) Minimum Consolidated Net Worth. Maintain a minimum Consolidated Net Worth at all times during the Term hereof of not less than $24,000,000.00;
     (ii) Minimum Consolidated Debt Service Coverage Ratio. Maintain a ratio of Consolidated EBITDA for the four quarter period ending at each quarter-end and fiscal year end during the Term hereof, to Consolidated Debt Service determined as of such fiscal quarter-end and fiscal year-end, of at least 1.15 to 1.0;
     (iii) Deliver a certificate of an Authorized Officer of the Borrowers containing the financial ratio calculations required in clauses (i) and (ii) above simultaneously with the financial statements referred to in Sections 6.1(a)(i) and (ii).

          (p) Notices. Borrowers will notify Agent and the Lenders in writing of any of the following immediately, but not later than three (3) days after any officer of any Borrower obtaining actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:
     (i) the occurrence of any Default or Event of Default;
     (ii) the occurrence of any default or event of default by any Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which any Borrower, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;
     (iii) the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting any Borrower, any other Obligor, any Subsidiary, any Collateral or any Third Party Collateral, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $100,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $100,000.00) or any form of equitable relief;
     (iv) the entry of any judgment or decree against any Borrower, any other Obligor or any Subsidiary;
     (v) the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by any Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of any Borrower or any Subsidiary with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;
     (vi) the occurrence of any material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of any Borrower, any other Obligor or any Subsidiary;
     (vii) any change in the name of any Borrower, any other Obligor or any Subsidiary;
     (viii) any proposed opening, closing or other change of any place of business of any Borrower, any other Obligor or any Subsidiary;
     (ix) any material change in any Borrower’s or any Subsidiary’s line(s) of business;
     (x) receipt of any notice that the operations of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers are not in full compliance with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of any of the Borrowers, any other Obligor or any Subsidiary of any of the Borrowers are subject to an “Environmental Lien.” For purposes of this Section 6.1(p)(x), “Environmental Lien” shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of any Hazardous Materials or any other hazardous or toxic waste, substance or constituent or other substance into the environment;
     (xi) any material change in the senior management of any of the Borrowers or any Subsidiary of any of the Borrowers;
     (xii) the occurrence of any Change of Control Event; and
     (xiii) any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as Agent or the Required Lenders may from time to time reasonably specify.
          (q) Borrowers’ Bank Accounts. Each Borrower will, and will cause each Subsidiary of any of the Borrowers to, maintain its primary checking, lockbox and operating accounts with First Bank and to use First Bank’s lockbox services for purposes of facilitating the collection of each Borrower’s or any such Subsidiary’s accounts receivable from its customers.
     6.2 Negative Covenants of the Borrowers. The Borrowers covenant and agree that, so long as Lenders have any obligation to make any Loan hereunder or any of the Borrowers’ Obligations remain unpaid or any Letter of Credit remains outstanding, unless the prior written consent of the Required Lenders is obtained:
          (a) Limitation on Indebtedness. None of the Borrowers nor any Subsidiary of any of the Borrowers will incur or be obligated on any Indebtedness, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:
     (i) Indebtedness for Borrowers’ Obligations;
     (ii) Unsecured trade accounts payable and normal accruals incurred in the ordinary course of business which are not more than thirty (30) days past due;
     (iii) Indebtedness existing as of the date hereof and listed on Schedule 5.10 attached hereto;
     (iv) Indebtedness for Capital Expenditures and Capitalized Leases permitted under this Agreement in an amount not to exceed $200,000.00 in the aggregate (for Borrowers and all Subsidiaries of any of the Borrowers) at any one time outstanding;
     (v) Subordinated Debt; and
     (vi) Indebtedness not otherwise permitted by this Section 6.2(a) in an amount not to exceed $50,000.00 in the aggregate at any one time outstanding for Borrowers and all Subsidiaries of any of the Borrowers.

          (b) Limitations on Liens. The Borrowers will not create, incur, assume or suffer to exist, and will not cause or permit any Subsidiary of the Borrowers to create, incur, assume or suffer to exist, any Lien on any of its Property, assets or revenues other than Permitted Liens.
          (c) Consolidation, Merger, Sale of Property, Etc..
     (i) Borrower will not, and it will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it, except that Subsidiary Guarantors may merge with each other or into any of the Borrowers, and except that any of the Borrowers or any Subsidiary of any of the Borrowers may merge with or consolidate with any other Person provided that such Borrower or such Subsidiary shall be the surviving entity and no Default or Event of Default shall exist hereunder either prior to or immediately following any such merger or consolidation, and provided further that Borrowers shall have given Agent prompt written notice, but in no event less than twenty (20) days’ prior written notice, of any such merger or consolidation and such Borrower or such Subsidiary shall execute UCC-1 financing statements or other documents reasonably deemed necessary by Agent to perfect and continue Agent’s security interests in the Collateral acquired through any such merger or consolidation.
     (ii) Borrower will not, and will not cause or permit any Subsidiary to, (A) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of capital stock, membership interests or other equity interests of a Subsidiary owned by Borrower or another Subsidiary) or (B) issue, sell or otherwise dispose of any shares of capital stock, membership interests or other equity interests of any Subsidiary, except for (1) sales of Inventory in the ordinary course of business (which does not include a transfer of Inventory in partial or total satisfaction of any Indebtedness), (2) sales of fixed assets which are obsolete, worn-out or otherwise not used or useable in the ordinary course of its business, so long as the net proceeds thereof are used within ninety (90) days after the date of the sale solely to purchase replacement fixed assets or assets of comparable quality or to pay or prepay (y) in the case of asset sales by Borrower, Debt secured by any Permitted Lien encumbering the assets being sold or the Borrower’s Obligations and (z) in the case of asset sales by a Subsidiary, Debt of such Subsidiary, and (3) PM Resources may sell any portion of the undeveloped St. Louis, Missouri real property owned by PM Resources provided that the greater of (A) seventy-five percent (75%) of the net sales proceeds therefrom or (B) $500,000.00, shall be paid to Agent application against the outstanding Revolving Credit Loans of the Lenders and a corresponding reduction of the Total Revolving Credit Commitment.
          (d) Sale or Discount of Accounts. Borrower will not, and it will not cause or permit any Subsidiary to, sell or discount (other than prompt payment discounts granted in the ordinary course of business) any of its notes or accounts receivable or chattel paper.
          (e) Acquisitions; Subsidiaries. The Borrowers will not, and will not cause or permit any Subsidiary to, make or suffer to exist any Acquisition of any Person if any Default or Event of Default then exists hereunder or any of the other Transaction Documents or if any such Default or Event of Default would result from the completion of any such contemplated Acquisition. If at any time after the date hereof any of the Borrowers shall create or acquire any new Subsidiary, Borrowers shall give Agent and the Lenders fifteen (15) Business Days’ prior written notice thereof, and Borrowers shall cause such Subsidiary to execute promptly a Subsidiary Guaranty of Borrowers’ Obligations in favor of the Agent and the Lenders in form and substance satisfactory to Agent and the Required Lenders and shall cause such new Subsidiary promptly to secure said Subsidiary Guaranty with a first priority perfected security interest in and lien on all of the accounts, inventory, equipment, documents, instruments, chattel paper, patents, trademarks and other tangible and intangible personal property of such Subsidiary and the proceeds thereof, all pursuant to a Subsidiary Security Agreement and other documentation (including, without limitation, an amendment to this Agreement if requested by the Agent or any Lender) in form and substance reasonably satisfactory to the Required Lenders. Any Borrower owning stock of any such new Subsidiary shall pledge such stock to Agent for the ratable benefit of the Lenders pursuant to a Pledge Agreement in form and substance acceptable to Agent and the Required Lenders. Borrowers further agree to execute or cause any such Subsidiary to execute such amendments to this Agreement and to the other Transaction Documents or such additional agreements as may be required by Agent and the Lenders to satisfy such obligations.
          (f) Fiscal Year. None of the Borrowers nor any Subsidiary of any of the Borrowers will change its fiscal year without the prior written consent of the Required Lenders, which consent will not be unreasonably withheld or delayed.
          (g) Stock Redemptions and Distributions. None of the Borrowers will make or declare or incur any liability to make any Distribution in respect of the capital stock of such Borrower without the prior written consent of the Required Lenders, provided that each wholly-owned Subsidiary shall be permitted to declare and pay cash dividends or distributions on their respective capital stock, membership interests or other equity interests to a Borrower.
          (h) Transactions with Related Parties. Except as set forth on Schedule 6.2(h), none of the Borrowers nor any Subsidiary of any of the Borrowers will, directly or indirectly, engage in any material transaction, in the ordinary course of business or otherwise, with any Affiliate unless such transaction is upon fair market terms, is not disadvantageous in any material respect to any of the Lenders and has been approved by a majority of the disinterested directors of such Borrower or such Subsidiary of any of the Borrowers, as the case may be (or, if none of such directors are disinterested, by a majority of the directors), as being in the best interests of such Borrower or such Subsidiary of any such Borrower, as the case may be. In addition, none of the Borrowers nor any Subsidiary of any of the Borrowers shall (i) transfer any Property or assets to any Affiliate for other than its fair market value or (ii) purchase or sign any agreement to purchase any stock or other securities of any Affiliate (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto. Nothing in this Section 6.2(h) shall prohibit any Borrower or any Subsidiary from granting nonassignable, nonexclusive licenses of its patents and trademarks at less than market value to any of the other Borrowers or other Subsidiaries of any of the Borrowers hereunder.
          (i) Restricted Investments; Advancing or Guaranteeing Credit. None of the Borrowers nor any Subsidiary of any of the Borrowers will, directly or indirectly, make any Restricted Investments. None of the Borrowers nor any Subsidiary of any of the Borrowers will become or be a guarantor or surety of, or otherwise become or be responsible in any manner with respect to, any undertaking of another Person except for (i) endorsements of instruments or items of payment for deposit to the bank account of such Borrower or such Subsidiary, (ii) loans or guaranties of Indebtedness incurred for the benefit of any Borrower or any Subsidiary Guarantor if the primary obligation of such Borrower or such Subsidiary Guarantor is permitted under the definition of Restricted Investment and under Section 6.2(a).
          (j) Limitations on Restrictive Agreements. None of the Borrowers will, and they will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of such Borrower or such Subsidiary, as the case may be, to (a) pay dividends or make other distributions or prepay any Indebtedness owed to any Borrower and/or any

Subsidiary, (b) make loans or advances to any Borrower and/or any Subsidiary, (c) transfer any of its Properties to any Borrower and/or any Subsidiary (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens) or (d) create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired (other than with respect to Property subject to Liens permitted by clauses (g) or (h) of the definition of Permitted Liens).
          (k) Dissolution or Liquidation. Borrowers will not seek or permit the dissolution or liquidation of any of the Borrowers in whole or in part.
          (l) Change in Nature of Business. None of the Borrowers nor any Subsidiary of any of the Borrowers will make any material change in the general nature of its business and other business reasonably related thereto.
          (m) Pension Plans. None of the Borrowers nor any Subsidiary of any of the Borrowers shall (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by any of the Borrowers or any Subsidiary of any of the Borrowers of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect.
          (n) Management Fees. None of the Borrowers nor any Subsidiary of any of the Borrowers will pay any management fees or similar fees or payments to any Person other than management fees payable by any such Borrower or any such Subsidiary to any Borrower.
          (o) Subordinated Debt Payments. None of the Borrowers nor any Subsidiary of any of the Borrowers will pay any principal, interest or other amount on or with respect to any Subordinated Debt, except as expressly permitted by the terms of the applicable subordination agreement for such Subordinated Debt.
     6.3 Use of Proceeds.
          (a) Each of the Borrowers agrees that the proceeds of the Loans hereunder will be used solely for such Borrower’s working capital and general company needs and purposes and to refinance Borrowers’ existing Indebtedness;
          (b) None of such proceeds will be used in violation of any applicable law or regulation; and
          (c) no part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) in violation of the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

SECTION 7. EVENTS OF DEFAULT.
     If any of the following (each of the following herein sometimes called an “Event of Default”) shall occur and be continuing:
     7.1 Borrowers shall fail to pay any of the Borrowers’ Obligations as and when the same shall become due and payable, whether by reason of demand, acceleration, mandatory prepayment or otherwise;
     7.2 Any representation or warranty of any of the Borrowers made in this Agreement, in any other Transaction Document or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or deemed made;
     7.3 Borrowers shall fail to perform or observe any term, covenant or provision contained in Section 3.1(b), Section 6.1(a), Section 6.1(c), Section 6.1(o), Section 6.1(p), Section 6.2 or Section 6.3;
     7.4 Borrowers shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those otherwise specified in this Section 7) and any such failure shall remain unremedied for fifteen (15) days after the earlier of (i) written notice of default is given to the Borrower Representative by the Agent or any of the Lenders or (ii) any officer of any of the Borrowers obtaining actual knowledge of such default;
     7.5 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by the Borrowers, or if the transactions completed hereunder or thereunder shall be contested by the Borrowers or if the Borrowers shall deny that it has any or further liability or obligation hereunder or thereunder;
     7.6 Borrowers, any Subsidiary of the Borrowers or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;
     7.7 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrowers, any Subsidiary of the Borrowers or any other Obligor, or of a substantial part of the Property or assets of the Borrowers, any Subsidiary of the Borrowers or any other Obligor, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of the Borrowers, any Subsidiary of the Borrowers or any other Obligor or of a substantial part of the Property or assets of the Borrowers, any Subsidiary of the Borrowers or any other Obligor or (iii) the winding-up or liquidation of the Borrowers, any Subsidiary of the Borrowers or any other Obligor; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;
     7.8 Any “Event of Default” (as defined therein) shall occur under or within the meaning of any of the Security Agreements;
     7.9 Any “Event of Default” (as defined therein) shall occur under or within the meaning of any of the Deeds of Trust;
     7.10 Any default or event of default (after expiration of any applicable notice or cure period, if any) shall occur under or within the meaning of the terms of any of the Patent, Trademark and License Security Agreements, or if any of the Patent, Trademark and License Security Agreements shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested by or denied by any Borrower executing the same, or if any Borrower shall deny that it has any further liability or obligation thereunder;
     7.11 Any event of default (after expiration of any applicable notice or cure period, if any) shall occur under the terms of any Letter of Credit Application;
     7.12 Any default or event of default (after expiration of any applicable notice or cure period, if any) shall occur under or within the meaning of the terms of any of the Pledge Agreements, or if any of the Pledge Agreements shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested by or denied by any Borrower executing the same, or if any Borrower shall deny that it has any further liability or obligation thereunder;
     7.13 Any of the Subsidiary Guaranties shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested by or denied by any Subsidiary Guarantor executing the same, or if any Subsidiary Guarantor shall deny that it has any further liability or obligation thereunder;
     7.14 Any “Event of Default” (as defined therein) shall occur under or within the meaning of any Subsidiary Security Agreement;
     7.15 that certain Subordination Agreement dated of even date herewith made by Virbac S. A. in favor of the Agent and the Lenders and acknowledged by the Borrowers (as amended or restated from time to time, the “Subordination Agreement”) shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of the Subordination Agreement shall be contested or denied by Virbac S. A., or if Virbac S. A. shall deny that it has any further liability or obligation under the Subordination Agreement or if any repayment of any of the Subordinated Debt (as defined in such Subordination Agreement) shall occur except to the extent any such repayments constitute “Permitted Payments” (as defined in such Subordination Agreement);
     7.16 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall be declared by Agent or any Lender to be in default on, or pursuant to the terms of, (1) any other present or future obligation to Agent or such Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to Agent a Lien upon any Property or assets of any of the Borrowers, such Subsidiary of any of the Borrowers or such other Obligor, as the case may be;
     7.17 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall fail (and such failure shall not have been cured or waived) to perform or observe any term, provision or condition of, or any other default or event of default shall occur under, any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Debt of any of the Borrowers, such Subsidiary of any of the Borrowers or such other Obligor, as the case may be (other than Borrowers’ Obligations) in a principal amount in excess of Five Hundred Thousand Dollars ($500,000.00), if the effect of such failure or default is to cause or permit such Debt to be declared to be due and payable or otherwise accelerated, or to be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;
     7.18 Any of the Borrowers, any Subsidiary of any of the Borrowers or any other Obligor shall have one or more final judgments entered against it by a court having jurisdiction in the premises, and such judgment(s) shall not be appealed in good faith (and execution of such judgment(s) stayed during such appeal) or satisfied by such Borrower, such Subsidiary of any such Borrowers or such other Obligor, as the case may be, within the time period permitted by applicable law for the filing of an appeal of such judgment(s);
     7.19 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by any Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by any Borrower, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any increase in excess of $100,000.00 in the contingent liability of any Borrower or any Subsidiary with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;
     7.20 The institution by any Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, such Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of One Hundred Thousand Dollars ($100,000.00); or the institution by the PBGC of steps to terminate any Pension Plan; or
     7.21 The occurrence of any Change of Control Event;
     THEN, and in each such event (other than an event described in Sections 7.6 or 7.7), Agent may, or if requested in writing by the Required Lenders shall, declare that the obligations of the Lenders to make Loans and of First Bank to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of First Bank and Lenders shall be immediately and forthwith terminated, and Agent may further, or if requested in writing by the Required Lenders shall further, declare on behalf of each of the Lenders that the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrowers’ Obligations are forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all such other Borrowers’ Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and Agent and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 7.6 or 7.7, Lenders’ obligations to make Loans and First Bank’s obligation to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement and all other Borrowers’ Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and Agent and the Lenders may exercise any and all other rights and remedies which any of them may have under any of the other Transaction Documents or under applicable law. Following acceleration of Borrowers’ Obligations hereunder as set forth above, Agent may, or if requested in writing by the Required Lenders and provided with the indemnity required under Section 8.6 shall, proceed to enforce any remedy then available to Agent or any of the Lenders under any applicable law, including, without limitation, all rights granted to Agent hereunder, under the Pledge Agreements, the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, any other guaranty of Borrowers’ Obligations or any Letter of Credit Application, and the rights and remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Missouri.
     Upon the occurrence and during the continuance of any Event of Default, Agent on behalf of the Lenders will have the right, in addition to all other rights and remedies available to Agent and the Lenders under this Agreement or under the other Transaction Documents, after oral or written notice is sent to the Borrowers, to take possession of, preserve and care for the Collateral, to execute and/or endorse as the Borrowers’ agent any bills of sale or documents, instruments or chattel paper in or pertaining to the Collateral, to notify Account Debtors and obligors on documents, Accounts and instruments included in the Collateral to make payment directly to Agent, to take control of all of the Borrowers’ cash, to collect and receive funds generated by the Collateral, including proceeds or refunds from insurance, or as a result of claims for the damage, loss, or destruction of the Collateral, and use the same to reduce any part of the obligations. Upon the occurrence and during the continuance of any Event of Default, in addition to all of Agent’s and the Lenders’ other rights and remedies under this Agreement and the other Transaction Documents and whether at law or in equity, the Required Lenders shall have the right, in their sole and absolute discretion, to (a) reduce the amount of the Total Revolving Credit Commitment, (b) create reserves and/or allowances against the unused Total Revolving Credit Commitments, Eligible Accounts and/or Eligible Inventory, and/or (c) reduce the advance rates against Eligible Accounts and/or Eligible Inventory set forth in the definition of the Borrowing Base, and First Bank shall have the right, in its sole and absolute discretion, to reduce the amount of the Swing Line Commitment.
     The Agent shall give notice of a Default to Borrowers promptly upon being requested to do so by any Lender and shall thereupon notify all of the Lenders thereof.
     Following any Default or Event of Default, all payments and other amounts received by Agent and/or any of the Lenders, whether voluntary or involuntary, including but not limited to any proceeds of any collateral, any right of offset or otherwise, shall be shared among the Lenders. Such application shall be made (i) first, to any costs or expenses of Agent or any of the Lenders incurred in connection with the collection of such proceeds, (ii) second, to any accrued and unpaid fees due hereunder or under any of the other Transaction Documents, (iii) third, to any and all accrued and unpaid interest on any of the Loans, (iv) fourth, to collateralize any outstanding Letters of Credit pursuant to Section 3.3(e) herein, and (v) fifth, to the unpaid principal amounts of any of the Loans outstanding hereunder and under the other Transaction Documents, in each case in accordance with the Lenders’ respective Pro Rata Shares of the outstanding amounts thereof.

SECTION 8. THE AGENT
     8.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Transaction Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as may be reasonably incidental thereto.
     8.2 Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any of the Borrowers or any of their respective Subsidiaries or Affiliates as if it were not the Agent hereunder.
     8.3 Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 7. Agent agrees to promptly notify each of the Lenders with respect to any notices received by Agent from Borrowers pursuant to the terms of this Agreement.
     8.4 Consultation with Experts. The Agent may consult with legal counsel, independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or other experts.
     8.5 Liability of Agent. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the requisite percentage in interest of the Lenders set forth herein or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with this Agreement or any Loan hereunder; (b) the performance or observance of any of the covenants or agreements of any of the Borrowers; (c) the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of this Agreement, the Notes or any of the other Transaction Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.
     8.6 Indemnification. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrowers fail to reimburse the Agent pursuant to Section 9.3, Section 9.4 or Section 9.5, or if any Default or Event of Default shall occur under this Agreement, the Lenders shall, rateably in accordance with their respective pro rata portion of all of the then outstanding Loans (other than the Swing Line Loans), indemnify the Agent and hold it harmless from and against any and all liabilities, losses, costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Lender to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys’ fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans and the termination of this Agreement.
     8.7 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.
     8.8 Resignation of Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor Agent (which appointment shall be with the prior consent of Borrowers provided no Default or Event of Default then exists hereunder, and which consent shall not be unreasonably withheld), and any such successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the Agent shall, on behalf of all of the Lenders, appoint a successor Agent (which appointment shall be with the prior consent of Borrowers provided no Default or Event of Default then exists hereunder, and which consent shall not be unreasonably withheld), and any such successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement. After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
     8.9 Removal of Agent. The Agent may be removed at any time, for or without cause, by an instrument or instruments in writing executed by the Required Lenders and delivered to the Agent with a copy to Borrowers, specifying the removal and the date when it shall take effect. Upon any such removal, Lenders shall have the right to appoint a successor Agent with the prior consent of Borrowers, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000.00. If no successor Agent shall have been so appointed by Lenders, and shall have accepted such appointment, within thirty (30) days after the date of removal of the Agent, then the Required Lenders shall, on behalf of all of the Lenders, appoint a successor Agent with the prior consent of Borrowers, which consent shall not be unreasonably withheld, and which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $100,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, and the removed Agent shall be discharged from all of its duties and obligations under this Agreement. After any such removal, the provisions of this Section 9 shall inure to such former Agent’s benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9. GENERAL.
     9.1 No Waiver. No failure or delay by Agent or any of the Lenders in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of Agent or any of the Lenders to exercise any statutory or common law right of banker’s lien or setoff.
     9.2 Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers) and to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by any such Lender and any and all other indebtedness at any time owing by any such Lender to or for the credit or account of any of the Borrowers against any and all of the Borrowers’ Obligations irrespective of whether or not Agent or any such Lender shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Such Lender agrees to promptly notify Borrowers after any such setoff and application made by such Lender, provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lenders under this Section 9.2 are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which Lenders may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of each of the Lenders to exercise any right of setoff or counterclaim they may have against any of the Borrowers and to apply the amount subject to such exercise to the payment of indebtedness of any of the Borrowers unrelated to this Agreement or the other Transaction Documents.
     9.3 Cost and Expenses. Borrowers jointly and severally agree, whether or not any Loan is made hereunder, to pay Agent upon demand (i) all reasonable out-of-pocket costs and expenses and Attorneys’ Fees of Agent in connection with the preparation, documentation, negotiation and execution of this Agreement, the Notes and the other Transaction Documents, (ii) all reasonable recording, filing, search, title insurance, surveying and appraisal fees incurred in connection with this Agreement and the other Transaction Documents, (iii) all reasonable out-of-pocket costs and expenses and all Attorneys’ Fees of Agent and the Lenders in connection with the preparation of any waiver or consent hereunder or any amendment hereof or any Event of Default or alleged Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys’ Fees incurred by Agent and each of the Lenders in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys’ Fees incurred by Agent relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents subsequent to the date hereof. The Borrowers further jointly and severally agree to pay or reimburse Agent and each of the Lenders for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements or any of the other Transaction Documents. All of the obligations of the Borrowers under this Section 9.3 shall survive the satisfaction and payment of the Borrowers’ Obligations and the termination of this Agreement. In the event Agent or any Lender claims any amounts pursuant to this Section 9.3, Agent or such Lender, as the case may be, shall provide to Borrowers an itemized statement of amounts claimed.
     9.4 Environmental Indemnity. The Borrowers hereby jointly and severally agree to indemnify Agent and each of the Lenders and hold Agent and each of the Lenders harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys’ Fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Agent or any of the Lenders for, with respect to or as a direct or indirect result of the violation by any of the Borrowers or any Subsidiary of the Borrowers of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by any of the Borrowers and/or any Subsidiary of the Borrowers in the conduct of its businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Materials (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws), except, in each case, for losses, liabilities, damages, injuries, costs, expenses and claims of Agent or any Lender caused by Agent’s or such Lender’s (as the case may be) gross negligence or willful misconduct as determined by a court of competent jurisdiction; and the provisions of and undertakings and indemnification set out in this Section 9.4 shall survive the satisfaction and payment of the Borrowers’ Obligations and the termination of this Agreement.
     9.5 General Indemnity. In addition to the payment of expenses pursuant to Section 9.3, whether or not the transactions contemplated hereby shall be consummated, the Borrowers hereby jointly and severally agree to indemnify, pay and hold Agent, each of the Lenders and any other holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of any of them (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by any of the Borrowers or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by Agent or any of the Lenders, the Lenders’ agreements to make the Loans hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the “indemnified liabilities”); provided that the Borrowers shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities, or for expenses under Section 9.3 relating to any such indemnified liabilities, arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 9.5 shall survive satisfaction and payment of the Borrowers’ Obligations and the termination of this Agreement.
     9.6 Authority to Act. Agent and the Lenders shall be entitled to act on any notices and instructions (telephonic or written) believed by Agent or any such Lender to be genuine and to have been delivered by any Person authorized to act on behalf of the Borrowers pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a Person authorized to act on behalf of the Borrowers, and the Borrowers hereby jointly and severally agree to indemnify Agent and each of the Lenders and hold Agent and each of the Lenders harmless from and against any and all losses and expenses, if any, ensuing from any such action, other than for such losses or expenses directly caused by the gross negligence or willful misconduct of the Agent or such Lender, as determined by a court of competent jurisdiction.

     9.7 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to the Borrowers, in care of Virbac, as each Borrower’s representative, at 3200 Meacham Boulevard, Fort Worth, Texas 76137, Attention: Jean M. Nelson, Telecopy No. (817) 831-8362, or if to Agent, at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, and in the case of cash budgets deliverable pursuant to Section 6.1(a)(v), to Agent by email transmission to Traci.Dodson@FBOL.com, or if to Lenders, at their respective addresses or telecopy numbers, or in the case of cash budgets deliverable pursuant to Section 6.1(a)(v) at their respective email addresses, each as set forth on the signature pages of this Agreement, or any subsequent Assignment Agreement executed pursuant to Section 9.12 herein or any subsequent amendment hereto or thereto, or at such other address, telecopy number or email address, as the case may be, as any party may designate as its address, telecopy number and/or email address for communications hereunder by notice so given. Such notices shall be deemed effective (i) if given by facsimile transmission, when transmitted to the telecopy number specified in this Section and answerback confirmation of receipt is received, (ii) if sent by registered or certified mail, on the third (3rd) Business Day after the day on which such communication was deposited in the mail with first class postage prepaid, addressed as aforesaid, (iii) if sent by overnight courier, on the Business Day following the date of mailing with such recognized overnight courier service, addressed as aforesaid, or (iv) if given by any other means, when delivered (or in the case of electronic transmission, received) at the addresses specified in this Section.
     9.8 CONSENT TO JURISDICTION; JURY TRIAL WAIVER. EACH BORROWER IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS. THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. EACH OF THE BORROWERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH EACH SUCH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND THE BORROWERS FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE BORROWERS HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH EACH SUCH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILE. EACH OF THE BORROWERS AUTHORIZES THE SERVICE OF PROCESS UPON IT BY REGISTERED MAIL SENT TO SUCH BORROWER AT THE ADDRESS SET FORTH IN SECTION 9.7. EACH OF THE BORROWERS HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION.
     9.9 Agent’s and Lenders’ Books and Records. Agent’s and Lenders’ books and records showing the account between the Borrowers and Agent or any of the Lenders shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.
     9.10 Governing Law; Amendments and Waivers. This Agreement, the Notes, the Security Agreements, the Deed of Trust executed by PM Resources, the Patent, Trademark and License Security

Agreements, the Pledge Agreements and all of the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of Missouri. Any provision of this Agreement, the Notes, the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrowers and the Required Lenders (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Lenders, (i) increase the Revolving Credit Commitment of any Lender, (ii) increase the Swing Line Commitment of First Bank, (iii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder, (iv) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (v) release all or substantially all of the collateral security or any guaranty for any Loan hereunder, (vi) change the definition of Required Lenders, (vii) amend this Section 9.10, or (viii) reduce the minimum amount of an assignment permitted under Section 9.12.
     9.11 Successors and Assigns; Participations.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or otherwise transfer any of their respective rights or delegate any of their respective obligations under this Agreement. Any of the Lenders may sell participations in its Notes and its rights under this Agreement, the other Transaction Documents and in the Collateral in whole or in part to any commercial bank organized under the laws of the United States or any state thereof without the prior consent of Borrowers so long as each agreement pursuant to which any such participation is granted provides that no such participant shall have any rights under this Agreement or any other Transaction Document (the participants’ rights against the Lender granting its participation to be those set forth in the Participation Agreement between the participant and such Lender), and such selling Lender shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents. Each such participant shall be entitled to the benefits of the yield protection provisions hereof to the extent any Lender would have been so entitled had not such participation been sold, but only to the extent that the cost of such benefits to Borrowers does not exceed the cost which Borrowers would have incurred in respect of the applicable Lender absent such participation.
          (b) Any Lender which, in accordance with Section 9.11(a), grants a participation in any of its rights under this Agreement or its Notes shall give prompt notice describing the details thereof to the Agent, the Lenders and the Borrowers.
          (c) Unless otherwise agreed to by Borrowers in writing, no Lender shall, as between Borrowers and that Lender, be relieved of any of its obligations under this Agreement as a result of such Lender’s granting of a participation in all or any part of such Lender’s Notes or all or any part of such Lender’s rights under this Agreement.
     9.12 Assignment Agreements. Any Lender may at any time assign to one or more Lenders or other financial institutions (each an “Assignee”) all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes in a minimum amount of at least $5,000,000.00, and such Assignee shall assume such rights and obligations, pursuant to an Assignment Agreement in substantially the form of Exhibit G attached hereto (an “Assignment Agreement”) executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of Borrowers and the Agent; provided, however, that (i) if any Assignee is an affiliate of such transferor Lender or, immediately prior to such assignment, a Lender, no consent shall be required and (ii) if any Event of Default under this Agreement has occurred and is continuing no consent of the Borrowers to such assignment shall be required, which Assignment Agreement shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to such Assignee and the portion of the Revolving Credit Commitment of the assignor Lender and the credit risk incidental to the Letters of Credit (which portions shall be equivalent) to be assumed by the Assignee, provided that nothing herein contained shall restrict, or be deemed to require any consent as a condition to, or require payment of any fee in connection with, any sale, discount or pledge by any Lender of any Note or other obligation hereunder to a federal reserve bank. Upon the execution of each Assignment Agreement by the assignor Lender, the Assignee and the Borrowers and consent thereto by the Agent (i) such Assignee shall thereupon become a “Lender” for all purposes of this Agreement with a Revolving Credit Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) the assignor Lender shall have no further liability for funding the portion of its Revolving Credit Commitment assumed by such Assignee and (iii) the address for notices to such Assignee shall be as specified in the Assignment Agreement, and the Borrowers shall, in exchange for the cancellation of the Notes held by the assignor Lender, execute and deliver Notes to the Assignee in the amount of its Revolving Credit Commitment and new Notes to the assignor Lender in the amount of its Revolving Credit Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute “Notes” for all purposes of this Agreement, and there shall be paid to the Agent, as a condition to such assignment, an administration fee of $3,000.00 plus any out-of-pocket costs and expenses incurred by it in effecting such assignment, such fee to be paid by the assignor Lender or the Assignee as they may mutually agree, but under no circumstances shall any portion of such fee be payable by or charged to the Borrowers.
     9.13 Confidential Information. Each Lender agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any nonpublic information supplied to such Lender by Borrowers or any Subsidiary pursuant to this Agreement or any other Transaction Document; provided, however, that nothing contained in this Section 9.13 shall prohibit or limit the disclosure by such Lender of any such information (a) to the extent required by any statute, rule, regulation, subpoena or judicial process, (b) to any governmental or regulatory agency having jurisdiction over such Lender as required by law, regulation or legal process, (c) to any professional advisors, including counsel and accountants, for such Lender in connection with the provision of advice or other services to such Lender with respect to any of the Borrowers’ Obligations, this Agreement or any of the other Transaction Documents, (d) to any bank examiners or auditors, (e) in connection with any litigation to which such Lender is a party, (f) in connection with the enforcement of such Lender’s rights and remedies under this Agreement, any of the Notes or any of the other Transaction Documents or (g) to any assignee or participant (or prospective assignee or participant) provided that such assignee or participant agrees in writing to be bound by the terms hereof; and provided further, that in no event shall any Lender be obligated or required to return any materials furnished to such Lender by Borrowers or any Subsidiary under this Agreement or any other Transaction Document. Notwithstanding the foregoing, no Lender shall have any liability to any Borrower, any Subsidiary or any shareholder, partner, joint venturer, manager, member, director, officer, employee or agent of any Borrower or any Subsidiary by reason of, or in any way claimed to be related to, any disclosure by such Lender of any information with respect to any Borrower or any Subsidiary except as the same results from the gross negligence or willful misconduct of such Lender as determined by a court of competent jurisdiction in a final, nonappealable order.
     9.14 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits A, B, C, D, E, F and G refer to annexed Exhibits A, B, C, D, E, F and G which are hereby incorporated herein by reference and all references herein to Schedules 5.5, 5.6, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15 and 6.2(h) refer to annexed Schedules 5.5, 5.6, 5.8, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15 and 6.2(h) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.
     9.15 Subsidiary Reference. Any reference herein to a Subsidiary or Consolidated Subsidiary of the Borrowers, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to the Borrowers and their Subsidiaries or Consolidated Subsidiaries or which is to be determined on a “consolidated” or “consolidating” basis, shall apply only to the extent the Borrowers have any Subsidiaries or Consolidated Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with the Borrowers for financial reporting purposes.
     9.16 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of each of the Borrowers and their respective successors and Agent and each of the Lenders and their respective successors and assigns. The Borrowers may not assign or delegate any of their rights or obligations under this Agreement.
     9.17 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. This notice is provided pursuant to Section 432.047, R.S.Mo. As used herein, “creditor” means Agent and each of the Lenders, the “credit agreement” means this Agreement, and “this writing” means this Agreement, all guaranties executed by any other Obligor, and any other agreement executed in connection herewith or therewith. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. This Agreement, as amended in writing from time to time, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.
     9.18 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein that may be given effect without the invalid, illegal or unenforceable provision shall not in any way be affected or impaired thereby.
     9.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.20 Resurrection of the Borrowers’ Obligations. To the extent that Agent or any of the Lenders receives any payment on account of any of the Borrowers’ Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrowers’ Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of any of the Borrowers and theretofore created and/or existing in favor of Agent for the benefit of the Lenders as security for the payment of the Borrowers’ Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Agent or any such Lender and applied on account of the Borrowers’ Obligations.
     9.21 U. S. Dollars. All currency references set forth herein, in any other Transaction Documents and in any transactions referenced herein or therein shall be denominated in Dollars of the United States of America.
     9.22 Miscellaneous. All references in the Transaction Documents to the Loan Agreement and any other references of similar import shall henceforth mean this Agreement, as the same may from time to time be amended, modified, extended, renewed or restated. This Agreement is an amendment, restatement and continuation of, and not a novation of, the Original Loan Agreement.
     IN WITNESS WHEREOF, the parties have executed this Loan Agreement this 29th day of June, 2006.

VIRBAC CORPORATION
By:	/s/ Jean M. Nelson
Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

PM RESOURCES, INC.
By:	/s/ Jean M. Nelson
Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

ST. JON LABORATORIES, INC.
By:	/s/ Jean M. Nelson
Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

FRANCODEX LABORATORIES, INC.
By:	/s/ Jean M. Nelson
Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

VIRBAC AH, INC.

	By:	/s/ Jean M. Nelson

	Name:	Jean M. Nelson
	Title:	Exec. Vice-President and Chief Financial Officer

DELMARVA LABORATORIES, INC.

	By:	/s/ Jean M. Nelson

	Name:	Jean M. Nelson
	Title:	Exec. Vice-President and Chief Financial Officer

Revolving Credit Commitment:	FIRST BANK
$10,000,000.00

	By:	/s/ Traci L. Dodson

	Name:	Traci L. Dodson
	Title:	Vice President
	Address:	135 North Meramec
St. Louis, Missouri 63105
Attention: Traci Dodson
Telecopy No: 314-854-5454
Email Address: Traci.Dodson@FBOL.com

Revolving Credit Commitment:	JPMORGAN CHASE BANK, N.A.
$5,000,000.00

	By:	/s/ Jennifer C. Baggs

	Name:	Jennifer C. Baggs
	Title:	Vice President
	Address:	Mail Code TX1-1236
P.O. Box 2050
Fort Worth, Texas 76113-2050
Attention: Jennifer Baggs
Telecopy No: 817-884-5697
Email Address: Jennifer.C.Baggs@Chase.com

FIRST BANK, as Agent

By:	/s/ Traci L. Dodson

Name:	Traci L. Dodson
Title:	Vice President
Address:	135 North Meramec
St. Louis, Missouri 63105
Attention: Traci Dodson
Telecopy No: 314-854-5454
Email Address: Traci.Dodson@FBOL.com

SCHEDULE 5.5
Litigation
1. A class action lawsuit filed in Delaware on Jan. 18, 2006 by Richard Abrons, Myron Cohn & Martin Cohn on behalf of the public shareholders of Virbac Corporation. The defendants are Virbac S.A. and its wholly owned subsidiary Interlab S.A.S, as well as Virbac Corporation and its entire board of individually named directors (Eric Maree, Pierre Pages, Michel Garaudet, Alec L. Poitevint, II, Jean N. Willk and Richard W. Pickert).
2. A lawsuit has been threatened for which Virbac has accrued $130M. No lawsuit has been filed yet but a customer that Virbac has not done business with for 1.5 years, Pennfield, sent a letter to say they were considering a lawsuit. It stems from PM Resources supplying the same product to two different customers. Pennfield claims that they lost part of their market share due to PM Resources not adequately supplying the product. PM Resources states the reason for the delay was due to Pennfield’s slow payment history.
3. On February 19, 2004, Richard Hreniuk and Peter Lindell, both Virbac shareholders, filed separate similar lawsuits in the Court, derivatively on behalf of Virbac against Thomas L. Bell, Pascal Boissy, Eric Maree, Pierre A. Pages, Alec L. Poitevint, II, and Jean Noel Willk, all current or former members of Virbac’s Board of Directors, and Joseph A. Rougraff, a former officer of Virbac (collectively, the “Derivative Individual Defendants”) and Virbac, as a nominal defendant. These two lawsuits have been consolidated (the “Shareholder Derivative Action”). On March 1, 2005, the plaintiffs filed a consolidated amended shareholder derivative complaint (the “Amended Derivative Complaint”), asserting claims against: defendants Bell and Rougraff for improper financial reporting under the Sarbanes-Oxley Act of 2002 (“SOX”); all Derivative Individual Defendants for gross mismanagement, breach of fiduciary duty, waste of corporate assets, and unjust enrichment; and defendant Boissy for breach of fiduciary duties due to alleged insider selling and misappropriation of information. Virbac named as a nominal defendant in the Amended Derivative Complaint.
     On July 25, 2005, the Court’s previously entered stay expired without the parties reaching a settlement. The nominal defendant Virbac and the Derivative Individual Defendants filed a motions to dismiss the Amended Derivative Complaint on August 15, 2005. The plaintiffs’ opposition brief was filed on September 29, 2005, and defendants’ reply briefs were filed on October 24, 2005.
     On November 7, 2005, the parties reached a settlement in principle with respect to plaintiffs’ substantive claims and filed a notice advising the Court of the settlement in principle and requesting that the Court hold in abeyance any rulings on the pending motions to dismiss. The settlement in principle was subject to the execution of a written settlement and court approval. After further negotiations and an additional mediation session, the parties were unable to agree on the definitive terms of the settlement. On December 8, 2005, the Court was notified that a definitive settlement could not be reached and was requested to reinstate the Derivative Individual Defendants’ motions to dismiss. On December 15, 2005, the Court issued an order reinstating the defendants’ motion to dismiss.
     On December 20, 2005, the plaintiffs filed a Motion for Leave to File a Second Amended Complaint (the “Second Amended Derivative Complaint”). The plaintiffs proposed Second Amended Derivative Complaint includes the derivative claims described above and seeks to add a cause of action on behalf of the plaintiffs and a putative class of Virbac shareholders against Virbac’s current board of directors (including Richard W. Pickert and Michel Garaudet, who were not named defendants in the Amended Derivative Complaint) and VBSA for breach of fiduciary duties relating to VBSA’s proposal to acquire Virbac’s remaining outstanding shares for $4.15 per share. The proposed Second Amended Derivative Complaint seeks various forms of relief, including preliminarily and permanently enjoining the proposed sale of Virbac shares to VBSA unless and until Virbac adopts and implements a procedure to obtain the highest possible price for Virbac shareholders, including the formation of an independent special committee to evaluate the proposal, money damages, including rescissory damages to the extent that the sale has taken place, and the awarding of the plaintiffs’ attorneys’ fees and costs.
     On January 12, 2006, the Court granted the plaintiffs’ Motion for Leave to File a Second Amended Compliant. On March 20, 2006, in light of the plaintiffs’ filing of the Second Amended Derivative Complaint, the Court denied the defendants ‘ previously filed motions to dismiss as moot. However, these motions to dismiss can be refiled as to the Second Amended Derivative Complaint. On March 20, 2006, the Court also entered a scheduling order (the “Scheduling Order”) under which the Court set forth various deadlines, including a deadline for the completion of discovery by September 29, 2006. In the Scheduling Order, the Court noted that if the parties believe that the case should not proceed at this time in light of the possibility of a tender offer, it would entertain a motion for stay and administrators closure of the action, or similar motion.
     While Virbac intends to vigorously defend itself, Virbac cannot predict the final outcome of the Shareholder Derivative Action at this time. An unfavorable outcome could have a material adverse effect on Virbac’s financial condition and liquidity in the event that final settlement amounts and/or judgment exceeds the limits of Virbac’s insurance policies or the Insurers decline to fund such final settlement/judgment. To date, Virbac’s Insurers have provided coverage for the submitted expenses incurred in defending the Shareholder Derivative Action as a claim under the relevant policies.
4. On December 13, 2005, Virbac S. A. made a proposal to acquire the 39.7% outstanding Common Stock not already owned by Virbac S. A. or its subsidiaries for $.15 per share in cash, representing an aggregate all-cash purchase price of approximately $37.0 million (the {“Tender Offer Proposal”).
     On January 18, 2006, Richard Abrons, Myron Cohn and Martin Cohn filed a lawsuit in the Delaware Court of Chancery in New Castle County (the “Delaware Court”) in their individual capacities and as a purported class action on behalf of Virbac’s public shareholders against Eric Maree, Pierre A. Pages, Michael Garaudet, Alec L. Poitevint, II, Jean Noel Wilik, Richard W. Pickett and Virbac Corporation, Virbac S. A. and Interlab. The lawsuit asserts claims against defendants Virbac S. A., Interlab, Maree, Pages and Garaudet for breach of fiduciary duty of loyalty and unfair dealing, and defendants Wilik, Poitevint, II and Pickert for breach of fiduciary duties of care and good faith. The plaintiffs, seek certification of the purported class, a preliminary and permanent injunction against the consummation of the Tender Offer Proposal, an order declaring the Tender Offer Proposal void and rescinding the Tender Offer Proposal, if it is consummated, disgorgement of any profits or property received by the defendants as a result of their alleged wrongful conduct, unspecified money damages plus interest thereon against all defendants (jointly and severally), attorneys’ fees and expenses incurred in connection with the lawsuit, and such other and further relief that the Delaware Court may deem just and proper. The defendants believe that this lawsuit is without merit and intend to vigorously defend this matter.

SCHEDULE 5.6
Pension Plan Matters
Borrower has two 401(k) plans as follows:
1.	Virbac Corporation Retirement Savings Plan

2.	Virbac Corporation Retirement Savings Plan for Certain Union Members

SCHEDULE 5.8
Borrower’s Subsidiaries

Borrower	Subsidiaries	Ownership
Virbac Corporation	PM Resources, Inc. St. JON Laboratories, Inc. Francodex Laboratories, Inc. Virbac AH, Inc. Delmarva Laboratories, Inc.	All of the capital stock of each of these subsidiaries is 100% owned by Virbac.

St. JON Laboratories, Inc.
Predecessor or Fictitious Names
Virbac Corporation
PM Resources, Inc.
St. JON Laboratories, Inc.
Francodex Laboratories, Inc.
Virbac AH, Inc.
Delmarva Laboratories, Inc.

SCHEDULE 5.10
Other Loans and Guaranties
     1. On an annual basis, Borrowers enter into certain agreements to finance their annual insurance premiums. Such agreements have a term of less than one year. At January 1, 2006, approximately $218,000 was due under such agreements.
     2. During 2003, Virbac purchased 100% of the outstanding shares of the common stock of Delmarva Laboratories, Inc. (“Delmarva”) for a base purchase price of $2.5 million in cash and an additional contingent purchase consideration of up to $2.5 million. In accordance with SFAS No. 141, Virbac accounted for this transaction under the purchase method and recorded a liability of approximately $2.2 million which represents the excess of the estimated fair value of the acquired net assets over the initial cash payment. The purchase agreement provides that the contingent consideration will be paid in increments based upon the achievement of several performance thresholds of the products purchased. The various stated performance thresholds include the registration and revenue goals for one of the product rights purchased, and gross profit milestones within a specified time period for the other product rights purchased.
     3. Borrowers lease certain machinery under non-cancelable operating leases that expire at various dates through September 2011. Future minimum lease payments under non-cancelable leases as of December 31, 2005 are as follows: 2006 $59M; 2007 $53M; 2008 $42M; 2009 $34M; 2010 $32M; thereafter $25M.

SCHEDULE 5.11
Permitted Liens
     UCC-1 financing statement filed in favor of CIT Communications Finance Corporation on Virbac Corporation’s leased telephone equipment.
          UCC-1 financing statement filed in favor of SBP Leasing on PM Resources’ Konica copiers.
          UCC-1 financing statement filed in favor of Maruka USA Inc. on PM Resources’ Maruka owned machinery.

SCHEDULE 5.12
Multiemployer Plans
None.

SCHEDULE 5.13
Patents and Trademarks
Virbac
Patents:
U.S. Trademarks Issued:

Trademark No.	Date Issued	Description
2987323	8/23/05	American Horseman & Design
1500368	8/16/88	Aqualab
2489840	9/18/01	Assault
2947661	5/10/05	Biospheres
2654482	11/26/02	Bovimec
2850988	6/8/04	Breath-eze
2079502	7/15/97	Breath-Eze
1362760	10/1/85	Brite N’Clear
1427979	2/3/87	Brite N’ Shine
2196460	10/13/98	Bromethalin One Meal is All it Takes & Design
1608688	8/7/90	Buffer-Up
1429809	2/24/87	C.E.T.
3029810	12/13/05	C.E.T. DENTAL REWARD
1441004	6/2/87	Caseguard
1685960	5/12/92	CHX (Stylized)
1453782	8/25/87	Coppersafe
1984230	7/2/96	Corium-20
1909686	8/8/95	Critter Fresh
1889584	4/18/95	Critter Vites & Design
1013936	6/24/75	Doggydent
1467935	12/8/87	Dritail
2464964	7/3/01	Earth City Resources & Design
1388785	4/8/86	Furabase
1392090	5/6/86	Furazite
1848959	8/9/94	Glossy Coat
2068027	6/3/97	Herpcare
2898393	10/26/04	Herpcare
2522911	12/25/01	Iverhart
2730166	6/24/03	Iverhart Plus
2235291	3/23/99	Kittydent

Trademark No.	Date Issued	Description
1485919	4/26/88	M (word only) (Logo)
1932877	11/7/95	Mar Chlor
1466915	12/1/87	Maracide
921839	10/12/71	Maracyn
2791436	12/9/03	Maracyn Plus
1451743	8/11/87	Maracyn-Two
2852211	6/8/04	Mardel
2871475	8/10/04	Mardel
2888918	9/28/04	Mardel
1435277	4/7/87	Maroxy
1601718	6/19/90	Marplex
1464227	11/10/87	Multipet
2794967	12/16/03	Nutrimalt
2353133	5/30/00	Odor Disposers
1304345	11/6/84	Odor Disposers
1284948	7/10/84	Ornabac
1441005	6/2/87	Ornacycline
1464226	11/10/87	Ornacyn
1284949	7/10/84	Ornacyn-Plus
1394614	5/27/86	Ornalyte
1689496	5/26/92	Ornascale
2441833	4/10/01	Panaflex [Palaflex?]
1608002	7/31/90	Petrelief
1753554	2/23/93	Petrodex
2856069	6/22/04	Petrodex
2856068	6/22/04	Petromalt
1284937	7/10/84	Petromalt
1609503	8/14/90	PH-Guard
2120205	12/9/97	Prime Treats
1526464	2/28/89	Pro-Zema
2674560	1/14/03	Pulvex
2860103	7/6/04	Pura-Lyte
2860104	7/6/04	Puridine
2421288	1/16/01	Rat & Mouse-A-Rest II
1849751	8/16/94	Seabond
2355497	6/6/00	Sportsman’s Friend
1817660	1/25/94	Spot Not
1754756	3/2/93	St. JON (stylized)
2860102	7/6/04	St. JON Naturals
1441742	6/9/87	Stay
2053530	4/15/97	Tank Hard+

Trademark No.	Date Issued	Description
2049908	4/1/97	Tank Soft
1453783	8/25/87	Tanksafe
2586825	6/25/02	Tick Detach
2927730	2/22/05	Trisulfa
1712972	9/8/92	Trounce
1748074	1/26/93	V (Prescription Symbol)
1313051	1/8/85	Vitaflight
1325091	3/12/85	When You Care For Your Pets
2684994	2/4/03	Worm-Kill
2583536	6/18/02	Wormx
883989	1/13/70	Zema (stylized)
1435257	4/7/87	Zema Kil-A Mite
2045029	3/11/97	Zincchlorhexidate
State & Foreign Trademarks Issued:

Trademark	State/Country	Registration No.	Date
Iverhart	Taiwan	1060489	October 16, 2003
Iverhart Plus	Taiwan	1065248	November 16, 2003
U.S. Trademarks Applied For:

Application or Serial No.	Date Filed	Trademark
78747544	11/4/05	A.C.T.
78792846	1/17/06	ANTI-ADHESIVE TECHNOLOGY & Design
78720617	9/26/05	BREATH-EZE BREATH STRIPS
78312007	10/10/03	C.E.T. AQUADENT
78792920	1/17/06	FLURAFOM Stylized
78686005	8/4/05	HEXTRA
78759741	11/22/05	IVERHART MAX
78715813	9/19/05	PETROMALT HAIRBALL TREATS
78720549	9/26/05	PETS HAVE TEETH TOO!
78715877	9/19/05	PICK YOUR PASSION
78650525	6/14/05	SIRIUS 3 (STYLIZED)
78747588	11/4/05	ULTRA SHIELD
78341960	12/17/03	VIRBACEF
Foreign Trademarks Applied For:

Application or Serial No.	Date Filed	Trademark
1282233 (Canada)	12/7/05	C.E.T. AQUADENT

Copyrights: None.
Licenses: None.
PM Resources
Patents: None.
U.S. Trademarks Issued: None.
U.S. Trademarks Applied For: None.
Other Trademarks Issued: None.
Copyrights: None.
Licenses: None.
St. JON
Patents:

Patent No.	Date Issued	Description
D362,118
U.S. Trademarks Issued:

Trademark No.	Date Issued	Description
2331336	March 21, 2000	Maracare
U.S. Trademarks Applied For: None.
Other Trademarks Issued:

Trademark	State/Country	Registration No.	Date
C.E.T.	Japan	4256160	March 26, 1999
C.E.T.	United Kingdom	1566692	November 15, 1996
Copyrights: None.
Licenses: None.
Francodex

Patents: None.
U.S. Trademarks Issued: None.
U.S. Trademarks Applied For: None.
Other Trademarks Issued: None.
Copyrights: None.
Licenses: None.
Virbac AH
Patents:

Patent No.	Date Issued	Description
5,632,999
5,747,057
5,728,719
5,439,924
U.S. Trademarks Issued:

Trademark No.	Date Issued	Description
1209484	September 21, 1982	Allerderm
1976942	May 28, 1996	Allerderm & Design
2139508	February 24, 1998	Allerderm Efa-Caps
2485615	September 4, 2001	Allerderm Omegaderm
1223071	January 11, 1983	Allergroom
1256531	November 8, 1983	Allerseb T & Design
1306764	November 27, 1984	Ammonil
2076992	July 8, 1997	Bur-Otic
2997158	September 20, 2005	Clinsol
2663538	December 17, 2002	Clinsol
2911217	December 14, 2004	Clintabs
1935973	November 14, 1995	Cortisoothe
2121113	December 16, 1997	Dermacool
2386221	September 12, 2000	Derm-Renu
2153421	April 28, 1998	Ear Clear
2071809	June 17, 1997	Ecto-Soothe
1410090	September 23, 1986	Efa-Z Plus
1410089	September 23, 1986	Epi-Otic
1697304	June 30, 1992	Epi-Soothe

Trademark No.	Date Issued	Description
1932204	October 31, 1995	Etiderm
1719313	September 22, 1992	Euthasol
2096028	September 9, 1997	Flea Science
2393997	October 10, 2000	Flex-Ease
2122433	December 16, 1997	Flypel
2396287	October 17, 2000	Gas-Aid
2607890	August 13, 2002	Gastro-Lax
2960114	June 7, 2005	Genesis
2025448	December 24, 1996	Hexadene
2747365	August 5, 2003	Hexadene
1793380	September 21, 1993	Histacalm
1254284	October 18, 1983	Humilac
2970432	July 19, 2005	Keratolux
2579932	June 11, 2002	Ketochlor
2069825	June 10, 1997	Otomite Plus
1420783	December 16, 1986	Pancrezyme
2441494	April 3, 2001	Pentasol
2079166	July 15, 1997	Preventef
1412937	October 14, 1986	Pyoben
2050001	April 1, 1997	Resichlor
2050000	April 1, 1997	Resicort
2049999	April 1, 1997	Resihist
2185065	August 25, 1998	Resiprox
2045137	March 11, 1997	Resisoothe
2118491	December 2, 1997	Resizole
1591636	April 17, 1990	Sebolux
1307619	December 4, 1984	Soloxine
2107765	October 21, 1997	Tick Arrest
1700109	July 14, 1992	T-Lux Shampoo
1538885	May 16, 1989	Tumil-K
2273100	August 24, 1999	Ultragroom
1385720	March 11, 1986	Uroeze
2081170	July 22, 1997	Veterinary Specialties for Dermatology

U.S. Trademarks Applied For: None.
Other Trademarks Issued:

Trademark	State/Country	Registration No.	Date
Allerderm	Canada	339141	April 15, 1988
Allerderm	France	1379729	November 14, 1986
Allerderm	Germany	1141234	June 14, 1989
Allerderm Efa-Caps	Canada	542926	March 22, 2001
Allerderm Efa-Z Plus	Canada	542655	March 19, 2001
Allergroom	Canada	513439	July 28, 1999
Allerseb T & Design	Canada	523831	February 25, 2000
Cortisoothe	Canada	542440	March 15, 2001
Dermacool	Canada	507282	January 28, 1999
Dermazole	Canada	520348	December 7, 1999
Ear Clear	Canada	516312	September 15, 1999
Ecto-Foam	Canada	493565	April 22, 1998
Ecto-Soothe	Canada	493564	April 22, 1998
Encore	Canada	442089	April 21, 1995
Epi-Otic	Canada	332256	September 25, 1987
Epi-Soothe	Canada	513240	July 26, 1999
Flypel	Canada	508064	February 15, 1999
Hexadene	Canada	523144	February 15, 2000
Hexarinse	Canada	530951	August 9, 2000
Histacalm	France	93/475050	December 17, 1993
Humilac	Canada	513447	July 28, 1999
Natura	Canada	472298	March 11, 1997
Palavite	Canada	433689	September 23, 1994
Palavite	France	93/475051	December 17, 1993
Physio Shampoo	Canada	641366	June 3, 2005
Pyoben	Canada	513674	July 29, 1999
Resichlor	Canada	502470	October 20, 1998
Resicort	Canada	520349	December 7, 1999
Resisoothe	Canada	542439	March 15, 2001
Resizole	Canada	520350	December 7, 1999
Sebolux	Canada	518489	October 22, 1999
Soloxine	Canada	443756	June 9, 1995
Soloxine	European Community	515809	January 26, 1999
Soloxine	United Kingdom	1487983	April 30, 1993
Tumil-K	Canada	TMA649994	October 7, 2005
Tumil-K	United Kingdom	1507932	August 13, 1993
Veterinary Specialties for Dermatology	Canada	513348	July 27, 1999

Foreign Trademarks Applied For:

Application No.	Date Filed	Trademark	State/County
1210966	3/25/04	BIOMOX	Canada
1247858	2/18/05	C.E.T.	Canada
1247720	2/18/05	C.E.T. Dental Reward	Canada
1204886	2/2/04	Clinsol	Canada
1204883	2/2/04	Clintabs	Canada
1208151	3/2/04	Dermaspheres	Canada
1208147	3/2/04	Euthasol	Canada
1202902	1/7/04	Genesis	Canada
3607561	1/12/04	Genesis	European Community
1208148	3/2/04	Virbac Euthasol	Canada
1202903	3/2/04	Virbacef	Canada
Copyrights: None.
Licenses: None.
Delmarva
Patents: None.
U.S. Trademarks Issued: None.
U.S. Trademarks Applied For: None.
Other Trademarks Issued: None.
Copyrights: None.
Licenses: None.

SCHEDULE 5.14
Environmental and Health and Safety Matters
     PM Resources, Inc. is the subject of a Consent Order dated November 22, 1999, issued by the Circuit Court of St. Louis County, Missouri (“Consent Order”), requiring investigation and remediation of historical contamination at its Bridgeton, Missouri property. As of December 31, 2005, approximately $635,000 of investigative and remediation costs have been incurred for which Borrowers have been or will be reimbursed pursuant to a third party indemnity obligation. Borrowers estimate that future investigative and remediation costs are approximately $279,000 through December 31, 2007, which is when remediation is expected to be complete. Borrowers expect substantially all of the remaining investigative and remediation costs will be reimbursed under the terms of the indemnity agreement, which is a formal and legally enforceable agreement, except for $22,000, which represents Borrowers’ estimated remaining portion of the liability and is included in the Borrowers’ Consolidated Balance Sheet as of December 31, 2005. Management believes that PM Resources, Inc. is currently in substantial compliance with all applicable local, state and federal environmental laws and regulations and resolution of the environmental issues contained in the Consent Order will have no material effect on the Borrowers’ financial position, cash flows, or results of operations.

SCHEDULE 5.15
Existing Investments

SCHEDULE 6.2(h)
Transactions with Affiliates

EXHIBIT A
Borrowing Base Certificate
as of
     Pursuant to the Loan Agreement dated June 29, 2006 and thereafter amended among Virbac Corporation and Subsidiaries (collectively the “Borrower”), the Lenders from time to time a party thereto, and First Bank, as agent for the Lenders (in such capacity, the “Agent”), Borrower hereby warrants to Agent and the Lenders that as of the date indicated above, the information in this report is true and correct and that the total eligible accounts and eligible inventory referred to herein qualify per terms of the Loan Agreement. Borrower further represents and warrants to Agent and the Lenders that as of this date Borrower is in full compliance with all of its obligations under the Loan Agreement and all other Transaction Documents and is not in default of any term or provision hereof or thereof.

1. Eligible Accounts Receivable
Total Accounts Receivable per attached aging of same date as this report hereof less: Accounts more than 90 days from date of invoice
less: Credits aged greater than 90 days from date of invoice and included above less: Accounts ineligible due to 10% taint
less: That portion of Accounts due from any Account Debtor that exceed 30% of Total Accounts Receivable less: Accounts due from any Account Debtor that is a shareholder, partner or related party of Borrower less: Rebate Accruals and Credit/Return Reserves
less: Accounts due from any Account Debtor located outside the continental United States of America less: Accounts for which Borrower is liable to Account Debtor for goods sold or services provided by Account Debtor less: Other ineligible accounts per Loan Agreement

TOTAL ELIGIBLE ACCOUNTS RECEIVABLE:	$

2. Eligible Inventory
Total Inventory per attached inventory listing of same date as this report hereof less: Work in process

less: Obsolete inventory

less: Consignment inventory

less: Inventory not maintained at one of the locations provided in the Security Agreements less: Inventory not usable or saleable, at prices not less than standard cost, to include packaging supplies less: Other ineligible inventory per Loan Agreement

TOTAL ELIGIBLE INVENTORY:	$

3. Borrowing Base
Total Eligible Accounts Receivable * 80%

Total Eligible Inventory * 50% (not to exceed $3,500,000.00)
Loan Value of Fixed Assets (not to exceed $8,500,000 less $250,000 times ___(# of quarters since March 31, 2006))

TOTAL BORROWING BASE:	$

4. Loan Amount
Lesser of Borrowing Base or Total Revolving Credit Commitments ($15,000,000)

less: Outstanding Loan Balance

less: Issued and Outstanding Letters of Credit

TOTAL ADVANCES AVAILABLE:	$
Virbac Corporation

By:

Title:

Date:

EXHIBIT B
REVOLVING CREDIT NOTE

$	St. Louis, Missouri June 29, 2006
     FOR VALUE RECEIVED, on March 31, 2007, the undersigned, VIRBAC CORPORATION, a Delaware corporation, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of                                          (“Lender”), the principal sum of                                          Dollars ($                    ), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Lender shall be committed to have outstanding hereunder at any one time shall not exceed                     Dollars ($                    ) subject to the limitations of the “Borrowing Base” (as defined in the Loan Agreement), which amount may be borrowed, paid, borrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.
     Borrowers further jointly and severally promise to pay to the order of Lender interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Loan Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the banking office of First Bank (the “Agent”) situated at 560 Anglum Road, Hazelwood, Missouri 63042, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Loan Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.
     Lender may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Lender’s books and records showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is referred to in that certain Loan Agreement dated the date hereof by and between the Borrowers, Agent, Lender and other lenders named therein (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.
     This Note is secured by those six (6) certain Security Agreements, each dated as of the date hereof executed respectively by each of the Borrowers in favor of Agent for the benefit of Lender and others (as the same may from time to time be amended, the “Security Agreements”), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     This Note is secured by that certain Third Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac Corporation in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated, and by that certain Second Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac AH, Inc. in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Deed of Trust and Security Agreement dated as of September 9, 1993 and executed by PM Resources, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the “Deeds of Trust”), to which Deeds of Trust reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of June 29, 2006 and executed by St. JON Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the "Patent, Trademark and License Security Agreements”), to which Patent, Trademark and License Security Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is guarantied by the Subsidiary Guaranties (as defined in the Loan Agreement) and is further secured by the Subsidiary Security Agreements (as defined in the Loan Agreement), to which Subsidiary Guaranties and Subsidiary Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.
     If the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any of the Security Agreements, any of the Deeds of Trust, any of Patent, Trademark and License Security Agreements, any of the Pledge Agreements or any of the Subsidiary Security Agreements, Lender’s obligation to make any additional loans under this Note may be terminated as set forth in the Loan Agreement, and Agent, on behalf of Lender, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.
     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreements, the Deeds of Trust, the

Patent, Trademark and License Security Agreements, the Pledge Agreements, the Subsidiary Guaranties and/or the Subsidiary Security Agreements securing payment hereof, or for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.
     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

VIRBAC CORPORATION

By:
Name:
Title:

PM RESOURCES, INC.

By:
Name:
Title:

ST. JON LABORATORIES, INC.

By:
Name:
Title:

FRANCODEX LABORATORIES, INC.

By:
Name:
Title:

VIRBAC AH, INC.

By:
Name:
Title:

DELMARVA LABORATORIES, INC.

By:
Name:
Title:

Revolving Credit Note (cont’d)
LOANS AND PAYMENTS OF PRINCIPAL

	Amount of	Unpaid
	of	Principal	Principal	Notation
Date	Loan	Repaid	Balance	Made By

EXHIBIT C
SWING LINE NOTE

$3,000,000.00	St. Louis, Missouri June 29, 2006
     FOR VALUE RECEIVED, on March 31, 2007, the undersigned, VIRBAC CORPORATION, a Delaware corporation, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state bank (“Swing Line Lender”), the principal sum of Three Million Dollars ($3,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Swing Line Loans made by Swing Line Lender to Borrowers pursuant to the Loan Agreement (as hereinafter defined). The aggregate principal amount of Swing Line Loans which Swing Line Lender shall be committed to have outstanding under this Note at any one time shall not exceed Three Million Dollars ($3,000,000.00), subject to the limitations of the “Borrowing Base” (as defined in the Loan Agreement), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement.
     Borrowers further jointly and severally promise to pay to the order of Swing Line Lender interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Loan Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the banking office of First Bank (the “Agent”) situated at 560 Anglum Road, Hazelwood, Missouri 63042, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Loan Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.
     Swing Line Lender may record the date and amount of all Swing Line Loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Swing Line Lender’s books and records showing the account between Swing Line Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is referred to in that certain Loan Agreement dated the date hereof by and between the Borrowers, Agent and other lenders named therein (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.
     This Note is secured by those six (6) certain Security Agreements, each dated as of the date hereof executed respectively by each of the Borrowers in favor of Agent for the benefit of Swing Line Lender and others (as the same may from time to time be amended, the “Security Agreements”), to which

Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is secured by that certain Third Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac Corporation in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated, and by that certain Second Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac AH, Inc. in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Deed of Trust and Security Agreement dated as of September 9, 1993 and executed by PM Resources, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the “Deeds of Trust”), to which Deeds of Trust reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of June 29, 2006 and executed by St. JON Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the "Patent, Trademark and License Security Agreements”), to which Patent, Trademark and License Security Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is guarantied by the Subsidiary Guaranties (as defined in the Loan Agreement) and is further secured by the Subsidiary Security Agreements (as defined in the Loan Agreement), to which Subsidiary Guaranties and Subsidiary Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.
     If the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any of the Security Agreements, any of the Deeds of Trust, any of the Patent, Trademark and License Security Agreements, any of the Pledge Agreements or any of the Subsidiary Security Agreements, Swing Line Lender’s obligation to make any additional loans under this Note may be terminated as set forth in the Loan Agreement, and Agent, on behalf of Swing Line Lender, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.

     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements, the Subsidiary Guaranties and/or the Subsidiary Security Agreements securing payment hereof, or for representation of Swing Line Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.
     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

VIRBAC CORPORATION

By:
Name:
Title:

PM RESOURCES, INC.

By:
Name:
Title:

ST. JON LABORATORIES, INC.

By:
Name:
Title:

FRANCODEX LABORATORIES, INC.

By:
Name:
Title:

VIRBAC AH, INC.

By:
Name:
Title:

DELMARVA LABORATORIES, INC.

By:
Name:
Title:

EXHIBIT D
COMPLIANCE CERTIFICATE
                                        , 20___
First Bank, as Agent
135 North Meramec
St. Louis, Missouri 63105
Attention: Traci Dodson
Each of the Lenders a party to
the Loan Agreement as defined below
Gentlemen:
     Reference is hereby made to that certain Loan Agreement dated June 29, 2006, by and between you, as agent for the Lenders named therein, and the undersigned (as from time to time amended, the “Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.
     The undersigned hereby certify to you that as of the date hereof:
     (a) All of the representations and warranties set forth in Section 5 of the Agreement are true and correct as if made on the date hereof, except to the extent any such representation or warranty is stated to relate solely to an earlier date, and provided that all of the representations and warranties made by Borrowers in Section 5.4 with respect to their annual audited and monthly, internally-prepared financial statements delivered to Agent and Lenders are hereby reiterated by the undersigned with respect to the most recent annual audited and monthly financial statements of the undersigned delivered to the Agent and Lenders pursuant to Section 6.1(a) of the Agreement;
     (b) No violation or breach of any of the affirmative covenants set forth in Section 6.1 of the Agreement has occurred and is continuing;
     (c) No violation or breach of any of the negative covenants set forth in Section 6.2 of the Agreement has occurred and is continuing;
     (d) No Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing;
     (e) The financial statements of Borrowers and its Consolidated Subsidiaries delivered to you with this letter are true, correct and complete and have been prepared in accordance with GAAP; and

     (f) The financial covenant information set forth in Schedule 1 to this letter is true and correct.

Very truly yours,

VIRBAC CORPORATION

By:
Name:
Title:

PM RESOURCES, INC.

By:
Name:
Title:

ST. JON LABORATORIES, INC.

By:
Name:
Title:

FRANCODEX LABORATORIES, INC.

By:
Name:
Title:

VIRBAC AH, INC.

By:
Name:
Title:

DELMARVA LABORATORIES, INC.

By:
Name:
Title:

Schedule 1
To Compliance Certificate
(The Certificate attached hereto is as of                     )
     Capitalized terms used herein shall have the meanings set forth in the Loan Agreement dated as of June 29, 2006 among Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Francodex Laboratories, Inc., Virbac AH, Inc., and Delmarva Laboratories, Inc., as Borrowers, First Bank, as agent, and the lenders named therein (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”). Subsection references herein relate to the subsections of the Agreement.

A.	CONSOLIDATED EBITDA
(for Virbac and its Consolidated Subsidiaries for the four fiscal quarters ending , )

1.	Consolidated Net Income	$
2.	Consolidated Interest Expense	$
3.	Consolidated Tax Expense	$
4.	Depreciation and amortization expenses	$
5.	Goodwill and Other Intangible Assets Impairment	$

6.	Consolidated EBITDA (Sum of A.1 through A.5)	$

B.	MINIMUM CONSOLIDATED NET WORTH
(for Virbac and its Consolidated Subsidiaries as of the month ended , )

1.	Current Consolidated Net Worth	$

2.	Minimum Consolidated Net Worth required by Section 6.1(o)(i)	$ 24,000,000.00

C.	MINIMUM CONSOLIDATED DEBT SERVICE COVERAGE RATIO
(for Virbac and its Consolidated Subsidiaries for the four fiscal quarters ending , )

1.	Consolidated EBITDA (from A.6 above)	$
2.	Scheduled Principal Payments on Senior Consolidated Debt	$
3.	Principal Payments on Subordinated Debt	$
4.	Consolidated Interest Expense	$

5.	Consolidated Debt Service (Sum of C.2+C.3+C.4)	$

6.	Consolidated Debt Service Coverage Ratio (C.1 divided by C.5)	to 1.00
7.	Minimum Required Consolidated Debt Service Coverage
	Ratio per Section 6.1(o)(ii)	1.15 to 1.00

EXHIBIT E
STANDBY LETTER OF CREDIT APPLICATION
AND AGREEMENT

International Operations 135 N. Meramec St. Louis, MO 63105	Telephone: Fax: SWIFT: Telex:	314-854-4655 314-854-5454 FBOLUS6L 271362 FBOLA UR

APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
FOR ON-LINE INPUT, USE TAB KEY. DO NOT USE ENTER KEY
Date:	USE SPACE BAR TO FILL IN CHECK BOXES	LC No.

Please issue an irrevocable standby letter of credit (a “Credit’’) substantially conforming with this Application and forward same to Beneficiary or to your correspondent by the means indicated below. In issuing the Credit, First Bank (“Bank”) is expressly authorized to make such changes in the terms herein below set forth as Bank, in its sole discretion, may deem advisable, provided that such changes shall not vary the principal terms hereof. This Application is subject to the terms and conditions set forth in this Application, Bank’s standard terms for letters of credit, as well as the terms and conditions of all documents executed in connection with the Credit, INCLUDING THE STANDBY LETTER OF CREDIT AGREEMENT EXECUTED BY APPLICANT IN FAVOR OF BANK (THE “AGREEMENT”). *********

Please forward by ☐ Overnight Courier ☐ Full cable (operative)

ADVISING BANK	FOR ACCOUNT OF (Account Party or Applicant)

(if Beneficiary’s bank is not Bank’s correspondent, Bank will use its correspondent)

BENEFICIARY	AMOUNT(Currency Code and Amount)

Drafts to be presented on or before (Expiration Date)

At the counters of First Bank [& Trust] address above

If Autorenewable, Final Expiration Date

Available by drafts at sight on you, or your correspondent at your option or you may waive draft requirement, and accompanied by the following document(s). Documents required:
1. ☐       Use the following default statement (should reflect beneficiary’s right or reason for drawing):

2. ☐      Use attached text. The attachment must be signed and contain the following clause: “This attachment is an integral part of the Application dated                     .”

SPECIAL CONDITIONS: (Check if applicable)
☐	Partial drawings are not permitted
☐	This credit is transferable

☐	Other:

Special Instructions:

APPLICANT(S):

By:

Name and Title:	*******THIS STANDBY APPLICATION CANNOT BE

Address:	PROCESSED UNLESS THERE IS A SIGNED STAND BY

LETTER OF CREDIT AGREEMENT ON FILE AT FIRST BANK.

Date:

     In case of questions, please contact                                                               Telephone:

AGREEMENT OF GUARANTOR(S)
The undersigned unconditionally, absolutely, continuingly and irrevocably guaranties to Bank all of
Insert Applicant name and address
obligations under this Application and join in this Application and agree to be bound thereunder as an Applicant.

GUARANTOR:	GUARANTOR:

By:	By:

Name and Title:	Name and Title:
Address:	Address:

Date:	Date:

CORRESPONDENT BANK AGREEMENT
The undersigned hereby appoints Bank to establish and issue the Credit in Bank’s name in accordance with the terms of this Application and the Agreement. The undersigned acknowledges that it is primarily liable hereunder and agrees to reimburse Bank for any and all amounts paid by Bank in connection with the Credit and any all costs, expenses and charges of every kind and nature incurred by Bank with respect to the Credit and the transaction(s) to which it/they relate(s). The undersigned further agrees to pay to Bank all charges, commissions and interest due and owing to Bank pursuant to the terms of this Application and the Agreement. The undersigned expressly authorizes Bank to immediately charge any account of ours with Bank for any amounts described herein which are owed to Bank.
The undersigned also confirms that the signatures of those persons executing this Application and the Agreement as Applicant(s) and/or Guarantor(s) conform to the signatures on file with us and that such signers are fully authorized to sign and enter into this type of obligation as, or on behalf of, Applicant(s) or Guarantor(s) as follows:

Applicant(s):		Guarantor(s):

	Insert Applicant(s) name and address		Insert Guarantor(s) name and address

Correspondent Bank:

By:

Name and Title:
Address:

Date:

EXHIBIT F

APPLICATION AND AGREEMENT FOR IRREVOCABLE
COMMERCIAL LETTER OF CREDIT

International Operations 4325 Del Amo Blvd. Lakewood, CA 90712	Telephone: Fax: SWIFT: Telex:	1-888-480-0300 562-663-6528 FBOLUS6L 271362 FBOLA UR
APPLICATION FOR IRREVOCABLE COMMERCIAL LETTER OF CREDIT
FOR ON-LINE INPUT, USE TAB KEY. DO NOT USE ENTER KEY

Date:	USE SPACE BAR TO FILL IN BOXES	LC No.
Please issue an irrevocable commercial letter of credit (a “Credit”) substantially conforming with this Application and forward same to Beneficiary or to your correspondent by the means indicated below. In issuing the Credit, First Bank (“Bank”) is expressly authorized to make such changes in the terms herein below set forth as Bank, in its sole discretion, may deem advisable, provided that such changes shall not vary the principal terms hereof. This Application is subject to the terms and conditions set forth in this Application, Bank’s standard terms for letters of credit, as well as the terms and conditions of all documents executed in connection with the Credit, INCLUDING THE COMMERCIAL LETTER OF CREDIT AGREEMENT EXECUTED BY APPLICANT IN FAVOR OF BANK (THE “AGREEMENT”). ******
Please forward by            ☐ Full Cable (Operative)            ☐ Overnight Courier

Please Issue this LC the same as LC # with the following exceptions:

ADVISING BANK	FOR ACCOUNT OF

(if Beneficiary’s bank is not Bank’s correspondent, Bank will use its correspondent)	(Account Party or Applicant)

BENEFICIARY	Amount (currency code and amount)

Drafts to be presented on or before (Expiration Date)

In the country of the Beneficiary unless otherwise indicated

Available by drafts at ☐ sight       ☐                      days sight       ☐                      days                                          date drawn on you or your correspondent
For                      % of invoice value, ACCOMPANIED BY THE FOLLOWING DOCUMENTS, AS CHECKED:

☐ Signed Commercial Invoice originals copies	☐ Packing List originals copies
☐ U.S. Special Customs Invoice originals copies	☐ Certificate of Origin
☐ Marine/Air insurance policy or certificate for at least 110% invoice value covering “All Risks” including:

☐ Other Documents/Special Instructions:

☐ Use attached text. The attachment must be signed and contain the following clause: “This attachment is an integral part of the Application dated                     ”

☐ ON BOARD Original Ocean Bill Of Lading (If more than one original has been issued, all are required)	☐ Original plus one copy Air Waybill
☐Other:	☐ Forwarders Cargo Receipt

Consigned ☐ to ☐ to order of:

Notify:	Marked: Freight ☐ Collect ☐ Prepaid

Covering: Merchandise described in the invoice as: (mention commodity in general terms)

Shipping Terms:	☐ FAS	☐ FOB	☐ CFR	☐ CIF	☐ C&l	☐
Shipment From: Shipment to: Latest Shipment Date:
Partial shipment: ☐ Allowed ☐ Prohibited
Transhipment:     ☐ Allowed ☐ Prohibited
Documents to be presented for negotiation no later than                     days after shipping date or other shipping document issuance date. (21 days if blank)
☐ Insurance effected by ourselves. We agree to keep insurance coverage in force until this transaction is completed.
Credit to be: ☐TRANSFERABLE      ☐ NON-TRANSFERABLE

All banking charges other than issuing bank’s are for:	☐ Beneficiary	☐ Our Account
Acceptance charges, if any, are for	☐ Beneficiary	☐ Our Account
Other Instructions:

UNLESS OTHERWISE INSTRUCTED, DOCUMENTS SHALL BE FORWARDED TO YOU VIA COURIER BY NEGOTIATING BANK.

APPLICANT(S):

By:

Name and Title:	“***“THIS COMMERCIAL STANDBY APPLICATION CANNOT BE PROCESSED

Address:	UNLESS THERE IS A SIGNED COMMERCIAL LETTER OF CREDIT

AGREEMENT ON FILE AT FIRST BANK.

Date:

     In case of questions, please contact                                                                                  Telephone:

AGREEMENT OF GUARANTOR(S)
The undersigned unconditionally, absolutely, continuingly and irrevocably guaranties to Bank all of
Insert Applicant name and address
obligations under this Application and join in this Application and agree to be bound thereunder as an Applicant.

GUARANTOR:	GUARANTOR:

By:	By:

Name and Title:	Name and Title:
Address:	Address:

Date:	Date:

CORRESPONDENT BANK AGREEMENT
The undersigned hereby appoints Bank to establish and issue the Credit in Bank’s name in accordance with the terms of this Application and the Agreement. The undersigned acknowledges that it is primarily liable hereunder and agrees to reimburse Bank for any and all amounts paid by Bank in connection with the Credit and any all costs, expenses and charges of every kind and nature incurred by Bank with respect to the Credit and the transaction(s) to which it/they relate(s). The undersigned further agrees to pay to Bank all charges, commissions and interest due and owing to Bank pursuant to the terms of this Application and the Agreement. The undersigned expressly authorizes Bank to immediately charge any account of ours with Bank for any amounts described herein which are owed to Bank.
The undersigned also confirms that the signatures of those persons executing this Application and the Agreement as Applicant(s) and/or Guarantor(s) conform to the signatures on file with us and that such signers are fully authorized to sign and enter into this type of obligation as, or on behalf of, Applicant(s) or Guarantor(s) as follows:

Applicant(s):		Guarantor(s):

	Insert Applicant(s) name and address		Insert Guarantor(s) name and address

Correspondent Bank:

By:

Name and Title:

Address:

Date:

97

EXHIBIT G
ASSIGNMENT AGREEMENT
     AGREEMENT dated as of                     ,                      among [ASSIGNOR] (the “Assignor”), [ASSIGNEE] (the “Assignee”), VIRBAC CORPORATION, PM RESOURCES, INC., ST. JON LABORATORIES, INC., FRANCODEX LABORATORIES, INC., VIRBAC AH, INC., and DELMARVA LABORATORIES, INC. (collectively, the “Borrowers”), and FIRST BANK, as Agent (the “Agent”).
WITNESSETH:
     WHEREAS, this Assignment Agreement (this “Agreement”) relates to the Loan Agreement dated as of June 29, 2006 among the Borrowers, the Assignor and the other Lenders party thereto, as Lenders, and the Agent (the “Loan Agreement”);
     WHEREAS, as provided under the Loan Agreement, the Assignor has a Revolving Credit Commitment to make Revolving Credit Loans to the Borrowers, in an aggregate principal amount at any time outstanding not to exceed $                     (the “Revolving Credit Commitment”);
     WHEREAS, Revolving Credit Loans made to the Borrowers by the Assignor under the Loan Agreement in the aggregate principal amount of $                     are outstanding as of the date hereof; and
     WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan Agreement in respect of a                      percent (                    %) portion of its Revolving Credit Commitment in the amount of $                     (the “Assigned Commitment”), together with a corresponding portion of its outstanding Revolving Credit Loans and Letter of Credit risk participations, and its interest in all Collateral and Guarantees therefor, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;
     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
     SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.
     SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Loan Agreement to the extent of the Assigned Commitment, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement to the extent of the Assigned Commitment, including the purchase from the Assignor of the corresponding portion of the principal amount of the Revolving Credit Loans and risk participations in any Letters of Credit outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrowers and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Lender under the Loan Agreement with a Revolving Credit Commitment of $                    , and (ii) the Revolving Credit Commitment of the Assignor shall, as of the date hereof, each be reduced by a like amount and the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.
     SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in federal funds the amount heretofore agreed between them.1 It is understood that commitment and/or facility fees accrued to the date hereof with respect to the Assigned Commitment, are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party’s interest therein and shall promptly pay the same to such other party.
     SECTION 4. Consent of the Borrowers and the Agent. This Agreement is conditioned upon the consent of the Borrowers and the Agent pursuant to Section 9.12 of the Loan Agreement. The execution of this Agreement by the Borrowers and the Agent is evidence of this consent. Pursuant to, and subject to the requirements of, Section 9.12 the Borrowers agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.
     SECTION 5. Nonreliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrowers, or the validity and enforceability of the obligations of the Borrowers in respect of the Loan Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.
     SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.
     SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or other representatives or agents as of the date first above written.

Revolving Credit Commitment:	[ASSIGNOR]
$
By:

Title:

[1]	Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the assignee, net of any portion of any up front fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Revolving Credit Commitment:	[ASSIGNEE]
$
By:

Title:

VIRBAC CORPORATION

By:

Title:

PM RESOURCES, INC.

By:

Name:

Title:

ST. JON LABORATORIES, INC.

By:

Name:

Title:

FRANCODEX LABORATORIES, INC.

By:

Title:

VIRBAC AH, INC.

By:

Name:

Title:

DELMARVA LABORATORIES, INC.

By:

Name:

Title:

FIRST BANK, as Agent

By:

Title:

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF VIRBAC CORPORATION
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of Virbac Corporation, a corporation organized under the laws of Delaware (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature

Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s’ knowledge.
     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.
(SEAL)

/s/ Erik R. Martinez

Dr. Erik R. Martinez, President of Virbac Corporation

/s/ Jean M. Nelson

Jean M. Nelson, Secretary of Virbac Corporation

EXHIBIT A
(Certificate of Incorporation)

State of Delaware	page 1
Office of the Secretary of State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE CERTIFICATE OF MERGER, WHICH MERGES:
     “VIRBAC, INC”, A DELAWARE CORPORATION,
     WITH AND -INTO “AGRI-NUTRITION GROUP LIMITED” UNDER THE NAME OF “VIRBAC CORPORATION”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, WAS RECEIVED AND FILED IN THIS OFFICE THE FIFTH DAY OF MARCH, A.D. 1999 AT 1:31 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

2344484 8330 991468981	/s/ Edward J. Freel Edward J. Freel, Secretary of State AUTHENTICATION:	0063795
	DATE:	11-04-99

EXHIBIT B
(Bylaws)
BYLAWS
OF
VIRBAC CORPORATION
(Amended and Restated as of January 27, 2004)
ARTICLE I — OFFICES
     Section 1. Business Offices. Virbac Corporation (the “Company”), may have such offices and branch offices, either within or without the State of Delaware, as the Board of Directors (the “Board”) may designate from time to time.
     Section 2. Registered Office. The Company shall maintain a registered office in the State of Delaware, which may be changed from time to time by the Board.
ARTICLE II — STOCKHOLDERS
     Section 1. Annual Meeting. The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) shall be held subsequent to the end of each fiscal year of the Company, on such date and at such hour as the Board shall annually determine. At each Annual Meeting, the stockholders entitled to vote shall elect a Board of Directors, or class thereof, and they may transact any such other corporate business as shall be stated in the notice of the Annual Meeting.
     Section 2. Special Meetings. Special Meetings of the Stockholders of the Company (each, a “Special Meeting”) may be called by the Board or the President of the Company or by the holders of not less than one-half of all the outstanding shares entitled to vote at such meeting. No business shall be transacted at any Special Meeting unless such business is stated in the notice of the meeting as one of the purposes of that Special Meeting.
     Section 3. Place and Time of Meeting. The Board shall designate the place and time of any Annual Meeting or Special Meeting. The place so designated may be either within or without the State of Delaware, as the Board may choose.
     Section 4. Notice of Meeting. Notice of a meeting, stating the place, day, and hour of such meeting and, in the case of a Special Meeting, the purpose or purposes for which such meeting is called, shall be delivered not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of such meeting, by written, telegraphic, or any other means of communication, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.
     Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the adjourned meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.
     Section 6. Waiver of Notice of Meeting of Stockholders. Whenever any notice is required to be given to any stockholder of the Company under the provisions of any statute, or under the provisions of the By-Laws, a waiver thereof signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the expressed purpose of objecting, at the beginning of the meeting, to the transactions of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or Special Meeting need be specified in any written waiver of notice.
     Section 7. Fixing the Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.
     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixed a new record date for the adjourned meeting.
     All notice and record periods established herein shall be adjusted where required to conform to any prescribed periods now or hereafter provided by the General Corporation Law of the State of Delaware.
     Section 8. Stockholder Quorum and Action. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except where these By-Laws require action to be taken by the holders of more than a majority of the shares then entitled to vote. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless otherwise provided by law or these By-Laws.
     Section 9. List of Stockholders. The Secretary of the Company shall prepare and make available at least ten (10) days before every meeting of the stockholders a complete list of the stockholders entitled to vote at the meeting, as required by statute.
     Section 10. Voting. Each outstanding share of Common Stock entitled to vote shall be entitled to one vote upon each manner submitted to a vote at a meeting of stockholders. Each outstanding share of Preferred Stock entitled to vote shall be entitled to the number of votes as provided in the Company’s Certificate of Incorporation or in any Designation of Rights and Preferences applicable to the class or series of preferred stock and the matter to be voted upon.
     Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize any other person(s) to act for him by proxy. However, no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.
     Section 12. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President, or in their absence, by a chairman chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The secretary, an Assistant Secretary, or in their absence, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.
     Section 13. Action by Stockholders Without a Meeting. Except as may otherwise be limited by the Company’s Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice shall be given to those stockholders who have not consented in writing. The notice shall fully summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which dissenters’ rights are provided by law, the notice shall contain a clear statement of the rights of stockholders dissenting therefrom.
ARTICLE III — DIRECTORS
     Section 1. Powers. Except as otherwise provided by law or by the Company’s Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business, and affairs of the Company shall be managed under the direction of, the Board of Directors.
     Section 2. Number, Tenure, and Obligation. The number of directors of the Company shall be not less than five (5) nor more than thirteen (13). From time to time, the number of directors may be increased by stockholder action or by resolution of a majority of the directors then in office.
     Section 3. Election of Directors. Except as may otherwise be provided in the Company’s Certificate of Incorporation or in any Designation of Rights and Preferences of any class or series of Preferred Stock, directors shall be elected at the Annual Meeting by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of directors. If the annual election of directors is not held on the day designated by the Board for any Annual Meeting, or at any adjournment thereof, the Board may cause the election to be held at a Special Meeting specifically called for that purpose.
     Section 4. Regular Meetings. A regular meeting of the Board shall be held without other notice than this By-Law immediately after, and at the same place as, the annual election of directors. The Board may, from time to time, by resolution appoint the time and place, either within or without the State of Delaware, for holding other regular meetings of the Board, if by it deemed advisable. Such regular meetings shall thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto.
     Section 5. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the President, or any two directors. The person(s) authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, and any tune, as the place and time for holding any special meeting of the Board, called by him, her, or them.
     Section 6. Notice of Special Meeting. Notice to a director of any special meeting may be given in writing by U.S. mail or facsimile transmission to the residence or place of business of the director, as shown on the books of the Company, not less than five (5) calendar days before the day on which the meeting is to be held. Alternatively, notice to a director of any special meeting may be given by delivering the same to such director personally or by conveying the same information to such director by way of telephone not later than two (2) days before the day of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at such director’s residence or place of business with postage thereon prepaid. Except as otherwise provided in the By-Laws, or as may be indicated in the notice thereof, any and all business may be conducted at any special meeting.
     When a special meeting of the Board is adjourned to another time and place, no notice of the adjourned meeting need to be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
     Section 7. Waiver of Notice. A director may waive the requirement of notice of a special meeting of the Board by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     Section 8. Quorum and Action. Except as otherwise provided by these By-Laws or the Company’s Certificate of Incorporation, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum shall have been obtained.
     Directors shall be deemed present at a meeting of the Board if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.
     The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by these By-Laws or the Company’s Certificate of Incorporation.
     Section 9. Presumption of Assent. A director of the Company who is present at a meeting of its Board at which action on any corporate matter is taken shall be presumed to have asserted to the action taken unless he votes against such action, or abstains from voting in respect thereto because of an asserted conflict of interest.
     Section 10. Action Without a Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office, and filed in the minutes of the proceedings of the Board. Any action required or permitted to be taken by any Committee of the Board at a meeting may be taken without a meeting if such a consent in writing, setting forth the action so taken, shall be signed by all of the members of such Committee then in office, and filed in the minutes of the proceedings of such Committee and the Board.
     Section 11. Interested Transactions. No contract or other transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board or a committee thereof, which authorizes, approves, or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:
(a)	The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	The contract or transaction is fair to the Company as of the time it is authorized, approved, or ratified, by the Board, a committee, or the stockholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
     Notwithstanding the foregoing, any transaction required to be publicly disclosed by the Company pursuant to Item 404 of Regulation S-K shall be void unless the audit committee of the Board (or another independent body of the Board) reviews such transaction for potential conflict of interest situations and expressly approves such transaction.
     Section 12. Compensation of Directors. The Board may pay each director a stated salary as such, or a fixed sum for attendance at meetings of the Board or any committee thereof, or both, and may reimburse each director for his expenses of attendance at each such meeting. The Board may also pay to each director rendering services to the Company not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. None of these payments shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. The Board shall determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.
     Section 13. Resignations. Any director of the Company may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therefore, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.
     Section 14. Removal. Subject to the rights of the holders of any class or series of Preferred Stock, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of eighty percent of the shares then entitled to vote at an election of directors.
     Section 15. Vacancies. Any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal, or other cause, including any vacancy created by reason of an increase in the number of directors or as a result of Board action, shall be filed exclusively by the affirmative vote of a majority of the remaining directors then in office and not by stockholders, even if such remaining directors constitute less than a quorum of the board of directors, or by a sole remaining director. Any director so elected shall hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until the next Annual Meeting relating to the election of directors of such class and until such director’s successor is duly elected and qualified. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     Section 16. Board Committees. The Board shall designate from among its members an audit committee, a compensation committee and a nominating committee, which committees shall be formed in accordance with the rules promulgated by the exchange on which the Company’s shares are listed. The Board may designate from among its members one or more other committees as the Board deems appropriate. The Board shall have power at any time to fill vacancies in, change the membership of, designate one or more directors as alternate members of, or discharge any such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting who are not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
     Section 17. Powers and Duties of Committees. Any committee shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company to the extent provided for in the resolution of the Board designating such committee and as limited by these By-Laws, and may authorize the seal of the Company to be affixed to all papers which may require it, provided however, no such committee shall have power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of dissolution, or amend these By-Laws. Without limiting the foregoing, unless the resolution or these By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
     Section 18. Chairman of the Board. The Chairman of the Board shall be elected by the directors at the regular meeting of the Board following the annual election of directors. The Chairman shall hold office until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office, or both. The Chairman shall preside, when available, at all meetings of the stockholders and the Board. He shall have the specific powers conferred by these By-Laws, and he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board. The Chairman of the Board shall not be an officer of the Company ex officio unless also serving as the President or Chief Executive Officer of the Company pursuant to Article IV below.
ARTICLE IV — OFFICERS
     Section 1. Officers. The officers of the Company shall include a President, a Secretary, and a Treasurer, each whom shall be elected by the Board. Such other officers, assistant officers, and agents as may be deemed necessary may be elected or appointed by the Board from time to time. Any two or more offices may be held by the same person.
     Section 2. Election and Term of Office. The officers of the Company shall be elected at the regular meeting of the Board following the annual election of directors. Each officer shall thereafter hold office at the pleasure of the Board until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successor shall have been duly elected and shall have qualified, or until his earlier resignation, removal from office, or both.
     Section 3. Removal. Any officer may be removed by the Board at any time, with or without cause. In the case of the offices of President, Secretary, Chief Executive Officer and Treasurer or Chief Financial Officer of the Company, the election or designation by the Board of a successor to any such office shall be deemed to constitute the removal, without cause, of the previous incumbent in such office without the need for separate action by the Board to effect such removal.
     Section 4. Vacancies. A vacancy in any office arising from any cause may be filled by the Board for the unexpired portion of the term.
     Section 5. President. The President, under the direction of the Board, shall have general responsibility for the management and direction of the business, properties, and affairs of the Company. He shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these By-Laws and by the Board or delegated to such person by the Chief Executive Officer of the Company during any period in which the President is not also designated by the Board as the Chief Executive Officer.
     Section 6. Vice President. In the absence of the President, or in the event of his death, inability, or refusal to act, the Vice President, if one has been appointed or elected by the Board (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), shall perform the duties of the President and, when so acting, shall have all of the powers of, and be subject to all of the restrictions upon, the President, Each Vice President shall have general executive powers to act on behalf of the Company and such further duties and responsibilities as may be assigned or conferred by the Board or as may be delegated by the Chief Executive Officer of the Company.
     Section 7. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Board and the stockholders in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law, (c) as custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized, (d) be the registrar of the Company and keep a register of the addresses of all stockholders which shall be furnished to the Secretary by the stockholders or by the Company’s transfer agent, (e) have general charge of the stock transfer books and records of the Company, and (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board.
     Section 8. Treasurer. Except as hereinafter provided, the Treasurer shall (a) have charge and custody of, and be responsible for, all funds and securities of the Company, (b) receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as the Board may direct or authorize, and (c) in general, perform all of the duties as from time to time may be assigned to him or her by the President or the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.
     During any period in which the Board has designated a Vice President or Officer other than the Treasurer to serve as Chief Financial Officer, the Treasurer of the Company shall, in lieu of the duties enumerated above, (a) report to and act as an advisor and consultant to the Chief Financial Officer with respect to cash management issues and the supervision of short-term investment of excess funds and (b) perform such other duties and have such other authority as may be delegated to the Treasurer by the Chief Financial Officer.

     Section 9. Chief Executive Officer. The Board may designate the Chairman of the Board or the President of the Company to serve as Chief Executive Officer of the Company and in any such event the person so designated shall, in addition to the other duties, powers and responsibilities conferred by law and under these By-Laws, have and exercise plenary executive authority over the affairs of the Company including the right to assign duties and grant responsibility to other officers of the Company, the right to designate without Board action individuals to serve as assistant officers without general executive authority, and the right to act on behalf of the Company with respect to the voting of stock or taking of action with respect to investments in any subsidiary, affiliate or joint venture involving the Company or any subsidiary; provided however, that the ability of the Chief Executive Officer to act or grant proxies in respect of the foregoing shall not include the power to acquire or dispose of any such investment except as expressly authorized by the Board.
     In the event that the Board shall designate the President as Chief Executive Officer, the Board may designate a Vice President to serve as Deputy Chief Executive Officer to have and exercise the powers of the Chief Executive Officer in his absence or in the event of his death, inability or refusal to act. In the event that the President is not also designated as the Chief Executive Officer of the Company, the President shall serve as Deputy Chief Executive Officer.
     Section 10. Chief Financial Officer. The Board may designate an officer of the Company to serve as Chief Financial Officer and in the event of such designation, the duties, rights, and responsibilities otherwise assigned to the Treasurer of the Company in the first paragraph of Section 8 of this Article IV shall be assigned to the Chief Financial Officer. In addition, the Chief Financial Officer shall have an exercise plenary authority over internal accounting, auditing and control functions on behalf of the Company and any controller or accounting officer of the Company shall report to and be subject to supervision by the delegation of authority from such Chief Financial Officer. The Chief Financial Officer shall report regularly upon the financial affairs of the Company to the Chief Executive Officer, the audit committee and the Board.
     Section 11. Salaries. No officer shall be prevented from receiving a salary by reason of the fact that he is also a director of the Company.
ARTICLE V — CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certificates for Shares. Certificates representing shares of the Company shall be in such form as shall be determined by the Board. Every holder of stock in the Company shall be entitled to have a certificate bearing the signatures of the President and the Secretary or an Assistant Secretary or facsimiles thereof if authorized by the Board, and sealed with the corporate seal or a facsimile thereof, certifying the number of shares owned by him, her, or it in the Company. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. No certificate shall be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if the Company were such officer, transfer agent, or registrar at the date of issue.
     Section 2. Transfer of Shares. The Company or its duly authorized agent shall register a certificate for shares presented to it for transfer if (a) the certificate is endorsed by the appropriate person(s), (b) reasonable assurance is given that those endorsements are genuine and effective, (c) the Company or its duly authorized agent has no duty to inquire into adverse claims, or has discharged any such duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful, or is to a purchaser for value in good faith, and without notice of any adverse claim. The new certificate(s) shall be issued only upon surrender of the old certificate, which shall be canceled upon the issuance of the new certificate(s). The person in whose name shares stand on the books of the Company to be deemed by the Company to be the owner thereof for all purposes, and the Company shall not be bound to recognize an equitable or other claim to, or interest in, such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.
     Section 3. Lost, Stolen, or Destroyed Stock Certificates; Issuance of New Certificates. The Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of such new certificate.
ARTICLE VI — BOOKS AND RECORDS
     Section 1. Books and Records. The Company shall keep correct and complete books and records of account, and shall keep minutes of the proceeding of its Board and stockholders. The Company shall also keep, at its principal place of business or with its duly authorized agent, a record of its stockholders, giving names and addresses of all stockholders and the number of shares held by each.
     Section 2. Stockholders’ Inspection Rights. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies of extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Company at its registered office in the State of Delaware, or at its principal place of business, if different.
ARTICLE VII — INDEMNIFICATION AND LIMITATION OF LIABILITY
     Section 1. Indemnification.
          1.1 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
          1.2 The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
          1.3 To the extent a present or former director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1.1 and 1.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
          1.4 Any indemnification under paragraphs 1.1 and 1.2 above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in paragraphs 1.1 and 1.2 above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the members of the Board who are not parties to such action, suit or proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.
          1.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.
          1.6 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
          1.7 The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article VII.
          1.8 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 2. Limitation of Liability. No director of the Company shall be liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted by Section 102 of the Delaware General Corporation Law, as amended.
     Section 3. Repeal. No amendment to, or repeal of, any of the provisions of this By-Law shall adversely affect any right or protection of a director of the Company existing hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal of these provisions. Each right or protection arising or accruing hereunder with respect to an act or omission of a director shall be deemed to arise or accrue as of the date that such act or omission occurred.
ARTICLE VIII — MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the Company shall be the period commencing January 1 each year and concluding the following December 31.
     Section 2. Dividends. The Board may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions, provided by law.
     Section 3. Corporate Seal. The Board shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the Company name, “Virbac Corporation”, and the state of incorporation, “Delaware”.
     Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indenture, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company by the Chief Executive Officer, by the President, by any Vice President, by the Secretary, or by the Chief Financial Officer or (if there is no Chief Financial Officer) the Treasurer. Accept as otherwise required by law, any such instruments may also be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company in such other manner, and by such other officer, employees, or agents of the Company as the Board or the Chief Executive Officer may from time to time direct.
ARTICLE IX- AMENDMENTS
     These By-Laws may be amended, altered, or repealed, and By-Laws may be made, by a majority vote of the whole Board; provided, however, that no By-Law fixing or altering the quorum or voting required in respect of action taken by stockholders shall be effective unless approved by the stockholders.
     Stockholders may amend, alter or repeal any By-Laws, whether or not adopted by them, and may adopt any additional By-Laws. Stockholder action to adopt, amend, or repeal any By-Law requiring action by more than a majority of the shares entitled to vote thereon may be adopted, amended, altered or repealed only by the affirmative vote of such higher number of stockholders.

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of Virbac Corporation, a corporation organized under the laws of Delaware (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of Delaware in accordance with the Certificate of Incorporation and Bylaws of this Corporation:
     WHEREAS, PM Resources, Inc. (“PM Resources”), Virbac AH, Inc. (“Virbac AH”), St. JON Laboratories, Inc. (“St. JON”) and Delmarva Laboratories, Inc. (“Delmarva”) are all wholly owned subsidiaries of the Corporation; Francodex Laboratories, Inc. (“Francodex”) is a wholly owned subsidiary of Virbac AH; and PM Resources, Virbac AH, St. JON, Delmarva, Francodex (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of Virbac Corporation, hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors
of Virbac Corporation

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF PM RESOURCES, INC.
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of PM Resources, Inc., a corporation organized under the laws of Missouri (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of Missouri.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature

Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s’ knowledge.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.
(SEAL)

/s/ Erik R. Martinez Dr. Erik R. Martinez, President
of Virbac Corporation

/s/ Jean M. Nelson Jean M. Nelson, Secretary
of Virbac Corporation

EXHIBIT A
(Articles of Incorporation)

No. 00383702

STATE OF MISSOURI

Judith K. Moriarty
SECRETARY OF STATE

CORPORATION DIVISION

CERTIFICATE OF INCORPORATION

WHEREAS, DUPLICATE ORIGINALS OF ARTICLES OF INCORPORATION OF

PM RESOURCES, INC.

HAVE BEEN RECEIVED AND FILED IN THE OFFICE OF THE SECRETARY OF STATE, WHICH ARTICLES, IN ALL RESPECTS, COMPLY WITH THE REQUIREMENTS OF GENERAL AND BUSINESS CORPORATION LAW;

NOW, THEREFORE, I, JUDITH K. MORIARTY, SECRETARY OF STATE OF THE STATE OF MISSOURI, BY VIRTUE OF THE AUTHORITY VESTED IN ME BY LAW, DO HEREBY CERTIFY AND DECLARE THIS ENTITY A BODY CORPORATE, DULY ORGANIZED THIS DATE AND THAT IT IS ENTITLED TO ALL RIGHTS AND PRIVILEGES GRANTED CORPORATIONS ORGANIZED UNDER THE GENERAL AND BUSINESS CORPORATION LAW.

IN TESTIMONY WHEREOF, I HAVE SET MY HAND AND IMPRINTED THE GREAT SEAL OF THE STATE OF MISSOURI, ON THIS, THE 22ND DAY OF JULY, 1993.

Judith K. Moriarty
Secretary of State

$53.00

EXHIBIT B
(Bylaws)
BY-LAWS
OF
PM RESOURCES, INC.
INCORPORATED UNDER THE LAWS OF MISSOURI
JULY 22, 1993

Date Amended
or Restated
(if applicable):

BY-LAWS
OF
PM RESOURCES, INC.
ARTICLE I
     The principal office of this corporation shall be at its registered office or at such place as the Board of Directors shall designate, which location may at any time be changed by such Board. The corporation may establish offices and branch offices at such other places as the corporation may decide and as the business of the corporation may require.
ARTICLE II
Shareholders’ Meetings
     1. Place. All meetings of shareholders will be held at the principal office of the corporation in the State of Missouri or at such other places either within or without the State of Missouri as may be designated from time to time by the Board of Directors of the corporation.
     2. Annual Meetings. The annual meeting shall be held on the third (3rd) Monday of July each year, if not a legal holiday, and if a legal holiday, on the next business day thereafter, for the purpose of electing directors and for the transaction of such other business as may be brought before the meeting.
     3. Special Meetings. Special meetings may be called by the President or by the Board of Directors or by the holders of not less than one-fifth of all the outstanding shares entitled to vote at such meeting.
     4. Notice of Meetings. Notice of any meeting shall be given in the manner required by the laws of the State of Missouri, or notice of any meeting may be waived as permitted by said laws.
     5. Organization of Meetings. Every meeting, for whatever object, shall be convened and presided over by the President, Secretary or other person calling the meeting.
ARTICLE III
Directors
     1. Number, Election and Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors (Board). The number of directors to constitute the Board of Directors is Three (3); provided, however, that the number of Directors may be fixed, from time to time, by amendment of these Bylaws. Any such change shall be reported to the Secretary of State of Missouri within thirty (30) calendar days after the change. A Director need not be a shareholder or a resident of the State of Missouri.
     If a member of the Board should for any reason fail to serve out his term, his successor may be elected at a special meeting of shareholders to serve until the next annual meeting of shareholders. If a vacancy on the Board results from action taken at a special meeting of shareholders, the election to fill such vacancy may take place at that same special meeting of shareholders.
     2. Quorum. At all meetings of the Board a majority of the full Board as prescribed in the Articles of Incorporation shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.
     3. Regular Meetings. The regular meetings of the Board shall be held at such dates as the Board may from time to time designate. No notice to the directors of regular meetings shall be required.
     The first meeting of each newly elected Board, which shall be considered a regular meeting of the Board, may be held immediately following the annual meeting of shareholders.
     At the first meeting of each newly elected Board, the Board may elect a Chairman of the Board to preside at all shareholder meetings and Board meetings.
     4. Special Meetings. Special meetings of the Board may be held at any time upon a call or notice in writing, signed by the President, or by the Vice-President, sent by mail to the last known address of each director three days before the date of the meeting. Such notice need not state the business to be transacted at or the purpose of such special meeting. Except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened, attendance of a director at any meeting shall constitute a waiver of notice of such meeting.
     5. Dividends. The Board may declare dividends in cash, property, or the corporation’s own shares. Whether or not a dividend shall be declared, and, if declared, in what amount and at what time it shall be payable, shall all be matters lying within the discretion of the Board, subject to the limitations and provisions of the laws of the State of Missouri.
     6. Salary. Directors shall not receive any stated salary for their services as directors, but by resolution of the Board a fixed reasonable fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.
ARTICLE IV
Consents
     1. Shareholders and Directors. Where all of the shareholders and directors entitled to vote on any action, execute a written “consent” or written “consents” to the taking of such action, such “consent” or “consents” shall have the same force and effect as a unanimous vote by all of the shareholders or directors lawfully entitled to vote at a duly called meeting thereof.
ARTICLE V
Officers
     1. Designation and Tenure. The officers of the corporation shall consist of a President and a Secretary, and may, if the board so elects, include one or more Vice-presidents, a Treasurer, one or more Assistant Secretaries and such other officers as may be determined by the Board. All officers shall be elected by the Board and shall be subject to removal by the Board at any time. Each officer shall serve until his successor be appointed, or until his death or resignation or until his removal by the Board. Any one individual may hold any two or more of the above-named offices, unless prohibited by law.
     2. Duties and Authority of Officers.
          (a) President. The President shall be the chief executive officer of the corporation and shall act as general manager of its business affairs, subject to the control of the Board. He shall have authority to sign all deeds, contracts, certificates of stock and obligations of the corporation, including checks and drafts, except as the Board shall otherwise provide. He may not effect loans except by authority of a resolution of the Board.
          (b) Vice-President. In the absence of the President or in the case of his inability or refusal to act, and upon a written delegation of authority from the Board, the Vice-President shall perform all the duties and possess all the powers of the President. In the event there be more than one Vice-President they shall act in the order in which they were elected, or named, in the minutes reflecting their election.
          (c) Treasurer. The Treasurer shall perform generally all duties incident to his office or that may be required of him by the Board.

          (d) Secretary. The Secretary shall perform generally all duties incident to his office or that may be required of him by the Board.
          (e) Assistant Secretaries. In the absence of the Secretary, or in case of his inability or refusal to act, an Assistant Secretary shall perform all the duties of the Secretary.
ARTICLE VI
Stock and Transfers
     1. Stock. The capital stock of the corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer under seal of the corporation.
     2. Transfers. Transfers of stock shall only be made on the books of the corporation by the Secretary of the corporation, upon the surrender of the certificates of stock properly endorsed.
     Transfers of stock may be limited by agreements entered into among any or all of the holders of stock of the corporation or among the corporation and any or all of the holders of stock of the corporation and, when so limited, a reference to said agreement shall be entered on the face of each certificate of stock issued.
     The Board of Directors may make any and all such rules and regulations and take any and all such actions as it may deem expedient concerning the issuance, transfer and registration of certificates representing the stock of the corporation.
ARTICLE VII
Amendments
     The Board of Directors may, by a majority vote of the whole Board, alter, amend or repeal these By-Laws in whole or in part, and make new By-Laws, at any regular or special meeting.
ARTICLE VIII
Indemnification of Directors and Officers
     The Corporation shall indemnify, to the full extent permitted by The General and Business Corporation Law of Missouri, as amended from time to time, all persons whom a Corporation may indemnify pursuant to the General and Business Corporation Law of Missouri.
* * * * * * * * * *

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of PM Resources, Inc., a corporation organized under the laws of Missouri (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of Missouri in accordance with the Articles of Incorporation and Bylaws of this Corporation:
     WHEREAS, the Corporation, Virbac AH, Inc. (“Virbac AH”), St. JON Laboratories, Inc. (“St. JON”) and Delmarva Laboratories, Inc. (“Delmarva”) are all wholly owned subsidiaries of Virbac Corporation (“Virbac”); Francodex Laboratories, Inc. (“Francodex”) is a wholly owned subsidiary of Virbac AH; and Virbac, Virbac AH, St. JON, Delmarva, Francodex (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of PM Resources, Inc., hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors
of PM Resources, Inc.

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF ST. JON LABORATORIES, INC.
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of St. JON Laboratories, Inc., a corporation organized under the laws of California (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of California.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature
Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s knowledge.
     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.
(SEAL)

/s/ Erik R. Martinez Dr. Erik R. Martinez, President
of Virbac Corporation

/s/ Jean M. Nelson Jean M. Nelson, Secretary
of Virbac Corporation

EXHIBIT A
(Articles of Incorporation)

State of Delaware
Office of the Secretary of State

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:
     “MARDEL LABORATORIES, INC.”, A DELAWARE CORPORATION,
     “ZEMA CORPORATION”, A DELAWARE CORPORATION,
     WITH AND INTO “ST. JON LABORATORIES, INC.” UNDER THE NAME OF “ST. JON LABORATORIES, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF MAY, A.D. 1998, AT 4:30 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Edward J. Freel,

	Edward J. Freel, Secretary of State

2896943 8100M	AUTHENTICATION:	9083194

981186955	DATE:	05-15-98

CERTIFICATE OF MERGER
OF
MARDEL LABORATORIES, INC. AND ZEMA CORPORATION
INTO
ST. JON LABORATORIES, INC.
(UNDER SECTION 252 OF THE GENERAL
CORPORATION LAW OF THE STATE OF DELAWARE)
ST. JON LABORATORIES, INC. hereby certifies that:
     1. That the name and state of incorporation of each of the constituent corporations of the merger are as follows;

Name	State of Incorporation
Mardel Laboratories, Inc. Zema Corporation St. JON Laboratories, Inc.	Delaware Delaware California
     2. That an Agreement and Plan of Reorganization among the constituent corporations and Agri-Nutrition Group Limited, a Delaware corporation and the holder of all of the outstanding shares of common stock of each of the constituent corporations, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.
     3. That the name of the surviving corporation of the merger is St. JON Laboratories, Inc.
     4. That the articles of incorporation of St. JON Laboratories, Inc. shall be the articles of incorporation of the surviving corporation.
     5. The surviving corporation is a corporation organized under the laws of the State of California.
     6. That the executed Agreement and Plan of Reorganization is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1656 West 240th Street, Harbor City, California 90710.
     7. That a copy of the Agreement and Plan of Reorganization will be furnished by the surviving corporation, on request and without cost, to the stockholder of any of the constituent corporations.
     8. St. JON Laboratories, Inc. hereby agrees to that it may be served with process in Delaware in any proceeding for enforcement of any obligation of Mardel Laboratories, Inc. and Zema Corporation, as well as enforcement of any obligation of St. JON Laboratories, Inc. arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and St. JON Laboratories, Inc. hereby irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such suit or proceeding and a copy of such process shall be mailed by the Secretary of State to St. JON Laboratories, Inc. at the following address:
1656 West 240th Street
Harbor City, California 90710
Tel: 310-326-2720
Fax: 310-326-8026
     IN WITNESS WHEREOF, St. JON Laboratories, Inc. has caused the Certificate to be signed by John J. Nelson, its authorized officer, this 14th day of May, 1998.

ST. JON LABORATORIES, INC.
BY:	/s/ John J. Nelson
John J. Nelson
President

138

EXHIBIT B
(Bylaws)

BYLAWS
OF
ST. JON LABORATORIES, INC.
(as of December 29, 1995)
ARTICLE I
OFFICES
     1.1 Registered Office. The Corporation shall maintain a registered office and registered agent in the State of California.
     1.2 Other Offices. In addition to its registered office, the Corporation may have such other offices as the Board of Directors may from time to time choose to establish. Such other offices may be located at any place within or without the State of California.
ARTICLE II
SHAREHOLDER MEETINGS
     2.1 Annual Meetings. The annual meeting of Shareholders shall be held at the principal office of the Corporation on the first Tuesday of April in each year for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. The date, time and/or place of the annual meeting may be changed by resolution of the Board of Directors, provided that such new date, time and/or place shall be specified in the notice of the meeting provided in accordance with these Bylaws.
     2.2 Special Meetings. Special meetings of Shareholders for any purpose(s) may be called at any time upon written request to the Secretary by the President, the Chairman of the Board, if any, a majority of the Board of Directors, or by not less than ten percent (10%) of the shares outstanding and entitled to vote at the special meeting. Upon receipt of such written request, the Secretary shall, at the expense of the Corporation, call a special meeting of Shareholders by giving notice in the manner prescribed in these Bylaws. The special meeting shall be held at such place, either within or without the State of California, and at such date and time, as shall be specified in the notice of the meeting. No business shall be transacted at any special meeting of Shareholders except that specifically designated in the notice of the meeting.
     2.3 Notice of Meetings. Not less than ten (10) nor more than sixty (60) days before the date of every Shareholders’ meeting, the Secretary shall give to each Shareholder of record on the record date as determined in accordance with these Bylaws, written notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by statute, the purpose(s) for which the meeting is called. Notice shall be deemed given when personally delivered to the Shareholder or when deposited in the United States mail, first-class postage prepaid, addressed to the Shareholder at his or her last known business or residence address as it appears on the records of the Corporation.
     2.4 Record Date. So that the Corporation may determine the Shareholders entitled to notice of and/or to vote at any meeting of Shareholders, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of share, or for any other lawful purpose, the Board of Directors may fix in advance a record date, which date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting or the taking of such action. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the adjourned meeting.
     2.5 List of Shareholders of Record. Prior to each Shareholders’ meeting, the Secretary or an Assistant Secretary shall prepare an accurate and complete list in alphabetical order of the Shareholders of record entitled to vote at the meeting, indicating the address of each and the number of shares held by each. The list of Shareholders of record shall be open to examination by any Shareholder during regular business hours upon prior written demand on the Corporation on or before five (5) business days after the demand is received either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the place where the meeting is to be held. The list shall also be produced and kept open at the meeting for inspection by any Shareholder present.
     2.6 Quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the presence in person or by proxy of the holders of record of shares entitled to cast a majority of the votes entitled to be cast at the meeting, shall constitute a quorum at such meeting. In case a quorum shall not be present at any meeting, a majority in interest of Shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until the requisite amount of shares entitled to vote shall be present. At any adjourned meeting at which the requisite amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     2.7 Voting. Each outstanding share of common stock (unless restricted) shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Shareholders. A majority of the votes cast at a meeting of Shareholders duly-called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which has properly come before the meeting, unless more or less than a majority of votes cast is required by statute, the Articles of Incorporation or these Bylaws. Upon the demand of any Shareholder, the vote for Directors and the vote upon any question before the meeting shall be by ballot.
     2.8 Proxies. At all meetings of Shareholders, a Shareholder may vote by written proxy, dated and executed by the Shareholder or by his or her duly-authorized attorney-in-fact. No proxy shall be valid for more than eleven (11) months from the date of its execution unless otherwise specifically stated in the proxy.
     2.9 Voting of Shares by Certain Holders. Shares standing in the name of another corporation, if entitled to vote, may be voted by such Officer, agent or proxy as the bylaws of the corporate Shareholder shall prescribe or, in the absence of a controlling bylaw, as the board of directors of the corporate Shareholder shall determine, provided that a certified copy of the bylaw or board resolution is presented to the Secretary prior to the meeting. Any fiduciary may vote shares standing in his name as a fiduciary, either in person or by proxy. Shares of its own stock belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.
     2.10 Action Without a Meeting. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Shareholders at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

ARTICLE III
BOARD OF DIRECTORS
     3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors and, except as expressly provided by statute, the Articles of Incorporation or these Bylaws, all the powers of the Corporation shall be vested in the Board of Directors. The phrase “entire board” refers to the total number of Directors which the Corporation would have if there were no vacancies.
     3.2 Number, Election and Tenure. The number of directors of the Corporation shall be not less than three (3) persons. Subject to the foregoing, the number of Directors constituting the entire board may be increased or decreased from time to time by action of the Shareholders. Directors shall be elected at the annual meeting of Shareholders to succeed the Directors whose terms have expired and to fill any vacancies then existing. The term of office of each Director shall be from the time of his or her election and qualification until the annual meeting of Shareholders next succeeding his or her election and until his or her successor shall have been duly elected and shall have qualified. A Director need not be a Shareholder or a resident of the State of California. The Board of Directors shall keep minutes of their meetings and a full account of their transactions.
     3.3 Annual Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the adjournment of the annual meeting of Shareholders, for the purpose of appointing Officers for the ensuing year, and for the transaction of such other business as may come before the meeting. Any lawful business may be transacted at the annual meeting of the Board of Directors whether or not specifically designated in the notice of the meeting.
     3.4 Special Meetings. Special meetings of the Board of Directors may be called at any time upon written request to the Secretary by the President, the Chairman of the Board, if any, or by a majority of the Board of Directors. Upon receipt of such written request, the Secretary shall, at the expense of the Corporation, call a special meeting of the Board of Directors by giving notice to each Director in the manner prescribed by these Bylaws. The special meeting shall be held at such place, date and time as shall be stated in the notice of the meeting. No business shall be transacted at any special meeting of the Board of Directors except that specifically designated in the notice of the meeting.
     3.5 Notice of Special Meetings. Special meetings of the Board of Directors shall be held upon four (4) days’ notice by mail, or forty-eight (48) hours’ notice delivered personally or by telephone or telegram. Notice shall be deemed given when personally delivered to the Director or when deposited in the United States mail, first-class postage prepaid, addressed to the Director at his or her last known business or residence address as it appears on the records of the Corporation. A notice or waiver of notice need not specify the purpose of any special meeting.
     3.6 Participation by Telephone, Etc. Members of the Board of Directors and any committee created thereby may participate in any meeting of the Board of Directors or such committee by conference telephone or by any other means of communication by which all persons participating in the meeting are able to hear one another, and such participation shall constitute presence in person at the meeting.
     3.7 Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting so adjourned.
     3.8 Voting. Each Director shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of the Board of Directors. A majority of the votes cast at a meeting of the Board of Directors, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which properly comes before the meeting.
     3.9 Removal. Except as otherwise provided by statute or the Articles of Incorporation, at any special meeting of Shareholders, duly called and at which a quorum is present, any Director may be removed from office, with or without cause, by the vote of a majority of all the shares then outstanding and entitled to vote, and at such meeting another Director may be elected to serve during the unexpired term of the removed Director by majority vote of the shares present at the meeting in person or by proxy.
     3.10 Vacancies. Any vacancy occurring in the Board of Directors by reason of the death, disability or resignation of any Director, or by the removal of any Director without the election of another to take his or her place, may be filled by the Board of Directors. The new Director so elected shall serve for the unexpired term of his or her predecessor or until his or her successor is duly elected.
     3.11 Resignations. Any Director, member of a committee or Officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, when the notice is received by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
     3.12 Committees. The Board of Directors may, by resolution passed by a majority of the Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in the resolution, any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, including the power to authorize the corporate seal to be affixed to all papers that may require it.
     3.13 Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, agent or otherwise, and from receiving compensation therefor.
     3.14 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.
ARTICLE IV
OFFICERS
     4.1 Title, Appointment and Tenure. The Officers of the Corporation shall be a President, a Treasurer and a Secretary, all of whom shall be appointed by the Board of Directors and all of whom shall hold office until their successors are duly appointed and qualified. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem necessary or appropriate for the proper conduct of the business of the Corporation.
     4.2 Other Officers and Agents. The Board of Directors may appoint such other Officers and agents as they deem advisable. Such other Officers and agents shall serve for such terms and exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

     4.3 Chairman of the Board. The Chairman of the Board of Directors, if any, shall be a member of the Board, shall preside at all meetings of the Board of Directors, and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.
     4.4 President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of the policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation, subject only to the ultimate authority of the Board of Directors. He shall preside at all meetings of Shareholders. He may sign and execute, on behalf of the Corporation, share certificates, deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof has been expressly delegated by the Board of Directors to some other Officer or agent of the Corporation, or is required by law to be otherwise signed or executed. If the Corporation shall not have a Chairman of the Board, the President shall preside at meetings of the Board of Directors.
     4.5 Vice President. The Board of Directors may appoint one or more Vice Presidents with the authority to perform such duties as may be assigned to them by the President or the Board of Directors. In the absence of the President, the Vice President shall perform all the duties of the President, and when so acting shall have the powers of the President.
     4.6 Treasurer and Assistant Treasurers. The Treasurer shall serve as the chief financial officer and shall have custody of corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He shall render to the President and the Board of Directors on demand, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform all duties incident to the office of Treasurer, and such other duties as shall be assigned to him by the Board of Directors or the President. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with surety as the Board shall prescribe.
     Any Assistant Treasurers appointed by the Board of Directors, in the order of their seniority, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors, the President or the Treasurer shall prescribe.

     4.7 Secretary and Assistant Secretaries. The Secretary shall give, or cause to be given, notice of all meetings of Shareholders and Directors, and all other notices required by law or by these Bylaws. In his or her absence, refusal or neglect to do so, such notices may be given by any person so directed by the President, the Board of Directors, or the Shareholders upon whose requisition the meeting was called as provided in these Bylaws. The Secretary shall keep minutes of the meetings of Shareholders and Directors of the Corporation in one or more books provided for that purpose, and shall, in general, perform all duties incident to the office of Secretary, and such other duties as may be assigned to him by the Board of Directors or the President. He shall have custody of the corporate seal, affix it to all instruments requiring it when authorized by the Board of Directors or the President, and attest the same.
     Any Assistant Secretaries elected by the Board of Directors, in order of their seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors, the President or the Secretary shall prescribe.
     4.8 Compensation. The Board of Directors shall have authority to fix the compensation of all Officers of the Corporation. No Officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.
     4.9 Holding More Than One Office. One person may be appointed to two or more offices, but no one shall be both President and Vice President, nor may anyone execute, acknowledge or verify any instrument in more than one capacity.
     4.10 Removal. Any Officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
ARTICLE V
SHARE CERTIFICATES
     5.1 Share Certificates. Each Shareholder shall be entitled to a certificate or certificates representing the number, kind, class and par value of shares of the capital share of the Corporation owned by him or her. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and counter-signed by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal. The signatures may be either manual or facsimile. Any certificate representing shares that are restricted or limited as to their transferability or voting rights, that are preferred or limited as to dividends or as to their share of the assets upon liquidation, or that are redeemable at the option of the Corporation, shall state upon its face that such shares are restricted, preferred, limited or redeemable and on the face or back thereof shall have either a full statement of such restriction, preference, limitation or redemption right or a summary thereof and a statement that the Corporation will furnish to any Shareholder a full statement upon request and without charge.
     5.2 Transfer of Shares. Upon surrender to the Secretary or to a duly-appointed transfer agent of a certificate representing the ownership of shares in the Corporation, endorsed or accompanied by proper evidence of assignment or authority to transfer, it shall be the duty of the Secretary or such transfer agent to issue a new certificate to the person entitled thereto, to cancel the old certificate, and to record the transfer upon the shares transfer records of the Corporation. The Corporation shall be entitled to treat the holder of record of any shares of shares as the holder in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of California.
     5.3 Lost Certificate. The Board of Directors may authorize the issuance of a new certificate to replace any certificate that is alleged to have been stolen, lost or destroyed. When authorizing the issuance of any replacement certificate, the Board of Directors may, as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate to deliver an affidavit of that fact, and to deposit with the Corporation a bond in such form and amount and with such surety as the Board of Directors may deem appropriate, to indemnify the Corporation against any loss or claim which may arise as a result of the issuance of the replacement certificate.
     5.4 Dividends. Subject to the provisions of the Articles of Incorporation or these Bylaws, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital shares of the Corporation. Dividends may be paid in cash, property or shares of the capital shares of the Corporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sums as the Board of Directors shall in its discretion deem proper for working capital, a reserve to meet contingencies or such other purposes as the Board of Directors shall deem to be in the best interests of the Corporation.

ARTICLE VI
MISCELLANEOUS
     6.1 Corporate Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL CALIFORNIA”. The seal may be used by causing it or a facsimile to be impressed, affixed or reproduced.
     6.2 Fiscal Year. The fiscal year of the Corporation shall close on such date as the Board of Directors may from time to time determine and specify by resolution, provided that in the absence of any contrary determination by the Board of Directors the fiscal year shall close on October 31st.
     6.3 Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
     6.4 Waiver of Notice. Whenever any notice is required by statute, the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. The attendance by any person at any meeting shall constitute a waiver of notice of such meeting, except when such person attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called or convened.
     6.5 Amendments. The Board of Directors may, by a majority vote of the whole Board, alter, amend or repeal these Bylaws in whole or in part, and adopt new Bylaws, other than an amendment changing the authorized number of Directors, at any regular or special meeting; provided that this provision shall not divest or limit the power of the shareholders to adopt, amend or repeal the Bylaws.

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of St. JON Laboratories, Inc., a corporation organized under the laws of California (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of California in accordance with the Articles of Incorporation and Bylaws of this Corporation:
     WHEREAS, the Corporation, Virbac AH, Inc. (“Virbac AH”), PM Resources, Inc. (“PM Resources”) and Delmarva Laboratories, Inc. (“Delmarva”) are all wholly owned subsidiaries of Virbac Corporation (“Virbac”); Francodex Laboratories, Inc. (“Francodex”) is a wholly owned subsidiary of Virbac AH; and Virbac, Virbac AH, PM Resources, Delmarva, Francodex (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of St. JON Laboratories, Inc., hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors of St. Jon Laboratories, Inc.

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF FRANCODEX LABORATORIES, INC.
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of Francodex Laboratories, Inc., a corporation organized under the laws of Kansas (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of Kansas.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature
Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s’ knowledge.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.
(SEAL)

/s/ Erik R. Martinez
Dr. Erik R. Martinez, President
of Virbac Corporation

/s/ Jean M. Nelson
Jean M. Nelson, Secretary
of Virbac Corporation

EXHIBIT A
(Articles of Incorporation)
The State of Texas
Secretary of State
CERTIFICATE OF INCORPORATION
OF
FRANKODEX LABORATORIES, INC.
CHARTER NUMBER 01417819
     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED ARTICLES OF INCORPORATION FOR THE ABOVE NAMED CORPORATION HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.
     ACCORDINGLY, THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF INCORPORATION.
     ISSUANCE OF THIS CERTIFICATE OF INCORPORATION DOES NOT AUTHORIZE THE USE OF A CORPORATE NAME IN THIS STATE IN VIOLATION OF THE RIGHTS OF ANOTHER UNDER THE FEDERAL TRADEMARK ACT OF 1946, THE TEXAS TRADEMARK LAW, THE ASSUMED BUSINESS OR PROFESSIONAL NAME ACT OR THE COMMON LAW.
DATED OCT. 7, 1996
EFFECTIVE OCT. 7, 1996

/s/ [ILLEGIBLE]

Antonio O. Garza, Jr., Secretary of State

  FILED
In the Office of the
Secretary of State of Texas

OCT 7, 1996

Corporations Section
ARTICLES OF INCORPORATION
OF
FRANKODEX LABORATORIES, INC.
ARTICLE ONE
The name of the corporation is Frankodex Laboratories, Inc.
ARTICLE TWO
The period of duration is perpetual.
ARTICLE THREE
The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
The aggregate number of shares which the corporation shall have authority to issue is THIRTY THOUSAND (30,000) shares of common stock at $1.00 par value.
ARTICLE FIVE
The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actual received.
ARTICLE SIX
The street address of its initial registered office is 3200 Meacham Blvd., Fort Worth, Texas 76137. The registered agent for the corporation is Brian K. Davis, Attorney at Law, 6207 Airport Freeway, Haltom City, Texas 76117.

ARTICLE SEVEN
The number of directors constituting the initial board of directors is three (3), and the names and address of the persons or persons who are to serve as directors until the first annual meeting the shareholders or until their successors are elected and qualified are:
Rodger D. Brandt
3200 Meacham Blvd
Fort Worth, Texas 76137
Anton Schweitzer
3200 Meacham Blvd
Fort Worth, Texas 76137
Brian A. Crook
3200 Meacham Blvd
Fort Worth, Texas 76137
ARTICLE EIGHT
The name and address of the incorporator is :

/s/ Brian K. Davis
Brian K. Davis
Attorney at Law
6207 Airport Freeway
Haltom City, Texas 76117

STATE OF TEXAS	§
COUNTY OF TARRANT	§
BEFORE me, a notary public, on this day personally appeared Brian K. Davis, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein are true and correct.
Given under my hand and seal of office this 3rd day of October, 1996.

/s/ S. Rehill

Notary Public, State of Texas

My commission expires:
7/3/99

EXHIBIT B
(Bylaws)
FRANCODEX, INC.
BYLAWS
Article I
Offices
     Section 1. Principal Office. The principal office for the transaction of the business of the corporation is hereby located at 9825 Widmer, Lenexa, Kansas 66215.
     Section 2. Registered Office. The corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in Kansas. By like resolution the resident agent at such registered office may be changed to any other person or corporation, including itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State, and a certified copy thereof shall be recorded in the office of the Register of Deeds for the county in which the new registered office is located (and in the old county, if such registered office is moved from one county to another).
     Section 3. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business .
Article II
Shareholders
     Section 1. Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held at the principal office of the corporation unless another place within or without the State of Kansas is designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the secretary of the corporation .
     Section 2. Annual Meetings. The annual meetings of the shareholders shall be held on the last Friday of each fiscal year at 9:00 o’clock, a.m. of said day; provided, however, that should said day fall upon a Holiday, then such annual meeting of shareholders shall be held at the same time and place on the Friday preceding such designated meeting date. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.
     Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than fifty (50) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute. If this bylaw as to the time and place of election of directors is changed, such notice shall be given to shareholders at least twenty (20) days prior to such meeting.
     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the president or by the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders. Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.
     Section 4. Adjourned Meetings and Notice Thereof. Any shareholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting.
     When any shareholders’ meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be
FRANCODEX, INC.
Corporate Bylaws

transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.
     Section 5. Voting. Unless the Board of Directors has fixed in advance (pursuant to Article V, Section 1) a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day next preceding the date on which the meeting shall be held. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. Every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.
     Section 6. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 7. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Section 8. Action Without Meeting. Any action which under any provision of the Kansas Corporation Code, may be taken at a meeting of the shareholders, except approval of an agreement for merger or consolidation of the corporation with other corporations, or a sale of all or substantially all of the corporate property, may be taken without a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.
FRANCODEX, INC.
Corporate Bylaws

     Section 9. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.
     Section 10. Inspection of Corporate Records. The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders, the Board of Directors and of executive committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. A list of shareholders entitled to vote shall be exhibited at any reasonable time and at meetings of the shareholders when required by the demand of any shareholder at least twenty (20) days prior to the meeting. Such inspection may be made in person or by an agent or attorney authorized in writing by a shareholder, and shall include the right to make abstracts. Demand of inspection other than at a shareholders’ meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.
     Section 11. Inspection of Bylaws. The corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during ordinary business hours.
Article III
Directors
     Section 1. Powers. Subject to limitations of the Articles of Incorporation, of the bylaws, and of the Kansas Corporation Code as to action which shall be authorized or approved by the shareholders, and subject to the duties of directors as prescribed by the bylaws; all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to-wit:
FRANCODEX, INC.
Corporate Bylaws

     First—To alter, amend or repeal the bylaws of the corporation.
     Second—To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or the bylaws, fix their compensation, and require from them security for faithful service.
     Third—To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with the law, or with the Articles of Incorporation or the bylaws, as they may deem best.
     Fourth—To change the principal office and registered office for the transaction of the business of the corporation from one location to another as provided in Article I hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Kansas, as provided in Article I, Section 3 hereof; to designate any place within or without the State of Kansas for the holding of any shareholders’ meeting or meetings except annual meetings; to adopt, make and use a corporate seal, to prescribe the forms of certificates of stock, and to alter the forms of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.
     Fifth—To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital.
     Sixth—To borrow money and incur indebtedness for purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.
     Seventh—To appoint an executive committee and other committees, and to delegate to such committees any of the powers and authority of the Board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal bylaws. Any such committee shall be composed of two or more directors.
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Corporate Bylaws

     Section 2. Number and Qualification of Directors. The authorized number of directors of the corporation shall be not less than one (1) or more than ten (10) until changed by amendment to this bylaw. Directors need not be shareholders.
     Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at a special meeting of shareholders held for that purpose as soon thereafter as conveniently may be. All directors shall hold office until their respective successors are elected. A director can be removed from office at any time for good cause, however, by a majority vote of the shareholders, and he may be removed without cause by a majority vote of the shareholders, unless he shall have sufficient shareholder support that by use of cumulative voting he would otherwise be able to maintain his position on the Board in a regular election of Board members.
     Section 4. Vacancies. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. If at any time, by reason of death, resignation, or other cause, the corporation should have no directors in office, then any officer or any stockholder or any executor, administrator, trustee or guardian of a stockholder or other fiduciary entrusted with like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of these bylaws, or may apply to the District Court for a decree summarily ordering election as provided for by the Kansas Corporation Code. Each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.
     A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at the meeting, or if any director or directors elected shall refuse to serve.
     The shareholders holding at least ten percent (10%) of the outstanding voting stock may call a meeting at any time to fill any vacancy or vacancies not filled by the directors, or if the Board of Directors filling a vacancy constitutes less than a majority of the whole Board, as constituted immediately prior to any increase in the number of directors. If the Board of Directors accepts the resignation of a director rendered to
FRANCODEX, INC.
Corporate Bylaws

take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.
     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.
     Section 5. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at any place within or without the State of Kansas which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, all meetings shall be held at the principal office of the corporation.
     Section 6. Organizational Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.
     Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as the Board of Directors may from time to time designate in advance of such meetings; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the Board of Directors is hereby dispensed with.
     Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president or, if he is absent or unable or refuses to act, by the secretary or by any other director. Notice of such special meetings, unless waived by attendance thereat or by written consent to the holding of the meeting, shall be given by written notice mailed at least three (3) days before the date of such meeting or be hand delivered or notified by telegram at least two (2) days before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.
     Section 9. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.
FRANCODEX, INC.
Corporate Bylaws

     Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
     Section 11. Quorum. A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
     Section 12. Meetings by Telephone. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.
     Section 13. Adjournment. A majority of the directors present may adjourn any directors’ meeting to meet again at a stated day and hour or until the time fixed for the next regular meeting of the Board.
     Section 14. Fees and Compensation. Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, adopted in advance of, or after the meeting for which payment is to be made, a fixed fee, with or without expenses of attendance, may be allowed one or more of the directors for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.
FRANCODEX, INC.
Corporate Bylaws

Article IV
Officers
     Section 1. Officers. The officers of the corporation shall be a president, a secretary, and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the Board, one or more vice-presidents, one or more assistant secretaries and one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.
     Section 2. Election. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.
     Section 3. Subordinate Officers, Etc. The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall have authority and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.
     Section 4. Compensation of Officers. Officers and other employees of the corporation shall receive such salaries or other compensation as shall be determined by resolution of the Board of Directors, adopted in advance or after the rendering of the services, or by employment contracts entered into by the Board of Directors. The power to establish salaries of officers, other than the President or Chairman of the Board, may be delegated to the President, Chairman of the Board, or a committee.
     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to such office.
     Section 6. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.
FRANCODEX, INC.
Corporate Bylaws

     Section 7. Chairman of the Board. The chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these bylaws.
     Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the Board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the Board, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.
     Section 9. Vice-President. In the absence or disability of the president, the vice-president or vice-presidents, if there be such an officer or officers, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these bylaws.
     Section 10. Secretary. The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
     The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.
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     The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.
     Section 11. Treasurer. The treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.
     The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws. He shall be bonded, if required by the Board of Directors.
Article V
Miscellaneous
     Section 1. Record Pate and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall be not more than sixty (60) days prior to the date of the meeting or event for purposes of which it is fixed. When a record date is so fixed, only shareholders who are such of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.
FRANCODEX, INC.
Corporate Bylaws

     The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of a period not more than sixty (60) days prior to the date of a shareholders’ meeting, the date when the right to any dividend, distribution, or allotment of rights vest, or the effective date of any change, conversion or exchange of share.
     Section 2. Indemnification of Directors and Officers. When a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceeding arising out of his alleged misfeasance or nonfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorneys’ fees incurred in the defense of the proceeding, if both of the following conditions exist:
(a)	The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

(b)	The court finds that his conduct fairly and equitably merits such indemnity.
The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys’ fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Notice of the application for such indemnity shall be served upon the corporation, its receiver, or its trustee, and upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided in Article II, Section 2, for giving notice of shareholders’ meetings, in such form as the court directs.
     Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.
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Corporate Bylaws

     Section 4. Annual Report. No annual report to shareholders shall be required, but the Board of Directors may cause to be sent to the shareholders reports in such form and at such times as may be deemed appropriate by the Board of Directors.
     Section 5. Contracts, Deeds, Etc., How Executed. The Board of Directors, except as in these bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose in any amount, provided, however, that any deeds or other instruments conveying lands or any interest therein shall be executed on behalf of the corporation by the president or vice-president, if there be one, or by any agent or attorney so authorized under letter of attorney or other written power which was executed on behalf of the corporation by the president or vice-president.
     Section 6. Certificates of Stock. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All such certificates shall be signed by the president or vice-president, if there be any, and the secretary, or an assistant secretary, or be authenticated by facsimiles of the signatures of the president and secretary, or by a facsimile of the signature of the president and the written signature of the secretary or an assistant secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.
     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on its face or back the total amount of the consideration to be paid, the amount paid thereon and the terms by which the amount remaining unpaid is to be paid.
     Section 7. Representation of Securities of Other Corporations or Entities. The president or any vice-president and the secretary or assistant secretary of this corporation are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this
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Corporate Bylaws

corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.
     Section 8. Fiscal Year. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.
Article VI
Dividends
     Subject to the limitations prescribed by law, the Board of Directors may declare a dividend on the shares of the corporation of so much of the profits as shall appear advisable to the board, making the same payable at a time in its discretion.
Article VII
Amendments
     Section 1. Power of Directors. New bylaws may be adopted or these bylaws may be amended or repealed by a majority vote of the Board of Directors at any regular or special meeting thereof; provided, however that the time and place fixed by the bylaws for the annual election of directors shall not be changed within sixty (60) days next preceding the date on which such elections are to be held. Notice of any amendment of the bylaws by the Board of Directors shall be given to each stockholder having voting rights within ten (10) days after the date of such amendments by the Board.
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Corporate Bylaws

C E R T I F I C A T E    O F    S E C R E T A R Y
     I, the undersigned, do hereby certify:
(1)	That I am the duly elected and acting secretary of FRANCODEX, INC., a Kansas corporation; and

(2)	That the foregoing bylaws constitute the original bylaws of said corporation, as duly adopted at the first meeting of the Board of Directors thereof duly held on the 29th day of June, 1988.
     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the seal of the said corporation this 29th day of June, 1988.

/s/ A. L. Paul

A. L. Paul
Secretary
(SEAL)
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Corporate Bylaws

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of Francodex Laboratories, Inc., a corporation organized under the laws of Kansas (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of Kansas in accordance with the Articles of Incorporation and Bylaws of this Corporation:
     WHEREAS, PM Resources, Inc. (“PM Resources”), Virbac AH, Inc. (“Virbac AH”), St. JON Laboratories, Inc. (“St. JON”) and Delmarva Laboratories, Inc. (“Delmarva”) are all wholly owned subsidiaries of Virbac Corporation (“Virbac”); this Corporation is a wholly owned subsidiary of Virbac AH; and Virbac, Virbac AH, St. JON, Delmarva, PM Resources (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of Francodex Laboratories, Inc., hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors of Francodex Laboratories, Inc.

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF VIRBAC AH, INC.
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of Virbac AH, Inc., a corporation organized under the laws of Delaware (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Certificate of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature

Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s knowledge.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.
(SEAL)

/s/ Erik R. Martinez
Dr. Erik R. Martinez, President
of Virbac Corporation

/s/ Jean M. Nelson
Jean M. Nelson, Secretary
of Virbac Corporation

EXHIBIT A
(Certificate of Incorporation)

State of Delaware
Office of the Secretary of State
     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “VIRBAC AH, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1999, AT 3 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3008337 8100	/s/ Edward J. Freel

991070155	Edward J. Freel, Secretary of State

AUTHENTICATION: 9593930

DATE: 02-24-99

CERTIFICATE OF INCORPORATION

OF
VIRBAC AH, INC.
     THE UNDERSIGNED, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the Delaware General Corporation Law (the “DGCL”), hereby certifies that:
     FIRST: The name of the corporation is Virbac AH, Inc. (the “Corporation”).
     SECOND: The registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.
     FOURTH: The Corporation shall have perpetual existence.
     FIFTH: The name and mailing address of the incorporator are as follows:
Joseph S. Carlin
Dyer Ellis & Joseph
600 New Hampshire Avenue, Suite 1100
Washington, D.C. 20037
     SIXTH: The total number of shares of stock that the Corporation has authority to issue is One Thousand (1,000) shares of Common Stock with a par value of $.01 per share.
     SEVENTH: The power to adopt, amend or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation.
     EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the DGCL, as the same may hereafter be amended or supplemented.
     NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may hereafter be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding suck office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.
     TENTH: From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or Inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.
     IN WITNESS WHEREOF, the undersigned does hereby execute this Certificate of Incorporation, and does hereby acknowledge that this instrument constitutes his act and deed and that the facts stated herein are true.
Dated: February 23, 1999

/s/ Joseph S. Carlin
Joseph S. Carlin
Incorporator

EXHIBIT B
(Bylaws)
BYLAWS
OF
VIRBACAH, INC.
(as of February 23,1999)
ARTICLE I – OFFICES
     Section 1. Business Offices. Virbac AH, Inc. (herein the “Company”), may have such offices and branch offices, either within or without the State of Delaware, as the Board of Directors (herein the “Board”) may designate from time to time.
     Section 2. Registered Office. The Company shall maintain a registered office in the State of Delaware, which may be changed from time to time by the Board.
ARTICLE II – STOCKHOLDERS
     Section 1. Annual Meeting. The Annual Meeting of Stockholders of the Company shall be held subsequent to the end of each fiscal year of the Company, on such date and at such hour as the Board annually determines.
     Section 2. Special Meeting. Special meetings of the stockholders may be called by the Board or the President of the Company or by the holders of not less than one-half of all the outstanding shares entitled to vote at such meeting. No business will be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting.
     Section 3. Place and Time of Meeting. The Board shall designate the place and time of any annual meeting or special meeting of the stockholders. The place so designated may be either within or without the State of Delaware, as the Board may choose.
     Section 4. Notice of Meeting. Notice of the meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) calendar days nor more than sixty (60) calendar days before the date of the meeting, by written, telegraphic or any other means of communication, by or at the direction of the President, the Secretary or the other person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

     Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall then be given to each stockholder of record entitled to vote at the adjourned meeting. At an adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.
     Section 6. Waiver of Notice of Meeting of Stockholders. Whenever any notice is required to be given to any stockholder of the Company under the provisions of any statute or, under the provisions of the Bylaws, a waiver thereof signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a person at a meeting constitutes a waiver of notice of such meeting, except when the person attends the meeting for the expressed purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.
     Section 7. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders such date in any case to be not more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken.
     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date of the adjourned meeting.
     All notice and record periods established herein will be adjusted where required to conform to any prescribed periods now or hereafter provided by the General Corporation Law of the State of Delaware.
     Section 8. Stockholder Quorum and Action. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except where these Bylaws require action to be taken by the holders of more than a majority of the shares then entitled to vote. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter will be the act of the stockholders, unless otherwise provided by the law or these Bylaws.
     Section 9. List of Stockholders. The Secretary of the Company shall prepare and make available at least ten (10) days before every meeting of the stockholders a complete list of the stockholders entitled to vote at the meeting, as required by the General Corporation Laws of the State of Delaware.
     Section 10. Voting. Each outstanding share of Common Stock entitled to vote will be entitled to one vote upon each manner submitted to a vote at a meeting of stockholders.
     Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any other person(s) to act for him by proxy. However, no such proxy will be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.
     A duly executed proxy will be irrevocable if it states that it is irrevocable and if and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Company generally.
     Section 12. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, any Vice President or, in their absence, by a chairman chosen by a majority of the stockholders entitled to vote at the meeting who are present in person or by proxy. The Secretary, an Assistant Secretary or, in their absence, any person appointed by the chairman of the meeting, will act as secretary of the meeting.
     Section 13. Action by Stockholders Without A Meeting. Except as may otherwise be limited by the Company’s Certificate of Incorporation, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, written notice shall be given to those stockholders who have not consented in writing. The notice shall fully summarize the material features of the authorized action and, if the action is a merger, consolidation or sale or exchange of assets for which dissenters rights are provided by law, the notice shall contain a clear statement of the rights of stockholders dissenting therefrom.

ARTICLE III – DIRECTORS
     Section 1. Powers. Except as otherwise provided by law or by the Company’s Certificate of Incorporation, all corporate powers shall be exercised by or under the authority of, and the property, business, and affairs of the Company shall be managed under the direction of, the Board of Directors.
     Section 2. Number, Tenure, and Qualification. The number of directors of the Company will not be less than two (2) nor more than thirteen (13). From time to time, the number of directors may be increased by stockholder action or by resolution of a majority of the directors then in office.
     Section 3. Election of Directors. Except as may otherwise by provided in the Company’s Certificate of Incorporation, directors shall be elected at the Annual Meeting of Stockholders by the affirmative vote of the majority of the shares represented at the meeting and entitled to vote for the election of directors. If the annual election of directors is not held on the day designed by the Board for any Annual Meeting of Stockholders, or at any adjournment thereof, the Board may cause the election to be held at a special meeting of stockholders specifically called for that purpose.
     Section 4. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual election of directors. The Board may, from time to time, by resolution appoint the time and place, either within or without the State of Delaware, for holding other regular meetings of the Board, if it deems advisable. Such regular meetings will thereupon be held at the time and place so appointed, without the giving of any notice with regard thereto.
     Section 5. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, the President or any two directors. The person(s) authorized to call special meetings of the Board may fix any place, either within or without the State of Delaware, and any time as the place and time for holding any special meeting of the Board called by him, her or them.
     Section 6. Notice of Special Meeting. Notice to a director of any special meeting may be given in writing by mailing the same to the residence or place of business of the director, as shown on the books of the Company, not less than two (2) calendar days before the day on which the meeting is to be held. Alternatively, notice to a director of any special meeting may be given by (a) sending the same to him at his residence or place of business by telegraph, (b) transmitting the same to him at such place by facsimile transmission, (c) delivering the same to him personally, (d) leaving the same to him at his residence or place of business, or (e) giving the same to him by telephone, any of these not later than the day before such day of meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the director at his residence or his place of business with postage thereon prepaid. If notice is given by telegram or cablegram, such notice will be deemed to be delivered when the telegram or cablegram is delivered to the telegraph company. Except as otherwise provided in the Bylaws or as may be indicated in the notice thereof, any and all business may be transacted at any special meeting.

     When a special meeting of the Board is adjourned to another time and place, no notice of the adjourned meeting need be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken.
     Section 7. Waiver of Notice. A director may waive the requirement of notice of a special meeting of the Board by signing a waiver of notice whether before or after the meeting. The attendance of a director at a meeting constitutes a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need to be specified in the notice or waiver of notice of such meeting.
     Section 8. Quorum and Action. Except as otherwise provided by these Bylaws or the Company’s Certificate of Incorporation, a majority of the total number of directors then in office will constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at the meeting, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained.
     Directors shall be deemed present at a meeting of the Board if a conference telephone, or similar communications equipment by means of which all persons participating in the meeting can hear each other, is used.
     The affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, except as otherwise provided by these Bylaws or the Company’s Certificate of Incorporation.
     Section 9. Presumption of Assent. A director of the Company who is present at a meeting of its Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action, or abstains from voting in respect thereto because of an asserted conflict of interest.
     Section 10. Action Without A Meeting. Any action required or permitted to be taken by the Board at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office, and filed in the minutes of the proceedings of the Board. Any action required or permitted to be taken by any Committee of the Board at a meeting may be taken without a meeting if such a consent in writing, setting forth the action so taken, shall be signed by all of the members of such Committee then in office, and filed in the minutes of the proceedings of such Committee and the Board.
     Section 11. Interested Directors. No contract or other transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for the reason, or solely because such director or officer is present at or participates in the meeting of the Board or a committee thereof, which authorizes, approves, or ratifies such contract or transaction or solely because his or their votes are counted for such purpose, if:
(a)	The material facts as to such relationship or interest and as to the contract or transaction are disclosed or known to the Board or committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)	The material facts as to his relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)	The contract or transaction is fair to the Company as of the time it is authorized, approved, or ratified, by the Board, a committee, or the stockholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
     Section 12. Compensation of Directors. The Board may pay each director a stated salary as such, or a fixed sum for attendance at meetings of the Board or any committee thereof, or both, and may reimburse each director for his expenses of attendance at each such meeting. The Board may also pay to each director rendering services to the Company not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. None of these payments shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. The Board shall determine the compensation of a director who is also an officer, for service as an officer, as well as for service as a director.
     Section 13. Resignations. Any director of the Company may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.
     Section 14. Removal. Any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of eighty percent of the shares then entitled to vote at an election of directors.
     Section 15. Vacancies. Any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal, or other cause, including any vacancy created by reason of an increase in the number of directors or as a result of Board action, shall be filled exclusively by the affirmative vote of a majority of the remaining directors then in office and not by stockholders, even if such remaining directors constitute less than a quorum of the board of directors, or by a sole remaining director. Any director so elected will hold office for the remainder of the term of the class of directors in which the new directorship was created or the vacancy occurred and until the next annual meeting of stockholders relating to the election of directors of such class and until such director’s successor is duly elected and qualified. No decrease in the number of directors will have the effect of shortening the term of any incumbent director.
     Section 16. Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members one or more committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these Bylaws, shall have and may exercise all of the authority of the Board, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.
     Section 17. Powers and Duties of Committees. Any committee has and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company to the extent provided for in the resolution of the Board authorizing such committee and as limited by these Bylaws, and may authorize the seal of the Company to be affixed to all papers which may require it; but such committee will not have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of dissolution, or amend these Bylaws; and, unless the resolution or these Bylaws expressly so provide, no such committee will have the power or authority to declare a dividend or to authorize the issuance of stock.
     Section 18. Chairman of the Board. The Chairman of the Board shall be elected by the directors at the regular meeting of the Board following the annual election of directors. The Chairman will hold office until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successors are duly elected and qualified, or until his earlier resignation, removal from office, or both. The Chairman will preside, when available, at all meetings of the stockholders and the Board. He will have the specific powers conferred by these Bylaws and will also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board. The Chairman of the Board will not be an officer of the Company unless he also serves as the President or Chief Executive Officer of the Company pursuant to Article IV below.

ARTICLE IV – OFFICERS
     Section 1. Officers. The officers of the Company shall include a President, a Secretary and a Treasurer, each whom shall be elected by the Board. Such other officers, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board from time to time. Any two or more offices may be held by the same person, except that the offices of the President and Secretary may not be held by the same person.
     Section 2. Election and Term of Office. The officers of the Company shall be elected at the regular meeting of the Board following the annual election of directors. Each officer will thereafter hold office at the pleasure of the Board until the regular meeting of the Board following the annual election of directors in the next subsequent year and until his successor is duly elected and qualified, or until his earlier resignation, removal from office, or both.
     Section 3. Removal. Any officer may be removed by the Board at any time, with or without cause. In the case of the offices of President, Secretary, Chief Executive Officer and Treasurer or Chief Financial Officer of the Company, the election or designation by the Board of a successor to any such office will be deemed to constitute the removal, without cause, of the previous incumbent in such office without the need for separate action by the Board to effect such removal.
     Section 4. Vacancies. A vacancy in any office arising from any cause, may be filled by the Board for the unexpired portion of the term.
     Section 5. President. The President, under the direction of the Board, will have general responsibility for the management, and direction of the business, properties, and affairs of the Company. He will have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these Bylaws and by the Board or delegated to such person by the Chief Executive Officer of the Company during any period in which the President is not also designated by the Board as the Chief Executive Officer.
     Section 6. Vice President. In the absence of the President, or in the event of his death, inability or refusal to act, the Vice President, if one has been appointed or elected by the Board (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment or election, or in the absence of any designation, then in the order of their appointment or election), will perform the duties of the President and, when so acting, will have all of the powers of, and be subject to all of the restrictions upon, the President. Each Vice President will have general executive powers to act on behalf of the Company and such further duties and responsibilities as may be assigned or conferred by the Board or as may be delegated by the Chief Executive Officer of the Company.
     Section 7. Secretary. The Secretary will (a) keep the minutes of the proceedings of the Board and the stockholders in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Company and see that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized, (d) be the registrar of the Company and keep a register of the addresses of all stockholders which will be furnished to the Secretary by the stockholders or by the Company’s transfer agent, (e) have general charge of the stock transfer books and records of the Company, and (f) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Board.
     Section 8. Treasurer. Except as hereinafter provided, the Treasurer will (a) have charge and custody of, and be responsible for, all funds and securities of the Company, (b) receive and give receipts for monies due and payable to the Company from any source whatsoever, and deposit all such monies in the name of the Company in such banks, trust companies or other depositories as the Board may direct or authorize, and (c) in general, perform all of the duties as from time to time may be assigned to him or her by the President or the Board. If required by the Board, the Treasurer will give a bond for the faithful discharge of his or her duties in such sum, and with such surety or sureties as the Board determines.
     During any period in which the Board has designated a Vice President or Officer other than the Treasurer to serve as Chief Financial Officer, the Treasurer of the Company will, in lieu of the duties enumerated above, (a) report to and act as an advisor and consultant to the Chief Financial Officer with respect to cash management issues and the supervision of short-term investment of excess funds and (b) perform such other duties and have such other authority as may be delegated to the Treasurer by the Chief Financial Officer.
     Section 9. Chief Executive Officer. The Board may designate the Chairman of the Board or the President of the Company to serve as Chief Executive Officer of the Company and in any such event the person so designated will, in addition to the other duties, powers and responsibilities conferred by law and under these Bylaws, have and exercise plenary executive authority over the affairs of the Company including the right to assign duties and grant responsibility to other officers of the Company, the right to designate without Board action individuals to serve as assistant officers without general executive authority, and the right to act on behalf of the Company with respect to the voting of stock or taking of action with respect to investments in any subsidiary, affiliate or joint venture involving the Company or any subsidiary, provided however, that the ability of the Chief Executive Officer to act or grant proxies in respect of the foregoing does not include the power to acquire or dispose of any such investment except as expressly authorized by the Board.
     In the event that the Board designates the President as Chief Executive Officer, the Board may designate a Vice President to serve as Deputy Chief Executive Officer to have and exercise the powers of the Chief Executive Officer in his absence or in the event of his death, inability or refusal to act. In the event that the President is not also designated as the Chief Executive Officer of the Company, the President will serve as Deputy Chief Executive Officer.
     Section 10. Chief Financial Officer. The Board may designate an officer of the Company to serve as Chief Financial Officer and in the event of such designation, the duties, rights and responsibilities otherwise assigned to the Treasurer of the Company in the first paragraph of Section 8 of this Article IV will be assigned to the Chief Financial Officer, In addition, the Chief Financial Officer will have and exercise plenary authority over internal accounting, auditing and control functions on behalf of the Company, and any controller or accounting officer of the Company will report to and be subject to a supervision by and delegation of authority from such Chief Financial Officer. The Chief Financial Officer will report regularly upon the financial affairs of the Company to the Chief Executive Officer and the Board.
     Section 11. Salaries. No officer will be prevented from receiving a salary by reason of the fact that he is also a director of the Company.
ARTICLE V. – CERTIFICATES FOR SHARES AND THEIR TRANSFER
     Section 1. Certifications for Shares. Certificates representing shares of the Company will be in such form as is determined by the Board. Every holder of stock in the Company will be entitled to have a certificate bearing the signatures of the President and the Secretary or an Assistant Secretary or facsimiles thereof if authorized by the Board, and sealed with the corporate seal or a facsimile thereof, certifying the number of shares owned by him, her, or it in the Company. Each certificate shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Company. No certificate will be issued for any share until such share is fully paid. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if the Company were such officer, transfer agent or registrar at the date of issue.
     Section 2. Transfer of Shares. The Company or its duly authorized agent will register a certificate for shares presented to it for transfer if (a) the certificate is endorsed by the appropriate person(s), (b) reasonable assurance is given that those endorsements are genuine and effective, (c) the Company or its duly authorized agent has no duty to inquire into adverse claims, or has discharged any such duty, (d) any applicable law relating to the collection of taxes has been complied with, and (e) the transfer is in fact rightful, or is to a purchaser for value in good faith, and without notice of any adverse claim. The new certificate(s) will be issued only upon surrender of the old certificate, which will be canceled upon the issuance of the new certificate(s). The person in whose name shares stand on the books of the Company will be deemed by the Company to be the owner thereof for all purposes and the Company will not be bound to recognize an equitable or other claim to, or interest in, such shares on the part of any other person whether or not it has express written notice or another form of notice thereof, except as expressly provided by the laws of the State of Delaware.
     Section 3. Lost Stolen, or Destroyed Stock Certificates; Issuance of New Certificates. The Company may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Company may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of such new certificate.
ARTICLE VI – BOOKS AND RECORDS
     Section 1. Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Board and stockholders. The Company shall also keep, as its principal place of business or with its duly authorized agent, a record of its stockholders, giving names and addresses of all stockholders and then number of shares held by each.
     Section 2. Stockholders’ Inspection Rights. Any stockholder, in person or by attorney or other agent, will, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder, In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath will be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath will be directed to the Company at its registered office in the State of Delaware or at its principal place of business, if different.
ARTICLE VII – INDEMNIFICATION
     Section 1. Liabilities and Expenses in Actions. The Company shall indemnify, to the full extent permitted by Section 145 of The General Corporation Law of the State of Delaware, as amended from time to time, all persons whom a corporation may indemnify pursuant to said Section 145 of the General Corporation Law of the State of Delaware.
     Section 2. Breach of Fiduciary Duty. No director of the Company will be liable to the Company or the stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is not permitted by Section 102 of the General Corporation Law of the State of Delaware, as amended from time to time.
     Section 3. Repeal. No amendment to, or repeal of, any of the provisions of this Bylaw will adversely affect any right or protection of a director of the Company existing hereunder with respect to any acts or omissions of such director occurring prior to such amendment or repeal of these provisions.
     Section 4. Determination of Indemnification. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court), shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee of agent is proper under the circumstances. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who were not party to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.
     Section 5. Advancement of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by, or on behalf of, such director or officer to repay such amount if it ultimately is determined that he or she is not entitled to be indemnified by the Company. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board deems appropriate.
     Section 6. Non-Exclusivity. The indemnification and advancement of expenses provided by or granted pursuant to the foregoing sections are not exclusively of any other rights to which those seeking indemnification or advancement of expenses may be entitled under Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity, and as to action in any other capacity while holding such office.
     Section 7. Continuation. Indemnification and advancement of expenses as provided by, or granted pursuant to, this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the heirs executors, and administrators of such a person.
     Section 8. Directors’ and Officers’ Liability Insurance. The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article.
ARTICLE VIII – MISCELLANEOUS
     Section 1. Fiscal Year. The fiscal year of the Company will be the period commencing January 1 each year and concluding the following December 31.
     Section 2. Dividends. The Board may from time to time declare, and the Company may pay, dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law.
     Section 3. Corporate Seal. The Board shall provide a corporate seal which will be circular in form and will have inscribed thereon the name of the Company and the state of the incorporation.

     Section 4. Execution of Instruments. All bills, notes, checks, other instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company by the Chief Executive Officer, by the President, by any Vice President, by the Secretary, or by the Chief Financial Officer or (if there is no Chief Financial Officer) the Treasurer. Any such events may also be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Company in such other manner, and by such other officers, employees, or agents of the Company as the Board or the Chief Executive Officer may from time to time direct.
ARTICLE IX – AMENDMENTS
     These Bylaws may be amended, altered, or repealed, and new Bylaws made, by a majority vote of the whole Board; provided, however, that no Bylaw fixing or altering the quorum or voting required in respect of action taken by stockholders will be effective unless approved by the stockholders.
     Stockholders may make additional Bylaws, and may alter or repeal any Bylaws, whether or not adopted by them. Stockholder action to adopt, amend, or repeal any Bylaw requiring action by more than a majority of the shares entitled to vote thereon will be approved only by the affirmative vote of such number of all stockholders then entitled to vote which equals or exceeds such greater- than-majority requirement.

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of Virbac AH, Inc., a corporation organized under the laws of Delaware (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of Delaware in accordance with the Certificate of Incorporation and Bylaws of this Corporation:
     WHEREAS, the Corporation, PM Resources, Inc. (“PM Resources”), St. JON Laboratories, Inc. (“St. JON”) and Delmarva Laboratories, Inc. (“Delmarva”) are all wholly owned subsidiaries of Virbac Corporation (“Virbac”); Francodex Laboratories, Inc. (“Francodex”) is a wholly owned subsidiary of the Corporation; and Virbac, PM Resources, St. JON, Delmarva, Francodex (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of Virbac AH, Inc., hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors
of Virbac AH, Inc.

CERTIFICATE OF THE PRESIDENT AND SECRETARY
OF DELMARVA LABORATORIES, INC.
     The undersigned, Dr. Erik R. Martinez, the duly elected and acting President of Delmarva Laboratories, Inc., a corporation organized under the laws of Virginia (the “Corporation”), and Jean M. Nelson, the duly elected and acting Secretary of the Corporation each certifies as follows:
     1. Dr. Erik R. Martinez is the duly elected and acting President of the Corporation and as such is authorized to execute and deliver this Certificate.
     2. Jean M. Nelson is the duly elected and acting Secretary of the Corporation, and as such is authorized to execute and deliver this Certificate.
     3. That attached hereto as Exhibit A is a copy of the Articles of Incorporation of the Corporation, including all amendments thereto, certified by the Secretary of State of the State of Virginia.
     4. That attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended, and as in effect as of the date hereof.
     5. Attached hereto and made a part hereof as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Board of Directors of the Corporation as of July 25, 2006, said resolutions have not been amended, superseded or rescinded and are, at the date hereof, in full force and effect.
     6. The following individuals have been duly elected and have at all times since June 29, 2006 been, and this day are officers of the Corporation, each such officer holds the title set forth opposite his/her name below; each such officer is authorized pursuant to the resolutions attached hereto as Exhibit C to execute and deliver documents on behalf of the Corporation as set forth in such resolutions; and the true and genuine signature of each officer is set forth opposite his/her name below:

Name	Office	Signature
Dr. Erik R. Martinez	President	/s/ Erik R. Martinez

Secretary

Jean M. Nelson	EVP and Chief Financial Officer	/s/ Jean M. Nelson

     7. The undersigned have reviewed all of the representations and warranties being made by the Corporation in the Loan Agreement (as defined in the resolutions attached hereto as Exhibit C) and the undersigned certify that all of said representations and warranties are true and accurate as of the date hereof to the best of the undersigned’s’ knowledge.

     IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed as this 25th day of July, 2006.

(SEAL)

/s/ Erik R. Martinez
Dr. Erik R. Martinez, President of Virbac Corporation

/s/ Jean M. Nelson

Jean M. Nelson, Secretary of Virbac Corporation

EXHIBIT A
(Articles of Incorporation)

CLINTON MILLER CHAIRMAN MARK C. CHRISTIE COMMISSIONER	JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197
THEODORE V. MORRISON, JR. COMMISSIONER

STATE CORPORATION COMMISSION
Office of the Clerk	October 24, 2005
DEBBIE GILES
VIRBAC CORPORATION 3200
MEACHAM BLVD
FORT WORTH, TX 76137

RE:	DELMARVA LABORATORIES, INC.
ID:	0353275-1
DCN:	05-10-24-1507
This is your receipt for $100.00 to cover the fees for filing an application for reinstatement with this office.
The effective date of reinstatement is October 24, 2005.
If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

Joel H. Peck
Clerk of the Commission
RECEIPT
REIN
CIS0368
Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630
Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/division/clk
Telecommunications Device for the Deaf-TDD/Voice: (804) 371-9206

0353275 - 1
COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION
AT RICHMOND, OCTOBER 24, 2005
ORDER OF REINSTATEMENT
The corporate existence of DELMARVA LABORATORIES, INC., a domestic corporation, was automatically terminated on June 30, 2005. The corporation has filed an application for reinstatement and has otherwise complied with the applicable requirements of law. Therefore, it is ORDERED that the existence of the aforementioned corporation is reinstated.
The reinstatement is effective on October 24, 2005.

STATE CORPORATION COMMISSION

By
Commissioner

CC:	DEBBIE GILES
VIRBAC CORPORATION
3200 MEACHAM BLVD FORT WORTH, TX 76137
REINACPT
CIS0368
05-10-24-1507

EXHIBIT B
(Bylaws)
BY-LAWS
OF
DELMARVA LABORATORIES, INC.
ARTICLE I
Shareholders’ Meeting
     Section 1. Annual Meeting: The annual meeting of the shareholders of the Corporation shall be held on February 1. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.
     Section 2. Other Meetings: All meetings of the shareholders shall be held at the time or places fixed by the Board of Directors. The time and place shall be stated in the notice or waiver of notice of each meeting. Meetings of the shareholders shall be held whenever called by the President of the Secretary, by a majority of the Directors, or by shareholders holding at least one-tenth of the number of shares of Common Stock entitled to vote then outstanding.
     Section 3. Quorum and Voting: The holders of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum at a meeting of the shareholders. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required. Each shareholder shall be entitled to one vote in person or by proxy for each share entitled to vote standing in his name on the books of the Corporation.

     Section 4. Closing Transfer Books and Record Date: The transfer books for shares of Common Stock of the Corporation may be closed by order of the Board of Directors for not exceeding fifty days next preceding any shareholders’ meeting for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders, such date to be not more than fifty days preceding the date on which the particular action requiring such determination of the shareholders is to be taken.
     Section 5. Conduct of Meeting: The President shall preside over all meetings of the shareholders. If he is not present, any Vice President shall preside. If none of such officers are present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all meetings if he is present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualifications of voters, the validity of proxies, and the results of ballots.
     Section 6. Action Without a Meeting: Any action required or permitted by law to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
ARTICLE II
Board of Directors
     Section 1. Number, Election and Terms: The Board of Directors shall be elected at the annual meeting of the shareholders or any special meeting held in lieu thereof. The number of Directors shall be Four (4). This number may be increased or decreased at any time by amendment of these By-Laws. Directors need not be shareholders. Directors shall hold office until removed or until the next annual meeting of the shareholders or until their successors are elected. A majority of the Directors actually elected and serving at the time of a given meeting shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.
     Section 2. Removal and Vacancies: The shareholders at any meeting, by a vote of the holders of a majority of all the shares of Common Stock at the time outstanding and having voting power, may remove any Director and fill the vacancy. Any vacancy arising among the Directors may be filled by the remaining Directors unless sooner filled by the shareholders in meeting.
     Section 3. Meetings and Notices: Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the President or the Secretary, or upon the call of a majority of the members of the Board of Directors. Notice of any meeting not held at a time fixed by a resolution of the board shall be given to each Director at least 24 hours before the meeting at his resident or business address or by delivering such notice to him or by telephoning or telegraphing it to him at least 24 hours before the meeting. Any such notice shall contain the time and place of the meeting, but need not contain the purpose of any meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.
     Section 4. Action Without a Meeting: Any action required by law to be taken at a meeting of the Directors or Executive Committee of the Directors of the Corporation may be taken without a meeting or by telephone if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the Executive Committee.
ARTICLE III
Committees
     Section 1. Executive Committee: The Board of Directors may designate, by resolution adopted by majority of all the Directors, two or more of the Directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session, may exercise all of the powers of the Directors except to approve an amendment of the Articles of Incorporation or a plan of merger of consolidation, and may authorize the seal of the Corporation to be affixed as required. The Executive Committee may make rules for the holding and conduct of its meetings, the notice thereof required, and the keeping of its records; and the Executive Committee may act without formal meeting as provided in Article II, Section 4.
ARTICLE IV
Officers
     Section 1. Election, Removal and Duties: The Board of Directors, promptly after its election in each year, shall elect a President (who shall be a Director) and also elect a Secretary and a Treasurer, and may elect or appoint one or more Vice Presidents or such other officers as it may deem proper. Any officer may hold more than one office except that the same person shall not be a President and Secretary. All officers shall serve for a term of one year and until their respective successors are elected, but any officer may be removed summarily with or without cause at any time by the vote of a majority of all of the Directors. Vacancies among the officers shall be filled by the Directors. The officers of the Corporation shall have such duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be delegated to them by the Board of Directors.

ARTICLE V
Certificates of Stock
     Section 1. Form and Signatures: Each shareholder shall be entitled to a certificate or certificates of stock in such form as may be approved by the Board of Directors and which are signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and with the corporate seal impressed thereon.
     Section 2. Transfers: All transfers of stock of the Corporation shall be made upon its books by surrender of the certificate for the shares transferred accompanied by an assignment in writing by the holder and may be accomplished either by the holder in person or by a duly authorized attorney in fact.
     Section 3. Replacements: In case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with law as the Board of Directors may prescribe.
     Section 4. Transfer Agent and Registrar: The Board of Directors may also appoint one or more Transfer Agent and Registrar for its stock and may require stock certificates to be both countersigned by a Transfer Agent and Registrar, the signature thereon of the officers of the Corporation and the seal of the Corporation thereon may be facsimiles, engraved or printed. In case any officer or officers who shall have signed, or whose facsimile or signature or signatures shall have been used on, any such certificate or certificates shall .cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.
ARTICLE VI
Seal
     Section 1. Seal: The seal of the Corporation shall be a flatfaced circular die (of which there may be any number of counterparts) with the word “SEAL” and the name of the Corporation engraved thereon.
ARTICLE VII
Voting of Stock Held
     Section 1. Voting: Unless otherwise provided by a vote of the Board of Directors, the President may either appoint attorneys to vote any stock of other corporations owned by this corporation or may attend any meeting of the holders of stock of such other corporation and vote such shares in person.

ARTICLE VIII
Checks, Notes and Drafts
     Signatures: Checks, note and drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. The signature of any such person may be a facsimile when by the Board of Directors.

EXHIBIT C
     The following action is hereby taken and the following business transacted by the unanimous vote at a meeting duly called and held [or by the unanimous written consent of the Board of Directors] of Delmarva Laboratories, Inc., a corporation organized under the laws of Virginia (the “Corporation”) as of the 25th day of July, 2006, pursuant to the provisions of the general corporation laws of Virginia in accordance with the Articles of Incorporation and Bylaws of this Corporation:
     WHEREAS, the Corporation, PM Resources, Inc. (“PM Resources”), St. JON Laboratories, Inc. (“St. JON”) and Virbac AH, Inc. (“Virbac AH”) are all wholly owned subsidiaries of Virbac Corporation (“Virbac”); Francodex Laboratories, Inc. (“Francodex”) is a wholly owned subsidiary of Virbac AH; and Virbac, Virbac AH, St. JON, PM Resources, Francodex (collectively, the “Affiliates”) and the Corporation are each integral parts of an affiliated corporate group; and
     WHEREAS, it is in the best interest of the Corporation and its Affiliates that they should continue to jointly and severally borrow funds for working capital and other corporate needs and purposes; and
     WHEREAS, First Bank, JPMorgan Chase Bank, N.A. and other banks (collectively, the “Lenders”) have agreed to extend a revolving credit facility for this Corporation and the Affiliates in the amount of up to Fifteen Million Dollars ($15,000,000.00) as more fully described in and evidenced by that certain Loan Agreement dated as of June 29, 2006 to be executed by and among this Corporation and the Affiliates, as co-borrowers, First Bank, as agent for the Lenders (in such capacity, the “Agent”) and the Lenders (the “Loan Agreement”), and as evidenced by certain Revolving Credit Notes to be executed by the Corporation and the Affiliates payable to the respective orders of each of the Lenders in the aggregate original principal amount of Fifteen Million Dollars ($15,000,000.00) and dated as of the date of such execution (collectively, the “Revolving Credit Note”) and by a certain Swing Line Note to be executed by the Corporation and the Affiliates payable to the order of the Agent in the aggregate original principal amount of Three Million Dollars ($3,000,000.00) and dated as of the date of such execution (the “Swing Line Note,” and collectively with the Revolving Credit Note, the “Notes”);
     NOW, THEREFORE, BE IT RESOLVED, that for its lawful corporate needs and purposes, the Corporation, together with its Affiliates, obtain a revolving credit facility from Agent and the Lenders in the amount of Fifteen Million Dollars ($15,000,000.00), with a swing line available thereunder from the Agent in the amount of Three Million Dollars ($3,000,000.00) upon the terms and conditions to be set forth in the Notes and the Loan Agreement; and be it further
     RESOLVED, that said loans shall be secured by substantially all of the assets of the Corporation, which liens and security interests shall be granted pursuant to deeds of trust, security agreements, pledge agreements and other transaction documents as more fully described in the Loan Agreement (collectively, the “Security Documents”); and be it further
     RESOLVED, that the form of the Loan Agreement, the forms of the Notes and the forms of the Security Documents to be executed and delivered for and in behalf of the Corporation, each of which has been submitted to the Board of Directors of the Corporation, be and the same are hereby ordered to be filed with the Secretary of the Corporation and by reference made a part of these Resolutions; and be it further
     RESOLVED, that the Loan Agreement, the Notes and the Security Documents above referred to, and all terms, agreements, warranties, covenants and conditions therein contained, be and the same hereby are accepted, adopted and approved as to form and substance; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is authorized and directed for and in behalf of the Corporation to negotiate, enter into, execute and deliver to the Agent and the Lenders the Loan Agreement, the Notes and the

Security Documents with such changes in form and substance and containing such other terms, agreements, warranties, covenants and conditions as the person executing the same shall approve, such approval to be conclusively evidenced by the execution thereof; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary is also authorized and empowered from time to time to amend, modify, restructure, restate, supplement, extend or renew the arrangements or agreements made with Agent and the Lenders pursuant to the Loan Agreement, the Notes and the Security Documents upon such terms and conditions as the President, Chief Financial Officer and/or the Secretary of the Corporation may deem desirable, and to negotiate, enter into, execute, perform and deliver to the Agent and the Lenders such other agreements, documents, instruments and certificates as the Agent or any of the Lenders may from time to time require in connection therewith; and be it further
     RESOLVED, that the President, Chief Financial Officer and/or the Secretary of the Corporation be, and each of them hereby is, authorized to take all such actions and to execute all such other agreements and instruments as they or any of them shall deem necessary or desirable to carry out the transactions contemplated by these Resolutions, in such form as the President, Chief Financial Officer or Secretary executing the same shall deem proper. Any and all acts which said President, Chief Financial Officer and/or Secretary may do or perform in conformity with the powers conferred upon them by these resolutions are hereby expressly authorized, approved, verified and confirmed.
     FURTHER RESOLVED, that all acts and deeds heretofore done by the President, Chief Financial Officer, the Secretary and/or any other officer(s) of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting the Loan Agreement, the Notes, the Security Documents or any guaranties, security agreements, or other agreements, instruments or documents with Agent and the Lenders in connection with the transactions therein described prior to the date of these resolutions, and in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.
     FURTHER RESOLVED, that the President and the Secretary of the Corporation be, and hereby are, authorized and empowered to certify to Agent and the Lenders the names of the present officer(s) of the Corporation executing any of: (i) the Loan Agreement, the Notes or any of the Security Documents or (ii) any other documents executed on behalf of the Corporation and the titles respectively, held by each of them, together with specimens of their signatures; and be it

     FURTHER RESOLVED, that the Agent and each of the Lenders shall be indemnified and held harmless by the Corporation from and against any and all damages, losses, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent or any of the Lenders in acting pursuant to these resolutions.
     The undersigned, being all of the Directors of Delmarva Laboratories, Inc., hereby evidence their unanimous vote and consent to and adopt the foregoing resolutions on and as of the day and year first written above.

/s/ Alec L. Poitevint, II

/s/ Pierre Pagès

/s/ Eric Marée

/s/ Jean N. Willk

/s/ Richard W. Pickert

/s/ Michel Garaudet

Constituting the entire Board of Directors
of Delmarva Laboratories, Inc.

REVOLVING CREDIT NOTE

$10,000,000.00	St. Louis, Missouri June 29, 2006
     FOR VALUE RECEIVED, on March 31, 2007, the undersigned, VIRBAC CORPORATION, a Delaware corporation, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of FIRST BANK (“Lender”), the principal sum of Ten Million Dollars ($10,000,000.00), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Lender shall be committed to have outstanding hereunder at any one time shall not exceed Ten Million Dollars ($10,000,000.00) subject to the limitations of the “Borrowing Base” (as defined in the Loan Agreement), which amount may be borrowed, paid, borrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.
     Borrowers further jointly and severally promise to pay to the order of Lender interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Loan Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the banking office of First Bank (the “Agent”) situated at 560 Anglum Road, Hazelwood, Missouri 63042, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Loan Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.
     Lender may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Lender’s books and records showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is referred to in that certain Loan Agreement dated the date hereof by and between the Borrowers, Agent, Lender and other lenders named therein (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.
     This Note is secured by those six (6) certain Security Agreements, each dated as of the date hereof executed respectively by each of the Borrowers in favor of Agent for the benefit of Lender and others (as the same may from time to time be amended, the “Security Agreements”), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is secured by that certain Third Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac Corporation in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated, and by that certain Second

Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac AH, Inc. in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Deed of Trust and Security Agreement dated as of September 9, 1993 and executed by PM Resources, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the “Deeds of Trust”), to which Deeds of Trust reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of June 29, 2006 and executed by St. JON Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the "Patent, Trademark and License Security Agreements”), to which Patent, Trademark and License Security Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is guarantied by the Subsidiary Guaranties (as defined in the Loan Agreement) and is further secured by the Subsidiary Security Agreements (as defined in the Loan Agreement), to which Subsidiary Guaranties and Subsidiary Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.
     If the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any of the Security Agreements, any of the Deeds of Trust, any of Patent, Trademark and License Security Agreements, any of the Pledge Agreements or any of the Subsidiary Security Agreements, Lender’s obligation to make any additional loans under this Note may be terminated as set forth in the Loan Agreement, and Agent, on behalf of Lender, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.
     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements, the Subsidiary Guaranties and/or the Subsidiary Security Agreements securing payment hereof, or for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.
     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

PM RESOURCES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

ST. JON LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

FRANCODEX LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

VIRBAC AH, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer
DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

Revolving Credit Note (cont’d)
LOANS AND PAYMENTS OF PRINCIPAL

	Amount of	Unpaid
	of	Principal	Principal	Notation
Date	Loan	Repaid	Balance	Made By

REVOLVING CREDIT NOTE

$5,000,000.00	St. Louis, Missouri June 29, 2006
     FOR VALUE RECEIVED, on March 31, 2007, the undersigned, VIRBAC CORPORATION, a Delaware corporation, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of JPMORGAN CHASE BANK, N.A. (“Lender”), the principal sum of Five Million Dollars ($5,000,000.00), or such lesser sum as may then be outstanding hereunder. The aggregate principal amount which Lender shall be committed to have outstanding hereunder at any one time shall not exceed Five Million Dollars ($5,000,000.00) subject to the limitations of the “Borrowing Base” (as defined in the Loan Agreement), which amount may be borrowed, paid, borrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Loan Agreement hereinafter identified.
     Borrowers further jointly and severally promise to pay to the order of Lender interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Loan Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the banking office of First Bank (the “Agent”) situated at 560 Anglum Road, Hazelwood, Missouri 63042, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Loan Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.
     Lender may record the date and amount of all loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Lender’s books and records showing the account between Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is referred to in that certain Loan Agreement dated the date hereof by and between the Borrowers, Agent, Lender and other lenders named therein (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.
     This Note is secured by those six (6) certain Security Agreements, each dated as of the date hereof executed respectively by each of the Borrowers in favor of Agent for the benefit of Lender and others (as the same may from time to time be amended, the “Security Agreements”), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is secured by that certain Third Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac Corporation in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated, and by that certain Second

Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac AH, Inc. in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Deed of Trust and Security Agreement dated as of September 9, 1993 and executed by PM Resources, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the “Deeds of Trust”), to which Deeds of Trust reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of June 29, 2006 and executed by St. JON Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the "Patent, Trademark and License Security Agreements”), to which Patent, Trademark and License Security Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is guarantied by the Subsidiary Guaranties (as defined in the Loan Agreement) and is further secured by the Subsidiary Security Agreements (as defined in the Loan Agreement), to which Subsidiary Guaranties and Subsidiary Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.
     If the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any of the Security Agreements, any of the Deeds of Trust, any of Patent, Trademark and License Security Agreements, any of the Pledge Agreements or any of the Subsidiary Security Agreements, Lender’s obligation to make any additional loans under this Note may be terminated as set forth in the Loan Agreement, and Agent, on behalf of Lender, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.
     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements, the Subsidiary Guaranties and/or the Subsidiary Security Agreements securing payment hereof, or for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.
     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.

VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

PM RESOURCES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

ST. JON LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

FRANCODEX LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

VIRBAC AH, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

Revolving Credit Note (cont’d)
LOANS AND PAYMENTS OF PRINCIPAL

	Amount of	Unpaid
	of	Principal	Principal	Notation
Date	Loan	Repaid	Balance	Made By

SWING LINE NOTE

$3,000,000.00	St. Louis, Missouri June 29, 2006
     FOR VALUE RECEIVED, on March 31, 2007, the undersigned, VIRBAC CORPORATION, a Delaware corporation, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA LABORATORIES, INC., a Virginia corporation (collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of FIRST BANK, a Missouri state bank (“Swing Line Lender”), the principal sum of Three Million Dollars ($3,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Swing Line Loans made by Swing Line Lender to Borrowers pursuant to the Loan Agreement (as hereinafter defined). The aggregate principal amount of Swing Line Loans which Swing Line Lender shall be committed to have outstanding under this Note at any one time shall not exceed Three Million Dollars ($3,000,000.00), subject to the limitations of the “Borrowing Base” (as defined in the Loan Agreement), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement.
     Borrowers further jointly and severally promise to pay to the order of Swing Line Lender interest on the principal amount from time to time outstanding hereunder on the dates and at the rate or rates provided for in the Loan Agreement. All payments hereunder (other than prepayments) shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal. All prepayments hereunder shall be applied solely to the payment of principal.
     All payments of principal and interest hereunder shall be made in lawful currency of the United States in federal or other immediately available funds at the banking office of First Bank (the “Agent”) situated at 560 Anglum Road, Hazelwood, Missouri 63042, or at such other place as the Agent shall designate in writing. Interest shall be computed on an actual day, 360-day year basis. Consistent with the terms of the Loan Agreement, the Agent shall determine each interest rate applicable to the advances hereunder, which determination shall be conclusive in the absence of manifest error.
     Swing Line Lender may record the date and amount of all Swing Line Loans and all payments of principal and interest hereunder in the records it maintains with respect thereto. Swing Line Lender’s books and records showing the account between Swing Line Lender and the Borrowers shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     This Note is referred to in that certain Loan Agreement dated the date hereof by and between the Borrowers, Agent and other lenders named therein (as the same may from time to time be amended, the “Loan Agreement”), to which Loan Agreement reference is hereby made for a statement of the terms and conditions upon which the maturity of this Note may be accelerated, and for other terms and conditions, including prepayment, which may affect this Note.
     This Note is secured by those six (6) certain Security Agreements, each dated as of the date hereof executed respectively by each of the Borrowers in favor of Agent for the benefit of Swing Line Lender and others (as the same may from time to time be amended, the “Security Agreements”), to which Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

     This Note is secured by that certain Third Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac Corporation in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated, and by that certain Second Amended and Restated Agreement of Pledge dated as of the date hereof executed by Virbac AH, Inc. in favor of Agent for the benefit of Lender and others, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Pledge Agreements”), to which Pledge Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Deed of Trust and Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Deed of Trust and Security Agreement dated as of September 9, 1993 and executed by PM Resources, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the “Deeds of Trust”), to which Deeds of Trust reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is also secured by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac Corporation in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Virbac AH, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, by that certain Patent, Trademark and License Security Agreement dated as of June 29, 2006 and executed by St. JON Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time, and by that certain Patent, Trademark and License Security Agreement dated as of September 3, 2003 and executed by Delmarva Laboratories, Inc. in favor of the Agent for the benefit of Lender and others, as the same has been amended from time to time (collectively, as the same have been and may from time to time hereafter be further amended, modified, restated or replaced, the "Patent, Trademark and License Security Agreements”), to which Patent, Trademark and License Security Agreements reference is also hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.
     This Note is guarantied by the Subsidiary Guaranties (as defined in the Loan Agreement) and is further secured by the Subsidiary Security Agreements (as defined in the Loan Agreement), to which Subsidiary Guaranties and Subsidiary Security Agreements reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is further secured.
     If the Borrowers shall fail to make any payment of any principal of or interest on this Note as and when the same shall become due and payable, or if any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement or any of the Security Agreements, any of the Deeds of Trust, any of the Patent, Trademark and License Security Agreements, any of the Pledge Agreements or any of the Subsidiary Security Agreements, Swing Line Lender’s obligation to make any additional loans under this Note may be terminated as set forth in the Loan Agreement, and Agent, on behalf of Swing Line Lender, may further declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.
     In the event that any payment of any principal of or interest on this Note shall not be paid when due, whether by reason of acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreements, the Deeds of Trust, the Patent, Trademark and License Security Agreements, the Pledge Agreements, the Subsidiary Guaranties and/or the Subsidiary Security Agreements securing payment hereof, or for representation of Swing Line Lender in connection with bankruptcy or insolvency proceedings relating hereto, the Borrowers jointly and severally promise to pay, in addition to all other amounts otherwise due hereon, the reasonable costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys’ fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand, protest, notice of protest and notice of dishonor.
     This Note shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

PM RESOURCES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

ST. JON LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

FRANCODEX LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

VIRBAC AH, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

DELMARVA LABORATORIES, INC.

By:	/s/ Jean M. Nelson

Name: Jean M. Nelson
Title: Exec. Vice-President and Chief Financial Officer

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by VIRBAC CORPORATION, a Delaware corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
          (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
          (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
          (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

          (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
          (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
          (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
          (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
          (h) all fixtures;
          (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
          (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
          (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
          (l) all commercial tort claims;
          (m) all supporting obligations;
          (n) all letter of credit rights;
          (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;
          (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

          (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Debtor’s exact legal name is “Virbac Corporation.” Debtor has not during the past five (5) years conducted business under any name other than the name “Virbac Corporation.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “Virbac Corporation.” Debtor’s organizational identification number in the State of Delaware is #2344484. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;
          (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;

          (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
          (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Certificate of Incorporation or Bylaws of Debtor;
          (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
          (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
          (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
          (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
          (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
          (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
          (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
          (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
          (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
          (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
          (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
          (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
          (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
          (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
          (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;
          (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and

Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;

     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;

          (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
          (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
          (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
          (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
          (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
          (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
          (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
          (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
          (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
          (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
          (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor.

Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine; (c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.

     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any

]

cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

VIRBAC CORPORATION (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

Address and Facsimile Number of
Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
None.

EXHIBIT B
UCC Filing Office(s)
Delaware Secretary of State

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by PM Resources, Inc., a Missouri corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
     (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
     (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
     (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

     (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
     (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
     (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
     (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
     (h) all fixtures;
     (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
     (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
     (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
     (l) all commercial tort claims;
     (m) all supporting obligations;
     (n) all letter of credit rights;
     (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;

     (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and
     (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
     (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. Debtor’s exact legal name is “PM Resources Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “PM Resources Inc.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “PM Resources Inc.” Debtor’s organizational identification number in the State of California is #1946996. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;

     (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;
     (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
     (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Debtor;
     (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
     (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
     (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
     (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
     (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;

     (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
     (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
     (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
     (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
     (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the

Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
     (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;

     (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
     (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
     (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
     (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;

     (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;
     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required

Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;
     (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
     (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
     (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required

Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
     (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
     (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
     (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents.

Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
     (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
     (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
     (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
     (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
     (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
     (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor. Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.
     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine;

(c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.
     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the

Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR

SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.
     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

PM RESOURCES, INC. (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer

Address and Facsimile Number of Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
13001 St. Charles Rock Road
Bridgeton, Missouri 63044

EXHIBIT B
UCC Filing Office(s)
Missouri Secretary of State

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by ST. JON LABORATORIES, INC., a California corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
          (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
          (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
          (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

          (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
          (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
          (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
          (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
          (h) all fixtures;
          (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
          (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
          (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
          (l) all commercial tort claims;
          (m) all supporting obligations;
          (n) all letter of credit rights;
          (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;
          (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

          (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Debtor’s exact legal name is “St. JON Laboratories, Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “St. JON Laboratories, Inc.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “St. JON Laboratories, Inc.” Debtor’s organizational identification number in the State of California is #1946996. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;
          (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;

          (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
          (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Debtor;
          (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
          (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
          (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
          (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
          (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
          (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
          (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
          (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
          (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
          (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
          (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
          (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
          (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
     (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
     (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;
     (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and

Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;

     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;

          (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
          (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
          (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
          (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
          (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
          (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
          (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
          (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
          (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
          (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
          (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor.

Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine; (c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.

     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

ST. JON LABORATORIES, INC. (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer

Address and Facsimile Number of
Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
None.

EXHIBIT B
UCC Filing Office(s)
California Secretary of State

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by FRANCODEX LABORATORIES, INC., a Kansas corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Virbac AH, Inc., a Delaware corporation, Delmarva Laboratories, Inc., a Virginia corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
          (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
          (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
          (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

          (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
          (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
          (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
          (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
          (h) all fixtures;
          (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
          (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
          (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
          (l) all commercial tort claims;
          (m) all supporting obligations;
          (n) all letter of credit rights;
          (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;
          (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

          (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas. Debtor’s exact legal name is “Francodex Laboratories, Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “Francodex Laboratories, Inc.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “Francodex Laboratories, Inc.” Debtor’s organizational identification number in the State of Kansas is #1641422. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;
          (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;

          (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
          (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Debtor;
          (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
          (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
          (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
          (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
          (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
          (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
          (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
          (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
          (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
          (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
          (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
          (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
          (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
     (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
     (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;
     (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and

Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;

     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;

          (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
          (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
          (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
          (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
          (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
          (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
          (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
          (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
          (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
          (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
          (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor.

Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine; (c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.

     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

FRANCODEX LABORATORIES, INC. (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer

Address and Facsimile Number of
Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
None.

EXHIBIT B
UCC Filing Office(s)
Kansas Secretary of State

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by Virbac AH, Inc., a Delaware corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
          (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
          (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
          (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

          (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
          (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
          (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
          (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
          (h) all fixtures;
          (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
          (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
          (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
          (l) all commercial tort claims;
          (m) all supporting obligations;
          (n) all letter of credit rights;
          (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;
          (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

          (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Debtor’s exact legal name is “Virbac AH, Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “Virbac AH, Inc.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “Virbac AH, Inc.” Debtor’s organizational identification number in the State of Delaware is #3008337. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;
          (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;

          (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
          (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Certificate of Incorporation or Bylaws of Debtor;
          (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
          (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
          (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
          (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
          (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
          (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
          (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
          (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
          (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
          (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
          (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
          (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
          (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
     (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
     (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;
     (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and

Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;

     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;

          (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
          (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
          (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
          (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
          (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
          (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
          (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
          (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
          (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
          (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
          (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor.

Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine; (c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.

     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

VIRBAC AH, INC. (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer

Address and Facsimile Number of
Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
None.

EXHIBIT B
UCC Filing Office(s)
Delaware Secretary of State

SECURITY AGREEMENT
     THIS SECURITY AGREEMENT (this “Agreement”) is made as of the 29th day of June, 2006, by DELMARVA LABORATORIES, INC., a Virginia corporation (“Debtor”), in favor of FIRST BANK, as agent (in such capacity, the “Agent”) for the Lenders from time to time party to that certain Loan Agreement dated as of the date hereof by and among Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, the Debtor, the Lenders from time to time party thereto and First Bank, as agent for the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Loan Agreement).
WITNESSETH:
     WHEREAS, as a condition precedent to the Agent and the Lenders entering into the Loan Agreement, the Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce the Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of the Lenders;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with the Agent as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to the Agent for the ratable benefit of the Lenders a security interest in and lien on all personal property and fixtures of Debtor, wherever located and whether now or hereafter existing or now owned or hereafter created, acquired or arising (collectively, the “Collateral”), including, without limitation:
          (a) all accounts, accounts receivable, payment intangibles, lease payments, rental payments, license payments, lease rights, contract rights and other rights to the payment of money, and all goods whose sale, lease, rental, license or other disposition by Debtor have given rise to accounts and have been returned to or repossessed or stopped in transit by Debtor;
          (b) all inventory of Debtor, wherever located, including, without limitation, (i) all inventory under lease, in transit, held by others for Debtor’s account, covered by warehouse receipts, purchase orders and/or contracts, or in the possession of any lessees, renters, carriers, forwarding agents, truckers, warehousemen, vendors or other persons or entities and (ii) all inventory consisting of raw materials, work in process, finished goods, supplies, goods, incidentals, office supplies and/or packaging and shipping materials;
          (c) all documents, including, without limitation, all warehouse receipts, bills of lading and similar documents of title relating to goods in which Debtor at any time has an interest, whether now or at any time or times hereafter issued to Debtor or the Agent by any person or entity, and whether covering any portion of Debtor’s inventory or otherwise;

          (d) all instruments (including, without limitation, promissory notes) of any kind or nature whatsoever, whether negotiable or non-negotiable;
          (e) all chattel paper of any kind or nature whatsoever, including, without limitation, all leases, rental agreements, installment sale agreements, conditional sale agreements and other chattel paper relating to or arising out of the sale, rental, lease or other disposition of any of the Collateral;
          (f) all general intangibles of any kind or nature whatsoever, including, without limitation, all payment intangibles, all patents, trademarks, copyrights and other intellectual property, and all applications for, registrations of and licenses of the foregoing and all computer software, product specifications, trade secrets, licenses, trade names, service marks, goodwill, tax refunds, rights to tax refunds, franchises, rights related to prepaid expenses, rights under executory contracts, choses in action, causes of action and rights under partnership, joint venture, co-ownership, management and/or similar agreements and/or arrangements;
          (g) all goods, machinery, equipment, motor vehicles, trucks, tractors, trailers, appliances, furniture, furnishings, tools, dies, jigs and other tangible personal property and all accessories and parts relating thereto;
          (h) all fixtures;
          (i) all monies, reserves, deposits, cash, cash equivalents and other property now or at any time or times hereafter in the possession or under the control of the Agent or any Lender or any bailee of the Agent or any Lender;
          (j) all deposit accounts and certificates of deposit and all interest or dividends thereon;
          (k) all investment property and financial assets of any kind or type, whether certificated or uncertificated, including, without limitation, all securities, securities accounts, securities entitlements, stocks, bonds, options, warrants, commodity contracts, futures contracts, commodity accounts, commodity options, commercial paper, money market funds and/or accounts, Treasury bills, notes and bonds, instruments, certificates of deposit, mutual fund shares, cash and money, together with all rights, income, revenues, proceeds and profits therefrom, including, without limitation, all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, all additions thereto, substitutions or replacements thereof, any goods or other property to be delivered thereunder, and any exchanges for or changes in any of the foregoing;
          (l) all commercial tort claims;
          (m) all supporting obligations;
          (n) all letter of credit rights;
          (o) all books, records, computer records, computer disks, ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property and general intangibles at any time evidencing or relating to any of the Collateral;
          (p) all accessions to any of the property described above and all substitutions, renewals, improvements and replacements of and additions thereto; and

          (q) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, including, without limitation, all income, accounts, contract rights, general intangibles, payment intangibles, chattel paper, notes, drafts, acceptances, instruments and other rights to the payment of money arising out of the sale, rental, lease, license, exchange or other disposition of any of the foregoing items (provided, however, that nothing contained herein shall be deemed to permit or assent to any such disposition other than (i) the sale of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement), and insurance proceeds, and all products, of (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n), (o) and/or (p) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iii) any and all costs of collection, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral under this Agreement or in representing the Agent and/or any Lender in connection with any bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations and Covenants of Debtor. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia. Debtor’s exact legal name is “Delmarva Laboratories, Inc.” Debtor has not during the past five (5) years conducted business under any name other than the name “Delmarva Laboratories, Inc.” Debtor does not now and will not at any time during the term of this Agreement conduct business under any name other than the name “Delmarva Laboratories, Inc.” Debtor’s organizational identification number in the State of Virginia is #0353275-1. Debtor will not change its name, its type of organization, its jurisdiction of organization or its organizational identification number unless (i) Debtor gives the Agent and Lenders at least thirty (30) days prior written notice of the same, (ii) if such change is with respect to Debtor’s jurisdiction of organization, such new jurisdiction of organization is one of the states of the United States of America, (iii) such change is permitted pursuant to the terms of the Loan Agreement and the other Transaction Documents, and (iv) prior to making any such change, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto and/or other agreements, documents or notices as may be required by the Agent and/or any Lender;
          (b) Debtor has full corporate right, power and authority to execute, deliver and perform its obligations under this Agreement and to grant to the Agent for the ratable benefit of the Lenders the security interest in and lien on the Collateral hereby stated to be granted;

          (c) the officer of Debtor executing this Agreement has been duly elected and qualified and has been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Debtor;
          (d) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any of the terms or provisions of the Articles of Incorporation or Bylaws of Debtor;
          (e) the execution, delivery and performance of this Agreement by Debtor do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Debtor or the terms of any indenture, agreement, document, instrument or undertaking to which Debtor is a party or by which it or any of its Property is bound;
          (f) Debtor’s chief executive office and the location of the only office where it keeps its books and records respecting the Collateral is that given on the signature page(s) of this Agreement and all other places of business of Debtor and locations of any of the Collateral are listed on Exhibit A attached hereto and incorporated herein by reference;
          (g) except to the extent permitted by Section 2(h) below, unless otherwise consented to in writing by Agent, all of the Collateral (A) is and will be kept solely at Debtor’s chief executive office or at one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference (if mobile equipment or equipment of a type normally used in more than one location, remaining there when not in use), (B) will not be attached or affixed in any manner to or become a part of any real estate or other personal property apart from other items of the Collateral and (C) is in the exclusive possession and control of Debtor;
          (h) Debtor will not (i) change the location of its chief executive office, (ii) change the location of any of its other places of business, (iii) change the location of any of the Collateral from Debtor’s chief executive office or one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or (iv) establish any additional places of business or additional locations at which any of the Collateral is stored, kept or processed, unless (A) such office or Collateral location is located within the continental United States of America, (B) Debtor gives the Agent and Lenders thirty (30) days prior written notice of the same, and (C) prior to making any such change or establishing any such new location, Debtor executes (if necessary) and/or obtains and delivers to the Agent and Lenders any and all additional financing statements and/or amendments thereto, mortgagee waivers and acknowledgments, bailee waivers and acknowledgments, landlord waivers and acknowledgments, warehousemen waivers and acknowledgments and other agreements, documents or notices as may be reasonably required by the Agent or any Lender;
          (i) Debtor is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of all of the Collateral, free and clear of any and all Liens and claims of any kind or nature whatsoever other than Permitted Liens, and Debtor will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein;
          (j) no financing statement (other than any filed with respect to Permitted Liens) covering any of the Collateral is or will be on file in any public office at any time during the term of this Agreement;
          (k) Debtor will not, without the prior written consent of the Required Lenders, sell, transfer, lease, license or otherwise dispose of or offer to dispose of any of the Collateral or any interest therein (other than (i) sales of inventory by Debtor in the ordinary course of its business (which does not include any sale or other transfer of inventory in partial or total satisfaction of any Indebtedness) and (ii) other sales and other dispositions expressly permitted by the Loan Agreement (which other sales and other dispositions shall be made expressly subject to the security interest and lien in favor of the Agent created by this Agreement unless otherwise agreed to in writing by the Required Lenders));
          (l) Debtor will at all times keep all of the Collateral consisting of inventory, goods, machinery, equipment and/or other tangible personal property used or useful in the conduct of its business in good condition, working order and repair (ordinary wear and tear excepted), excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use any of the Collateral or permit any of the Collateral to be used in violation of any law, rule, regulation, ordinance or insurance policy;
          (m) Debtor will pay promptly when due all taxes and assessments on the Collateral or for its use or operation or upon this Agreement or any of the Secured Obligations or with respect to the perfection of any security interest or lien under this Agreement; provided, however, that Debtor shall not be required to pay any such tax or assessment the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Debtor shall pay or cause to be paid all such taxes and assessments forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond in a manner reasonably satisfactory to the Required Lenders;
          (n) Debtor will at all times keep all of the Collateral of an insurable nature insured against loss, damage, theft and other risks, in such amounts, with such companies and under policies in such form, all as shall be reasonably satisfactory to the Required Lenders. All insurance required by this Section 2(n) shall be with insurers rated A-XI or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Lenders. Such policies of insurance shall contain an endorsement reasonably acceptable to the Agent naming the Agent as loss payee as its interests may appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least thirty (30) days written notice before any such policy or policies of insurance shall be amended or cancelled and that no act or default of Debtor or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in the event of any loss of or damage to any of the Collateral. Debtor hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to the Agent as its interests may appear and Debtor hereby agrees to promptly forward to the Agent all such insurance proceeds received directly by Debtor. All insurance proceeds received by the Agent on account of any loss of or damage to any of the Collateral, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement of said proceeds, shall, unless otherwise agreed to in writing by the Required Lenders, be applied to the payment or prepayment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as Debtor’s true and lawful attorney (and agent-in-fact) to, if Debtor fails to do upon the demand of the Agent or if any Event of Default under this Agreement or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing, (i) make, adjust, compromise and settle claims under such policies of insurance, (ii) endorse the name of Debtor on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and (iii) make all determinations and decisions with respect to such policies of insurance. In the event Debtor at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligation or default by Debtor hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of the Secured Obligations, payable by Debtor to the Agent on demand. UNLESS DEBTOR PROVIDES EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT, THE AGENT MAY PURCHASE INSURANCE AT DEBTOR’S EXPENSE TO PROTECT THE AGENT’S INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT DEBTOR’S INTERESTS. THE COVERAGE THAT THE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT DEBTOR MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST DEBTOR IN CONNECTION WITH THE COLLATERAL. DEBTOR MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE AGENT, BUT ONLY AFTER PROVIDING EVIDENCE THAT DEBTOR HAS OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, DEBTOR WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES THE AGENT MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE DEBTOR MAY BE ABLE TO OBTAIN ON ITS OWN. All insurance proceeds shall be subject to the security interest and lien of the Agent under this Agreement;
          (o) Debtor will permit the Agent and each Lender (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to (i) examine and inspect any of all of the Collateral, wherever located, during normal business hours and at other reasonable times and (ii) enter upon its Properties for purposes of making such examinations and/or inspections. Debtor will permit the Agent (and any Person appointed by the Agent or any Lender to whom Debtor does not reasonably object) to conduct field audits of the Collateral, following reasonable prior notice, at least twice each year and shall reimburse Agent and Lenders for the costs of such field audits as set forth in Section 6.1(c) of the Loan Agreement. Debtor will reimburse the Agent and each Lender upon demand for all costs and expenses incurred by the Agent or such Lender in connection with any such examination or inspection conducted by the Agent or such Lender while any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
          (p) Debtor hereby irrevocably authorizes the Agent at any time and from time to time to file in any Uniform Commercial Code jurisdiction initial financing statements and/or any amendments thereto which (i) indicate the Collateral (A) as “all assets”, “all personal property” or “all personal property and fixtures” of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of Missouri (the “Missouri UCC”) or such other jurisdiction or (B) as being of an equal or lesser scope or with greater detail and (ii) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to the Agent promptly upon request. Debtor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date of this Agreement;
          (q) Debtor hereby agrees, in each case at Debtor’s own expense, to take the following actions with respect to the following Collateral:
     (i) if Debtor shall at any time hold or acquire any promissory notes or other instruments or tangible chattel paper, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify;
     (ii) if Debtor shall at any time open or maintain a deposit account, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the depository bank to agree to comply at any time with instructions from the Agent to such depository bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Debtor or (B) arrange for the Agent to become the customer of the depository bank with respect to the deposit account, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw funds from such deposit account. Agent agrees with Debtor that Agent will not give any such instructions or withhold any withdrawal rights from Debtor unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to (A) any deposit account for which Debtor, the depository bank and the Agent have entered into a cash collateral agreement specially negotiated among Debtor, the depository bank and the Agent for the specific purpose set forth therein, (B) deposit accounts for which the Agent is the depository and (C) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Debtor’s employees;
     (iii) if Debtor shall at any time hold or acquire any certificated securities, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify. If any securities now or hereafter acquired by Debtor are uncertificated and are issued to Debtor or its nominee directly by the issuer thereof, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause the issuer to agree to comply with instructions from the Agent as to such securities, without further consent of Debtor or such nominee or (B) arrange for the Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by Debtor are held by Debtor or its nominee through a securities intermediary or commodity intermediary, Debtor will promptly notify the Agent and

Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) cause such securities intermediary or commodity intermediary, as the case may be, to agree to comply with entitlement orders or other instructions from the Agent to such securities intermediary as to such securities or other investment property, or to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, as the case may be, in each case without further consent of Debtor or such nominee or (B) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Agent to become the entitlement holder with respect to such investment property, with Debtor being permitted, only with the consent of the Agent, to exercise rights to withdraw or otherwise deal with such investment property. Agent agrees with Debtor that Agent will not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and will not withhold its consent to the exercise of any withdrawal or dealing rights by Debtor, unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Agent is the securities intermediary;
     (iv) if any goods are at any time in the possession of a bailee, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly obtain an acknowledgment from the bailee, in form and substance reasonably satisfactory to the Required Lenders, that the bailee holds such Collateral for the benefit of the Agent and shall act upon the instructions of the Agent, without the further consent of Debtor. Agent agrees with Debtor that Agent will not give any such instructions unless an Event of Default or an event which with the passage of time or the giving of notice or both would constitute an Event of Default under this Agreement has occurred and is continuing;
     (v) if any of the Collateral is located on any premises not owned by Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will promptly cause each Person having any right, title or interest in, or Lien on, such premises to enter into an agreement in form and substance reasonably satisfactory to the Required Lenders whereby such Person disclaims any right, title or interest in, and/or Lien on, the Collateral and allows entry upon such premises and the removal of the Collateral from such premises by the Agent or its agents or representatives;
     (vi) if Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Debtor will promptly notify the Agent and Lenders thereof and, at the request of the Required Lenders, Debtor will take such action as the Required Lenders may reasonably request to vest in the Agent control, under Section 9-105 of the Missouri UCC, of such electronic chattel paper and control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act, as the case may be, as so in effect in such jurisdiction, of such transferable record;

     (vii) if Debtor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of Debtor, Debtor will promptly notify the Agent and Lenders thereof in writing and, at the request of the Required Lenders, Debtor will, pursuant to an agreement in form and substance reasonably satisfactory to the Required Lenders, either (at the Required Lenders’ option) (A) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Agent of the proceeds of any drawing under the letter of credit or (B) arrange for the Agent to become the transferee beneficiary of the letter of credit, with the proceeds of any drawing under the letter of credit to be applied to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect;
     (viii) if Debtor shall at any time hold or acquire a commercial tort claim, Debtor will promptly notify the Agent and Lenders in a writing signed by Debtor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Required Lenders;
     (ix) Debtor further agrees to take any other action reasonably requested by the Required Lenders to insure the attachment, perfection and first priority of, and the ability of the Agent to enforce, the Agent’s security interest in and lien on any and all of the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that Debtor’s signature thereon is required therefor, (b) causing the Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral and delivering the original of such certificate of title (with the Agent’s security interest and lien so noted) to the Agent, (c) complying with any provision of any statute, regulation or treaty of any governmental body, entity, authority, agency or instrumentality as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the Agent’s security interest in and lien on such Collateral, (d) obtaining governmental, regulatory and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Required Lenders and (f) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction; and
     (x) with respect to accounts with respect to which the account debtor is the United States of America, any state of the United States of America or any other governmental body or any department, agency or instrumentality of any of the foregoing, if requested by the Required Lenders, Debtor will take such action and execute, deliver and file such agreements, documents and instruments as may be necessary or as the Required Lenders may reasonably request to insure that such accounts are duly assigned to the Agent for the ratable benefit of the Lenders in compliance with all applicable governmental and regulatory requirements (including, without limitation, to the extent applicable, the Federal Assignment of Claims Act of 1940, as amended, so that the Agent is recognized by the account debtor to have all of the rights of an assignee of such accounts;

          (r) Debtor will reimburse the Agent and each Lender upon demand for (i) all costs and expenses incident to perfecting, maintaining or terminating the security interest granted by this Agreement, including search fees, filing and recording fees, fees for obtaining and transferring certificates of title and all taxes and legal and other out-of-pocket fees and expenses paid or incurred by the Agent and/or any Lender in connection with any of the foregoing and (ii) all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and/or any Lender in seeking to collect or enforce any rights under this Agreement or incurred by the Agent and/or any Lender in seeking to collect or enforce any of the Secured Obligations, all of which costs and expenses shall constitute a part of the Secured Obligations and be payable by Debtor to the Agent and the Lenders on demand; and
          (s) Exhibit B attached hereto and incorporated herein by reference sets forth a complete list of all of the filing office(s) where financing statement(s) must be filed in order to perfect the Agent’s security interest in the Collateral to the extent such security interest can be perfected by the filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction where Debtor or any of the Collateral is or may be “located” (as “located” is defined in the applicable Uniform Commercial Code or other applicable law).
     3. Representations and Covenants of Debtor re: Accounts, Inventory and Other Collateral. Debtor hereby represents and warrants to the Agent and each Lender, and covenants and agrees with the Agent and each Lender, that:
          (a) Debtor will provide the Agent and Lenders with a written Borrowing Base Certificate on or before the last day of each month as required under Section 3.1(b) of the Loan Agreement (or at such other intervals as the Required Lenders shall require from time to time), reflecting activity of Debtor up to and including the last day of the preceding month (each, a “Borrowing Base Certificate”) describing, in a form and with such specificity as is satisfactory to the Required Lenders, all Accounts created or acquired by Debtor subsequent to the immediately preceding Borrowing Base Certificate. In addition, Debtor, immediately upon demand by the Required Lenders, now and from time to time hereafter, shall execute and deliver to the Agent and Lenders schedules of Inventory specifying Debtor’s cost of Inventory and of Eligible Inventory and such other matters and information relating to Inventory and Eligible Inventory as the Required Lenders may from time to time request. Debtor shall also furnish copies of any other reports or information, in a form and with such specificity as is satisfactory to the Required Lenders, concerning accounts, inventory and any other Collateral requested by the Required Lenders, including, without limitation, but only if specifically requested by the Required Lenders, (i) schedules identifying each account, (ii) copies of all invoices prepared in connection with such accounts and (iii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as the Required Lenders may from time to time reasonably request. The Borrowing Base Certificate shall include, in a form and with such specificity as is satisfactory to the Required Lenders, information on all amounts collected by Debtor on accounts subsequent to the immediately preceding Borrowing Base Certificate. The Borrowing Base Certificate shall contain such additional information as the Required Lenders may require;
          (b) With respect to accounts scheduled, listed or referred to on any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed on the applicable Borrowing Base Certificate or other report (i) they are genuine, in all respects what they purport to be and are not evidenced by a judgment; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents related thereto; (iii) the amounts thereof shown on the applicable Borrowing Base Certificate or other report are actually and absolutely owing to Debtor and are not contingent for any reason; (iv) no payments have been or shall be made thereon except payments immediately delivered to the Agent pursuant to Section 4 of this Agreement; (v) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Debtor has not made any agreement with any account debtor thereof for any deduction therefrom except a discount or allowance allowed by Debtor in the ordinary course of its business for prompt payment; (vi) to the best of Debtor’s knowledge, there are no facts, events or occurrences which could reasonably be expected to impair in any material respect the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount thereof as shown on the applicable Borrowing Base Certificate or other report; (vii) to the best of Debtor’s knowledge, all account debtors thereof have the capacity to contract and are solvent; (viii) the goods sold and/or services furnished giving rise thereto are not subject to any Lien or claim except that of the Agent; (ix) Debtor has no knowledge of any fact or circumstance which could reasonably be expected to impair in any material respect the validity or collectibility thereof; (x) to the best of Debtor’s knowledge, there are no bankruptcy, insolvency or other proceedings or actions which are threatened or pending against any account debtor thereof which could reasonably be expected to result in any material adverse change in such account debtor’s financial condition; and (xi) all of such accounts are subject to a first priority perfected security interest in favor of the Agent;
          (c) Any officers, employees or agents of the Lenders shall have the right, at any time or times hereafter, in the name of such Lender and/or Debtor or in the name of a nominee of such Lender, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, telegraph or otherwise. All costs, fees and expenses relating thereto incurred by any Lender (or for which any Lender becomes obligated) during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would become an Event of Default under this Agreement shall become part of the Secured Obligations and be payable by Debtor to such Lender on demand;
          (d) Debtor will at all times maintain a record of accounts at its chief executive office, keeping correct and accurate records itemizing and describing the names and addresses of account debtors, relevant invoice numbers, shipping dates and due dates, collection histories and account agings, all of which records shall be available during such Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right at any time or times to inspect the accounts and the records with respect thereto. Debtor will conduct a review (or cause its independent certified public accountants to conduct a review) of its bad debt reserves and collection histories at least once each year and promptly following such review shall supply the Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning such review of the accounts (which report may consist of a management letter from Debtor’s independent certified public accountants if such accountants conducted such bad debt reserve review);
          (e) Unless otherwise agreed by the Required Lenders in writing, Debtor will: (i) promptly upon Debtor’s learning thereof, inform the Agent and Lenders, in writing, of any material delay in Debtor’s performance of any of its obligations to any account debtor with respect to any Eligible Account in an amount in excess of $100,000.00 and of any assertion of any claims, offsets or counterclaims in an amount in excess of $100,000.00 by any account debtor with respect to any Eligible Account and of any allowances, credits and/or other monies in an amount in excess of $10,000.00 granted by Debtor to any account debtor with respect to any Eligible Account; (ii) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Eligible Account, including any of the terms relating thereto; (iii) promptly upon Debtor’s receipt or learning thereof, furnish to and inform the Lenders of all material adverse information relating to the financial condition of any account debtor who in the aggregate owes Debtor more than $20,000.00; and (iv) promptly upon Debtor’s learning thereof, notify the Lenders in writing which of its then existing accounts involving an amount in excess of $20,000.00 are no longer Eligible Accounts;
          (f) The Agent shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (i) to notify any or all account debtors that the accounts have been assigned to the Agent and that the Agent has a security interest therein; (ii) to direct such account debtors to make all payments due from them to Debtor upon the accounts directly to the Agent; and (iii) to enforce payment of and collect, by legal proceedings or otherwise, the accounts in the name of the Agent and/or Debtor;
          (g) Debtor will, at its own expense, use commercially reasonable efforts to collect, as and when due, all amounts due with respect to accounts;
          (h) With respect to inventory scheduled, listed or referred to in any Borrowing Base Certificate or other report submitted by Debtor or any other Obligor to the Lenders, Debtor represents and warrants to the Agent and Lenders that, except as otherwise disclosed in such Borrowing Base Certificate or other report: (i) such inventory is located at Debtor’s chief executive office, one of the other locations listed on Exhibit A attached hereto and incorporated herein by reference or another location with respect to which Debtor has complied with all of the requirements of Section 2(h) of this Agreement; (ii) Debtor has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any Lien or claim whatsoever except for Permitted Liens; (iii) such inventory is of good and merchantable quality, free from any material defects; (iv) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; (v) the completion of manufacture and sale or other disposition of such inventory by the Agent following an Event of Default will not require the consent of any Person and will not constitute a breach or default under any contract or agreement to which Debtor is a party or to which any of the inventory is subject; (vi) such inventory has not been produced in violation of the Fair Labor Standards Act and is not subject to the so-called “hot goods” provision contained in Title 29 U.S.C. §215(a)(1); (vii) such inventory is not on consignment with Debtor and (viii) such inventory is subject to a first priority perfected security interest in favor of the Agent;
          (i) Debtor will at all times maintain a perpetual inventory system keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory and of Eligible Inventory, Debtor’s cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during Debtor’s usual business hours at the request of the Agent or any Lender or any of their respective officers, employees or agents. Debtor will cooperate fully with the Agent and each Lender and their respective officers, employees and agents who shall have the right during normal business hours and/or at other reasonable time or times to inspect Debtor’s inventory and the records with respect thereto. Debtor will conduct such physical counts of all or any portion of its inventory as any Lender may from time to time reasonably request and will supply Agent and each Lender with a report in a form and with such specificity as may be reasonably satisfactory to the Required Lenders concerning any physical count of any or all of the inventory of Debtor (whether such count was requested by the Required Lenders or not); and
          (j) Neither the Agent nor any Lender shall be responsible for: (i) the safekeeping of any of the inventory; (ii) any loss or damage to any of the inventory; (iii) any diminution in the value of any of the inventory; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or any other Person. As between Debtor, on the one hand, and the Agent and the Lenders, on the other hand, all risk of loss, damage, destruction or diminution in value of the inventory shall be borne by Debtor.

Debtor will not sell any inventory to any customer on consignment or on approval or on any other basis which entitles the customer to return, or which may obligate Debtor to repurchase, such inventory. From and after the occurrence of any Event of Default under this Agreement and so long as any such Event of Default is continuing, the Required Lenders, in their sole and absolute discretion, may require that inventory be stored with a bailee, warehouseman or similar party and warehouse receipts therefor be issued in the Agent’s name and be delivered to the Agent. Debtor agrees to do whatever acts are required to effectuate the foregoing.
     4. Lockbox and Blocked Account. Debtor hereby agrees to establish and maintain throughout the term of this Agreement a lock box (the “Lock Box”) in Debtor’s name with a bank (the “Collecting Bank”) which is acceptable to the Required Lenders (subject to irrevocable instructions acceptable to the Required Lenders as hereinafter set forth) to which all account debtors shall directly remit all payments on accounts and in which Debtor shall immediately deposit all cash payments made for inventory and other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash, check or otherwise. In addition, Debtor hereby agrees to establish and maintain throughout the term of this Agreement a depository account at the Collecting Bank (the “Blocked Account”). The Collecting Bank shall acknowledge and agree, in a manner satisfactory to the Required Lenders, that all payments made to the Lock Box and the Blocked Account are the sole and exclusive property of the Agent and that the Collecting Bank has no right of setoff against the Lock Box or the Blocked Account and that all such payments, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Account or otherwise received by Debtor and whether on the accounts or as proceeds of any other Collateral or otherwise are and will be the sole and exclusive property of the Agent. Debtor shall irrevocably instruct the Collecting Bank to on a daily basis on each Business Day (a) transfer all payments or deposits to Debtor’s Lock Box into Debtor’s Blocked Account and (b) transfer all funds in Debtor’s Blocked Account (by way of debit, ACH debit, wire transfer or other means, as directed by Agent) to an account of the Agent at First Bank or such other bank as the Agent may from time to time specify in writing to be applied by the Agent to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect. Debtor shall have no right to withdraw any funds out of the Lock Box and/or the Blocked Account. Debtor, and each of its Affiliates, employees, agents and/or other Persons acting for or in concert with Debtor, shall, acting as trustee for the Agent, receive, as the sole and exclusive property of the Agent, any monies, checks, notes, drafts and any other payments relating to and/or proceeds of accounts and/or other Collateral which come into the possession or under the control of Debtor or any Affiliates, employees, agents or other Persons acting for or in concert with Debtor, and immediately upon receipt thereof, Debtor or such Persons shall cause the same to be deposited into Debtor’s Lock Box.
     5. Additional Actions by the Agent. The Agent, at its option, may from time to time perform any agreement of Debtor hereunder which Debtor shall fail to perform and take any other action which the Agent in good faith deems necessary for the maintenance or preservation of any of the Collateral or its interest therein (including, without limitation, the discharge of taxes or Liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord’s bills or other charges), and Debtor agrees to forthwith reimburse the Agent for all costs and expenses incurred by the Agent in connection with the foregoing, together with interest thereon at a rate per annum equal to the lesser of (a) Four and One-Fourth Percent (4.25%) over and above the Prime Rate (fluctuating as and when the Prime Rate changes) and (b) the highest rate of interest allowed by applicable law, from the date incurred until reimbursed by Debtor. The Agent may for the foregoing purposes act in its own name or that of Debtor and may also so act for the purposes of adjusting, settling or cancelling any policy of insurance on the Collateral or endorsing any draft received in connection therewith, in payment of a loss or otherwise, for all of which purposes Debtor hereby grants to the Agent its power of attorney, irrevocable during the term of this Agreement.

     6. Defaults. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement: (a) Debtor shall fail to pay any of the Secured Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise; (b) Debtor shall fail to perform or observe any of the terms, provisions, covenants or agreements contained in Sections 2(a), 2(g), 2(h), 2(i), 2(j), 2(k), 2(n), 2(o), 2(q), 3(a), 3(d), 3(e), 3(i) or 4 of this Agreement; (c) Debtor shall fail to perform or observe of any of the other terms, provisions, covenants or agreements contained in this Agreement and any such failure shall remain unremedied for five (5) days after the earlier of (i) written notice of default is given to Debtor by the Agent or any Lender or (ii) any officer of Debtor obtains knowledge of such default; (d) any representation or warranty made by Debtor in this Agreement shall prove to be untrue or incorrect in any material respect; (e) any “Event of Default” (as defined therein) shall occur under or within the meaning of the Loan Agreement; or (f) any default or event of default shall occur under or within the meaning of any other agreement, document or instrument heretofore, now or hereafter executed by Debtor with or in favor of the Agent which is not cured or waived within any applicable cure or grace period (if any).
     7. Remedies. Upon the occurrence and during the continuation of any Event of Default under this Agreement: (a) whether or not any or all of the Secured Obligations are declared to be forthwith due and payable, the Agent shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Debtor with or without process of law and without breach of the peace, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (b) the Agent shall have the right to notify any account debtor with respect to any account to make all payments under the accounts directly to the Agent and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the accounts and all amounts due under the accounts as the Agent may determine; (c) the Agent shall have the right to exercise such of the other rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant jurisdiction or jurisdictions and any other applicable law upon default by a debtor as the Agent may elect; (d) the Agent shall have the right to enter, with or without process of law and without breach of the peace, any premises where the books and records of Debtor pertaining to the accounts or any of the other Collateral are or may be located, and without charge or liability on the part of the Agent therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Collateral and/or for the purpose of identifying and locating any of the Collateral; and (e) the Required Lenders shall have the right to appoint, remove and reappoint any Person or Persons, including, without limitation, any employee or agent of the Agent or any Lender to be a receiver (each, a “Receiver”), which term shall include a receiver and manager of, or agent for, all or any part of the Collateral. Any such Receiver shall, as far as concerns responsibility for its acts, be deemed to be the agent of Debtor and not of the Agent or any Lender, and neither the Agent nor any Lender shall in any way be responsible for any misconduct, negligence or non-feasance of any such Receiver, its employees or agents. Except as otherwise directed by all of the Lenders, all monies received by any Receiver shall be received in trust for and paid to the Agent for the ratable benefit of the Lenders. Debtor shall pay all costs, charges and expenses incurred by the Agent or any Receiver, whether directly or for services rendered (including, without limitation, reasonable attorneys’ fees and expenses, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement, realizing on all or any part of the Collateral and/or in enforcing or collecting the Secured Obligations, and all such expenses shall be part of the Secured Obligations and be payable on the demand of the Agent. Debtor shall, upon the Agent’s request, assemble the Collateral and make the Collateral available to the Agent at any place designated by the Agent which is reasonably convenient to Debtor.

     8. Standards for Exercising Remedies. To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental, regulatory or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section 8 is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8. Without limitation upon the foregoing, nothing contained in this Section 8 shall be construed to grant any rights to Debtor or to impose any duties on the Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.
     9. Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places, and with or without the Collateral being present at such sale, all as the Agent in its sole and absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Debtor at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances. Debtor agrees that the Agent may, in connection with any such sale, specifically disclaim any warranties of title or the like with respect to all or any portion of the Collateral being sold.
     10. Application of Proceeds and Deficiency. The Agent may apply the net proceeds of any sale, lease, license or other disposition of any of the Collateral or of any other collection of any of the Collateral or any proceeds of any of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing, licensing or the like of the Collateral on Debtor’s premises, or elsewhere, or in any way related to the Agent’s rights under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral, and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Secured Obligations, whether due or not due, absolute or contingent, and only after payment by the Agent of any other amounts required by any existing or future provision of law (including Section 9-615 of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction where Debtor or any of the Collateral may at the time be located) need the Agent account to Debtor for the surplus, if any. If the Agent sells any of the Collateral on credit, unless otherwise agreed by the Required Lenders in writing, the Secured Obligations will be credited only with payments actually received by the Agent from the purchaser with respect to such credit obligation; and in the event the purchaser fails to pay for the Collateral, the Agent may resell the Collateral and the Secured Obligations will be credited with the proceeds received from such resale. The proceeds of any sale(s), lease(s), license(s) or other disposition(s) of any of the Collateral and/or of any collection(s) of any of the Collateral shall be applied by the Agent in the following order: (a) first, to the payment of all costs, expenses, liabilities and advances made or incurred by the Agent and/or any Lender in connection with the collection and enforcement of the Secured Obligations and the sale or other realization upon the Collateral; provided, however, that nothing herein is intended to relieve Debtor of its obligation to pay such costs, expenses, liabilities and advances; (b) second, to the payment of the Secured Obligations in such order and manner as the Required Lenders, in their discretion, shall elect; and (c) third, to the payment of any surplus remaining after the payment of the amounts mentioned, to Debtor or to whomsoever may be lawfully entitled thereto. Debtor shall remain liable to the Agent and the Lenders for the payment of any deficiency, with interest.
     11. The Agent’s Obligations and Duties. Notwithstanding any provision contained in this Agreement to the contrary, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. The Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent of any payment relating to any of the Collateral, nor shall the Agent be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent may be entitled at any time or times. The Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Missouri UCC, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account. Debtor hereby acknowledges and agrees that the Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto.
     12. Amendments; Waivers; Remedies Cumulative. No delay on the part of the Agent and/or any Lender in the exercise of any right or remedy under this Agreement shall operate as a waiver thereof and no single or partial exercise by the Agent and/or any Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. Each and every right and remedy granted to the Agent and/or any Lender under this Agreement, under the Loan Agreement and under the other Transaction Documents, or at law or in equity, shall be deemed cumulative and may be exercised from time to time. Neither the Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies under this Agreement and no waiver whatsoever shall be valid unless in writing and signed by the Agent or the applicable Lender, as the case may be, and then only to the extent therein set forth. A waiver by the Agent and/or any Lender of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Agent and/or any Lender would otherwise have on any future occasion. This Agreement may not be amended except by a writing duly signed by Debtor and the Agent and consented to by the Required Lenders. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.
     13. Irrevocable Power of Attorney. Debtor hereby irrevocably makes, constitutes and appoints the Agent (and all Persons designated by the Agent) as the true and lawful agent and attorney-in-fact of Debtor with full power of substitution to: (a) if any Event of Default under this Agreement has occurred and is continuing, (i) demand payment of accounts, (ii) enforce payment of accounts by legal proceedings or otherwise, (iii) exercise all of Debtor’s rights and remedies with respect to proceedings brought to collect accounts, (iv) sell or assign accounts upon such terms, for such amounts and at such time or times as the Agent deems advisable, (v) settle, adjust, compromise, extend or renew accounts, (vi) discharge and release accounts, (vii) prepare, file and sign Debtor’s name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the postal authorities of any change of the address for delivery of Debtor’s mail to an address designated by the Agent, and open all mail addressed to Debtor for the purpose of collecting accounts and the proceeds of any other Collateral (with all other mail to be promptly returned to Debtor), and (ix) do all acts and things which are necessary, in the Agent’s good faith discretion, to fulfill the Debtor’s obligations under this Agreement; and (b) at any time, (i) take control in any manner of any item of payment or proceeds of any account or any other Collateral, (ii) have access to any lockbox or postal box into which Debtor’s mail is deposited, (iii) endorse Debtor’s name upon any items of payment or proceeds thereof and deposit the same in the Agent’s account on account of the Secured Obligations, (iv) endorse Debtor’s name upon any chattel paper, document, instrument, invoice or similar document or agreement relating to any account or any goods pertaining thereto, (v) execute in Debtor’s name and on Debtor’s behalf any financing statements and/or continuations thereof and/or amendments thereto under the Uniform Commercial Code or other applicable law in any jurisdiction where Debtor or any of the Collateral may be located, (vi) endorse Debtor’s name on any verification of accounts and notices thereof to account debtors and (vii) do any and all things necessary and take such actions in the name and on behalf of Debtor to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to the Agent in respect to the Collateral and the Agent’s rights created under this Agreement. Debtor agrees that neither the Agent nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission (other than for acts of commission or omission which constitute gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order), or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement.
     14. Marshalling. Neither the Agent nor any Lender shall be required to marshal any present or future collateral security (including, without limitation, this Agreement and the Collateral) for, or other assurances of payment of, any or all of the Secured Obligations or to resort to such collateral security or other assurances of payment in any particular order, and all of their respective rights and remedies under this Agreement and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent not prohibited by applicable law, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of any of the rights and/or remedies of the Agent and/or any Lender under this Agreement or under any other agreement, document or instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent not prohibited by applicable law, Debtor hereby irrevocably waives the benefits of all such laws.
     15. Notices. Except as otherwise specified in this Agreement, any notice, request, demand, consent or other communication under this Agreement shall be in writing and delivered in person or sent by facsimile, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to Debtor to the address or facsimile number of Debtor listed on the signature page(s) of this Agreement, or if to Agent or any Lender, in care of the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Telecopy No. (314) 854-5454, or at such other address or facsimile number as either party may from time to time designate as its address or facsimile number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by facsimile (with answerback confirmation received), on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     16. Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Missouri UCC. Any applicable provisions of the Missouri UCC, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Missouri UCC shall be deemed to be modified so as not to be inconsistent with the Missouri UCC. In all respects this Agreement and all transactions hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the substantive laws of the State of Missouri (without reference to conflict of law principles); provided, however, that the perfection, the effect of the perfection or non-perfection and the priority of the security interests and liens created by this Agreement shall in all respects be governed, construed, applied and enforced in accordance with the substantive laws of the applicable jurisdiction. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.
     17. Successors and Assigns; Other Secured Obligations; Duration of Security Interest. This Agreement shall be binding upon Debtor and its successors and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns. Debtor may not assign any of its rights or delegate any of its obligations under this Agreement. This Agreement shall continue in full force and effect and the security interest and lien granted by this Agreement and all of the representations, warranties, covenants and agreements of Debtor under this Agreement and all of the terms, conditions and provisions of this Agreement relating thereto shall continue to be fully operative until such time as (a) all of the Secured Obligations shall have been fully, finally and indefeasibly paid in cash, (b) there shall be no remaining commitment or obligation of the Agent and/or any Lender to advance funds, make loans or extend credit to, and/or issue letters of credit for the account of, any Obligor under the Loan Agreement, any other Transaction Document or otherwise, (c) no Letters of Credit shall remain outstanding and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms. If claim is ever made on the Agent and/or any Lender for repayment or recovery of any amount or amounts received by the Agent and/or any Lender in payment or on account of any of the Secured Obligations (including payment under a guaranty or from application of collateral) and the Agent and/or any Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent and/or any Lender or any Property of the Agent and/or any Lender or (b) any settlement or compromise of any such claim effected by the Agent and/or any Lender with any such claimant (including, without limitation, Debtor), then and in each such event Debtor agrees that any such judgment, decree, order, settlement or compromise shall be binding on Debtor, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Secured Obligations or of this Agreement, and this Agreement shall continue to be effective or be reinstated, as the case may be, and shall secure the payment of the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Agent and/or any Lender. This Agreement shall continue to be effective or be reinstated, as the case may be, if (a) at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of Debtor or otherwise, all as though such payment had not been made or (b) this Agreement is released in consideration of a payment of money or transfer of Property or assets or grant of a Lien by Debtor or any other Person and such payment, transfer or grant is rescinded or must otherwise be returned by the Agent and/or any Lender upon the insolvency, bankruptcy or reorganization of such Person or otherwise, all as though such payment, transfer or grant had not been made.
     18. Consent to Jurisdiction; Waiver of Jury Trial. DEBTOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH DEBTOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. DEBTOR AUTHORIZES THE SERVICE OF PROCESS UPON DEBTOR BY REGISTERED MAIL SENT TO DEBTOR AT ITS ADDRESS REFERENCED IN SECTION 15. DEBTOR AND THE AGENT IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH DEBTOR AND THE AGENT ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     19. UCC Defined Terms. All terms defined in the Missouri UCC and used in this Agreement shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the Missouri UCC differently than in another Article of the Missouri UCC, then the term shall have the meaning specified in Article 9 of the Missouri UCC.

     IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the 29th day of June, 2006.
IN THE EVENT ANY OF THE SECURED OBLIGATIONS ARE PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

DELMARVA LABORATORIES, INC. (Debtor)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and Chief Financial Officer

Address and Facsimile Number of
Chief Executive Office of Debtor:

3200 Meacham Boulevard
Fort Worth, Texas 76137
Attention: Jean M. Nelson, Chief Financial Officer

Facsimile Number: (817) 831-8362

EXHIBIT A
Additional Locations of Places of Business of Debtor
and/or Additional Locations of Collateral
None.

EXHIBIT B
UCC Filing Office(s)
Virginia Secretary of State

SECOND AMENDED AND RESTATED AGREEMENT OF PLEDGE
     The undersigned, VIRBAC AH, INC., a Delaware corporation, (the “Pledgor”) hereby pledges and delivers and grants a security interest in and general lien upon and right of setoff to First Bank, as agent (in such capacity, the “Agent”) for itself and the other Lenders (as defined therein) from time to time a party to that certain Loan Agreement dated as of the date hereof made by and among the Pledgor, Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation (collectively, with the Pledgor, the “Borrowers”), the Lenders from time to time party thereto and the Agent, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Second Amended and Restated Agreement of Pledge (this “Agreement of Pledge”) shall have the respective meanings ascribed to them in the Loan Agreement), as collateral security for the payment of all of the Borrowers’ Obligations to Agent and/or any of the Lenders, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore or hereafter incurred by the Borrowers, or any of them, and whether as principal, surety, endorser, guarantor or otherwise (collectively, the “Secured Obligations”), the following stocks, bonds, notes, money, commercial paper, documents, instruments, securities and other property belonging to the Pledgor:
One Thousand (1,000) shares of Francodex Laboratories, Inc. common stock evidenced by certificate number 2, which constitutes all of the issued and outstanding voting stock of Francodex Laboratories, Inc.
together with all rights, income, revenues and profits therefrom, including without limitation all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, also together with all money, instruments, commercial paper, documents, notes, stocks, bonds, securities, credits, choses in action, claims, demands, and any interests therein, as well as any other property, rights and interests, of the Pledgor which from time to time hereafter shall be delivered to or come into the possession, custody or control of the Agent or any of the Lenders, or any of their respective agents and for any purpose, including without limitation (i) items in transit to or from or set apart for Agent, any such Lender or any of their respective agents or correspondents, (ii) the balance of every deposit account of the Pledgor now or hereinafter existing with the Agent or any of the Lenders, whether general, special or for any specific purpose, which deposit accounts may be set off against any or all of said Secured Obligations at any time, whether or not the same be then due, and (iii) any other property of the Pledgor from whatever source derived, real and/or personal, in which the Pledgor hereafter grants to the Agent, for the ratable benefit of the Lenders, a security interest, lien, claim or other encumbrance, together with all additions to any of the foregoing, substitutions or replacements thereof, changes in any of the foregoing, and all proceeds and products of any of the foregoing (collectively, “collateral security”).
     The Agent shall have the right at any time after default of the Borrowers, or any of them, with respect to the Secured Obligations, at the direction of the Required Lenders: (1) to transfer or cause to be transferred to or registered in the name of the Agent, or its nominee or nominees, all or any portion of the collateral security, and thereafter to exercise all rights with respect thereto as the absolute owner thereof, all without notice to or liability to the Pledgor, except to account for property actually received by Agent; provided, however, that Agent and the Lenders may treat all cash proceeds as additional collateral security and such proceeds need not be applied to the reduction of the Secured Obligations unless Agent and the Lenders so elect; (2) in Agent’s name, or in the name of the Pledgor, demand, sue for, collect and receive money, securities and other property which may at any time be payable or receivable on account of or in exchange for any collateral security, or make any compromise or settlement that Agent considers desirable with respect thereto or renew or extend the time of payment or otherwise modify the terms of any obligation included in the collateral security; provided, however, it is expressly agreed that neither Agent nor any of the Lenders shall be obligated to take any step to preserve rights against prior parties on any of the collateral security, and that reasonable care of the collateral security shall not include the taking of any such step; (3) foreclose the lien of any security interest included in the collateral security and become the purchaser, or have any one or more of the Lenders become the purchaser, of the property constituting any such collateral security without thereby affecting the Secured Obligations or any liability of the Pledgor to Agent and/or the Lenders; (4) transfer any of the Secured Obligations and any collateral security therefor, with Agent and the Lenders being thereafter fully discharged from every claim and responsibility with respect to any such Secured Obligations and collateral security so transferred; and (5) surrender or deliver, without further liability on the part of Agent or any of the Lenders to account therefor, all or any part of the collateral security to or upon the written order of the Pledgor, permit substitutions therefor or additions thereto, and accept the receipt of the Pledgor for any collateral security, which receipt shall be a full and complete discharge of Agent and each of the Lenders as to the Pledgor with respect to the collateral security so delivered.
     The condition of this pledge is that if default be made by the Borrowers, or any of them, in the payment of any of the Secured Obligations when due, whether by reason of demand, acceleration or otherwise, Agent may: (1) appropriate and apply toward the payment and discharge of any such Secured Obligations, moneys on deposit or otherwise held by Agent and/or any of the Lenders for the account of, to the credit of, or belonging to the Pledgor; (2) sell or cause to be sold any collateral security; and (3) exercise any or all the rights and remedies of a secured party under the Uniform Commercial Code of Missouri (the “Code”).
     Any sale of collateral security may be made without demand of performance and any requirement of the Code for reasonable notice to the Pledgor shall be met if such notice is mailed, postage prepaid, to the Pledgor at its address as it appears herein or as last shown on the records of Agent at least ten business days before the time of sale, disposition or other event giving rise to the notice. The Pledgor agrees it shall be reasonable for the Agent to sell the collateral security on credit for present or future delivery without any assumption of any credit risk. In case of a public sale, notice published by Agent for ten days in a newspaper of general circulation in the City of St. Louis shall be sufficient. The proceeds of any sale or sales of collateral security shall be applied by Agent and the Lenders in the following order: (1) to expenses, including without limitation legal fees and expenses, arising from any one or more of the enforcement of any of the provisions hereof, the enforcement of any of the Secured Obligations, any actual or attempted sale, or representation of Agent and the Lenders in connection with bankruptcy or insolvency proceedings; (2) to the payment or the reduction of any one or combination of the Secured Obligations to Agent and the Lenders with the right of the Agent to distribute or allocate such proceeds as Agent and the Required Lenders shall elect, and their determination with respect to such allocation shall be conclusive; (3) to the payment of any surplus remaining after payment of the amounts mentioned, to the Pledgor or to whomsoever may be lawfully entitled thereto.
     The Pledgor hereby expressly waives: (a) any irregularity, invalidity or unenforceability of any of the Secured Obligations hereby secured; (b) notice of the acceptance hereof by Agent or any of the Lenders; (c) notice of the existence of or amendment or modification to or waiver or other actions or inactions by Agent or any of the Lenders with respect to any of said Secured Obligations of the Borrowers, or any of them, and any security or guaranties therefor; (d) notice of default by the Borrowers, or any of them, in the payment of any of the Secured Obligations; (e) presentment, demand for payment, protest, and notice of dishonor and of protest of any such Secured Obligations; or (f) any other notice of any kind or character.

     The Pledgor hereby expressly waives any and all rights of subrogation, reimbursement, contribution and indemnity whatsoever with respect to each of the Borrowers and shall have no right of recourse to or with respect to any assets or property of any of the Borrowers or to any collateral owned by any of the Borrowers for the Secured Obligations secured hereby unless and until all of said Secured Obligations shall have been paid in full, no Letters of Credit issued for the account of any of the Borrowers remain outstanding and all commitments of Agent and the Lenders to make any Loans or other advances to or for the benefit of any of the Borrowers under the Loan Agreement or the other Transaction Documents have been terminated. The Pledgor shall have no right of subrogation, reimbursement, contribution or indemnity whatsoever and no right of recourse to or with respect to any assets or property of any guarantor or guarantors or to any collateral not owned by the Borrowers for the Secured Obligations secured hereby unless and until all of said Secured Obligations shall have been paid in full, no Letters of Credit issued for the account of any of the Borrowers remain outstanding and all commitments of Agent and the Lenders to make any Loans or other advances to or for the benefit of any of the Borrowers under the Loan Agreement or the other Transaction Documents have been terminated.
     The Pledgor hereby expressly consents: (a) to the terms and conditions of any present and future agreements executed by the Borrowers, or any of them, evidencing, amending or modifying in any way, the Secured Obligations or in connection therewith regarding disposition of any security or guaranties for any of the Secured Obligations; (b) to the terms and conditions of any present and future amendments, modifications, waivers or other actions or inactions by Agent and the Lenders with respect to the Secured Obligations or any security or guaranties therefor; (c) that Agent and the Lenders may deal with the collateral security hereby pledged as the absolute property of the Borrowers, and, when deemed desirable by Agent and the Required Lenders, Agent may, for and in the name, place and stead of the Pledgor, execute endorsements, assignments or other instruments of conveyance or transfer without notice to the Pledgor; and (d) that Agent may deliver all such collateral security to any of the Borrowers or make such disposition thereof as any of the Borrowers may instruct.
     The Pledgor hereby represents and warrants to Agent and the Lenders that the Pledgor is the legal and equitable owner of the collateral security free and clear of any and all liens, security interests, charges and encumbrances of every kind and nature, and that the Pledgor has full right, power and authority to pledge, assign and deliver the collateral security hereunder.
     The Pledgor agrees to do such further acts and things and to execute and deliver such additional assignments, agreements and instruments as Agent or any of the Lenders may at any time reasonably request in order to better assure and confirm to Agent and the Lenders their respective rights, powers and remedies hereunder. The Pledgor hereby makes, constitutes and appoints the Agent the true and lawful agent and attorney-in-fact of the Pledgor with full power of substitution to execute, endorse and deliver such agreements, documents and instruments and to take such other action in the name and on behalf of the Pledgor as may be necessary or appropriate to carry out the intent of this Agreement of Pledge, including, without limitation, the grant of the security interest granted under this Agreement of Pledge, and to perfect and protect the security interest granted to Agent for the ratable benefit of the Lenders in respect of the collateral security and Agent’s rights created under this Agreement of Pledge, which power of attorney is irrevocable during the term of this Agreement of Pledge. This power of attorney shall in all respects constitute a durable power of attorney.
     The rights and power of Agent and the Lenders under this Agreement of Pledge (1) are cumulative and do not exclude any other right which the Agent or any such Lender may have independent of this Agreement of Pledge; and (2) may be exercised or not exercised at the discretion of Agent and/or the Lenders (i) without regard to any rights of the Pledgor, (ii) without forfeiture or waiver because of any delay in the exercise thereof, (iii) without imposing any liability on Agent or any of the Lenders for so exercising or failing to exercise, and (iv) in the event of a single or partial exercise thereof, without precluding further exercise thereof.
     No delay or omission on the part of Agent or any of the Lenders in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder and no waiver shall be construed as a bar to or waiver of any right or remedy in the future. In case any one or more of the provisions contained in this Agreement of Pledge should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     This Agreement of Pledge shall inure to the benefit of Agent, the Lenders and their respective successors and assigns (including without limitation any assignees of any of the Secured Obligations secured hereby). This Agreement of Pledge is binding upon the Pledgor and the shareholders, directors, officers, administrators, agents, successors and assigns of the Pledgor. All pronoun references to the neuter gender herein shall include their masculine and feminine counterparts. The terms of this Agreement of Pledge, the pledge of the collateral security hereunder, and the lien created hereby are continuing and shall apply to all existing transactions and to all future transactions, although such transactions may not be continuous. Revocation or termination of this Agreement of Pledge, whether by operation of law or otherwise, shall be effective only when written notice thereof shall have been received by Agent and the Lenders, but no such revocation or termination shall affect or impair the pledge of collateral security or the lien hereby created as to any Secured Obligations secured hereby or any commitment by Agent and/or any of the Lenders to extend credit at the time of receipt by Agent and the Lenders of such notice.
     This Agreement of Pledge shall be governed by and construed in accordance with the laws of the State of Missouri.
     If at any time or times hereafter Agent or any of the Lenders: (a) employs counsel (including attorneys who are employees of Agent or such Lender and/or any of their respective affiliates) for advice or other representation (i) with respect to the collateral security, this Agreement of Pledge or the administration thereof, (ii) to represent Agent or such Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, any Lender, any of the Borrowers or any other person) in any way or respect relating to the collateral security or this Agreement of Pledge, and/or (iii) to enforce any rights of Agent or such Lender against the Borrowers, or any of them, the Pledgor or any other person which may be obligated to Agent and the Lenders by virtue of this Agreement of Pledge; (b) takes any action with respect to the collateral security, or to protect, collect, sell, liquidate or otherwise dispose of the collateral security; and/or (c) attempts to or enforces Agent’s interest for the ratable benefit of the Lenders in the collateral security, or any of Agent’s or such Lender’s rights and remedies against the Pledgor, the reasonable costs, fees and expenses incurred by Agent and/or any such Lender in any manner or way with respect to the foregoing shall be payable by the Pledgor to Agent and/or such Lender on demand.
     THE PLEDGOR IRREVOCABLY AGREES THAT SUBJECT TO AGENT’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OF PLEDGE OR THE COLLATERAL SECURITY SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE COUNTY OF ST. LOUIS, STATE OF MISSOURI. THE PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL

COURT LOCATED WITHIN SAID COUNTY AND STATE. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OR ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. THE PLEDGOR, THE AGENT AND EACH OF THE LENDERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE PLEDGOR AND ANY ONE OR MORE OF THE AGENT AND/OR THE LENDERS ARE PARTIES.
     IN THE EVENT ANY OF THE SECURED OBLIGATIONS SECURED HEREBY ARE PAYABLE UPON DEMAND, NEITHER THIS AGREEMENT OF PLEDGE NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH SECURED OBLIGATION.
Dated at St. Louis, Missouri, this 29th day of June, 2006.

VIRBAC AH, INC., Pledgor

By:	/s/ Jean M. Nelson

Jean M. Nelson, Chief Financial Officer

Address:	3200 Meacham Boulevard
Fort Worth, TX 76137

THIRD AMENDED AND RESTATED AGREEMENT OF PLEDGE
     The undersigned, VIRBAC CORPORATION, a Delaware corporation, (the “Pledgor”) hereby pledges and delivers and grants a security interest in and general lien upon and right of setoff to First Bank, as agent (in such capacity, the “Agent”) for itself and the other Lenders (as defined therein) from time to time a party to that certain Loan Agreement dated as of the date hereof made by and among the Pledgor, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, Delmarva Laboratories, Inc., a Virginia corporation (collectively, with the Pledgor, the “Borrowers”), the Lenders from time to time party thereto and the Agent, as the same may from time to time be amended, modified, extended, renewed or restated (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Third Amended and Restated Agreement of Pledge (this “Agreement of Pledge”) shall have the respective meanings ascribed to them in the Loan Agreement), as collateral security for the payment of all of the Borrowers’ Obligations to Agent and/or any of the Lenders, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore or hereafter incurred by the Borrowers, or any of them, and whether as principal, surety, endorser, guarantor or otherwise (collectively, the “Secured Obligations”), the following stocks, bonds, notes, money, commercial paper, documents, instruments, securities and other property belonging to the Pledgor:
One Thousand (1,000) shares of PM Resources, Inc. common stock evidenced by certificate number 2, which constitutes all of the issued and outstanding voting stock of PM Resources, Inc.
One Thousand (1,000) shares of St. JON Laboratories, Inc. common stock evidenced by certificate number 1, which constitutes all of the issued and outstanding voting stock of St. JON Laboratories, Inc.
One Thousand (1,000) shares of Virbac AH, Inc. common stock evidenced by certificate number 3, which constitutes all of the issued and outstanding voting stock of Virbac AH, Inc.
One Thousand Five Hundred (1,500) shares of Delmarva Laboratories, Inc. common stock evidenced by certificate numbers 1, 2 and 3, which constitutes all of the issued and outstanding voting stock of Delmarva Laboratories, Inc.
together with all rights, income, revenues and profits therefrom, including without limitation all dividends, distributions (cash or stock, extraordinary as well as ordinary), interest and other payments, also together with all money, instruments, commercial paper, documents, notes, stocks, bonds, securities, credits, choses in action, claims, demands, and any interests therein, as well as any other property, rights and interests, of the Pledgor which from time to time hereafter shall be delivered to or come into the possession, custody or control of the Agent or any of the Lenders, or any of their respective agents and for any purpose, including without limitation (i) items in transit to or from or set apart for Agent, any such Lender or any of their respective agents or correspondents, (ii) the balance of every deposit account of the Pledgor now or hereinafter existing with the Agent or any of the Lenders, whether general, special or for any specific purpose, which deposit accounts may be set off against any or all of said Secured Obligations at any time, whether or not the same be then due, and (iii) any other property of the Pledgor from whatever source derived, real and/or personal, in which the Pledgor hereafter grants to the Agent, for the ratable benefit of the Lenders, a security interest, lien, claim or other encumbrance, together with all additions to any of the foregoing, substitutions or replacements thereof, changes in any of the foregoing, and all proceeds and products of any of the foregoing (collectively, “collateral security”).
     The Agent shall have the right at any time after default of the Borrowers, or any of them, with respect to the Secured Obligations, at the direction of the Required Lenders: (1) to transfer or cause to be transferred to or registered in the name of the Agent, or its nominee or nominees, all or any portion of the collateral security, and thereafter to exercise all rights with respect thereto as the absolute owner thereof, all without notice to or liability to the Pledgor, except to account for property actually received by Agent; provided, however, that Agent and the Lenders may treat all cash proceeds as additional collateral security and such proceeds need not be applied to the reduction of the Secured Obligations unless Agent and the Lenders so elect; (2) in Agent’s name, or in the name of the Pledgor, demand, sue for, collect and receive money, securities and other property which may at any time be payable or receivable on account of or in exchange for any collateral security, or make any compromise or settlement that Agent considers desirable with respect thereto or renew or extend the time of payment or otherwise modify the terms of any obligation included in the collateral security; provided, however, it is expressly agreed that neither Agent nor any of the Lenders shall be obligated to take any step to preserve rights against prior parties on any of the collateral security, and that reasonable care of the collateral security shall not include the taking of any such step; (3) foreclose the lien of any security interest included in the collateral security and become the purchaser, or have any one or more of the Lenders become the purchaser, of the property constituting any such collateral security without thereby affecting the Secured Obligations or any liability of the Pledgor to Agent and/or the Lenders; (4) transfer any of the Secured Obligations and any collateral security therefor, with Agent and the Lenders being thereafter fully discharged from every claim and responsibility with respect to any such Secured Obligations and collateral security so transferred; and (5) surrender or deliver, without further liability on the part of Agent or any of the Lenders to account therefor, all or any part of the collateral security to or upon the written order of the Pledgor, permit substitutions therefor or additions thereto, and accept the receipt of the Pledgor for any collateral security, which receipt shall be a full and complete discharge of Agent and each of the Lenders as to the Pledgor with respect to the collateral security so delivered.
     The condition of this pledge is that if default be made by the Borrowers, or any of them, in the payment of any of the Secured Obligations when due, whether by reason of demand, acceleration or otherwise, Agent may: (1) appropriate and apply toward the payment and discharge of any such Secured Obligations, moneys on deposit or otherwise held by Agent and/or any of the Lenders for the account of, to the credit of, or belonging to the Pledgor; (2) sell or cause to be sold any collateral security; and (3) exercise any or all the rights and remedies of a secured party under the Uniform Commercial Code of Missouri (the “Code”).
     Any sale of collateral security may be made without demand of performance and any requirement of the Code for reasonable notice to the Pledgor shall be met if such notice is mailed, postage prepaid, to the Pledgor at its address as it appears herein or as last shown on the records of Agent at least ten business days before the time of sale, disposition or other event giving rise to the notice. The Pledgor agrees it shall be reasonable for the Agent to sell the collateral security on credit for present or future delivery without any assumption of any credit risk. In case of a public sale, notice published by Agent for ten days in a newspaper of general circulation in the City of St. Louis shall be sufficient. The proceeds of any sale or sales of collateral security shall be applied by Agent and the Lenders in the following order: (1) to expenses, including without limitation legal fees and expenses, arising from any one or more of the enforcement of any of the provisions hereof, the enforcement of any of the Secured Obligations, any actual or attempted sale, or representation of Agent and the Lenders in connection with bankruptcy or insolvency proceedings; (2) to the payment or the reduction of any one or combination of the Secured Obligations to Agent and the Lenders with the right of the Agent to distribute or allocate such proceeds as

Agent and the Required Lenders shall elect, and their determination with respect to such allocation shall be conclusive; (3) to the payment of any surplus remaining after payment of the amounts mentioned, to the Pledgor or to whomsoever may be lawfully entitled thereto.
     The Pledgor hereby expressly waives: (a) any irregularity, invalidity or unenforceability of any of the Secured Obligations hereby secured; (b) notice of the acceptance hereof by Agent or any of the Lenders; (c) notice of the existence of or amendment or modification to or waiver or other actions or inactions by Agent or any of the Lenders with respect to any of said Secured Obligations of the Borrowers, or any of them, and any security or guaranties therefor; (d) notice of default by the Borrowers, or any of them, in the payment of any of the Secured Obligations; (e) presentment, demand for payment, protest, and notice of dishonor and of protest of any such Secured Obligations; or (f) any other notice of any kind or character.
     The Pledgor hereby expressly waives any and all rights of subrogation, reimbursement, contribution and indemnity whatsoever with respect to each of the Borrowers and shall have no right of recourse to or with respect to any assets or property of any of the Borrowers or to any collateral owned by any of the Borrowers for the Secured Obligations secured hereby unless and until all of said Secured Obligations shall have been paid in full, no Letters of Credit issued for the account of any of the Borrowers remain outstanding and all commitments of Agent and the Lenders to make any Loans or other advances to or for the benefit of any of the Borrowers under the Loan Agreement or the other Transaction Documents have been terminated. The Pledgor shall have no right of subrogation, reimbursement, contribution or indemnity whatsoever and no right of recourse to or with respect to any assets or property of any guarantor or guarantors or to any collateral not owned by the Borrowers for the Secured Obligations secured hereby unless and until all of said Secured Obligations shall have been paid in full, no Letters of Credit issued for the account of any of the Borrowers remain outstanding and all commitments of Agent and the Lenders to make any Loans or other advances to or for the benefit of any of the Borrowers under the Loan Agreement or the other Transaction Documents have been terminated.
     The Pledgor hereby expressly consents: (a) to the terms and conditions of any present and future agreements executed by the Borrowers, or any of them, evidencing, amending or modifying in any way, the Secured Obligations or in connection therewith regarding disposition of any security or guaranties for any of the Secured Obligations; (b) to the terms and conditions of any present and future amendments, modifications, waivers or other actions or inactions by Agent and the Lenders with respect to the Secured Obligations or any security or guaranties therefor; (c) that Agent and the Lenders may deal with the collateral security hereby pledged as the absolute property of the Borrowers, and, when deemed desirable by Agent and the Required Lenders, Agent may, for and in the name, place and stead of the Pledgor, execute endorsements, assignments or other instruments of conveyance or transfer without notice to the Pledgor; and (d) that Agent may deliver all such collateral security to any of the Borrowers or make such disposition thereof as any of the Borrowers may instruct.
     The Pledgor hereby represents and warrants to Agent and the Lenders that the Pledgor is the legal and equitable owner of the collateral security free and clear of any and all liens, security interests, charges and encumbrances of every kind and nature, and that the Pledgor has full right, power and authority to pledge, assign and deliver the collateral security hereunder.
     The Pledgor agrees to do such further acts and things and to execute and deliver such additional assignments, agreements and instruments as Agent or any of the Lenders may at any time reasonably request in order to better assure and confirm to Agent and the Lenders their respective rights, powers and remedies hereunder. The Pledgor hereby makes, constitutes and appoints the Agent the true and lawful agent and attorney-in-fact of the Pledgor with full power of substitution to execute, endorse and deliver such agreements, documents and instruments and to take such other action in the name and on behalf of the Pledgor as may be necessary or appropriate to carry out the intent of this Agreement of Pledge, including, without limitation, the grant of the security interest granted under this Agreement of Pledge, and to perfect and protect the security interest granted to Agent for the ratable benefit of the Lenders in respect of the collateral security and Agent’s rights created under this Agreement of Pledge, which power of attorney is irrevocable during the term of this Agreement of Pledge. This power of attorney shall in all respects constitute a durable power of attorney.
     The rights and power of Agent and the Lenders under this Agreement of Pledge (1) are cumulative and do not exclude any other right which the Agent or any such Lender may have independent of this Agreement of Pledge; and (2) may be exercised or not exercised at the discretion of Agent and/or the Lenders (i) without regard to any rights of the Pledgor, (ii) without forfeiture or waiver because of any delay in the exercise thereof, (iii) without imposing any liability on Agent or any of the Lenders for so exercising or failing to exercise, and (iv) in the event of a single or partial exercise thereof, without precluding further exercise thereof.
     No delay or omission on the part of Agent or any of the Lenders in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder and no waiver shall be construed as a bar to or waiver of any right or remedy in the future. In case any one or more of the provisions contained in this Agreement of Pledge should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     This Agreement of Pledge shall inure to the benefit of Agent, the Lenders and their respective successors and assigns (including without limitation any assignees of any of the Secured Obligations secured hereby). This Agreement of Pledge is binding upon the Pledgor and the shareholders, directors, officers, administrators, agents, successors and assigns of the Pledgor. All pronoun references to the neuter gender herein shall include their masculine and feminine counterparts. The terms of this Agreement of Pledge, the pledge of the collateral security hereunder, and the lien created hereby are continuing and shall apply to all existing transactions and to all future transactions, although such transactions may not be continuous. Revocation or termination of this Agreement of Pledge, whether by operation of law or otherwise, shall be effective only when written notice thereof shall have been received by Agent and the Lenders, but no such revocation or termination shall affect or impair the pledge of collateral security or the lien hereby created as to any Secured Obligations secured hereby or any commitment by Agent and/or any of the Lenders to extend credit at the time of receipt by Agent and the Lenders of such notice.
     This Agreement of Pledge shall be governed by and construed in accordance with the laws of the State of Missouri.
     If at any time or times hereafter Agent or any of the Lenders: (a) employs counsel (including attorneys who are employees of Agent or such Lender and/or any of their respective affiliates) for advice or other representation (i) with respect to the collateral security, this Agreement of Pledge or the administration thereof, (ii) to represent Agent or such Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, any Lender, any of the Borrowers or any other person) in any way or respect relating to the collateral security or this Agreement of Pledge, and/or (iii) to enforce any rights of Agent or such Lender against the Borrowers, or any of them, the Pledgor or any other person which may be obligated to Agent and the Lenders by virtue of this Agreement of Pledge; (b) takes any action with respect to the collateral security, or to protect, collect, sell, liquidate or otherwise dispose of the collateral security; and/or (c) attempts to or enforces Agent’s interest for the ratable benefit of the Lenders in the collateral security, or any of Agent’s or such Lender’s rights and remedies against the Pledgor, the reasonable costs, fees and expenses incurred by Agent and/or any such Lender in any manner or way with respect to the foregoing shall be payable by the Pledgor to Agent and/or such Lender on demand.
     THE PLEDGOR IRREVOCABLY AGREES THAT SUBJECT TO AGENT’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT OF PLEDGE OR THE COLLATERAL SECURITY SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE COUNTY OF ST. LOUIS, STATE OF MISSOURI. THE PLEDGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID COUNTY AND STATE. THE PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OR ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION. THE PLEDGOR, THE AGENT AND EACH OF THE LENDERS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE PLEDGOR AND ANY ONE OR MORE OF THE AGENT AND/OR THE LENDERS ARE PARTIES.
     IN THE EVENT ANY OF THE SECURED OBLIGATIONS SECURED HEREBY ARE PAYABLE UPON DEMAND, NEITHER THIS AGREEMENT OF PLEDGE NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH SECURED OBLIGATION.
          Dated at St. Louis, Missouri, this 29th day of June, 2006.

VIRBAC CORPORATION, Pledgor

By:	/s/ Jean M. Nelson

Jean M. Nelson, Chief Financial Officer

Address:	3200 Meacham Boulevard
Fort Worth, TX 76137

PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT
     THIS PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 29th day of June, 2006 by ST. JON LABORATORIES, INC., a California corporation (“Debtor”), in favor of FIRST BANK (“Agent”), as agent for itself and other Lenders from time to time a party to the Loan Agreement (hereinafter defined).
WITNESSETH:
     WHEREAS, Debtor, PM Resources, Inc., Virbac AH, Inc., Francodex Laboratories, Inc., Virbac Corporation, Delmarva Laboratories, Inc. (collectively, the “Borrowers”), Agent and the Lenders are entering into an amended and restated Loan Agreement dated as of the date hereof (as amended from time to time, the “Loan Agreement,” all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and
     WHEREAS, as a condition precedent to Agent and the Lenders entering into the Loan Agreement, Agent and the Lenders have required that Debtor execute and deliver this Agreement to Agent for the ratable benefit of the Lenders; and
     WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement, Debtor has agreed to execute and deliver this Agreement to Agent for the ratable benefit of the Lenders; and
     WHEREAS, this Agreement is being executed in connection with and in addition to the Security Agreement dated as of the date hereof, and executed by Debtor in favor of Agent pursuant to which Debtor has granted to Agent for the ratable benefit of the Lenders a security interest in and lien on, among other things, all accounts, inventory, general intangibles, goods, machinery, equipment, books, records, goodwill, patents, patent applications, trademarks and trademark applications now owned or hereafter acquired by Debtor and all proceeds thereof;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby covenants and agrees with Agent and the Lenders as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants Agent for the ratable benefit of the Lenders a security interest in and lien on all of Debtor’s right, title and interest in, to and under the following described property, whether now owned and existing or hereafter created, acquired or arising (collectively, the “Collateral”):
     (a) all patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, each patent and patent application listed on Schedules A and B, respectively, attached hereto and incorporated herein by reference (as the same may be amended pursuant hereto from time to time) and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, damages and payments now and/or hereafter due or payable under or with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing patents and patent applications together with the items described in clauses (i) through (iv) of this subsection (a) are hereinafter collectively referred to herein as the “Patents”);

     (b) all trademarks, service marks, trademark or service mark registrations, trade names, trade styles, trademark or service mark applications and brand names, including, without limitation, common law rights and each mark and application listed on Schedules C and D, respectively, attached hereto and incorporated herein by reference; and (i) renewals or extensions thereof, (ii) all income, damages and payments now and/or hereafter due or payable with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, service marks and applications and registrations thereof together with the items described in clauses (i) through (iv) of this subsection (b) are hereinafter collectively referred to herein as the “Trademarks”);
     (c) the license(s) listed on Schedule E attached hereto and incorporated herein by reference and all other license agreements (to the extent such license agreements may be assigned without violating the terms of any such license agreement) with respect to any of the Patents or the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other trade name or trade style between Debtor and any other Person, whether Debtor is licensor or licensee (all of the forgoing license agreements and Debtor’s rights thereunder are hereinafter collectively referred to as the “Licenses”);
     (d) the goodwill of Debtor’s business connected with and symbolized by the Trademarks; and
     (e) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c) and (d) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, and insurance proceeds, and all products of (a), (b), (c) and (d) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations and indemnity obligations) of Debtor under this Agreement, (iii) any and all other indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Borrowers to Agent and/or any of the Lenders of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore, now or hereafter incurred or given by Borrowers as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Agent or any such Lender by assignment or otherwise and (iv) any and all costs of collection, legal expenses and attorneys’ fees and expenses incurred by Agent or any of the Lenders upon the occurrence of any default or event of default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Agent and/or any of the Lenders in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     2. Representations, Warranties and Covenants of Debtor. Debtor hereby represents and warrants to Agent and the Lenders, and covenants and agrees with Agent and the Lenders, that:

     (a) all of the Patents, Trademarks and Licenses are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and are not at this time the subject of any challenge to their validity or enforceability;
     (b) to the best of Debtor’s knowledge, each of the Patents, Trademarks and Licenses is valid and enforceable;
     (c) (i) no claim has been made that the use of any of the Patents, Trademarks or Licenses does or may violate the rights of any third person, (ii) no claims for patent infringement have been commenced in connection with any of the Patents and (iii) no claims for trademark infringement have been commenced in connection with any of the Trademarks;
     (d) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Licenses, free and clear of any and all liens, charges and encumbrances, including, without limitation, any and all pledges, assignments, licenses, registered user agreements, shop rights and covenants by Debtor not to sue third persons;
     (e) Debtor has the unqualified right, power and authority to enter into this Agreement and perform its terms;
     (f) Debtor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the registered Patents and Trademarks;
     (g) Debtor has the exclusive, royalty-free right and license to use the Patents, Trademarks and Licenses and agrees not to transfer any rights or interest in any of the Patents, Trademarks and/or Licenses during the term of this Agreement; and
     (h) Debtor has no notice of any suits or actions commenced or threatened with reference to any of the Patents, Trademarks and/or Licenses.
     3. Inspection Rights; Product Quality. Debtor will permit inspection of Debtor’s facilities which manufacture, inspect or store products sold under any of the Patents, Trademarks and/or Licenses and inspection of the products and records relating thereto by Agent or any of the Lenders during normal business hours and at other reasonable times. Debtor will reimburse Agent and the Lenders upon demand for all costs and expenses incurred by Agent or any of the Lenders in connection with any such inspection conducted by Agent or any of the Lenders while any Default or Event of Default under the Loan Agreement has occurred and is continuing. A representative of Debtor may be present during any such inspection, provided that a particular representative’s availability or unavailability shall not inhibit or delay such inspection. Debtor agrees (a) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable practices and (b) to provide Agent and the Lenders, upon Agent’s or any Lender’s reasonable request from time to time, with a certificate of any officer of Debtor certifying Debtor’s compliance with the forgoing.
     4. Further Assurances. Debtor hereby agrees that, until (a) all of the Secured Obligations shall have been paid in full, (b) no Letters of Credit shall remain outstanding, (c) Agent and the Lenders have no further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise and (d) the Loan Agreement has expired or been terminated in accordance with its terms, it will not, without the prior written consent of Required Lenders, enter into any agreement (for example, a license or sublicense agreement) which is inconsistent with Debtor’s obligations under this Agreement or the Loan Agreement, and Debtor agrees that it will not take any action or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would affect the validity or enforcement of the rights transferred to Agent for the ratable benefit of the Lenders under this Agreement. Debtor further agrees that at any time and from time to time, at the expense of Debtor, Debtor will promptly execute and deliver to Agent for the ratable benefit of the Lenders any and all further instruments and documents and take any and all further action that Agent or the Required Lenders may request in good faith in order to perfect and protect the security interest granted hereby with respect to the Patents, Trademarks and Licenses or to enable Agent to exercise its rights and remedies under this Agreement with respect to the same.
     5. Additional Patents, Trademarks and Licenses. If Debtor (a) becomes aware of any existing Patents, Trademarks or Licenses of which Debtor has not previously informed Agent and the Lenders, (b) obtains rights to any new patentable inventions, Patents, Trademarks and/or Licenses or (c) becomes entitled to the benefit of any Patents, Trademarks and/or Licenses which benefit is not in existence on the date of this Agreement, the provisions of this Agreement shall automatically apply thereto and Debtor shall give Agent prompt written notice thereof.
     6. Modification by Lender. Debtor authorizes Agent and the Required Lenders to modify this Agreement by amending Schedules A, B, C, D and/or E to include any future patents and patent applications, any future trademarks, service marks, trademark or service mark registrations, trade names, and trademark or service applications, and any future licenses, covered by Paragraphs 1 and 5 hereof, without the signature of Debtor if permitted by applicable law.
     7. Use of Patents, Trademarks and Licenses. So long as no Event of Default under the Loan Agreement has occurred and is continuing, Debtor may use the Patents and Trademarks and exercise its rights under the Licenses in any lawful manner not inconsistent with this Agreement on and in connection with products sold by Debtor, for Debtor’s own benefit and account and for none other.
     8. Default. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Patents, Trademarks and/or Licenses may be located and, without limiting the generality of the foregoing, Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Patents, Trademarks (together with the goodwill of Debtor associated therewith) and/or Licenses, or any interest which Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks or Licenses all expenses (including, without limitation, all expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations in the order and manner as Agent or the Required Lenders may elect. Notice of any sale or other disposition of any of the Patents, Trademarks and/or Licenses shall be given to Debtor at least five (5) Domestic Business Days before the time of any intended public or private sale or other disposition of such Patents, Trademarks and/or Licenses is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent, any Lender or Lenders or any holder of any of the Secured Obligations may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks and/or Licenses sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released. Debtor agrees that upon the occurrence and continuance of any Event of Default, the use by Agent and/or any of the Lenders of the Patents, Trademarks and Licenses

shall be worldwide, and without any liability for royalties or other related charges from Agent or the Lenders to Debtor. If an Event of Default shall occur and be continuing, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name (for the benefit of itself and the Lenders) to enforce any and all of the Patents, Trademarks and Licenses, and, if Agent shall commence any such suit, Debtor shall, at the request of Agent or the Required Lenders, do any and all lawful acts and execute any and all proper documents required by Agent or the Required Lenders in aid of such enforcement and the Debtor shall promptly, upon demand, reimburse and indemnify Agent and the Lenders for all costs and expenses incurred by Agent or any of the Lenders in the exercise of its rights under this Agreement. All of Agent’s and the Lenders’ rights and remedies with respect to the Patents, Trademarks and Licenses, whether established hereby, by the Security Agreement or by any other agreement or by law shall be cumulative and may be exercised singularly or concurrently.
     9. Termination of Agreement. At such time as (a) Borrowers shall pay all of the Secured Obligations in full, (b) no Letters of Credit shall remain outstanding, (c) Agent and the Lenders shall have no further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise and (d) the Loan Agreement shall have expired or been terminated in accordance with its terms, this Agreement shall terminate and Agent shall execute and deliver to Debtor all instruments as may be necessary or proper to extinguish Agent’s security interest therein, subject to any disposition thereof which may have been made by Agent pursuant to this Agreement.
     10. Expenses. Any and all fees, costs and expenses of whatever kind or nature, including, without limitation, the reasonable attorneys’ fees and expenses incurred by Agent in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or other amounts in connection with protecting, maintaining or preserving the Patents, Trademarks and/or Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, Trademarks and/or Licenses, shall be borne and paid by Debtor on demand by Agent and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest at a rate per annum equal to the lesser of Three and Three-Fourths Percent (3.75%) over and above the Prime Rate (which interest rate shall fluctuate as and when the Prime Rate shall change) or the highest rate of interest allowed by law from the date incurred until reimbursed by Debtor.
     11. Preservation of Patents, Trademarks and Licenses. Debtor shall have the duty (a) to file and prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or hereafter, (b) to make application on unpatented but patentable inventions and on trademarks and service marks, as commercially reasonable and (c) to preserve and maintain all rights in the Patents, Trademarks and Licenses, as commercially reasonable. Any expenses incurred in connection with Debtor’s obligations under this Section 11 shall be borne by Debtor.
     12. Agent Appointed Attorney-In-Fact. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Debtor hereby authorizes and empowers Agent to make, constitute and appoint any officer or agent of Agent as Agent or the Required Lenders may select, in its or their sole discretion, as Debtor’s true and lawful attorney-in-fact, with the power to endorse Debtor’s name on all applications, documents, papers and instruments necessary for Agent and/ or any of the Lenders to use the Patents, Trademarks and Licenses, or to grant or issue any exclusive or non-exclusive license under the Patents, Trademarks and Licenses to anyone else, or necessary for Agent to assign, pledge, convey or otherwise transfer title to or dispose of the Patents, Trademarks and Licenses to anyone else. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.
     13. No Waiver. No course of dealing between Debtor, Agent and the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any of the Lenders, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     14. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
     15. Amendments. This Agreement is subject to amendment or modification only by a writing signed by Debtor, Agent and the Required Lenders, except as provided in Paragraph 6 above.
     16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Debtor may not assign, transfer or delegate any of its rights, obligations or duties under this Agreement.
     17. Governing Law. The validity and interpretation of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).
     IN WITNESS WHEREOF, Debtor and Agent have executed this Patent, Trademark and License Security Agreement as of the date first written above.

ST. JON LABORATORIES, INC. (“Debtor”)

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President
and Chief Financial Officer

FIRST BANK (Lender”)

By:	/s/ Traci Dodson

Traci Dodson, Vice President

CERTIFICATE OF ACKNOWLEDGMENT

STATE OF Texas	)
) SS.
COUNTY OF Tarrant	)
     On this 29th day of June, 2006, before me personally appeared Jean M. Nelson, to me personally known, who, being by me duly sworn, did say that she is the Executive Vice President and Chief Financial Officer of St. JON Laboratories, Inc., a California corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jean M. Nelson acknowledged said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)	/s/ Karen M. Murr

Notary Public

My Commission Expires: June 3, 2008.

STATE OF MISSOURI	)
) SS.
COUNTY OF ST. LOUIS	)
     On this 5th day of July, 2006, before me appeared Traci Dodson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of First Bank, a Missouri state banking corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said Traci Dodson acknowledged said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand, and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)	/s/ Bradley J. Gross

Notary Public

My Commission Expires:
August 8, 2009

SCHEDULE A
United States Patents

Patent No.	Date Issued	Description
D362,118

SCHEDULE B
United States Patent Applications

Application or Serial No.	Patents in Process
None

SCHEDULE C
United States Trademarks

Trademark No.	Date Issued	Description
2331336	March 21, 2000	Maracare
State & Foreign Trademark

Trademark	State/Country	Registration No.	Date
C.E.T.	Japan	4256160	March 26, 1999
C.E.T.	United Kingdom	1566692	November 15, 1996

SCHEDULE D
United States Trademark Applications

Application No.	Date Filed	Trademark
None.

SCHEDULE E
Licenses
None

AMENDMENT TO
PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT
     This Amendment to Patent, Trademark and License Security Agreement made as of this 29th day of June, 2006, by and between VIRBAC CORPORATION, a Delaware corporation (“Debtor”), and FIRST BANK, a Missouri state banking corporation, as agent (in such capacity, the “Agent”) for First Bank, a Missouri state banking corporation, JPMorgan Chase Bank, N.A., a New York state banking corporation, and any other entity which now or at any time hereafter shall execute the Amended Loan Agreement (as herein defined) as a “Lender” (collectively, the “Lenders”).
WITNESSETH:
     WHEREAS, Debtor heretofore executed and delivered to First Bank, a certain Patent, Trademark and License Security Agreement dated September 3, 2003 (as amended, the “Security Agreement”) encumbering Debtor’s Patents, Trademarks, Licenses, and other Collateral (each as defined and more fully described in such Security Agreement), which Security Agreement was recorded on October 13, 2003, in the Assignment Division of the U. S. Patent and Trademark Office at Reel/Frame 002731/0969, to secure the Secured Obligations (as defined in the Security Agreement) evidenced by, inter alia, the Loan Agreement (as defined in the Security Agreement); and
     WHEREAS, Debtor has requested an amendment and restatement of the Loan Agreement (and of the Notes described in the Loan Agreement) to make certain amendments thereto as more fully described in that certain amended and restated Loan Agreement dated of even date herewith executed by and among Debtor, Debtor’s subsidiaries, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Virbac AH, Inc., a Delaware corporation, Francodex Laboratories, Inc., a Kansas corporation, and Delmarva Laboratories, Inc., a Virginia corporation (collectively, with Debtor, referred to herein as the “Borrowers”), Agent and Lenders (as the same may from time to time be further amended, modified, extended, renewed or replaced, the “Amended Loan Agreement”), and in those certain Revolving Credit Notes and Swing Line Note, as defined in the Amended Loan Agreement (collectively, as the same may from time to time be further amended, modified, extended, renewed, restated or replaced, the “Amended Notes”); and
     WHEREAS, as one of the preconditions to the execution of the Amended Loan Agreement and acceptance of the Amended Notes, Debtor has agreed to amend the Security Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the above premises and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Debtor and Agent do hereby agree as follows:
     1. All references in the Security Agreement to the “Lender” are hereby amended and deemed to refer to the Agent, in its capacity as Agent for each of the Lenders (as defined herein above), except to the extent any such references are otherwise specifically amended herein below.
     2. All references in the Security Agreement to the “Loan Agreement” and other references of similar import are hereby amended and deemed to refer to the Amended Loan Agreement as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. Capitalized terms used in the Security Agreement and not otherwise defined therein shall have the meanings ascribed to such terms in the Amended Loan Agreement. All references in the Security Agreement to the “Note” and other references of similar import are hereby amended and deemed to refer to the Amended Notes as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. Upon the occurrence of an Event of Default under the Amended Loan Agreement, any of the Amended Notes or the Security Agreement, as hereby amended, Agent, as agent on behalf of the Lenders, shall be entitled to and may exercise all rights and remedies under the Amended Loan Agreement, the Amended Notes and the Security Agreement, as hereby amended.
     3. The five recital paragraphs each beginning with the word “WHEREAS” on the first page of the Security Agreement shall be amended and restated by the following four paragraphs to read as follows:
     WHEREAS, Debtor, PM Resources, Inc., St. JON Laboratories, Inc., Francodex Laboratories, Inc., Delmarva Laboratories, Inc. and Virbac AH, Inc. (collectively, the “Borrowers”), the Lenders from time to time a party thereto (collectively, the “Lenders”) and First Bank, as agent for the Lenders (in such capacity, the “Agent”) have entered into that certain Loan Agreement dated as of June 29, 2006, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Loan Agreement,” all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and
     WHEREAS, as a condition precedent to Agent and the Lenders entering into the Loan Agreement, Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of each of the Lenders; and
     WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement and the other Transaction Documents, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of each of the Lenders; and
     WHEREAS, this Agreement is being executed in connection with and in addition to the Security Agreement dated as of June 29, 2006 and executed by Debtor in favor of the Agent for the ratable benefit of each of the Lenders pursuant to which Debtor has granted to the Agent a security interest in and lien on, among other things, all accounts, inventory, general intangibles, goods, machinery, equipment, books, records, goodwill, patents, patent applications, trademarks and trademark applications now owned or hereafter acquired by Debtor and all proceeds thereof;
     4. Section 1 of the Security Agreement shall be amended and restated to read as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to Agent, for the ratable benefit of the Lenders, a security interest in and lien on all of Debtor’s right, title and interest in, to and under the following described property, whether now owned and existing or hereafter created, acquired or arising (collectively, the “Collateral”):
     (a) all patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, each patent and patent application listed on Schedules A and B, respectively, attached hereto and incorporated herein by reference (as the same may be amended pursuant hereto from time to time) and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, damages and payments now and/or hereafter due or payable under or with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing patents and patent applications together with the items described in clauses (i) through (iv) of this subsection (a) are hereinafter collectively referred to herein as the “Patents”);
     (b) all trademarks, service marks, trademark or service mark registrations, trade names, trade styles, trademark or service mark applications and brand names, including, without limitation, common law rights and each mark and application listed on Schedules C and D, respectively, attached hereto and incorporated herein by reference; and (i) renewals or extensions thereof, (ii) all income, damages and payments now and/or hereafter due or payable with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, service marks and applications and registrations thereof together with the items described in clauses (i) through (iv) of this subsection (b) are hereinafter collectively referred to herein as the “Trademarks”);
     (c) the license(s) listed on Schedule E attached hereto and incorporated herein by reference and all other license agreements (to the extent such license agreements may be assigned without violating the terms of any such license agreement) with respect to any of the Patents or the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other trade name or trade style between Debtor and any other Person, whether Debtor is licensor or licensee (all of the forgoing license agreements and Debtor’s rights thereunder are hereinafter collectively referred to as the “Licenses”);
     (d) the goodwill of Debtor’s business connected with and symbolized by the Trademarks; and
     (e) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c) and (d) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, and insurance proceeds, and all products of (a), (b), (c) and (d) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations and indemnity obligations) of Debtor under this Agreement, (iii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor or any of the other Borrowers to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iv) any and all costs of collection, legal expenses and attorneys’ fees and expenses incurred by Agent or any of the Lenders upon the occurrence of any default or event of default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Agent and/or any of the Lenders in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     5. The first two lines of Section 2 of the Security Agreement shall be amended and restated to read as follows:
     2. Representations, Warranties and Covenants of Debtor. Debtor hereby represents and warrants to Agent and each of the Lenders, and covenants and agrees with Agent and each of the Lenders, that:
     6. Clause (c) of the first sentence in Section 4 of the Security Agreement shall be amended and restated to read as follows:
(c) neither Agent nor any of the Lenders has any further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise,
     7. Section 8 of the Security Agreement shall be amended and restated to read as follows:
     8. Default. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Patents, Trademarks and/or Licenses may be located and, without limiting the generality of the foregoing, Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Patents, Trademarks (together with the goodwill of Debtor associated therewith) and/or Licenses, or any interest which Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks or Licenses all expenses (including, without limitation, all expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations in the order and manner as the Required Lenders may elect. Notice of any sale or other disposition of any of the Patents, Trademarks and/or Licenses shall be given to Debtor at least five (5) Domestic Business Days before the time of any intended public or private sale or other disposition of such Patents, Trademarks and/or Licenses is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent, Lenders or any other holders of any of the Secured Obligations may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks and/or Licenses sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released. Debtor agrees that upon the occurrence and continuance of any Event of Default, the use by Agent or any of the Lenders of the Patents, Trademarks and Licenses shall be worldwide, and without any liability for royalties or other related charges from Agent or any such Lender to Debtor. If an Event of Default shall occur and be continuing, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name (for the benefit of itself and the

Lenders) to enforce any and all of the Patents, Trademarks and Licenses, and, if Agent shall commence any such suit, Debtor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement and the Debtor shall promptly, upon demand, reimburse and indemnify Agent and the Lenders for all costs and expenses incurred by Agent and each of the Lenders in the exercise of their respective rights under this Agreement. All of Lender’s rights and remedies with respect to the Patents, Trademarks and Licenses, whether established hereby, by the Security Agreement or by any other agreement or by law shall be cumulative and may be exercised singularly or concurrently.
     8. Clause (c) of the first sentence in Section 9 of the Security Agreement shall be amended and restated to read as follows:
(c) neither Agent nor any of the Lenders shall have any further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise,
     9. Section 12 of the Security Agreement shall be amended and restated to read as follows:
     12. Agent Appointed Attorney-In-Fact. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Debtor hereby authorizes and empowers Agent to make, constitute and appoint any officer or agent of Agent as Agent may select, in its sole discretion, as Debtor’s true and lawful attorney-in-fact, with the power to endorse Debtor’s name on all applications, documents, papers and instruments necessary for Agent or any of the Lenders to use the Patents, Trademarks and Licenses, or to grant or issue any exclusive or non-exclusive license under the Patents, Trademarks and Licenses to anyone else, or necessary for Agent to assign, pledge, convey or otherwise transfer title to or dispose of the Patents, Trademarks and Licenses to anyone else. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.
     10. Section 13 of the Security Agreement shall be amended and restated to read as follows:
     13. No Waiver. No course of dealing between Debtor, Agent and/or any of the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any of the Lenders, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     11. In addition to securing the other indebtedness, liabilities and obligations of Debtor and the other Borrowers to Lenders and Agent therein described, the Security Agreement shall henceforth also secure the payment of any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts) of Debtor and the other Borrowers to Lenders and Agent evidenced by or arising under the Amended Notes and the Amended Loan Agreement, or any amendments, modifications, extensions, renewals or replacements thereof, and the performance and observance by Debtor of every covenant and condition therein contained.

     12. The Amended Notes, the Amended Loan Agreement and the Security Agreement are and shall remain the binding obligations of Debtor and each of the other Borrowers, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed.
     13. Debtor hereby represents and warrants to Agent and Lenders that:
          (a) The execution, delivery and performance by Debtor of this Amendment are within the corporate powers of Debtor, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Debtor of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Debtor is not now in default under or in violation of, the terms of the Articles or Certificate of Incorporation or Bylaws of Debtor, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Debtor is a party or by which it is bound or to which it is subject;
          (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with its terms; and
          (c) As of the date hereof, all of the covenants, representations and warranties of Debtor set forth in the Security Agreement are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Security Agreement has occurred and is continuing.
     14. All references in the Security Agreement to “this Security Agreement” and any other references of similar import shall henceforth mean the Security Agreement as amended by this Amendment.
     15. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Debtor may not assign, transfer or delegate any of its rights or obligations hereunder.
     16. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri, except to the extent pre-empted by federal law and excluding Missouri’s laws relating to conflicts of laws.
     17. In the event of any inconsistency or conflict between this Amendment and the Security Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument and the trustee has accepted such execution as of the date first written above.

VIRBAC CORPORATION

By:	/s/ Jean M. Nelson

Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FIRST BANK, as Agent

By:	/s/ Traci Dodson

Traci Dodson, Vice President

STATE OF Texas	)
) SS.
COUNTY OF Tarrant	)
     On this 29th day of June, 2006, before me personally appeared Jean M. Nelson, to me personally known, who, being by me duly sworn, did say that she is the Executive Vice President and Chief Financial Officer of Virbac Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jean M. Nelson acknowledged said instrument to be the free act and deed of said corporation.
          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)

/s/ Karen M. Murr

Notary Public

My Commission Expires:

June 3, 2008

STATE OF MISSOURI	)
) SS.
COUNTY OF ST. LOUIS	)
          On this 5th day of July, 2006, before me appeared Traci Dodson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of First Bank, a Missouri state banking corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said Traci Dodson acknowledged said instrument to be the free act and deed of said corporation.
          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

(Seal)

/s/ Bradley J. Gross

Notary Public

My Commission Expires:

August 8, 2009

SCHEDULE A
United States Patents

Patent No.	Date Issued	Description
None

SCHEDULE B
United States Patent Applications

Application or Serial No.	Patents in Process
None

SCHEDULE C
United States Trademarks

Trademark No.	Date Issued	Description
2987323	8/23/05	American Horseman & Design
1500368	8/16/88	Aqualab
2489840	9/18/01	Assault
2947661	5/10/05	Biospheres
2654482	11/26/02	Bovimec
2850988	6/8/04	Breath-eze
2079502	7/15/97	Breath-Eze
1362760	10/1/85	Brite N’Clear
1427979	2/3/87	Brite N’ Shine
2196460	10/13/98	Bromethalin One Meal is All it Takes & Design
1608688	8/7/90	Buffer-Up
1429809	2/24/87	C.E.T.
3029810	12/13/05	C.E.T. DENTAL REWARD
1441004	6/2/87	Caseguard
1685960	5/12/92	CHX (Stylized)
1453782	8/25/87	Coppersafe
1984230	7/2/96	Corium-20
1909686	8/8/95	Critter Fresh
1889584	4/18/95	Critter Vites & Design
1013936	6/24/75	Doggydent
1467935	12/8/87	Dritail
2464964	7/3/01	Earth City Resources & Design
1388785	4/8/86	Furabase
1392090	5/6/86	Furazite
1848959	8/9/94	Glossy Coat
2068027	6/3/97	Herpcare
2898393	10/26/04	Herpcare
2522911	12/25/01	Iverhart
2730166	6/24/03	Iverhart Plus
2235291	3/23/99	Kittydent
1485919	4/26/88	M (word only) (Logo)
1932877	11/7/95	Mar Chlor
1466915	12/1/87	Maracide
921839	10/12/71	Maracyn
2791436	12/9/03	Maracyn Plus

Trademark No.	Date Issued	Description
1451743	8/11/87	Maracyn-Two
2852211	6/8/04	Mardel
2871475	8/10/04	Mardel
2888918	9/28/04	Mardel
1435277	4/7/87	Maroxy
1601718	6/19/90	Marplex
1464227	11/10/87	Multipet
2794967	12/16/03	Nutrimalt
2353133	5/30/00	Odor Disposers
1304345	11/6/84	Odor Disposers
1284948	7/10/84	Ornabac
1441005	6/2/87	Ornacycline
1464226	11/10/87	Ornacyn
1284949	7/10/84	Ornacyn-Plus
1394614	5/27/86	Ornalyte
1689496	5/26/92	Ornascale
2441833	4/10/01	Panaflex [Palaflex?]
1608002	7/31/90	Petrelief
1753554	2/23/93	Petrodex
2856069	6/22/04	Petrodex
2856068	6/22/04	Petromalt
1284937	7/10/84	Petromalt
1609503	8/14/90	PH-Guard
2120205	12/9/97	Prime Treats
1526464	2/28/89	Pro-Zema
2674560	1/14/03	Pulvex
2860103	7/6/04	Pura-Lyte
2860104	7/6/04	Puridine
2421288	1/16/01	Rat & Mouse-A-Rest II
1849751	8/16/94	Seabond
2355497	6/6/00	Sportsman’s Friend
1817660	1/25/94	Spot Not
1754756	3/2/93	St. JON (stylized)
2860102	7/6/04	St. JON Naturals
1441742	6/9/87	Stay
2053530	4/15/97	Tank Hard+
2049908	4/1/97	Tank Soft
1453783	8/25/87	Tanksafe
2586825	6/25/02	Tick Detach
2927730	2/22/05	Trisulfa
1712972	9/8/92	Trounce

Trademark No.	Date Issued	Description
1748074	1/26/93	V (Prescription Symbol)
1313051	1/8/85	Vitaflight
1325091	3/12/85	When You Care For Your Pets
2684994	2/4/03	Worm-Kill
2583536	6/18/02	Wormx
883989	1/13/70	Zema (stylized)
1435257	4/7/87	Zema Kil-A Mite
2045029	3/11/97	Zincchlorhexidate
State & Foreign Trademark

Trademark	State/Country	Registration No.	Date
Iverhart	Taiwan	1060489	October 16, 2003
Iverhart Plus	Taiwan	1065248	November 16, 2003

SCHEDULE D
United States Trademark Applications

Application or Serial No.	Date Filed	Trademark
78747544	11/4/05	A.C.T.
78792846	1/17/06	ANTI-ADHESIVE TECHNOLOGY & Design
78720617	9/26/05	BREATH-EZE BREATH STRIPS
78312007	10/10/03	C.E.T. AQUADENT
78792920	1/17/06	FLURAFOM Stylized
78686005	8/4/05	HEXTRA
78759741	11/22/05	IVERHART MAX
78715813	9/19/05	PETROMALT HAIRBALL TREATS
78720549	9/26/05	PETS HAVE TEETH TOO!
78715877	9/19/05	PICK YOUR PASSION
78650525	6/14/05	SIRIUS 3 (STYLIZED)
78747588	11/4/05	ULTRA SHIELD
78341960	12/17/03	VIRBACEF

SCHEDULE E
Licenses
None

DOCUMENT NAME:	Amendment to Patent, Trademark and License Security Agreement (Virbac)

AUTHOR/OWNER:	MKaltenrieder

CLIENT NUMBER:	13069	CLIENT NAME:	First Bank

MATTER NUMBER:	69425	MATTER NAME:	Virbac Corporation

PC DOCS #:	3194979	VERSION:	8

TYPIST/USER’S NAME:	NParsons	APPLICATION:	MS Word

TODAY’S DATE:	July 25, 2006

DOCUMENT HISTORY:

COMMENTS:	Amends 2171173
DO NOT DISCARD THIS PAGE

AMENDMENT TO
PATENT, TRADEMARK AND LICENSE SECURITY AGREEMENT
     This Amendment to Patent, Trademark and License Security Agreement made as of this 29th day of June, 2006, by and between VIRBAC AH, INC., a Delaware corporation (“Debtor”), and FIRST BANK, a Missouri state banking corporation, as agent (in such capacity, the “Agent”) for First Bank, a Missouri state banking corporation, JPMorgan Chase Bank, N.A., a New York state banking corporation, and any other entity which now or at any time hereafter shall execute the Amended Loan Agreement (as herein defined) as a “Lender” (collectively, the “Lenders”).
WITNESSETH:
     WHEREAS, Debtor heretofore executed and delivered to First Bank, a certain Patent, Trademark and License Security Agreement dated September 3, 2003 (as amended, the “Security Agreement”) encumbering Debtor’s Patents, Trademarks, Licenses, and other Collateral (each as defined and more fully described in such Security Agreement), which Security Agreement was recorded on October 13, 2003, in the Assignment Division of the U. S. Patent and Trademark Office at Reel/Frame 002732/0812, to secure the Secured Obligations (as defined in the Security Agreement) evidenced by, inter alia, the Loan Agreement (as defined in the Security Agreement); and
     WHEREAS, Debtor has requested an amendment and restatement of the Loan Agreement (and of the Notes described in the Loan Agreement) to make certain amendments thereto as more fully described in that certain amended and restated Loan Agreement dated of even date herewith executed by and among Debtor, Debtor’s affiliates, Virbac Corporation, a Delaware corporation, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Francodex Laboratories, Inc., a Kansas corporation, and Delmarva Laboratories, Inc., a Virginia corporation (collectively, with Debtor, referred to herein as the “Borrowers”), Agent and Lenders (as the same may from time to time be further amended, modified, extended, renewed or replaced, the “Amended Loan Agreement”), and in those certain Revolving Credit Notes and Swing Line Note, as defined in the Amended Loan Agreement (collectively, as the same may from time to time be further amended, modified, extended, renewed, restated or replaced, the “Amended Notes”); and
     WHEREAS, as one of the preconditions to the execution of the Amended Loan Agreement and acceptance of the Amended Notes, Debtor has agreed to amend the Security Agreement as set forth herein;
     NOW, THEREFORE, in consideration of the above premises and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Debtor and Agent do hereby agree as follows:
     1. All references in the Security Agreement to the “Lender” are hereby amended and deemed to refer to the Agent, in its capacity as Agent for each of the Lenders (as defined herein above), except to the extent any such references are otherwise specifically amended herein below.
     2. All references in the Security Agreement to the “Loan Agreement” and other references of similar import are hereby amended and deemed to refer to the Amended Loan Agreement as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. Capitalized terms used in the Security Agreement and not otherwise defined therein shall have the meanings ascribed to such terms in the Amended Loan Agreement. All references in the Security Agreement to the “Note” and other references of similar import are hereby amended and deemed to refer to the Amended Notes as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. Upon the occurrence of an Event of Default under the Amended Loan Agreement, any of the Amended Notes or the Security Agreement, as hereby amended, Agent, as agent on behalf of the Lenders, shall be entitled to and may exercise all rights and remedies under the Amended Loan Agreement, the Amended Notes and the Security Agreement, as hereby amended.
     3. The five recital paragraphs each beginning with the word “WHEREAS” on the first page of the Security Agreement shall be amended and restated by the following four paragraphs to read as follows:
     WHEREAS, Virbac Corporation, PM Resources, Inc., St. JON Laboratories, Inc., Francodex Laboratories, Inc., Delmarva Laboratories, Inc. and the Debtor (collectively, the “Borrowers”), the Lenders from time to time a party thereto (collectively, the “Lenders”) and First Bank, as agent for the Lenders (in such capacity, the “Agent”) have entered into that certain Loan Agreement dated as of June 29, 2006, as the same may from time to time be amended, modified or restated (as so amended, modified or restated, the “Loan Agreement,” all capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement); and
     WHEREAS, as a condition precedent to Agent and the Lenders entering into the Loan Agreement, Agent and the Lenders have required that Debtor execute and deliver this Agreement to the Agent for the ratable benefit of each of the Lenders; and
     WHEREAS, in order to induce Agent and the Lenders to enter into the Loan Agreement and the other Transaction Documents, Debtor has agreed to execute and deliver this Agreement to the Agent for the ratable benefit of each of the Lenders; and
     WHEREAS, this Agreement is being executed in connection with and in addition to the Security Agreement dated as of June 29, 2006 and executed by Debtor in favor of the Agent for the ratable benefit of each of the Lenders pursuant to which Debtor has granted to the Agent a security interest in and lien on, among other things, all accounts, inventory, general intangibles, goods, machinery, equipment, books, records, goodwill, patents, patent applications, trademarks and trademark applications now owned or hereafter acquired by Debtor and all proceeds thereof;
     4. Section 1 of the Security Agreement shall be amended and restated to read as follows:
     1. Grant of Security Interest. For value received, Debtor hereby grants to Agent, for the ratable benefit of the Lenders, a security interest in and lien on all of Debtor’s right, title and interest in, to and under the following described property, whether now owned and existing or hereafter created, acquired or arising (collectively, the “Collateral”):
     (a) all patents and patent applications, and the inventions and improvements described and claimed therein, including, without limitation, each patent and patent application listed on Schedules A and B, respectively, attached hereto and incorporated herein by reference (as the same may be amended pursuant hereto from time to time) and (i) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all income, damages and payments now and/or hereafter due or payable under or with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing patents and patent applications together with the items described in clauses (i) through (iv) of this subsection (a) are hereinafter collectively referred to herein as the “Patents”);
     (b) all trademarks, service marks, trademark or service mark registrations, trade names, trade styles, trademark or service mark applications and brand names, including, without limitation, common law rights and each mark and application listed on Schedules C and D, respectively, attached hereto and incorporated herein by reference; and (i) renewals or extensions thereof, (ii) all income, damages and payments now and/or hereafter due or payable with respect thereto, including, without limitation, license royalties, damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all rights corresponding thereto throughout the world (all of the foregoing trademarks, trade names, service marks and applications and registrations thereof together with the items described in clauses (i) through (iv) of this subsection (b) are hereinafter collectively referred to herein as the “Trademarks”);
     (c) the license(s) listed on Schedule E attached hereto and incorporated herein by reference and all other license agreements (to the extent such license agreements may be assigned without violating the terms of any such license agreement) with respect to any of the Patents or the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other trade name or trade style between Debtor and any other Person, whether Debtor is licensor or licensee (all of the forgoing license agreements and Debtor’s rights thereunder are hereinafter collectively referred to as the “Licenses”);
     (d) the goodwill of Debtor’s business connected with and symbolized by the Trademarks; and
     (e) all proceeds, including, without limitation, proceeds which constitute property of the types described in (a), (b), (c) and (d) above and any rents and profits of any of the foregoing items, whether cash or noncash, immediate or remote, and insurance proceeds, and all products of (a), (b), (c) and (d) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;
to secure the payment of (i) any and all of the present and future Borrowers’ Obligations, (ii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations and indemnity obligations) of Debtor under this Agreement, (iii) any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Debtor or any of the other Borrowers to the Agent and/or any Lender evidenced by or arising under or in respect of the Loan Agreement, this Agreement and/or any other Transaction Document, and (iv) any and all costs of collection, legal expenses and attorneys’ fees and expenses incurred by Agent or any of the Lenders upon the occurrence of any default or event of default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Agent and/or any of the Lenders in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Secured Obligations”).
     5. The first two lines of Section 2 of the Security Agreement shall be amended and restated to read as follows:
     2. Representations, Warranties and Covenants of Debtor. Debtor hereby represents and warrants to Agent and each of the Lenders, and covenants and agrees with Agent and each of the Lenders, that:
     6. Clause (c) of the first sentence in Section 4 of the Security Agreement shall be amended and restated to read as follows:
     (c) neither Agent nor any of the Lenders has any further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise,
     7. Section 8 of the Security Agreement shall be amended and restated to read as follows:
     8. Default. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Agent shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which any of the Patents, Trademarks and/or Licenses may be located and, without limiting the generality of the foregoing, Agent may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, all or from time to time any of the Patents, Trademarks (together with the goodwill of Debtor associated therewith) and/or Licenses, or any interest which Debtor may have therein, and after deducting from the proceeds of sale or other disposition of the Patents, Trademarks or Licenses all expenses (including, without limitation, all expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Secured Obligations in the order and manner as the Required Lenders may elect. Notice of any sale or other disposition of any of the Patents, Trademarks and/or Licenses shall be given to Debtor at least five (5) Domestic Business Days before the time of any intended public or private sale or other disposition of such Patents, Trademarks and/or Licenses is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Agent, Lenders or any other holders of any of the Secured Obligations may, to the extent permissible under applicable law, purchase the whole or any part of the Patents, Trademarks and/or Licenses sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released. Debtor agrees that upon the occurrence and continuance of any Event of Default, the use by Agent or any of the Lenders of the Patents, Trademarks and Licenses shall be worldwide, and without any liability for royalties or other related charges from Agent or any such Lender to Debtor. If an Event of Default shall occur and be continuing, Agent shall have the right, but shall in no way be obligated, to bring suit in its own name (for the benefit of itself and the

Lenders) to enforce any and all of the Patents, Trademarks and Licenses, and, if Agent shall commence any such suit, Debtor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents required by Agent in aid of such enforcement and the Debtor shall promptly, upon demand, reimburse and indemnify Agent and the Lenders for all costs and expenses incurred by Agent and each of the Lenders in the exercise of their respective rights under this Agreement. All of Lender’s rights and remedies with respect to the Patents, Trademarks and Licenses, whether established hereby, by the Security Agreement or by any other agreement or by law shall be cumulative and may be exercised singularly or concurrently.
     8. Clause (c) of the first sentence in Section 9 of the Security Agreement shall be amended and restated to read as follows:
(c) neither Agent nor any of the Lenders shall have any further commitment or obligation to make any loans or advances or other extensions of credit to Borrowers under the Loan Agreement or otherwise,
     9. Section 12 of the Security Agreement shall be amended and restated to read as follows:
     12. Agent Appointed Attorney-In-Fact. If any Event of Default under the Loan Agreement shall have occurred and be continuing, Debtor hereby authorizes and empowers Agent to make, constitute and appoint any officer or agent of Agent as Agent may select, in its sole discretion, as Debtor’s true and lawful attorney-in-fact, with the power to endorse Debtor’s name on all applications, documents, papers and instruments necessary for Agent or any of the Lenders to use the Patents, Trademarks and Licenses, or to grant or issue any exclusive or non-exclusive license under the Patents, Trademarks and Licenses to anyone else, or necessary for Agent to assign, pledge, convey or otherwise transfer title to or dispose of the Patents, Trademarks and Licenses to anyone else. Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Agreement.
     10. Section 13 of the Security Agreement shall be amended and restated to read as follows:
     13. No Waiver. No course of dealing between Debtor, Agent and/or any of the Lenders, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any of the Lenders, any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     11. In addition to securing the other indebtedness, liabilities and obligations of Debtor and the other Borrowers to Lenders and Agent therein described, the Security Agreement shall henceforth also secure the payment of any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts) of Debtor and the other Borrowers to Lenders and Agent evidenced by or arising under the Amended Notes and the Amended Loan Agreement, or any amendments, modifications, extensions, renewals or replacements thereof, and the performance and observance by Debtor of every covenant and condition therein contained.

     12. The Amended Notes, the Amended Loan Agreement and the Security Agreement are and shall remain the binding obligations of Debtor and each of the other Borrowers, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed.
     13. Debtor hereby represents and warrants to Agent and Lenders that:
          (a) The execution, delivery and performance by Debtor of this Amendment are within the corporate powers of Debtor, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Debtor of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Debtor is not now in default under or in violation of, the terms of the Articles or Certificate of Incorporation or Bylaws of Debtor, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Debtor is a party or by which it is bound or to which it is subject;
          (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Debtor enforceable in accordance with its terms; and
          (c) As of the date hereof, all of the covenants, representations and warranties of Debtor set forth in the Security Agreement are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Security Agreement has occurred and is continuing.
     14. All references in the Security Agreement to “this Security Agreement” and any other references of similar import shall henceforth mean the Security Agreement as amended by this Amendment.
     15. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Debtor may not assign, transfer or delegate any of its rights or obligations hereunder.
     16. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri, except to the extent pre-empted by federal law and excluding Missouri’s laws relating to conflicts of laws.
     17. In the event of any inconsistency or conflict between this Amendment and the Security Agreement, the terms, provisions and conditions of this Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument and the trustee has accepted such execution as of the date first written above.

VIRBAC AH, INC.
By:	/s/ Jean M. Nelson
Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FIRST BANK, as Agent
By:	/s/ Traci Dodson
Traci Dodson, Vice President

STATE OF Texas	)
	)	SS.
COUNTY OF Tarrant	)
     On this 29th day of June, 2006, before me personally appeared Jean M. Nelson, to me personally known, who, being by me duly sworn, did say that she is the Executive Vice President and Chief Financial Officer of Virbac AH, Inc., a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jean M. Nelson acknowledged said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

Karen M. Murr

Notary Public
My Commission Expires:
June 3, 2008

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. LOUIS	)
     On this 5th day of July, 2006, before me appeared Traci Dodson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of First Bank, a Missouri state banking corporation, and that said instrument was signed in behalf of said corporation, by authority of its Board of Directors; and said Traci Dodson acknowledged said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

Bradley J. Gross

Notary Public
My Commission Expires:
August 8, 2009

SCHEDULE A
United States Patents

Patent No.	Date Issued	Title
5,824,653	10-20-1998	ANTHELMINTIC COMPOSITIONS FOR EQUIDAE

5,632,999	05-27-1997	SUSTAINED RELEASE PYRIPROXIFEN COMPOSITIONS FOR PARASITE CONTROL

5,747,057	05-05-1998	SUSTAINED RELEASE PYRIPROXIFEN COMPOSITIONS FOR PARASITE CONTROL

5,728,719	03-17-1998	SYSTEMIC CONTROL OF PARASITES

5,439,924	08-08-1995	SYSTEMIC CONTROL OF PARASITES

D362,118	09-12-1995	PET TOOTHBRUSH

SCHEDULE B
United States Patent Applications

Application or Serial No.	Filing Date	Title
None
SCHEDULE C
United States Trademarks

Trademark No.	Date Issued	Description
1926200	October 10, 1995	A.C.T. & Design
1209484	September 21, 1982	Allerderm
1976942	May 28, 1996	Allerderm & Design
2139508	February 24, 1998	Allerderm Efa-Caps
2485615	September 4, 2001	Allerderm Omegaderm
1223071	January 11, 1983	Allergroom
1256531	November 8, 1983	Allerseb T & Design
2987323	August 23, 2005	American Horseman & Design
1306764	November 27, 1984	Ammonil
1500368	August 16, 1988	Aqualab
2947661	May 10, 2005	Biospheres
2654482	November 26, 2002	Bovimec
2850988	June 8, 2004	Breath-Eze
2079502	July 15, 1997	Breath-Eze
1362760	October 1, 1985	Brite N’ Clear
2196460	October 13, 1998	Bromethalin One Meal Is All It Takes & Design
1608688	August 7, 1990	Buffer-Up
2076992	July 8, 1997	Bur-Otic
1441004	June 2, 1987	Cageguard
1429809	February 24, 1987	C.E.T.
3029810	December 13, 2005	C.E.T. Dental Reward
1685960	May 12, 1992	CHX
2997158	September 20, 2005	Clinsol
2663538	December 17, 2002	Clinsol
2911217	December 14, 2004	Clintabs
1453782	August 25, 1987	Coppersafe
1984230	July 2, 1996	Corium-20
1935973	November 14, 1995	Cortisoothe

Trademark No.	Date Issued	Description
1909686	August 8, 1995	Critter Fresh
1889584	April 18, 1995	Critter Vites and Design
2121113	December 16, 1997	Dermacool
1342589	June 18, 1985	Derma-Logic
2386221	September 12, 2000	Derm-Renu
1277491	May 8, 1984	Dog Breath
1013936	June 24, 1975	Doggydent
1467935	December 8, 1987	Dritail
2153421	April 28, 1998	Ear Clear
2071809	June 17, 1997	Ecto-Soothe
1410090	September 23, 1986	Efa-Z Plus
1410089	September 23, 1986	Epi-Otic
1697304	June 30, 1992	Epi-Soothe
1932204	October 31, 1995	Etiderm
1719313	September 22, 1992	Euthasol
2096028	September 9, 1997	Flea Science
2393997	October 10, 2000	Flex-Ease
2134506	February 3, 1998	Flying High
2122433	December 16, 1997	Flypel
1388785	April 8, 1986	Furabase
1392090	May 6, 1986	Furazite
2396287	October 17, 2000	Gas-Aid
2607890	August 13, 2002	Gastro-Lax
2960114	June 7, 2005	Genesis
1848959	August 9, 1994	Glossy Coat
2068027	June 3, 1997	Herpcare
2898393	October 26, 2004	Herpcare
2025448	December 24, 1996	Hexadene
2747365	August 5, 2003	Hexadene
1793380	September 21, 1993	Histacalm
1254284	October 18, 1983	Humilac
2522911	December 25, 2001	Iverhart
2730166	June 24, 2003	Iverhart Plus
2970432	July 19, 2005	Keratolux
2579932	June 11, 2002	Ketochlor
2235291	March 23, 1999	Kittydent
2888918	September 28, 2004	Mardel
1485919	April 26, 1988	M (Stylized)
1932877	November 7, 1995	Mar Chlor

Trademark No.	Date Issued	Description
1466915	December 1, 1987	Maracide
0921839	October 12, 1971	Marcyn
2791436	December 9, 2003	Maracyn Plus
1451743	August 11, 1987	Maracyn-Two
2852211	June 8, 2004	Mardel
2871475	August 10, 2004	Mardel
2888918	September 28, 2004	Mardel
1435277	April 7, 1987	Maroxy
1601718	June 19, 1990	Marplex
1464227	November 10, 1987	Multipet
1898505	June 13, 1995	Natura
2794967	December 16, 2003	Nutrimalt
1304345	November 6, 1984	Odor Disposers
2353133	May 30, 2000	Odor Disposers
1284948	July 10, 1984	Ornabac
1441005	June 2, 1987	Ornacycline
1464226	November 10, 1987	Ornacyn
1284949	July 10, 1984	Ornacyn-Plus
1394614	May 27, 1986	Ornalyte
1689496	May 26, 1992	Ornascale
2069825	June 10, 1997	Otomite Plus
2441833	April 10, 2001	Palaflex
1420783	December 16, 1986	Pancrezyme
2441494	April 3, 2001	Pentasol
1608002	July 31, 1990	Petrelief
1753554	February 23, 1993	Petrodex
2856069	June 22, 2004	Petrodex
1284937	July 10, 1984	Petromalt
2856068	June 22, 2004	Petromalt
1609503	August 14, 1990	Ph-Guard
2079166	July 15, 1997	Preventef
2120205	December 9, 1997	Prime Treats
1526464	February 28, 1989	Pro-Zema
2674560	January 14, 2003	Pulvex
2860103	July 6, 2004	Pura-Lyte
2860104	July 6, 2004	Puridine
1412937	October 14, 1986	Pyoben
2050001	April 1, 1997	Resichlor
2050000	April 1, 1997	Resicort

Trademark No.	Date Issued	Description
2049999	April 1, 1997	Resihist
2185065	August 25, 1998	Resiprox
2045137	March 11, 1997	Resisoothe
2118491	December 2, 1997	Resizole
1849751	August 16, 1994	Seabond
1591636	April 17, 1990	Sebolux
1307619	December 4, 1984	Soloxine
1754756	March 2, 1993	St. Jon (Stylized)
2860102	July 6, 2004	St. Jon Naturals
1441742	June 9, 1987	Stay
2053530	April 15, 1997	Tank Hard
2049908	April 1, 1997	Tank Soft
1453783	August 25, 1987	Tanksafe
2107765	October 21, 1997	Tick Arrest
2586825	June 25, 2002	Tick Detach
1700109	July 14, 1992	T-Lux Shampoo
2927730	February 22, 2005	Trisulfa
1538885	May 16, 1989	Tumil-K
2273100	August 24, 1999	Ultragroom
1385720	March 11, 1986	Uroeze
1748074	January 26, 1993	VRX (Stylized)
2081170	July 22, 1997	Veterinary Specialties for Dermatology
1313051	January 8, 1985	Vitaflight
1325091	March 12, 1985	When You Care For Pets
2583536	June 18, 2002	Wormx
1435257	April 7, 1987	Zema Kil-A-Mite
0883989	January 13, 1970	Zema (Stylized)
2045029	March 11, 1997	Zincchlorhexidate
State & Foreign Trademark

Trademark	State/Country	Registration No.	Date
Allerderm	Canada	339141	April 15, 1988
Allerderm	France	1379729	November 14, 1986
Allerderm	Germany	1141234	June 14, 1989
Allerderm Efa-Caps	Canada	542926	March 22, 2001
Allerderm Efa-Z Plus	Canada	542655	March 19, 2001
Allergroom	Canada	513439	July 28, 1999
Allerseb T & Design	Canada	523831	February 25, 2000
Cortisoothe	Canada	542440	March 15, 2001

Trademark	State/Country	Registration No.	Date
Dermacool	Canada	507282	January 28, 1999
Dermazole	Canada	520348	December 7, 1999
Ear Clear	Canada	516312	September 15, 1999
Ecto-Foam	Canada	493565	April 22, 1998
Ecto-Soothe	Canada	493564	April 22, 1998
Encore	Canada	442089	April 21, 1995
Epi-Otic	Canada	332256	September 25, 1987
Epi-Soothe	Canada	513240	July 26, 1999
Flypel	Canada	508064	February 15, 1999
Hexadene	Canada	523144	February 15, 2000
Hexarinse	Canada	530951	August 9, 2000
Histacalm	France	93/475050	December 17, 1993
Humilac	Canada	513447	July 28, 1999
Natura	Canada	472298	March 11, 1997
Palavite	Canada	433689	September 23, 1994
Palavite	France	93/475051	December 17, 1993
Physio Shampoo	Canada	641366	June 3, 2005
Pyoben	Canada	513674	July 29, 1999
Resichlor	Canada	502470	October 20, 1998
Resicort	Canada	520349	December 7, 1999
Resisoothe	Canada	542439	March 15, 2001
Resizole	Canada	520350	December 7, 1999
Sebolux	Canada	518489	October 22, 1999
Soloxine	Canada	443756	June 9, 1995
Soloxine	European Community	515809	January 26, 1999
Soloxine	United Kingdom	1487983	April 30, 1993
Tumil-K	Canada	TMA649994	October 7, 2005
Tumil-K	United Kingdom	1507932	August 13, 1993
Veterinary Specialties for Dermatology	Canada	513348	July 27, 1999

SCHEDULE D
United States Trademark Applications

Application No.	Date Filed	Trademark
78747544	11/4/2005	A.C.T.
78792846	1/17/2006	Anti-Adhesive Technology (Stylized)
78720617	9/26/2005	Breath-eze Breath Strips
78312007	10/10/2003	C.E.T. Aquadent
78818072	2/17/2006	Cerulytic
78817526	2/17/2006	Flex-Ease
78792920	1/17/2006	Flurafom
78686005	8/4/2005	Hextra
78759741	11/22/2005	Iverhart Max
78715813	9/19/2005	Petromalt Hairball Treats
78720549	9/26/2005	Pets Have Teeth Too!
78715877	9/19/2005	Pick Your Passion
78747588	11/4/2005	Ultrashield
78341960	12/17/2003	Virbacef
State and Foreign Trademark Applications

Application No.	Date Filed	Trademark	State/County
1210966	3/25/04	Biomox	Canada
1247858	2/18/05	C.E.T.	Canada
1247720	2/18/05	C.E.T. Dental Reward	Canada
1204886	2/2/04	Clinsol	Canada
1204883	2/2/04	Clintabs	Canada
1208151	3/2/04	Dermaspheres	Canada
1208147	3/2/04	Euthasol	Canada
1202902	1/7/04	Genesis	Canada
3607561	1/12/04	Genesis	European Community
1208148	3/2/04	Virbac Euthasol	Canada
1202903	3/2/04	Virbacef	Canada

SCHEDULE E
Licenses
None

DOCUMENT NAME:	Amendment to Patent, Trademark and License Security Agreement (Virbac AH)

AUTHOR/OWNER:	MKaltenrieder

CLIENT NUMBER:	13069	CLIENT NAME:	First Bank

MATTER NUMBER:	69425	MATTER NAME:	Virbac Corporation

PC DOCS #:	3194963	VERSION:	9

TYPIST/USER’S NAME:	NParsons	APPLICATION:	MS Word

TODAY’S DATE:	July 25, 2006

DOCUMENT HISTORY:

COMMENTS:	Amends 2173098
DO NOT DISCARD THIS PAGE

Space Above Line Reserved For Recorder’s Use

1.	Title of Document:	THIRTEENTH AMENDMENT TO DEED OF TRUST AND SECURITY AGREEMENT INCLUDING APPOINTMENT OF SUCCESSOR TRUSTEE

2.	Date of Document:	June 29, 2006

3.	Grantor/Trustor:	PM RESOURCES, INC., a Missouri corporation

4.	Grantee/Beneficiary:	FIRST BANK, a Missouri state banking corporation, as Agent for itself, JPMorgan Chase Bank, N.A. and any others who hereafter become Lenders under the Loan Agreement, formerly FIRST BANK, a Missouri state banking corporation

5.	Statutory Mailing Addresses:	Grantor/Trustor:
13001 St. Charles Rock Road
Bridgeton, Missouri 63044

Grantee/Beneficiary:
135 North Meramec
Clayton, Missouri 63105

6.	Legal description:	See Exhibit A annexed to the document.

7.	References to Book(s) and Page(s):	Book 09873, Page 1384

8.	Prepared by and following recording return to:

Mark L. Kaltenrieder, Esq.
Thompson Coburn LLP
One U.S. Bank Plaza, Suite 3400
St. Louis, MO 63101

THIRTEENTH AMENDMENT TO
DEED OF TRUST AND SECURITY AGREEMENT
INCLUDING APPOINTMENT OF SUCCESSOR TRUSTEE
     This Thirteenth Amendment to Deed of Trust and Security Agreement Including Appointment of Successor Trustee (this “Amendment” or “Agreement”) is made and entered into as of this 29th day of June, 2006, by and among PM RESOURCES, INC., a Missouri corporation (“Trustor” or “Grantor”); FIRST BANK, a Missouri state banking corporation, as agent under the Amended Loan Agreement described below (“Beneficiary” or “Grantee”) for First Bank, a Missouri state banking corporation, JPMorgan Chase Bank, N.A., a New York state banking corporation, and any other entity which now or at any time hereafter shall execute the Amended Loan Agreement as a “Lender” (collectively, the “Lenders”); and FIRST BANK, a Missouri state banking corporation, acting for and on behalf of itself.
WITNESSETH:
     WHEREAS, Trustor, Katherine D. Knocke, as trustee and Beneficiary are parties to that certain Deed of Trust and Security Agreement dated September 9, 1993, covering certain real property and improvements thereon located in St. Louis County, Missouri and more particularly described in Exhibit A attached hereto and incorporated herein by reference, and other property as described therein, which Deed of Trust and Security Agreement has been recorded in the office of the Recorder of Deeds of St. Louis County, Missouri on September 10, 1993, in Book 09873, Page 1384, and which Deed of Trust and Security Agreement was previously amended by a First Amendment to Deed of Trust and Security Agreement dated December 21, 1994 made by and between Trustor and Beneficiary, by a Second Amendment to Deed of Trust and Security Agreement dated July 14, 1995 made by and between Trustor and Beneficiary, by a Third Amendment to Deed of Trust and Security Agreement dated June 18, 1997 made by and between Trustor and Beneficiary, by a Fourth Amendment to Deed of Trust and Security Agreement dated September 25, 1997 made by and between Trustor and Beneficiary, by a Fifth Amendment to Deed of Trust and Security Agreement dated as of May 14, 1998 made by and between Trustor and Beneficiary, by a Sixth Amendment to Deed of Trust and Security Agreement dated as of September 6, 1998 made by and between Trustor and Beneficiary, by a Seventh Amendment to Deed of Trust and Security Agreement dated as of September 7, 1999 made by and between Trustor and Beneficiary, by an Eighth Amendment to Deed of Trust and Security Agreement dated as of December 30, 1999 made by and between Trustor and Beneficiary, by a Ninth Amendment to Deed of Trust and Security Agreement dated as of April 4, 2001 made by and between Trustor and Beneficiary, by a Tenth Amendment to Deed of Trust and Security Agreement dated as of August 7, 2002 made by and between Trustor and Beneficiary, by an Eleventh Amendment to Deed of Trust and Security Agreement dated as of August 11, 2003 made by and between Trustor and Beneficiary, and as further amended by a Twelfth Amendment to Deed of Trust and Security Agreement dated as of September 3, 2003 made by and between Trustor and Beneficiary (as amended, the “Deed of Trust”); and
     WHEREAS, the Deed of Trust secures indebtedness of Trustor, its parent corporation, Virbac Corporation, a Delaware corporation, formerly known as and successor by merger to Agri-Nutrition Group Limited (herein “Virbac”), St. JON Laboratories, Inc., a California corporation (another wholly owned subsidiary of Virbac and herein referred to as “St. JON”), Virbac AH, Inc. (another wholly owned subsidiary of Virbac and herein referred to as “Virbac AH”), Francodex Laboratories, Inc., a Kansas corporation (“Francodex,” a wholly owned subsidiary of Virbac AH) and Delmarva Laboratories, Inc., a Virginia corporation (another wholly owned subsidiary of Virbac and herein referred to as “Delmarva”) to Beneficiary under that certain Credit Agreement dated September 7, 1999, as amended (as amended, the “Prior Loan Agreement”), and as evidenced in part by that certain Revolving Credit Note of Trustor, Virbac, St. JON, Virbac AH, Francodex and Delmarva (hereafter collectively, the “Borrowers”) dated August 11, 2003 and payable to the order of Beneficiary in the original principal amount of Fourteen

Million Five Hundred Thousand and 00/100 Dollars ($14,500,000.00), as most recently amended and restated by that certain Revolving Credit Note of Trustor, Virbac, St. JON, Virbac AH, Francodex and Delmarva dated March 24, 2006 and payable to the order of Beneficiary in the original principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Prior Note”); and
     WHEREAS, at the request of Trustor, the Prior Loan Agreement is being amended and restated by a certain Loan Agreement dated as of June 29, 2006 executed by and among Trustor and the other Borrowers, the lenders from time to time a party thereto (collectively, the “Lenders”), and Beneficiary, as Agent for the Lenders (as the same may from time to time be further amended, modified, extended, renewed or replaced, the “Amended Loan Agreement”), and the Prior Note is being amended, restated and modified by those certain Revolving Credit Notes and Swing Line Note, each as defined in the Amended Loan Agreement (collectively, as the same may from time to time be further amended, modified, extended, renewed, restated or replaced, the “Amended Notes”); and
     WHEREAS, as one of the preconditions to the execution of the Amended Loan Agreement and acceptance of the Amended Notes, the parties hereto desire to amend the Deed of Trust to secure the payment of any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts) of Trustor and the other Borrowers to Beneficiary or any of the other Lenders evidenced by or arising under the Amended Loan Agreement, as so amended and restated, and the Amended Notes;
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. The future advances caption required under Section 443.055 R. S. Mo. appearing as the last Paragraph on the bottom of the first page of the Deed of Trust is hereby replaced by the following:
     THIS DEED OF TRUST AND SECURITY AGREEMENT SECURES ALL CONTRACTUAL ADVANCES, WHETHER CONTAINED HEREIN OR OTHERWISE, THAT MAY BE MADE BY FIRST BANK TO THE TRUSTOR HEREIN OR ANY FUTURE CONTRACTUAL OBLIGATIONS, WHETHER CONTAINED HEREIN OR OTHERWISE OF TRUSTOR TO FIRST BANK UP TO A TOTAL AMOUNT OF $15,000,000.00 PLUS INTEREST. THIS DEED OF TRUST AND SECURITY AGREEMENT SHALL BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI, AS AMENDED.
     2. The future advances caption required under Section 443.055 R. S. Mo. appearing at the top of page 3 of the Deed of Trust is hereby replaced by the following:
     THIS DEED OF TRUST AND SECURITY AGREEMENT SECURES ALL CONTRACTUAL ADVANCES, WHETHER CONTAINED HEREIN OR OTHERWISE, THAT MAY BE MADE BY FIRST BANK TO THE TRUSTOR HEREIN OR ANY FUTURE CONTRACTUAL OBLIGATIONS, WHETHER CONTAINED HEREIN OR OTHERWISE OF TRUSTOR TO FIRST BANK UP TO A TOTAL AMOUNT OF $15,000,000.00 PLUS INTEREST. THIS DEED OF TRUST AND SECURITY AGREEMENT SHALL BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE REVISED STATUTES OF MISSOURI, AS AMENDED.
     3. The last Paragraph on page 3 of the Deed of Trust and continuing over on to page 4 of the Deed of Trust is hereby replaced by the following:

     That for good and valuable consideration, and to secure the obligations of Trustor, Virbac Corporation, St. JON Laboratories, Inc., Virbac AH, Inc., Francodex Laboratories, Inc., and Delmarva Laboratories, Inc. (and of any future subsidiary of any of them which hereafter becomes a party thereto) under: (i) that certain Loan Agreement dated as of June 29, 2006 made by and among Trustor, Virbac Corporation, St. JON Laboratories, Inc., Virbac AH, Inc., Francodex Laboratories, Inc., and Delmarva Laboratories, Inc., as Borrowers, the Lenders from time to time a party thereto (collectively, the “Lenders”), and Beneficiary, as Agent for the Lenders, as amended or restated from time to time (as amended, the “Loan Agreement”); (ii) those certain revolving credit notes dated as of June 29, 2006 in the aggregate original principal amount of up to Fifteen Million Dollars ($15,000,000.00) made by such Borrowers payable to the order of the respective Lenders, final payment of which is due on or before March 31, 2007, as such revolving credit notes may be renewed, extended, restated or amended from time to time (the “Revolving Credit Notes”); (iii) that certain swing line note dated as of June 29, 2006 in the original principal amount of up to Three Million Dollars ($3,000,000.00) made by such Borrowers payable to the order of Beneficiary, final payment of which is due on or before March 31, 2007, as such swing line note may be renewed, extended, restated or amended from time to time (the “Swing Line Note,” and collectively with the Revolving Credit Notes referred to hereinafter as the “Notes”); and to secure any additional loans, advances, debts, liabilities, obligations, covenants and duties owing to Beneficiary and/or to any of the Lenders from Trustor and/or Virbac Corporation, St. JON Laboratories, Inc., Virbac AH, Inc., Francodex Laboratories, Inc. and Delmarva Laboratories, Inc. (and of any future subsidiary of any of them which hereafter becomes a party to the Loan Agreement) of any kind or nature, present or future, incurred pursuant to or in connection with any of the Transaction Documents, whether or not evidenced by any note, guaranty or other instrument, arising under this Deed of Trust or under any other Transaction Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including by assignment), absolute or contingent, due or to become due, now existing or arising and however acquired (the Loan Agreement, the Revolving Credit Notes, the Swing Line Note and all other such indebtedness and/or liabilities being herein collectively referred to as the “Indebtedness”), Trustor does irrevocably grant, bargain, sell, remise, release, convey and confirm unto Trustee, its successors and assigns, in trust, with power of sale and right-of-entry and possession, the real estate described in Exhibit A attached hereto and made a part hereof, which, together with the property hereinafter described, is referred to herein as the “Premises;”
       4. In addition to securing the other indebtedness, liabilities and obligations of Trustor and the other Borrowers to Lenders and Beneficiary therein described, the Deed of Trust shall henceforth also secure the payment of any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts) of Trustor and the other Borrowers to Lenders and Beneficiary evidenced by or arising under the Amended Notes and the Amended Loan Agreement, or any amendments, modifications, extensions, renewals or replacements thereof, and the performance and observance by Trustor of every covenant and condition therein contained; provided, in no event shall the principal amount of Borrower’s Obligations secured by the Deed of Trust exceed $15,000,000.00. All references in the Deed of Trust to the “Indebtedness” secured thereby and other references of similar import are hereby amended and deemed to refer to the Trustor’s and the other Borrowers’ present and future obligations, liabilities and indebtedness (including, but not limited to, principal, interest, fees, collection costs and expenses and other amounts) due under the Deed of Trust, as hereby amended, the

Amended Loan Agreement, the Amended Notes as described hereinabove, and any of the other Transaction Documents (as defined in the Amended Loan Agreement), including, without limitation, the “Borrowers’ Obligations” as defined in the Amended Loan Agreement, all of which are and shall continue to be secured by the Deed of Trust; provided, in no event shall the principal amount of Indebtedness secured by the Deed of Trust exceed $15,000,000.00.
     5. The “Beneficiary” and “Third Party” under the Deed of Trust shall henceforth mean First Bank, as Agent under the Amended Loan Agreement, and its successors and assigns, and shall include the holder(s) and owner(s) of the Indebtedness, whether or not named as Beneficiary under the Deed of Trust as set forth in paragraph (or section) 3.9 of the Deed of Trust (at page 21 thereof). First Bank, for and on behalf of itself, hereby consents to First Bank, as Agent under the Amended Loan Agreement, and its successors and assigns being hereby designated as the Beneficiary and Third Party under the Deed of Trust, and to the extent required, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Bank, a Missouri state banking corporation, hereby transfers, assigns and sets over unto First Bank, as Agent under the Amended Loan Agreement (without any recourse, warranty or representation whatsoever), and its successors and assigns, all of its right, title, benefit and interest in and to the Deed of Trust, and First Bank, as Agent under the Amended Loan Agreement accepts such assignment and transfer. All references in the Deed of Trust to the “Term Note,” the “Line of Credit Note,” the “Revolving Credit Note,” the “Notes” and other references of similar import are hereby amended and deemed to refer to the Amended Notes as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. All references in the Deed of Trust to the “Loan Agreement” and other references of similar import are hereby amended and deemed to refer to the Amended Loan Agreement as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. All references in the Deed of Trust to any other loan document or any other instrument now or hereafter evidencing or constituting additional security for the Indebtedness and other references of similar import are hereby amended and deemed to refer to the Transaction Documents as defined in the Amended Loan Agreement, as amended, modified, extended, renewed, restated or replaced from time to time. The “Beneficiary” and “Third Party” under the Deed of Trust shall henceforth mean First Bank, as Agent under the Amended Loan Agreement and its successors and assigns and shall include the holder(s) and owner(s) of the Indebtedness, whether or not named as Beneficiary under the Deed of Trust as set forth in paragraph (or section) 3.9 of the Deed of Trust (at page 21 thereof). Capitalized terms used in the Deed of Trust and not otherwise defined therein or herein shall have the meanings ascribed to such terms in the Amended Loan Agreement. Upon the occurrence of an Event of Default under the Amended Loan Agreement, any of the Amended Notes, the Deed of Trust, as hereby amended or any of the other Transaction Documents, First Bank, as Agent on behalf of the Lenders under the Loan Agreement, and its successors and assigns as such Agent, shall be entitled to and may exercise all rights and remedies under the Amended Loan Agreement, the Amended Notes, the Deed of Trust, as hereby amended, and any of the other Transaction Documents.
     6. Pursuant to paragraph (or section) 3.10 of the Deed of Trust (at page 21 thereof), the Beneficiary is authorized to remove the trustee named thereunder and to appoint a successor trustee to act under the Deed of Trust. Beneficiary, on behalf of itself and each and all of the holder(s) of the obligations secured by the Deed of Trust, does hereby remove Katherine D. Knocke as trustee under the Deed of Trust and appoints First Land Trustee Corp., Missouri corporation, to act as successor trustee under the Deed of Trust.
     7. The Amended Notes, the Amended Loan Agreement and the Deed of Trust are and shall remain the binding obligations of Trustor and each of the other Borrowers, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed.
     8. Trustor hereby represents and warrants to Beneficiary and Lenders that:
          (a) The execution, delivery and performance by Trustor of this Amendment are within the corporate powers of Trustor, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Trustor of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Trustor is not now in default under or in violation of, the terms of the Articles or Certificate of Incorporation or Bylaws of Trustor, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Trustor is a party or by which it is bound or to which it is subject;
          (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Trustor enforceable in accordance with its terms; and
          (c) As of the date hereof, all of the covenants, representations and warranties of Trustor set forth in the Deed of Trust are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Deed of Trust has occurred and is continuing.
     9. Except to the extent amended by this Amendment, all of the terms, provisions, conditions, agreements, covenants, representations, warranties and powers contained in the Deed of Trust shall be and remain in full force and effect and the same are hereby ratified and confirmed.
     10. All references in the Deed of Trust to “this Deed of Trust” and any other references of similar import shall henceforth mean the Deed of Trust as amended by this Amendment.
     11. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Trustor may not assign, transfer or delegate any of its rights or obligations hereunder.
     12. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri.
     13. In the event of any inconsistency or conflict between this Amendment and the Deed of Trust, the terms, provisions and conditions of this Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above.

PM RESOURCES, INC.
By:	/s/ Jean M. Nelson
Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FIRST BANK, as Agent under the Amended Loan Agreement, and for and on behalf of itself
By:	/s/ Traci Dodson
Traci Dodson, Vice President

STATE OF Texas	)
	)	SS.
COUNTY OF Tarrant	)
     On this 29th day of June, 2006, before me personally appeared Jean M. Nelson, to me personally known, who, being by me duly sworn, did say that she is the Executive Vice President and Chief Financial Officer of PM Resources, Inc., a Missouri corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jean M. Nelson acknowledged said instrument to be the free act and deed of said corporation.
          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

/s/ Karen M. Murr
Notary Public

My Commission Expires:
June 3, 2008

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. LOUIS	)
          On this 5th day of July, 2006, before me appeared Traci Dodson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of First Bank, a Missouri state banking corporation, and that the foregoing instrument was signed in behalf of said corporation, acting as Agent under the Amended Loan Agreement above described and on behalf of itself, by authority of its Board of Directors; and said Traci Dodson acknowledged said instrument to be the free act and deed of said corporation, acting as Agent and on behalf of itself.
          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

/s/ Bradley J. Gross
Notary Public

My Commission Expires:
August 8, 2009

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY
PARCEL 1:
     A tract of land in U.S. Survey 130 and 47, Township 47 North, Range 5 East, St. Louis County, Missouri, more particularly described as follows: Beginning at a stone being the most Northerly corner of U.S. Survey 130; thence Southeastwardly along the Northeast line of said U.S. Survey 130, South 37 degrees 02 minutes 34 seconds East a distance of 930.50 feet to a point being the Northeast corner of property conveyed to Union Electric Company by deed recorded in Book 4753 page 295 of the St. Louis County Records; thence Southwestwardly along the Northwest line of said Union Electric property, South 53 degrees 46 minutes 37 seconds West, a distance of 100.00 feet to a point being the Northwest corner of said Union Electric property; thence along the Southwest line of Union Electric Company property, South 37 degrees 02 minutes 34 seconds East, 232.80 feet to a point in the center line of Taussig Road, 30 feet wide; thence along the center line of Taussig Road, 30 feet wide, South 53 degrees 46 minutes 37 seconds West, a distance of 869.95 feet to a point thence North 36 degrees 13 minutes 23 seconds West, a distance of 30.00 feet to a point being a corner of property conveyed to the State of Missouri by deed recorded in Book 1540 page 56 of the St. Louis County Records; thence Southwestwardly along the Northwest line of said State of Missouri property, South 53 degrees 46 minutes 37 seconds West 225.00 feet to a point; thence North 36 degrees 13 minutes 23 seconds West, a distance of 10.00 feet to a point; thence Southwestwardly along the Northwest line of property to the State of Missouri by deed recorded in Book 1481 Page 102 of the St. Louis County Records, South 53 degrees 46 minutes 37 seconds West, a distance of 44.62 feet to a point in the Northeast line of property formerly of Missouri Electric Rail Road Company; thence along said line, North 37 degrees 55 minutes 30 seconds West, a distance of 1,275.81 feet to a point in the Southeast line of property now or formerly of Earl A. Moore and Marlene A. Moore, his wife, and Henry E. Moore and Edna C. Moore, his wife, per deed recorded in Book 5155 Page 282, St. Louis County Records; thence in a Northeasterly direction along the Southeast line of said property, North 52 degrees 03 minutes 31 seconds East, a distance of 800.84 feet to a concrete monument on the South line of the Old Wabash Railroad right-of-way; thence in an Easterly direction along a curve to the left having a radius of 3014.8 feet a distance of 377.86 feet to an iron pipe on the Northwest line of U.S. Survey 130; thence along said Northwest line of U.S. Survey 130, North 53 degrees 42 minutes 51 seconds East, a distance of 126.37 feet to the point of beginning, according to a survey executed by Thatcher & Patient, Inc. during the month of March, 1968 and revised on June 20, 1968.
PARCEL 2:
     A tract of land in U.S. Surveys 130 and 47, Township 47 North, Range 5 East, St. Louis County, Missouri more particularly described as follows: Beginning at the Southeast corner of property now or formerly of Earl A. Moore and Marlene A. Moore, his wife and Henry E. Moore and Edna C. Moore, his wife, per deed recorded in Book 5155 page 282 of the St. Louis County Records; thence along the Southeast line of said property North 52 degrees 03 minutes 31 seconds East, a distance of 46.13 feet to a point in the Northeastern line of property formerly of Missouri Electric Rail Road Company; thence Southeasterly along said property, South 37 degrees 55 minutes 30 seconds East a distance of 56.57 feet to a point being the Northwest line of property conveyed to the State of Missouri by deed recorded in Book 1481 page 102 of the St. Louis County Records; thence South 52 degrees 05 minutes 30 seconds West a distance of 46.15 feet to a point; thence along the Northeast line of said State of Missouri property North 37 degrees 54 minutes 30 seconds West, a distance of 56.54 feet to the point of beginning, according to a survey executed by Thatcher & Patient, Inc. during the month of March, 1968 and revised on June 20, 1968.

PARCEL 3:
     Beginning at the Southeast corner of property now or formerly of Earl A. Moore and Marlene A. Moore, his wife and Henry E. Moore and Edna C. Moore, his wife, per deed recorded in Book 5155 Page 282 of the St. Louis County Records; thence along the Southeast line of said property North 52 degrees 03 minutes 31 seconds East a distance of 46.13 feet to a point in the Northeastern line of property formerly of the Missouri Electric Rail Road Company; thence Southeastwardly along said property, South 37 degrees 55 minutes 30 seconds East, a distance of 316.57 feet to the actual point of Beginning; thence along the Northeast line of said property, South 37 degrees 55 minutes 30 second East, a distance of 959.24 feet to a point in the Northwest line of property conveyed to the State of Missouri by deed recorded in Book 1481 page 102 of the St. Louis County Records; thence along said line, South 53 degrees 46 minutes 37 seconds West, a distance of 51.52 feet to a point said point being a perpendicular distance of 80.00 feet from the centerline of State Highway 61 as now established; thence Northwestwardly along a line 80 feet perpendicular distant and parallel to the centerline of State Highway 61, North 37 degrees 54 minutes 30 seconds West, a distance of 957.73 feet to a point; thence North 52 degrees 05 minutes 30 seconds East, a distance of 51.22 feet to the Northeast line of property formerly of Missouri Electric Rail Road Company to the point of beginning according to a survey executed by Thatcher & Patient, Inc. during the month of March, 1968 and revised on June 20, 1968.
PARCEL 4:
     All easements, rights, privileges and interests created and established for the benefit of and appurtenant to the foregoing PARCELS 1, 2 and 3 under a certain Agreement executed by and between I.E. Goldstein and Mary Goldstein and Ralston Purina Company recorded December 30, 1969 in Book 6438 Page 1588.
     Together with all improvements thereon, commonly known and numbered as 13001 St. Charles Rock Road, Bridgeton, Missouri 63044.

AMENDMENT TO
DEED OF TRUST AND SECURITY AGREEMENT
     This Amendment to Deed of Trust and Security Agreement made as of this 29th day of June, 2006, by and between VIRBAC CORPORATION, a Delaware corporation (“Grantor”); FIRST BANK, a Missouri state banking corporation, as Agent under the Amended Loan Agreement described below (“Beneficiary”), for First Bank, a Missouri state banking corporation, JPMorgan Chase Bank, N.A., a New York state banking corporation, and any other entity which now or at any time hereafter shall execute the Amended Loan Agreement (as herein defined) as a “Lender” (collectively, the “Lenders”); and FIRST BANK, a Missouri state banking corporation, acting for and on behalf of itself.
WITNESSETH:
     WHEREAS, Grantor heretofore executed and delivered to Trustee, as trustee for Beneficiary, a certain Deed of Trust and Security Agreement dated September 3, 2003 encumbering Grantor’s real property located in the County of Tarrant, Texas more fully described in Exhibit A attached hereto (the “Deed of Trust”), which Deed of Trust was recorded on September 19, 2003, as Instrument No. D203350994 in the official records of the County of Tarrant, State of Texas, and which Deed of Trust was rerecorded on November 24, 2003, as Instrument No. D203436588 in the official records of the County of Tarrant, State of Texas, to secure the Borrower’s Obligations (as originally defined in the Deed of Trust) evidenced by, inter alia, the Note and Loan Agreement (each as originally defined in the Deed of Trust); and
     WHEREAS, Grantor has requested an amendment and restatement of the Loan Agreement and the Note to make certain amendments thereto as more fully described in that certain Loan Agreement dated of even date herewith executed by and among Grantor, Grantor’s subsidiaries, PM Resources, Inc., a Missouri corporation, St. JON Laboratories, Inc., a California corporation, Francodex Laboratories, Inc., a Kansas corporation, Virbac AH, Inc., a Delaware corporation, and Delmarva Laboratories, Inc., a Virginia corporation (collectively, with Grantor, referred to herein as the “Borrowers”), Beneficiary and Lenders (as the same may from time to time be further amended, modified, extended, renewed or replaced, the “Amended Loan Agreement”), and in those certain Revolving Credit Notes and Swing Line Note, as defined in the Amended Loan Agreement (collectively, as the same may from time to time be further amended, modified, extended, renewed, restated or replaced, the “Amended Notes”); and
     WHEREAS, as one of the preconditions to the execution of the Amended Loan Agreement and acceptance of the Amended Notes, Grantor has agreed to amend the Deed of Trust as set forth herein;
     NOW, THEREFORE, in consideration of the above premises and for other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Grantor and Beneficiary do hereby agree as follows:
     1. The Recital paragraphs A through D on the first page of the Deed of Trust shall be amended to read as follows:
     A. Grantor, PM RESOURCES, INC., a Missouri corporation, ST. JON LABORATORIES, INC., a California corporation, FRANCODEX LABORATORIES, INC., a Kansas corporation, VIRBAC AH, INC., a Delaware corporation, and DELMARVA CORPORATION, a Virginia corporation (collectively referred to herein as “Borrowers”), the Lenders from time to time a party thereto (collectively referred to herein as “Lenders”) and Beneficiary, as Agent for the Lenders, entered into a Loan Agreement dated as of June

29, 2006 (as the same may be modified, extended, renewed or restated from time to time, the “Loan Agreement”).
     B. Borrowers jointly and severally executed and delivered to each of the Lenders a Revolving Credit Note dated June 29, 2006, which Revolving Credit Notes are collectively in an aggregate principal amount of up to Fifteen Million Dollars ($15,000,000.00), are payable respectively to each of the Lenders as therein set forth, and have a stated final maturity date of March 31, 2007 (as amended and restated, the “Revolving Credit Note”), and Borrowers have further jointly and severally executed and delivered to Beneficiary a Swing Line Note dated June 29, 2006, which Swing Line Note is in the original principal amount of up to Three Million Dollars ($3,000,000.00), is payable to Beneficiary as therein set forth, and has a stated final maturity date of March 31, 2007 (the “Swing Line Note,” and collectively with the Revolving Credit Notes referred to herein as the “Notes”).
     C. Grantor is now or hereafter may become otherwise obligated or indebted to Beneficiary and/or any of the Lenders, and Beneficiary and/or the Lenders may make future advances to Grantor pursuant to the terms of the Loan Agreement, and Grantor may incur future obligations to Beneficiary and/or the Lenders whether pursuant to the Notes or the Loan Agreement.
     D. The parties intend that this Deed of Trust shall secure the payment of such Indebtedness and Grantor and the other Borrowers obligations hereunder, and any and all other present and future indebtedness (principal, lawful interest, fees and other amounts), liabilities and obligations of Grantor and the other Borrowers to Beneficiary and to any of the Lenders arising under the Notes, the Loan Agreement and any other Transaction Documents, including any and all supplements, replacements, amendments, modifications, rearrangements, increases, expansions, extensions or renewals thereof, whether now existing or made or incurred after the date of execution of this Deed of Trust, in the maximum principal amount (exclusive of sums spent for the reasonable protection of the security of this Deed of Trust ), of Fifteen Million Dollars ($15,000,000.00) (collectively, the “Borrowers’ Obligations”).
     2. In addition to securing the other indebtedness, liabilities and obligations of Grantor and the other Borrowers to Lenders and Beneficiary therein described, the Deed of Trust shall henceforth also secure the payment of any and all present and future indebtedness (principal, interest, fees, collection costs and expenses and other amounts) of Grantor and the other Borrowers to Lenders and Beneficiary evidenced by or arising under the Amended Notes and the Amended Loan Agreement, or any amendments, modifications, extensions, renewals or replacements thereof, and the performance and observance by Grantor of every covenant and condition therein contained; provided, in no event shall the principal amount of Borrowers’ Obligations secured by the Deed of Trust exceed $15,000,000.00. All references in the Deed of Trust to the “Borrower’s Obligations” and other references of similar import are hereby amended and deemed to refer to the Grantor’s and the other Borrowers’ present and future obligations, liabilities and indebtedness (including, but not limited to, principal, interest, fees, collection costs and expenses and other amounts) due under the Deed of Trust, as hereby amended, the Amended Loan Agreement and the Amended Notes as described hereinabove, all of which are and shall continue to be secured by the Deed of Trust, including, without limitation, the “Borrowers’ Obligations” as described in the Amended Loan Agreement; provided, in no event shall the principal amount of Borrowers’ Obligations secured by the Deed of Trust exceed $15,000,000.00.

     3. The “Beneficiary” under the Deed of Trust shall henceforth mean First Bank, as Agent under the Amended Loan Agreement, and its successors and assigns, and shall be deemed to include the endorsee(s), holder(s) and owner(s) of the Loan Documents and any of the Borrowers’ Obligations, as set forth in paragraph (or section) 3.4 of the Deed of Trust (at page 21 thereof). First Bank, for and on behalf of itself, hereby consents to First Bank, as Agent under the Amended Loan Agreement, and its successors and assigns, being hereby designated as the Beneficiary under the Deed of Trust, and to the extent required, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Bank, a Missouri state banking corporation, hereby transfers, assigns and sets over unto First Bank, as Agent under the Amended Loan Agreement (without any recourse, warranty or representation whatsoever), and its successors and assigns, all of its right, title, benefit and interest in and to the Deed of Trust, and First Bank, as Agent under the Amended Loan Agreement accepts such assignment and transfer. All references in the Deed of Trust to the “Note” and other references of similar import are hereby amended and deemed to refer to the Amended Notes as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. All references in the Deed of Trust to the “Loan Agreement” and other references of similar import are hereby amended and deemed to refer to the Amended Loan Agreement as described hereinabove, and any amendments, modifications, extensions, renewals, restatements or replacements thereof. All references in the Deed of Trust to the “Loan Documents” and other references of similar import are hereby amended and deemed to refer to the Transaction Documents as defined in the Amended Loan Agreement, as amended, modified, extended, renewed, restated or replaced from time to time. “Borrower’s Obligations” as used in the Deed of Trust shall include the “Borrowers’ Obligations” as defined in the Amended Loan Agreement. Capitalized terms used in the Deed of Trust and not otherwise defined therein shall have the meanings ascribed to such terms in the Amended Loan Agreement. Upon the occurrence of an Event of Default under the Amended Loan Agreement, any of the Amended Notes, the Deed of Trust, as hereby amended or any of the other Transaction Documents, First Bank, as Agent on behalf of the Lenders under the Loan Agreement, and its successors and assigns as such Agent, shall be entitled to and may exercise all rights and remedies under the Amended Loan Agreement, the Amended Notes, the Deed of Trust, as hereby amended, and any of the other Transaction Documents.
     4. The Amended Notes, the Amended Loan Agreement and the Deed of Trust are and shall remain the binding obligations of Grantor and each of the other Borrowers, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby specifically varied or amended, and the same are hereby ratified and confirmed.
     5. Grantor hereby represents and warrants to Beneficiary and Lenders that:
          (a) The execution, delivery and performance by Grantor of this Amendment are within the corporate powers of Grantor, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official. The execution, delivery and performance by Grantor of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, and Grantor is not now in default under or in violation of, the terms of the Articles or Certificate of Incorporation or Bylaws of Grantor, any applicable law, any rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality, or any agreement or instrument to which Grantor is a party or by which it is bound or to which it is subject;
          (b) This Amendment has been duly executed and delivered and constitutes the legal, valid and binding obligation of Grantor enforceable in accordance with its terms; and

          (c) As of the date hereof, all of the covenants, representations and warranties of Grantor set forth in the Deed of Trust are true and correct and no “Event of Default” (as defined therein) under or within the meaning of the Deed of Trust has occurred and is continuing.
     6. All references in the Deed of Trust to “this Deed of Trust” and any other references of similar import shall henceforth mean the Deed of Trust as amended by this Amendment.
     7. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Grantor may not assign, transfer or delegate any of its rights or obligations hereunder.
     8. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Missouri, except to the extent preempted by federal law and excluding Missouri’s laws relating to conflicts of laws, provided, however, that the creation, perfection, priority and enforcement of the lien of the Deed of Trust on real property located in the State of Texas, shall be governed by and construed in accordance with the internal laws of the State of Texas, except to the extent preempted by federal law and excluding Texas’s laws relating to conflicts of laws.
     9. In the event of any inconsistency or conflict between this Amendment and the Deed of Trust, the terms, provisions and conditions of this Amendment shall govern and control.
FINAL AGREEMENT. TO THE EXTENT THAT TEXAS LAW APPLIES TO THE CREATION AND ENFORCEMENT OF THIS TRANSACTION, THIS AMENDMENT, THE DEED OF TRUST, THE AMENDED LOAN AGREEMENT, AND THE OTHER DEBT INSTRUMENTS EXECUTED PREVIOUSLY OR SUBSTANTIALLY CONCURRENTLY HEREWITH TOGETHER CONSTITUTE A “LOAN AGREEMENT” AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first written above.

VIRBAC CORPORATION
By:	/s/ Jean M. Nelson
Jean M. Nelson, Executive Vice President and
Chief Financial Officer

FIRST BANK, as Agent under the Amended Loan Agreement, and for and on behalf of itself
By:	/s/ Traci Dodson
Traci Dodson, Vice President

STATE OF Texas	)
	)	SS.
COUNTY OF Tarrant	)
     On this 29th day of June, 2006, before me personally appeared Jean M. Nelson, to me personally known, who, being by me duly sworn, did say that she is the Executive Vice President and Chief Financial Officer of Virbac Corporation, a Delaware corporation, and that the foregoing instrument was signed on behalf of said corporation by authority of its Board of Directors; and said Jean M. Nelson acknowledged said instrument to be the free act and deed of said corporation.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

Karen M. Murr
Notary Public

My Commission Expires:
June 3, 2008

STATE OF MISSOURI	)
	)	SS.
COUNTY OF ST. LOUIS	)
     On this 5th day of July, 2006, before me appeared Traci Dodson, to me personally known, who, being by me duly sworn, did say that she is the Vice President of First Bank, a Missouri state banking corporation, and that the foregoing instrument was signed in behalf of said corporation, acting as Agent under the Amended Loan Agreement above described and on behalf of itself, by authority of its Board of Directors; and said Traci Dodson acknowledged said instrument to be the free act and deed of said corporation, acting as Agent and on behalf of itself.
     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.
(Seal)

/s/ Bradley J. Gross
Notary Public

My Commission Expires:
August 8, 2009

EXHIBIT A
(Legal Description)
Lot 2-R, Block 6, MERCANTILE CENTER, an addition to the City of Fort Worth, Tarrant County, Texas, according to the map thereof, recorded in Cabinet B, Slide 1142 of the Plat Records of Tarrant County.

SUBORDINATION AGREEMENT
     1. To induce FIRST BANK (herein, in such capacity, the “Agent”), each of the financial institutions which now or hereafter becomes a party as a “Lender” (collectively, the “Lenders”) to that certain Senior Loan Agreement (as hereinafter defined), to now or hereafter lend or advance monies, issue letters of credit and/or otherwise extend credit to or for the benefit or account of VIRBAC CORPORATION, a Delaware corporation (“Virbac”), PM RESOURCES, INC., a Missouri corporation (“PM Resources”), ST. JON LABORATORIES, INC., a California corporation (“St. JON”), FRANCODEX LABORATORIES, INC., a Kansas corporation (“Francodex”), VIRBAC AH, INC., a Delaware corporation (“Virbac AH,”), and DELMARVA LABORATORIES, INC., a Virginia corporation (“Delmarva,” and collectively with Virbac, PM Resources, St. JON, Francodex and Virbac AH referred to herein as the “Borrowers”), and to better secure Agent and the Lenders in respect thereof, the undersigned, VIRBAC S. A., a business organized under the laws of the Republic of France (the “Subordinating Creditor”), agrees to and hereby subordinates the payment and performance of any and all indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy or insolvency proceeding by or against Borrowers, or any of them, whether or not allowed in such proceeding), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations and indemnity obligations) which Borrowers, or any of them, may now or at any time or times hereafter owe to the Subordinating Creditor, including, without limitation, the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy or insolvency proceeding by or against Borrowers, or any of them, whether or not allowed in such proceeding), fees, collection costs and expenses and other amounts), liabilities and obligations of Borrowers, or any of them, to the Subordinating Creditor evidenced by or arising under or in respect of: (i) that certain Secured Subordinated Promissory Note of Borrowers dated April 9, 2004 and payable to the order of the Subordinating Creditor in the original principal amount of $3,000,000.00 (the “$3,000,000.00 Subordinated Note”), and (ii) that certain Secured Subordinated Promissory Note of Borrowers dated April 29, 2004 and payable to the order of the Subordinating Creditor in the original principal amount of $4,000,000.00 (the “$4,000,000.00 Subordinated Note,” and collectively with the $3,000,000.00 Subordinated Note and any other promissory notes now or hereafter issued by any or all of the Borrowers payable to the Subordinating Creditor are referred to herein as the “Subordinated Notes”), as the same may from time to time be amended, modified, extended, renewed or restated (hereinafter collectively referred to as the “Subordinated Indebtedness”) together with any and all guaranties, collateral and other security, if any, for the payment of any of the Subordinated Indebtedness, to any and all indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy or insolvency proceeding by or against Borrowers, or any of them, whether or not allowed in such proceeding), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) which Borrowers, or any of them, may now or at any time or times hereafter owe to the Agent and/or any of the Lenders, including, without limitation, the present and future indebtedness (principal, interest (including, without limitation, interest accruing after the commencement of a bankruptcy or insolvency proceeding by or against Borrowers, or any of them, whether or not allowed in such proceeding), fees, collection costs and expenses and other amounts), liabilities and obligations (including, without limitation, guaranty obligations, letter of credit reimbursement obligations and indemnity obligations) of Borrowers to Agent and the Lenders evidenced by or arising under or in respect of (a) that certain Loan Agreement dated as of June 29, 2006 made by and among Borrowers, Agent and the Lenders, as the same may from time to time be amended, modified, extended, renewed or restated (the “Senior Loan Agreement”; all capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Senior Loan Agreement), (b) those certain Revolving Credit Notes of Borrowers dated as of June 29, 2006 or their respective dates of execution and payable to the respective orders of each of the Lenders in the aggregate principal amount of up to Fifteen Million Dollars ($15,000,000.00), as the same may from time to time be amended, modified, extended, renewed or restated (the “Revolving Credit Notes”), (c) that certain Swing Line Note of Borrowers dated as of June 29, 2006 and payable to the order of the Agent in the principal amount of up to Three Million Dollars ($3,000,000.00), as the same may from time to time be amended, modified, extended, renewed or restated (the “Swing Line Note,” and collectively with the Revolving Credit Notes referred to herein as the “Senior Notes”), and/or (d) any of the other Transaction Documents (hereinafter collectively referred to as the “Senior Indebtedness”).
     2. The Subordinating Creditor hereby covenants and agrees with Agent and the Lenders that, except for the payment of the Permitted Payments to the extent permitted by Paragraph 3 of this Agreement, Borrowers will not pay, and the Subordinating Creditor will not demand or accept payment of or assert or seek to enforce against any of the Borrowers, any of the Subordinated Indebtedness (principal, interest, fees, collection costs and expenses and/or other amounts) or any guaranties, collateral or other security thereto appertaining unless and until (a) all of the Senior Indebtedness has been fully, finally and indefeasibly paid in cash, (b) all financing arrangements and commitments between Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, relating to the creation and/or incurrence of any of the Senior Indebtedness have been terminated, (c) no letters of credit issued by Agent for the account of and/or upon the application of any of the Borrowers remain outstanding and (d) the Senior Loan Agreement has expired or been terminated in accordance with its terms.
     3. So long as no Default or Event of Default under or within the meaning of the Senior Loan Agreement has occurred and is continuing or would be created by or result from such payment, Borrowers may pay to the Subordinating Creditor, and the Subordinating Creditor may accept from Borrowers:
     (i) regularly scheduled payments of interest only, when due, on the Subordinated Notes and past due payments of interest on the Subordinated Notes (which shall not include any payments due or past due as a result of any acceleration of any of the Subordinated Notes), and
     (ii) in the event an equity offering is made by Virbac Corporation, the net proceeds received by Virbac from such equity offering by Virbac may be used to repay the principal of the Subordinated Indebtedness,
(collectively (i) and (ii) are referred to herein as the “Permitted Payments”). Any payment made by Borrowers which is not a Permitted Payment shall constitute an Event of Default under the Senior Loan Agreement. The Subordinating Creditor hereby acknowledges and agrees that (a) the Subordinated Notes may not be modified or amended without the prior written consent of Agent and the Required Lenders, (b) payments of principal on the Subordinated Notes shall not be Permitted Payments except upon the conditions set forth in clause (ii) above, (c) prepayments of the Subordinated Notes shall not be Permitted Payments except upon the conditions set forth in clause (ii) above, and (d) payments pursuant to any acceleration of the Subordinated Notes shall not be Permitted Payments. Notwithstanding the foregoing, the Subordinating Creditor shall have no right to enforce payment of any of the Permitted Payments against any of the Borrowers, or to otherwise take any action against any of the Borrowers or any property or assets of any of the Borrowers (including, without limitation, any property or assets of any Borrower pledged as collateral to secure any of the Senior Indebtedness), unless and until (a) all of the Senior Indebtedness has been fully, finally and indefeasibly paid in cash, (b) all financing arrangements and commitments between Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, relating to the creation and/or incurrence of any of the Senior Indebtedness have been terminated, (c) no letters of credit issued by Agent for the account of and/or upon the application of any of the Borrowers remain outstanding and (d) the Senior Loan Agreement has expired or been terminated in accordance with its terms.

     4. In the event any of the Borrowers makes any assignment or other arrangement for the benefit of its creditors or any bankruptcy, receivership, reorganization, dissolution, insolvency or other similar proceeding is filed or otherwise initiated by, against or involving any Borrower (each, a “Proceeding”), (a) all of the Senior Indebtedness shall first be paid in full in cash before any payment shall be made on or with respect to any of the Subordinated Indebtedness, (b) any payment which, but for the terms of this Agreement, would be payable or deliverable on or in respect of any of the Subordinated Indebtedness shall be paid or delivered directly to the Agent to be applied as a payment on (or, at the Required Lenders’ option, as additional collateral for) the Senior Indebtedness until (i) all of the Senior Indebtedness has been fully, finally and indefeasibly paid in cash, (ii) all financing arrangements and commitments between Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, relating to the creation and/or incurrence of any of the Senior Indebtedness have been terminated, (iii) no letters of credit issued by Agent for the account of and/or upon the application of any of the Borrowers remain outstanding and (iv) the Senior Loan Agreement has expired or been terminated in accordance with its terms, and the Subordinating Creditor hereby irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and other having authority in the premises to effect all such payments and deliveries and further irrevocably authorizes and empowers Agent to demand, sue for, collect and receive each and every such payment or distribution, (c) the Subordinating Creditor hereby agrees to execute and deliver to Agent or its representatives all such further agreements, documents and instruments as may from time to time be requested by the Agent or the Required Lenders confirming the authorizations referred to in the foregoing clause (b), (d) the Subordinating Creditor hereby expressly consents to the granting by the Borrowers to Agent (for the ratable benefit of each of the Lenders) of security interests in and/or liens on any or all of each such Borrower’s now owned and/or hereafter acquired property and assets in connection with any financing provided to Borrowers by Agent and the Lenders after the commencement of such Proceeding and (e) the Subordinating Creditor hereby irrevocably authorizes, empowers and appoints the Agent as its agent and attorney-in-fact (i) to execute, verify, deliver and file such proofs of claim in respect of the Subordinated Indebtedness in connection with such Proceeding if the Subordinating Creditor fails to do so at least five (5) Business Days prior to the bar date for filing such proofs of claim and (ii) to vote such proofs of claim in such Proceeding if the Subordinating Creditor fails to do so at least five (5) Business Days prior to the bar date for voting such proofs of claim.
     The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Agreement shall continue to govern the relative rights and priorities of Agent and the Lenders, on the one hand, and the Subordinating Creditor, on the other hand, even if (a) all or part of the security interests and/or liens of Agent or any of the Lenders in or on any or all of the Senior Collateral are subordinated, set aside, avoided or disallowed in connection with any Proceeding, (b) all or any part of the Senior Indebtedness is subordinated, set aside, avoided or disallowed in connection with any Proceeding as a result of the fraudulent conveyance or fraudulent transfer provisions under the United States Bankruptcy Code or under any state, local or foreign fraudulent conveyance or fraudulent transfer statute and/or (c) any interest on any or all of the Senior Indebtedness following the commencement of such Proceeding is otherwise disallowed.
     5. The Subordinating Creditor hereby agrees that if any payment or payments are made to or accepted by the Subordinating Creditor in violation of this Agreement, such payment or payments (a) shall not be commingled with any other property or assets of the Subordinating Creditor, (b) shall be held in trust by the Subordinating Creditor for the benefit of the Agent and the Lenders and (c) shall be paid over to the Agent for the ratable benefit of the Lenders in precisely the form received, with any necessary endorsement of the Subordinating Creditor, as a payment on the Senior Indebtedness (or, at the Required Lender’s option, as collateral for any outstanding Senior Indebtedness). Any payments or other amounts received by the Subordinating Creditor which are required to be turned over or otherwise remitted by the

Subordinating Creditor to the Agent pursuant to the terms of this Agreement shall not be deemed to be payments on the Subordinated Indebtedness.
     6. The Subordinating Creditor hereby acknowledges and agrees that irrespective of (a) the time, order, manner or method of creation, attachment or perfection of the respective security interests and/or liens granted to the Subordinating Creditor, on the one hand, or to Agent or any of the Lenders, on the other hand, in or on any or all of the property or assets of any of the Borrowers, (b) the time or manner of the recording or filing of their respective deeds of trust, mortgages, financing statements and/or other security documents, (c) the possession of any collateral, (d) the dating, execution or delivery of any agreement granting to the Subordinating Creditor, on the one hand, or to Agent or any of the Lenders, on the other hand, security interests in and/or liens upon any property or assets of any of the Borrowers and/or (e) any provision of the Uniform Commercial Code(s) of the applicable jurisdictions or other applicable law to the contrary, any and all security interests, liens, rights and interests of the Subordinating Creditor, whether now existing or hereafter arising, in or on any or all of the property and/or assets of any of the Borrowers shall be and hereby are subordinated to any and all security interests, liens, rights and interests of Agent or any of the Lenders in or on any or all of the property and/or assets of any of the Borrowers, whether now existing and/or hereafter arising.
     The Subordinating Creditor hereby agrees that any collection, sale or other disposition of any or all of the property or assets of any of the Borrowers which secure the payment of any or all of the Senior Indebtedness (collectively, the “Senior Collateral”) by Agent or any of the Lenders (whether pursuant to the Uniform Commercial Code or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of the Subordinating Creditor in such Senior Collateral. At the request of the Agent or any Lender, the Subordinating Creditor shall promptly provide the Agent with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Senior Collateral by Agent or any of the Lenders free and clear of the Subordinating Creditor’s security interests and liens. In addition, at the request of the Agent or any Lender, the Subordinating Creditor shall promptly release any and all security interests, liens, claims and/or rights which it may have on or in the applicable Senior Collateral to facilitate the collection, sale or other disposition of such Senior Collateral by Borrowers so long as the proceeds of such sale or other distribution are applied first to the payment of the Senior Indebtedness and any excess is then applied to the payment of the Subordinated Indebtedness to the extent the same is secured by such Senior Collateral.
     In the event of the occurrence of any casualty with respect to any of the Senior Collateral, the Subordinating Creditor agrees that the Agent shall have the sole and exclusive right to adjust, compromise or settle any such loss with the insurer thereof, and to collect and receive the proceeds from such insurer. Any insurer shall be fully protected if it acts in reliance on the provisions of this paragraph.
     7. The Subordinating Creditor hereby represents and warrants to, and covenants and agrees with, Agent and each of the Lenders that (a) the Subordinating Creditor has not assigned or transferred any of the Subordinated Indebtedness or any interest therein or any guaranties, collateral or other security therefor to any other person or entity, (b) the Subordinating Creditor will not make any assignment or transfer of any of the Subordinated Indebtedness unless (i) the Subordinating Creditor gives the Agent at least ten (10) days prior written notice of the proposed assignment or transfer, (ii) such assignment or transfer is made expressly subject to the terms, provisions and conditions of this Agreement and (iii) the assignee or transferee of such Subordinated Indebtedness agrees in writing to be bound by the terms, provisions and conditions of this Agreement and (c) any notes, agreements or other documents now or hereafter taken to evidence any of the Subordinated Indebtedness (including, without limitation, the Subordinated Notes) will be endorsed with the following legend “THIS INSTRUMENT IS SUBJECT TO A SUBORDINATION AGREEMENT IN FAVOR OF FIRST BANK AND OTHER LENDERS DATED AS OF JUNE 29, 2006.” Agent and the Lenders agree that the Subordinated Indebtedness may be refinanced by Borrowers with another lender (other than Subordinating Creditor) provided such other lender executes a subordination agreement in favor of the Agent and the Lenders in the same form as this Agreement or another subordination or intercreditor agreement with terms deemed satisfactory to the Agent and each of the Lenders in their sole discretion. Provided the Borrowers and the lender providing any such replacement financing of the Subordinated Indebtedness shall have complied with the requirements of the preceding sentence, Agent and the Lenders agree that the proceeds of such refinancing may be used to repay the Subordinated Indebtedness notwithstanding any of the other terms of this Agreement.
     8. The Subordinating Creditor hereby agrees that it will not, without the prior written consent of Agent and the Required Lenders, agree to any amendment or modification of, or supplement to, any of the agreements, documents or instruments evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Subordinated Indebtedness.
     9. The Subordinating Creditor hereby waives notice of acceptance hereof, notice of the creation of any of the Senior Indebtedness, the giving or extension of credit by Agent or any of the Lenders to Borrowers or the taking or releasing of guaranties, collateral or other security for the payment thereof, and hereby waives presentment, demand, protest, notice of protest or default and all other notices to which the Subordinating Creditor might otherwise be entitled.
     10. The Subordinating Creditor hereby represents and warrants to, and covenants and agrees with, Agent and each of the Lenders that (a) to the knowledge of the Subordinating Creditor no default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Subordinated Indebtedness has occurred and is continuing, (b) as of the date of this Agreement, (i) the outstanding principal balance of the $3,000,000.00 Subordinated Note is $3,000,000.00, (ii) the outstanding principal balance of the $4,000,000.00 Subordinated Note is $4,000,000.00 and (iii) all interest has been paid on the Subordinated Notes through April 30, 2006, (c) the Subordinating Creditor will give Agent prompt written notice of (i) the declaration by the Subordinating Creditor of any default or event of default under any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Subordinated Indebtedness and (ii) the cure or waiver of any such default or event of default and (d) the Subordinating Creditor will not to oppose, interfere with or otherwise attempt to prevent Agent or any of the Lenders from enforcing their respective security interests in and/or liens on any of the Senior Collateral or otherwise realizing upon any of the Senior Collateral.
     11. The Subordinating Creditor hereby waives any and all rights to (a) require Agent or any of the Lenders to marshal any property or assets of any of the Borrowers or to resort to any of the property or assets of any of the Borrowers in any particular order or manner, (b) require Agent or any of the Lenders to enforce any guaranty or any security interest or lien given by any person or entity other than any Borrower to secure the payment of any or all of the Senior Indebtedness as a condition precedent or concurrent to taking any action against or with respect to any of the Borrowers and/or any of the Senior Collateral and/or (c) bring any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Indebtedness, any agreements, documents or instruments evidencing, securing, guaranteeing the payment of and/or otherwise relating to any of the Senior Indebtedness and/or any of the security interests and/or liens of Agent or any of the Lenders in or on any of the Senior Collateral.
     12. The Subordinating Creditor hereby represents and warrants to Agent and each of the Lenders that: (a) the Subordinating Creditor is a company duly organized, validly existing and in good standing under the laws of the Republic of France; (b) the execution, delivery and performance by the Subordinating Creditor of this Agreement are within the powers of the Subordinating Creditor, have been duly authorized by all necessary action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other person or entity; (c) the execution, delivery and performance by the Subordinating Creditor of this Agreement do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation, Bylaws or other charter or organizational documents of the Subordinating Creditor, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which the Subordinating Creditor is a party or by which the Subordinating Creditor or any of its property or assets is bound or to which the Subordinating Creditor or any of its property or assets is subject; and (d) this Agreement has been duly executed and delivered by the Subordinating Creditor and constitutes the legal, valid and binding obligation of the Subordinating Creditor enforceable against the Subordinating Creditor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     13. In the event of any inconsistency or conflict between any term, provision, condition or covenant contained in this Agreement and any term, provision, condition or covenant contained in any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Subordinated Indebtedness, the terms, provisions, conditions and covenants contained in this Agreement shall govern and control.
     14. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against any of the Borrowers under the United States Bankruptcy Code and shall apply with full force and effect with respect to all of the Senior Collateral acquired by any of the Borrowers, and to all additional Senior Indebtedness incurred by any of the Borrowers, subsequent to the date of said petition.
     15. Agent and each of the Lenders may at any time and from time to time (a) enter into such agreements with Borrowers, or any of them, as Agent or any such Lender may deem proper (i) increasing or decreasing the principal amount of, extending the time of payment of and/or renewing or otherwise amending or altering the terms (including, without limitation, the payment terms and/or the interest rates) of any or all of the Senior Indebtedness and/or (ii) amending, modifying, extending, renewing, restating or otherwise altering the terms of the Senior Loan Agreement, any of the other Transaction Documents and/or any other present or future agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Senior Indebtedness, (b) exchange, sell, release, surrender or otherwise deal with any or all of the Senior Collateral and/or (c) release or otherwise deal with any guarantor(s) of any or all of the Senior Indebtedness, all without notice to or consent of the Subordinating Creditor and without in any way compromising or affecting this Agreement.
     16. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. The Subordinating Creditor hereby expressly waives notice of the acceptance by Agent or any of the Lenders of the provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement. The Subordinating Creditor hereby agrees that neither Agent nor any of the Lenders has made any representation or warranty with respect to (a) the due execution, legality, validity, completeness or enforceability of the Senior Loan Agreement, any of the other Transaction Documents and/or any other present or future agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any of the Senior Indebtedness, (b) the creation, attachment, perfection or priority of any security interests or liens purporting to secure any or all of the Senior Indebtedness or (c) the collectibility of any of the Senior Indebtedness. Agent and the Lenders shall be entitled to manage and supervise their credit facilities with Borrowers in accordance with applicable law and its usual business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the Subordinating Creditor may have now or hereafter in or to any of the property or assets of any of the Borrowers.
     17. The Subordinating Creditor hereby assumes responsibility for keeping itself informed of the financial condition of each of the Borrowers and any guarantors of the Subordinated Indebtedness and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Indebtedness that diligent inquiry would reveal and the Subordinating Creditor hereby agrees that neither Agent nor any of the Lenders shall have any duty to advise the Subordinating Creditor of any information regarding such condition or any such circumstances.
     18. This Agreement shall remain in full force and effect until (a) all of the Senior Indebtedness has been fully, finally and indefeasibly paid in cash, (b) all financing arrangements and commitments between Agent and the Lenders, on the one hand, and the Borrowers, on the other hand, relating to the creation and/or incurrence of any of the Senior Indebtedness have been terminated, (c) no letters of credit issued by Agent for the account of and/or upon the application of any of the Borrowers remain outstanding and (d) the Senior Loan Agreement has expired or been terminated in accordance with its terms. This is a continuing agreement of subordination, and Agent and the Lenders may continue to extend credit or other financial accommodations and loan monies to or for the benefit of Borrowers, or any of them, on the faith hereof, without notice to or the consent of the Subordinating Creditor. To the extent that any Borrower, any guarantor of or provider of collateral for any of the Senior Indebtedness or any other person or entity makes any payment on or in respect of any of the Senior Indebtedness that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy, insolvency or reorganization act, state or federal law, common law, equitable cause or otherwise (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Indebtedness that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made. In the event that a Voided Payment is recovered from the Agent and/or any of the Lenders, an Event of Default under the Senior Loan Agreement shall be deemed to have occurred on the date of the initial receipt of such Voided Payment by the Agent or such Lender, as applicable, and to have continued until the full amount of such Voided Payment is restored to the Agent and/or such Lender, as applicable. During any continuance of any such Event of Default, this Agreement shall be in full force and effect with respect to the Subordinated Indebtedness. To the extent that the Subordinating Creditor has received any payments on or with respect to any the Subordinated Indebtedness subsequent to the date of the initial receipt of such Voided Payment by Agent and/or any of the Lenders and such payments have not been invalidated, declared to be fraudulent or preferential or set aside or are required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law, equitable cause or otherwise, the Subordinating Creditor hereby agrees that any such payment so made or received shall be deemed to have been received in trust for the benefit of Agent and the Lenders, and the Subordinating Creditor hereby agrees to pay to Agent for the ratable benefit of the Lenders, upon demand, the full amount so received by the Subordinating Creditor during such period of time to the extent necessary fully to restore to Agent and the Lenders the amount of such Voided Payment.
     19. No amendment, modification, supplement, termination, consent or waiver of or to any provision of this Agreement nor any consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Subordinating Creditor, the Agent and the Required Lenders. Any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     20. No failure or delay on the part of Agent or any of the Lenders in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise of any other power, right, remedy or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.
     21. Any notice, request, demand, consent, confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, if to the Subordinating Creditor, to its address or telecopy number set forth on the signature page(s) of this Agreement and if to Agent or any of the Lenders, to the Agent at 135 North Meramec, St. Louis, Missouri 63105, Attention: Traci Dodson, Vice President, Telecopy No. (314) 854-5454, or to such other address or telecopy number as any such party may designate as its address or telecopy number for communications under this Agreement by notice so given. Such notices shall be deemed effective on the day on which delivered if delivered in person or sent by telecopy, on the first (1st) Business Day after the day on which sent, if sent by recognized overnight courier or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.
     22. The Subordinating Creditor hereby agrees to do such further acts and things and to execute and deliver such additional agreements, documents, instruments and consents as may be necessary or as Agent or the Required Lenders may from time to time reasonably request to effect the subordinations contemplated by this Agreement.
     23. This Agreement shall be binding upon and inure to the benefit of the Subordinating Creditor, the Agent and the Lenders and their respective successors and assigns.
     24. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
     25. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles). THE SUBORDINATING CREDITOR HEREBY IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT SITTING IN THE COUNTY OF ST. LOUIS, MISSOURI OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (C) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THE SUBORDINATING CREDITOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (D) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (E) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH THE SUBORDINATING CREDITOR MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. THE SUBORDINATING CREDITOR (AND BY THE AGENT’S ACCEPTANCE HEREOF, THE AGENT AND EACH OF THE LENDERS) HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH THE SUBORDINATING CREDITOR, ON THE ONE HAND, AND

AGENT AND/OR ANY OF THE LENDERS, ON THE OTHER HAND, ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.
     26. Each party to this Agreement acknowledges that the breach by it of any of the provisions of this Agreement is likely to cause irreparable damage to the other parties. Therefore, the relief to which any party shall be entitled in the event of any such breach or threatened breach shall include, but not be limited to, a mandatory injunction for specific performance, injunctive or other judicial relief to prevent a violation of any of the provisions of this Agreement, damages and any other relief to which it may be entitled at law or in equity.
     27. This Agreement may be executed in any number of counterparts (including telecopy counterparts) and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     IN WITNESS WHEREOF, the Subordinating Creditor has executed this Subordination Agreement as of the 29th day of June, 2006.

VIRBAC S. A.
By:	/s/ Eric Marée
	Name:	Eric Marée
	Title:	President of the Management Board

Address:

13 eme rue LID-BP 27
06511 Carros cedex
France
Attention: Gerard Sicsic, General Counsel

Telecopy No.: 011 33 492 087 132

     The undersigned hereby consent to the foregoing Subordination Agreement and agree in all respects to be bound thereby and to keep, observe and perform the several matters and things therein intended of them to be done, and particularly each of the undersigned agrees not to make any payment contrary to the foregoing Subordination Agreement. Any breach by the undersigned of any of the terms, provisions or conditions contained herein or in the foregoing Subordination Agreement shall constitute an “Event of Default” (as defined therein) under and within the meaning of the Senior Loan Agreement (as defined in the foregoing Subordination Agreement). The undersigned hereby acknowledge and agree that any payments or other amounts received by the Subordinating Creditor which are required to be turned over or otherwise remitted by the Subordinating Creditor to Agent for the benefit of the Lenders pursuant to the terms of the foregoing Subordination Agreement shall not be deemed to be payments on the Subordinated Indebtedness.
     Executed as of the 29th day of June, 2006.

VIRBAC CORPORATION PM RESOURCES, INC. ST. JON LABORATORIES, INC. VIRBAC AH, INC. FRANCODEX LABORATORIES, INC. DELMARVA LABORATORIES, INC.
By:	/s/ Jean M. Nelson
Jean M. Nelson, Executive Vice President and
Chief Financial Officer